Filed Pursuant to Rule 424(b)(3)
Registration No. 333-253969

Prospectus

205,042,231 Shares of Class A Common Stock

15,280,000 Warrants to Purchase Class A Common Stock

This prospectus relates to: (1) the issuance by us of up to 29,079,972 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), that may be issued upon exercise of warrants to purchase Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock, including the Public Warrants, the Private Placement Warrants and the Forward Purchase Warrants (each as defined under “Frequently Used Terms”); and (2) the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of (i) up to 205,042,231 shares of Class A Common Stock and (ii) up to 15,280,000 Private Placement Warrants and Forward Purchase Warrants.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Holders may offer or sell the securities. More specific terms of any securities that we and the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Holders pursuant to this prospectus or of the shares of Class A Common Stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants to the extent such Warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Holders will issue, offer or sell, as applicable, any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Holders may sell the shares in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to vesting and/or transfer restrictions that may prevent the Selling Holders from offering or selling such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Securities” for more information.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Class A Common Stock is listed on The New York Stock Exchange under the symbol “ETWO.” On July 6, 2021, the last reported sale price of our Class A Common Stock on The New York Stock Exchange was $11.88 per share.

Investing in our Class A Common Stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page 31.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 6, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Holders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 29,079,972 shares of Class A Common Stock upon exercise of the Public Warrants, Private Placement Warrants and Forward Purchase Warrants. The Selling Holders may use the shelf registration statement to sell up to an aggregate of 205,042,231 shares of Class A Common Stock (which includes up to 15,280,000 shares of Class A Common Stock issuable upon the exercise of outstanding Warrants) and up to 15,280,000 warrants from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Holders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Common Stock and/or warrants being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Business Combination

On February 4, 2021 (the “Closing Date”), E2open Parent Holdings, Inc. (formerly known as CC Neuberger Principal Holdings I), consummated its previously announced business combination pursuant to that certain Business Combination Agreement, dated as of October 14, 2020 (the “Business Combination Agreement”), among CC Neuberger Principal Holdings I (“CCNB1”), Sonar Merger Sub I, LLC, a Delaware limited liability company (“Blocker Merger Sub 1”), Sonar Merger Sub II, LLC, a Delaware limited liability company (“Blocker Merger Sub 2”), Sonar Merger Sub III, LLC, a Delaware limited liability company (“Blocker Merger Sub 3”), Sonar Merger Sub IV, LLC, a Delaware limited liability company (“Blocker Merger Sub 4”), Sonar Merger Sub V, LLC, a Delaware limited liability company (“Blocker Merger Sub 5”), Sonar Merger Sub VI, LLC, a Delaware limited liability company (“Blocker Merger Sub 6,” and together with Blocker Merger Sub 1, Blocker Merger Sub 2, Blocker Merger Sub 3, Blocker Merger Sub 4 and Blocker Merger

Sub 5, the “Blocker Merger Subs”), Insight (Cayman) IX Eagle Blocker, LLC, a Delaware limited liability company (“Insight Cayman Blocker”), Insight (Delaware) IX Eagle Blocker, LLC, a Delaware limited liability company (“Insight Delaware Blocker”), Insight GBCF (Cayman) Eagle Blocker, LLC, a Delaware limited liability company (“Insight GBCF Cayman Blocker”), Insight GBCF (Delaware) Eagle Blocker, LLC, a Delaware limited liability company (“Insight GBCF Delaware Blocker”), Elliott Eagle JV LLC, a Delaware limited liability company (“Elliott Eagle Blocker”), PDI III E2open Blocker Corp., a Delaware corporation (“PDI Blocker,” and together with Insight Cayman Blocker, Insight Delaware Blocker, Insight GBCF Cayman Blocker, Insight GBCF Delaware Blocker, and Elliott Eagle Blocker, the “Blockers”), Elliott Associates, L.P., a Delaware limited partnership, Elliott International, L.P., a Cayman Islands limited partnership, Sonar Company Merger Sub, LLC a Delaware limited liability company (“Company Merger Sub,” and together with the Buyer and the Blocker Merger Subs, the “Buyer Parties”), E2open, and Insight Venture Partners, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker Owners and the Company Equityholders (the “Equityholder Representative”). As contemplated by the Business Combination Agreement, on the Closing Date, CCNB1 domesticated into a Delaware corporation (the “Domestication”) and consummated the acquisition of a majority of the company units of E2open Holdings, the parent of E2open, LLC, as a result of a series of mergers (the “Business Combination”).

The BluJay Acquisition

On May 27, 2021, E2open, BluJay and its shareholders (the “BluJay Sellers”) entered into a Share Purchase Deed, dated as of May 27, 2021 (as may be amended from time to time in accordance with the terms thereof, the “BluJay Purchase Agreement”), pursuant to which E2open or a direct or indirect subsidiary thereof will purchase all of the outstanding shares of capital stock of BluJay from the BluJay Sellers. As a result of the consummation of the transactions contemplated by the BluJay Purchase Agreement, BluJay and its subsidiaries will become subsidiaries of E2open (the “BluJay Acquisition”).

Upon consummation of the BluJay Acquisition (the “BluJay Closing”), in exchange for the shares of BluJay, E2open will issue to the BluJay Sellers an aggregate of 72,383,299 shares of Class A Common Stock of E2open and pay to the BluJay Sellers cash in the aggregate amount of $456.8 million, subject to increase for a ticking fee and adjustments for leakage and other enumerated items as provided in the BluJay Purchase Agreement.

The BluJay Purchase Agreement follows a typical locked-box mechanism, pursuant to which the purchase price is fixed upfront by reference to the balance sheet position of BlueJay as at December 31, 2020, without any purchase price adjustment following the BluJay Closing. E2open is also required to pay an additional consideration on a daily basis for the period between December 31, 2020, and the date of the BluJay Closing at a rate of $63,000 per day. The purchase price will be reduced on a dollar for dollar basis if any value is extracted to or for the benefit of any BluJay Sellers between December 31, 2020, and the date of the BluJay Closing, which we refer to as leakage, other than for certain narrowly defined permitted leakage items specifically agreed by the BluJay Sellers and E2open and expressly provided for in the BluJay Purchase Agreement.

In connection with the BluJay Acquisition, on May 27, 2021, E2open entered into subscription agreements (the “BluJay Subscription Agreements”) with certain investors, including certain existing stockholders of E2open (the “BluJay PIPE Investors”). Pursuant to the BluJay Subscription Agreements, substantially simultaneously with and conditioned upon the occurrence of the BluJay Closing, E2open has agreed to issue to the BluJay PIPE Investors an aggregate of 28,909,022 shares of Class A Common Stock in exchange for aggregate gross proceeds of approximately $300 million (the “BluJay Pre-Closing Financing”).

The consummation of the BluJay Acquisition and the BluJay Pre-Closing Financing are subject to the satisfaction or waiver of certain customary conditions. The shares of Class A Common Stock to be offered and sold in connection with the BluJay Pre-Closing Financing and the BluJay Purchase Agreement, as described above, have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) thereof.

Unless the context indicates otherwise, references to “E2open,” “the Company,” “we,” “us,” and “our” refer to E2open Parent Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination. “CCNB1” refers to CC Neuberger Principal Holdings I prior to the Business Combination.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“acquisition churn” means churn of an acquired company that was initiated or notified prior to E2open’s acquisition that has an impact on post-acquisition performance.

“ASC” means the Accounting Standards Codification.

“Backstop” means the NBOKS commitment, subject to the availability of capital it has committed to all special purpose acquisition companies sponsored by CC Capital and NBOKS on a first come first serve basis, to allocate up to an aggregate of $300,000,000 to subscribe for shares of Class A Common Stock at $10.00 per share in connection with the Business Combination, which subscription amount shall not exceed the number of shares of CCNB1 subject to Redemption, pursuant to the terms and subject to the conditions of the Backstop Agreement.

“Backstop Agreement” means the Backstop Facility Agreement, dated October 14, 2020, between CCNB1 and NBOKS, pursuant to which NBOKS agreed to, subject to the availability of capital it has committed to all special purpose acquisition companies sponsored by CC Capital and NBOKS on a first come first serve basis, provide the Backstop.

“Blockers” means the Insight Blockers, collectively, the PDI Blocker and the Elliott Eagle Blocker.

“Blocker Sellers” means the owners of equity interests in the Blockers.

“Blocker Merger Subs” means Sonar Merger Sub I, LLC, a Delaware limited liability company, Sonar Merger Sub II, LLC, a Delaware limited liability company, Sonar Merger Sub III, LLC, a Delaware limited liability company, Sonar Merger Sub IV, LLC, a Delaware limited liability company, Sonar Merger Sub V, LLC, a Delaware limited liability company, and Sonar Merger Sub VI, LLC, a Delaware limited liability company.

“BluJay” means BluJay Topco Limited.

“BluJay Acquisition” means the transactions contemplated by the BluJay Purchase Agreement.

“BluJay Closing” means the consummation of the BluJay Acquisition.

“BluJay PIPE Investors” means the investors that have signed BluJay Subscription Agreements.

“BluJay Pre-Closing Financing” means the issuance of 28,909,022 shares of Class A Common Stock to the BluJay PIPE Investors in exchange for aggregate gross proceeds of approximately $300 million.

“BluJay Purchase Agreement” means the Share Purchase Deed, entered into as of May 27, 2021 (as may be amended from time to time in accordance with the terms thereof), by and among E2open, BluJay and the BluJay Sellers.

“BluJay Sellers” means the shareholders of BluJay party to the BluJay Purchase Agreement.

“BluJay Subscription Agreements” means those certain subscription agreements entered into by and among E2open on the one hand, and the BluJay PIPE Investors, on the other hand, in connection with the BluJay Pre-Closing Financing.

“Board” means the board of directors of the Company.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, entered into as of October 14, 2020, by and among CCNB1, the Blocker Merger Subs, the Company Merger Sub, E2open, the Blockers, EALP, EILP, and Equityholder Representative, as amended on January 28, 2021.

“Business Combination PIPE Investment” means the private placement pursuant to which Business Combination PIPE Investors purchased an aggregate of 69,500,000 shares of Class A Common Stock in exchange for an aggregate amount of $695,000,000, on the terms and conditions set forth in the Business Combination Subscription Agreements.

“Business Combination PIPE Investors” means the investors that have signed Business Combination Subscription Agreements.

“Business Combination Subscription Agreements” means those certain subscription agreements entered into by and among CCNB1 on the one hand, and the Business Combination PIPE Investors, on the other hand, in connection with the Business Combination PIPE Investment.

“Bylaws” mean the bylaws of the Company in effect following the Business Combination.

“CAGR” means compound annual growth rate.

“Cayman Islands Companies Law” refers to the Companies Law (2020 Revision) of the Cayman Islands.

“CCNB1” means CC Neuberger Principal Holdings I.

“CCNB1 Board” means the board of directors of CCNB1.

“CC Capital” means CC Capital Partners, LLC, a Delaware limited liability company.

“churn” means the last transaction with an entity that ends its relationship with E2open.

“Class A Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.

“Class A ordinary shares” means the Class A ordinary shares of CCNB1, par value $0.0001 per share.

“Class B common stock” means, collectively, the Series B-1 common stock and the Series B-2 common stock.

“Class B ordinary shares” means the Class B ordinary shares of CCNB1, par value $0.0001 per share.

“Class V Common Stock” means the Class V Common Stock of the Company, par value $0.0001 per share.

“Closing” means the closing of the Business Combination.

“Closing Date” means February 4, 2021, the closing date of the transactions contemplated by the Business Combination Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” means common units representing limited liability company interests of E2open Holdings, which are non-voting, economic interests in E2open Holdings.

“Company” means E2open Parent Holdings, Inc.

“Company Equityholders” has the same meaning as in the Business Combination Agreement.

“Company Merger Sub” means Sonar Company Merger Sub, LLC, a Delaware limited liability company.

“Company Shares” means, collectively, all shares of the Class A Common Stock, Class B common stock and Class V Common Stock of the Company.

“cross-sell” means transactions with customers that already have an existing relationship and purchase a different SKU.

“customer tenure” means the average time measured in years since customers initiated their contracts or business with E2open. In cases where a company and its customer list are acquired, tenure is measured from the earliest contract date associated with the customer. Average customer tenure metrics are weighted against each customer’s respective recurring revenue for the most recent fiscal quarter available and are calculated as of fiscal year 2020.

“DGCL” means the Delaware General Corporation Law, as amended.

“Domestication” means the February 4, 2021 continuation of CCNB1 by way of domestication of CCNB1 into a Delaware corporation, with the ordinary shares of CCNB1 becoming shares of common stock of the Delaware corporation under the applicable provisions of the Cayman Islands Companies Law and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of our certificate of incorporation consistent with the DGCL and changing the name and registered office of CCNB1 to our name and registered office.

“downsell” means transactions in which a customer reduces spend within a given SKU but remains a customer.

“DTC” means the Depository Trust Company.

“DWAC” means The Depository Trust Company’s deposit/withdrawal at custodian system.

“Elliott Eagle Blocker” means Elliott Eagle JV LLC, a Delaware limited liability company.

“Equity Incentive Plan” means the E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“E2open Holdings” means E2open Holdings, LLC, a Delaware limited liability company.

“E2open Sellers” means, collectively, the Blocker Sellers, the Flow-Through Sellers, the Vested Optionholders and the Unvested Optionholders.

“FATCA” means the Foreign Account Tax Compliance Act.

“Flow-Through Sellers” means, prior to the Business Combination, those members of E2open Holdings that held Class A units, Class A-1 units or Class B units of E2open Holdings.

“Forward Purchase” means the purchase of the Forward Purchase Securities contemplated by the Forward Purchase Agreement.

“Forward Purchase Agreement” means the Forward Purchase Agreement, dated as of April 28, 2020, by and between among CCNB1 and Neuberger Berman Opportunistic Capital Solutions Master Fund LP.

“Forward Purchase Securities” means, collectively, the Forward Purchase Shares and Forward Purchase Warrants.

“Forward Purchase Shares” means 20,000,000 Class A ordinary shares purchased pursuant to the Forward Purchase Agreement.

“Forward Purchase Warrants” means 5,000,000 redeemable warrants purchased pursuant to the Forward Purchase Agreement.

“Founder Holders” means CC NB Sponsor 1 Holdings LLC, a Delaware limited liability company, and Neuberger Berman Opportunistic Capital Solutions Master Fund LP.

“GAAP” means U.S. generally accepted accounting principles.

“gross retention” means the percentage of recurring revenue at the beginning of a four-quarter period retained over a subsequent four-quarter period after adjusting for churn and downsell recurring revenue recorded in those four quarters; unless otherwise stated, references to approximate gross retention figures reflect the average at fiscal year end from fiscal year 2018 to fiscal year 2020 and exclude acquisition and volumetric churn.

“Insider Letter Agreement” means the Letter Agreement, dated April 28, 2020, by and between CCNB1, the Sponsor and each of the executive officers and directors of CCNB1.

“Insight Cayman Blocker” means Insight (Cayman) IX Eagle Blocker, LLC, a Delaware limited liability company.

“Insight Delaware Blocker” means Insight (Delaware) IX Eagle Blocker, LLC, a Delaware limited liability company.

“Insight GBCF Cayman Blocker” Insight GBCF (Cayman) Eagle Blocker, LLC, a Delaware limited liability company.

“Insight GBCF Delaware Blocker” Insight GBCF (Delaware) Eagle Blocker, LLC, a Delaware limited liability company.

“Insight Member” means Insight E2open Aggregator, LLC, a Delaware limited liability company.

“Insight Partners” means, collectively, entities affiliated with Insight Venture Management, LLC, including funds under management.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of February 4, 2021, by and among the Company, the Sponsor, certain Company Equityholders (as defined therein), equityholders of certain Blockers, and certain other parties.

“IPO” means CCNB1’s initial public offering of its Units, Public Shares and Public Warrants pursuant to the IPO registration statement and completed on April 28, 2020.

“IPO registration statement” means the registration statement filed for CCNB1’s IPO on Form S-l declared effective by the SEC on April 23, 2020 (File Nos. 333-236974 and 333-237817).

“IVP Director” means the board members of the Company nominated by the Insight Member.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Lock-Up Period” means the period commencing on February 4, 2021 and ending on August 4, 2021.

“Maximum Forward Purchase Amount” means $200,000,000.

“Merger Subs” means the Blocker Merger Subs and the Company Merger Sub.

“NBOKS” means Neuberger Berman Opportunistic Capital Solutions Master Fund LP, a Cayman Islands exempted company.

“net retention” means the percentage of recurring revenue at the beginning of a four-quarter period retained over a subsequent four-quarter period after adjusting for churn and downsell recurring revenue and adding upsell and cross-sell recurring revenue recorded in those four quarters, which net retention figures mentioned in this prospectus have been adjusted to eliminate the impact of pre-acquisition churn from acquired companies.

“network growth” means, for any given period, the increase in the total number of users integrated into and using the platform as a percentage of the total number of users as of immediately prior to the start of such period.

“NYSE” means The New York Stock Exchange.

“organic growth” represents management estimates for historical subscription revenue growth performance, assuming all acquisitions were owned as of the beginning of the period and excluding customer churn and contract renegotiation known at the time of acquisition.

“Original Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 28, 2020, by and among CCNB1, the Sponsor and the other parties thereto.

“PDI Blocker” means PDI III E2open Blocker Corp., a Delaware corporation.

“PFIC” means passive foreign investment company under the Code.

“point solutions” means software solutions or services that are typically designed to solve one single, specific business problem as compared to E2open’s end-to-end capabilities.

“Preferred Stock” means the shares of preferred stock, par value $0.0001, to be authorized for future issuance by the Company.

“Preferred Stock Designation” means the resolution or resolutions adopted by the Board providing for the issue of a series of Preferred Stock.

“Private Placement” means the private placement by CCNB1 of 10,280,000 Private Placement Warrants to the Sponsor simultaneously with the closing of the IPO.

“Private Placement Warrants” means 10,280,000 warrants to purchase Class A ordinary shares sold to the Sponsor simultaneously with the closing of the IPO in a private placement at a price of $1.00 per warrant, which automatically became redeemable warrants to acquire shares of Class A Common Stock in connection with the Business Combination.

“prospectus” means the prospectus forming a part of this registration statement.

“Public Shareholders” means the holders of the Public Shares or Public Warrants that were sold in the IPO.

“Public Shares” means CCNB1’s Class A ordinary shares sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).

“Public Warrants” means the warrants to purchase Class A ordinary shares sold in the IPO, which automatically became redeemable warrants to acquire shares of Class A Common Stock in connection with the Business Combination.

“recurring revenue” means the sum of the average annual subscription revenue for all customer contracts to which E2open is a party that are at least 12 months in duration as of the time of measurement and include the full impact of acquisitions as though they were completed at the beginning of the referenced period.

“Related Agreements” means certain additional agreements entered into in connection with the Business Combination Agreement as further described in this prospectus.

“Restricted Common Units” means the Series 2 RCUs.

“Restricted Sponsor Shares” means the 2,500,000 shares of Series B-1 common stock previously held by the Sponsor Parties, which converted into shares of Class A Common Stock on June 8, 2021, in accordance with our certificate of incorporation and the Sponsor Side Letter Agreement.

“Rule 144” means Rule 144 under the Securities Act.

“SaaS” means software-as-a-service or a software distribution model in which E2open hosts applications for customers and makes these applications available to the customers via the internet/cloud technology.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B-1 common stock” means the Series B-1 common stock of the Company, par value $0.0001 per share, which vested on June 8, 2021.

“Series B-2 common stock” means the Series B-2 common stock of the Company, par value $0.0001 per share.

“Series 1 RCU” means a Restricted Common Unit that vested on June 8, 2021.

“Series 2 RCU” means a Restricted Common Unit that will vest upon the occurrence of a Series 2 Vesting Event, with the rights and privileges as set forth in the Third Amended and Restated Limited Liability Company Agreement.

“Series 2 Vesting Event” with respect to each Series 2 RCU, (a) the occurrence of a VWAP 2 Vesting Event, (b) the occurrence of a change of control of the Company or E2open Holdings in which the acquirer is not a Flow-Through Seller or an affiliate thereof, or (c) a Liquidating Event pursuant to which each Common Unit would be entitled to at least $15.00 per Common Unit (taking into account the conversion of each Restricted Common Unit to a Common Unit); provided, however, that the reference to $15.00 shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing.

“SKU” means a functional application that may be used as a standalone or with other functional applications/SKUs, each of which belongs to only one product family, and each product family has between four and ten SKUs.

“Sponsor” means CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company.

“Sponsor Directors” means the board members of the Company nominated by CC Capital, on behalf of the Sponsor.

“Sponsor Parties” means the Sponsor, Eva F. Huston, Stephen C. Daffron and Keith W. Abell, in their capacity as Sponsor Directors.

“Sponsor Side Letter Agreement” means the agreement entered into between CCNB1 and the Sponsor Parties on October 14, 2020 pursuant to which, among other things, the Sponsor Parties automatically converted an aggregate of 2,500,000 Class B ordinary shares into the Restricted Sponsor Shares on the Closing Date.

“Tax Receivable Agreement” means the Tax Receivable Agreement entered into on February 4, 2021, between the Company, Blocker Sellers and the Flow-Through Sellers.

“Third Amended and Restated Limited Liability Company Agreement” means the Third Amended and Restated Limited Liability Company Agreement of E2open Holdings, which became effective at the Closing on February 4, 2021.

“Total Addressable Market” or “TAM” means the estimated potential market size for supply chain management software in North America and Europe, E2open’s core geographies. The TAM was estimated on a bottoms-up basis by segmenting companies into industry use intensity categories: “high” (including high-tech, aerospace, and automotive industries), “medium” (including consumer packaged goods, food & beverage, manufacturing, retail, logistics, and chemicals industries), and “low” (including oil and gas and basic materials). Companies were also categorized into size buckets based on revenue to assess the potential recurring revenue opportunity. The estimated addressable market for each group of companies reflects the product of (a) the estimated number of companies for each segment and (b) the potential recurring revenue per company. The TAM reflects the sum of all groups of companies plus an aggregate estimate for industries with lower penetration (e.g., agriculture) as well as professional services and other spend.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Treasury Regulations” means the Code, its legislative history, and final, temporary and proposed treasury regulations promulgated thereunder as then amended.

“Trust Account” means the trust account of CCNB1, which, prior to the Closing, held the net proceeds from the IPO and certain of the proceeds from the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay taxes, and which was distributed in connection with the Closing of the Business Combination.

“upsell” means transactions in which a customer purchases more of an existing SKU that is already currently utilized by that customer, which is generally from expansion of the product into different geographic regions or divisions of the customer, but may also arise from the adoption and organic growth in that account or pricing increases.

“users” means the individual participants that access E2open’s platform from its customers and their trading partners.

“VWAP” means the daily per share volume-weighted average price of the Class A Common Stock, with respect to measurement periods (or portions thereof) following the Effective Time, or the Class A ordinary shares, with respect to measurement periods (or portions thereof) prior to the Effective Time (as defined in the Business Combination Agreement), on the New York Stock Exchange or such other principal United States securities exchange on which the shares of Class A Common Stock is and/or the Class A ordinary shares, as applicable, are listed, quoted or admitted to trading, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Stock (or its and/or the Class A ordinary shares, as applicable (or the equivalent successor if such page is not available)) in respect of the period from the open of trading on such trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a share of Class A Common Stock and/or a Class A ordinary share, as applicable, on such trading day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Common Stock and/or Class A ordinary share, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by CCNB1); provided, however, that if at any time for purposes of the Class A 5-Day VWAP or Class A 20-Day VWAP (each as defined in the Third Amended and Restated Limited Liability Company Agreement), as applicable, shares of Class A Common Stock are not then listed, quoted or traded on a principal United States securities exchange or automated or electronic quotation system, then the VWAP shall mean the per share Appraiser FMV of one (1) share of Class A Common Stock (or such other equity security into which the Class A Common Stock was converted or exchanged).

“VWAP 1 Vesting Event” means the first day on which the Class A Common Stock 5-Day VWAP is equal to at least $13.50; provided, however, that the reference to $13.50 shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing. The VWAP 1 Vesting Event occurred on June 8, 2021.

“VWAP 2 Vesting Event” means the first day on which the Class A Common Stock 20-Day VWAP is equal to at least $15.00; provided, however, that the reference to $15.00 shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing.

“Warrants” means the Public Warrants and the Private Placement Warrants.

“Whitespace” means the portion of the TAM that does not use third-party SCM software and is estimated to be largely comprised of manual solutions completed by employees that involve little-to-no automation (e.g. spreadsheets) and home-grown solutions that are typically tailored software or add-on solutions developed in-house by IT resources and are not commercially available.

“Working Capital Loans” means certain loans that could have been made by the Sponsor or an affiliate of the Sponsor, or certain of CCNB1’s officers and directors in connection with the financing of a business combination.

MARKET AND INDUSTRY DATA

Information contained in this prospectus concerning the market and the industry in which the Company competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by the Company based on such sources and the Company’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. The industry in which the Company operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors — Risks Related to Our Business and Operations” and elsewhere in prospectus.

TRADEMARKS AND SERVICE MARKS

The Company owns, or has rights to, trademarks, service marks, or trade names that it uses in connection with the operation of its business and that the Company considers important to its marketing endeavors, including the E2OPEN, AMBER ROAD, INTTRA marks. This prospectus also contains trademarks of other companies that, to our knowledge, are the property of their respective holders, and we do not intend our use or display of such marks to imply relationships with, or endorsements of us by, any other company.

Solely for legibility, the trademarks, service marks, and trade names referred to in this prospectus are used without the ® and ™ symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensors to these trademarks, service marks, and trade names. All trademarks, service marks, and trade names appearing in this prospectus are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities.

As a result of a number of known and unknown risks and uncertainties, the Company’s results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	The BluJay Acquisition may not be completed or may not provide the expected benefits;

•	changes in anticipated timing for closing the BluJay Acquisition;

•	the integration of BluJay and E2open may be more difficult, time-consuming or expensive than anticipated;

•	changes in applicable laws or regulations;

•	the inability to develop and maintain effective internal controls;

•	the COVID-19 pandemic;

•	the inability to attract new customers or upsell/cross-sell existing customers;

•	failure to renew existing customer subscriptions on terms favorable to the Company;

•	risks associated with the Company’s extensive and expanding international operations;

•	the inability to develop and market new and enhanced solutions;

•	the failure of the market for cloud-based supply chain management solutions to develop as quickly as we expect;

•	inaccuracies in information sourced for our knowledge databases;

•	failure to compete successfully in a fragmented and competitive supply chain management market;

•	the inability to adequately protect key intellectual property rights or proprietary technology;

•	the diversion of management’s attention and consumption of resources as a result of potential acquisitions of other companies;

•

risks associates with our past and prospective acquisitions, including the failure to successfully integrate operations, personnel, systems, technologies and products of the acquired companies, adverse tax consequences of acquisitions, greater than expected liabilities of acquired companies and charges to earnings from acquisitions;

•	failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

•	cyber-attacks and security vulnerabilities; and

•	other risks and uncertainties described in this prospectus in the section titled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A Common Stock or Warrants. You should read this entire prospectus carefully, including the matters discussed under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of E2open’s Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

Our Mission

Our mission is to build the most comprehensive and capable end-to-end global supply chain software ecosystem by combining networks, data, and applications in a single platform to deliver enduring customer value.

Overview

We are a leading provider of 100% cloud-based, end-to-end supply chain management software. We generate revenue from the sale of software subscriptions and professional services. Our software combines networks, data, and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility, and driving improved resiliency. Given the mission-critical nature of our solutions, we maintain long-term relationships with our customers, which is reflected by our high gross retention and average customer tenure. In aggregate, we serve more than 1,200 customers in over 180 countries across a wide range of end-markets, including technology, consumer, industrial and transportation, among others.

We operate in what we believe is an attractive industry with strong secular tailwinds and a TAM of more than $45 billion. This TAM is comprised of significant whitespace, including what we estimate to be more than $1 billion of opportunity within our existing customer base. We believe this opportunity is driven by our existing customer base’s current technology solution, which is often a combination of legacy point solutions and home-grown applications, many of which are tied together with manual processes and spreadsheets. As manufacturing has evolved from brands owning the full production lifecycle to orchestrating disparate manufacturing, distribution and selling processes, supply chains have grown more complex, increasing demand for software solutions like ours and the need to modernize the existing technology landscape with cloud-based modern solutions. We believe our fully cloud-based, end-to-end software platform offers a differentiated solution for customers that gives them better value as compared to solutions offered by some of our competitors.

We believe the Business Combination and our enhanced access to capital as a public company will best position us to realize our objective of building the most comprehensive and capable end-to-end global supply chain software ecosystem, delivering enduring customer value. Going forward, we plan to accelerate revenue growth and value creation through continued enhancement of our existing product portfolio, deepening of existing customer relationships and onboarding of new customers. Additionally, we anticipate expanding product offerings through data and analytics opportunities and pursuing strategic and financially accretive acquisitions.

Our Platform

Our harmonized SaaS platform brings together networks, data, and applications to facilitate end-to-end supply chain visibility across planning, execution and procurement and delivers a strong value proposition.

Network

Our network combines four distinct, but connected, ecosystems: Demand, Supply, Logistics and Global Trade, which we estimate supports more than 220,000 trading partners and captures more than eight billion transaction data points each year.

Our Demand ecosystem represents the global footprint established by retailers, distributors, re-sellers, and those who sell goods primarily through online channels. We estimate that we process over $2 billion in claims every quarter, more than 40 million channel sales transactions every month, and over 94 million channel inventory transactions every month.

Our Supply ecosystem is comprised of companies and other participants for which we source components and materials and/or provide manufacturing capacity for the production of goods. We estimate that, at any moment in time, we oversee an average of more than 58 million shipments as well as process an average of over 61 million orders and 17 million invoices for our customers and supply and manufacturing network participants based on samples taken over a 12-month period.

Our Logistics ecosystem includes global logistics services that transport components, raw materials, and finished goods across all modes. We estimate that we facilitate over 26% of global ocean container bookings within this ecosystem in addition to tracking the movement of over 46 million containers every month.

Our Global Trade ecosystem allows participants to automate the global movement of goods and to facilitate cross-border transactions for businesses, which we believe is increasingly important given the velocity with which import and export laws change on a global scale. This ecosystem provides our network with data on trade regulations across more than 180 countries that we estimate supports annual processing of over 12 million export pre-customs entry lines, 15 million free trade agreement bill of materials qualifications, and 92 million restricted party-list screenings, annually.

Our network connects participants across all of these ecosystems, enabling customers to analyze data, identify problems proactively and optimize asset efficiency. We are a leading provider with a unique network of ecosystems, and do not rely on third party providers for network information.

Source: Management estimates as of August 2020.

(1)	Estimated number of shipments, orders, and invoices overseen at any moment in time based on samples taken over a 12 month period.

Data

Our proprietary algorithms capture the data within our network ecosystems that feed our solutions to deliver compelling value to our customers. Additionally, our customers can combine internal and external vendor data with our network to drive informed decision-making based on real-time information. We believe our ability to capture and harmonize data from our customers and their trading partners in any native format demonstrates the strong capabilities of our software architecture and integrated data model. We believe that our combination of network ecosystems, data and applications providing end-to-end supply chain visibility and connecting more than 220,000 trading partners is unique.

Applications

Our end-to-end applications provide artificial intelligence- and machine learning-based advanced analytics to help customers gain insights for enhanced decision-making across supply chain planning, execution and procurement functions. Our applications are organized into seven product families: Channel Shaping, Demand Sensing, Business Planning, Global Trade Management, Transportation and Logistics, Collaborative Manufacturing and Supply Management.

Channel Shaping allows customers to optimize activity across retail, distributor and online channels, which includes capabilities for partner selection, aligning market incentives, managing on-shelf availability, tracking sell-through and inventory management and performance incentives.

Demand Sensing utilizes artificial intelligence and machine learning to forecast demand based on historical trends, current sell-through dynamics, weather, and other relevant factors.

Business Planning helps ensure optimized global performance through scenario-based planning and execution algorithms balancing supply, demand, inventory and financial targets.

Global Trade Management automates import and export processes to enable efficient and compliant cross- border trade while optimizing customs duties and reducing broker fees.

Transportation and Logistics orchestrates the movement of goods by allowing customers to connect with key stakeholders to optimize carriers, simplify tendering, track shipments and streamline payments.

Collaborative Manufacturing provides comprehensive visibility into internal and external manufacturing activities by monitoring yields, quality, cycle-times/utilization and other key indicators to track performance, identify deficiencies, and facilitate corrective actions.

Supply Management ensures the continuity of supply by orchestrating procurement, capacity, inventory management and drop-ship fulfilment across multiple-tiers of the manufacturing process.

Competitive Strengths

We believe the following competitive strengths will contribute to our ongoing success:

Attractive Industry Tailwinds and Large TAM

We participate in the growing supply chain management (“SCM”) software industry. We estimate that the TAM is more than $45 billion across North America and Europe, and we anticipate this market will continue to grow. Several secular trends are increasing the demand for SCM software, including:

•	Complexity of Global Supply Chains:

•

Brand owners have transitioned from being manufacturers to orchestrators that produce little but manage a vast network of outsourced of trading partners and support their minute-by-minute operations across channel, manufacturing, supply, global trade and logistics.

•	As supply chains become increasingly global and complex, SCM software is essential to run supply chains efficiently at scale.

•	Need for Integrating Siloed Data to Drive Decision Making:

•	Manufacturers are increasingly focused on utilizing disparate data to drive more efficient decision making.

•	Historically, data to help manufacturers bring their products to market has existed in silos within various departments of the manufacturers, as well as across their extended partner ecosystems.

•	Access to timely and comprehensive data is valuable not just to each department within a manufacturer, but is also critical for partners of the manufacturer to run efficient operations on its behalf.

•

Brand owners are increasingly focused on applying data from different parts of the supply chain to make more informed manufacturing decisions, such as using retail demand sensing to forecast required manufacturing output.

•	Brand owners are increasingly focused on a flexible, multi-modal value proposition spanning carriers, shippers, and third-party logistics providers.

•	Regulatory Environment Complexity:

•	Manufacturers increasingly need to navigate complex frameworks of regional and local taxes, tariffs and regulatory compliance protocols.

•	SCM software solutions help automate these tasks and reduce the regulatory burden for companies, which will continue to be a strategic priority.

•	Geographic Consolidation:

•	Shippers and third-party logistics providers operate in a global environment and want to execute within a single technology platform.

•

Many SCM technology solutions have historically had stronger capabilities within the region in which they were initially developed. North America is the most developed, with Europe served by a smaller number of SCM software solutions while Latin America and APAC are comparatively underpenetrated.

•	Supply Chain Disruption:

•

As a result of disruptions related to COVID-19 and recent events like the Suez Canal blockage, it has become increasingly important to diversify supply chains to mitigate disruption risk resulting from concentration within a supply chain. The complexity that arises from diversifying a supply chain and increasing the number of trading partners across more geographies and production facilities drives further demand for SCM software.

We believe that the TAM has approximately 85% whitespace for modern SCM solutions. Many companies currently rely on legacy, on-premise applications or homegrown and/or spreadsheet-based solutions created over time, each of which requires significant manual effort to achieve end-to-end supply chain visibility. Moreover, these SCM solutions often rely on latent and one-off, point-to-point connections with partners for collecting data. These alternatives provide less value and are significantly more error prone, creating an attractive competitive dynamic within the industry for modern SCM software providers where there is significant opportunity to grow without the need to replace an incumbent competitor. We believe there is more than $1 billion of whitespace for the solutions we already offer, which we believe provides very actionable growth opportunities through expanding our existing customer relationships.

Category-Defining End-to-End Provider of Mission-Critical Software

As businesses have transitioned from being owners of the production lifecycle to orchestrators of discrete manufacturing, distribution and selling processes, they have increasingly looked to software solutions to manage this growing complexity. However, most SCM software has not been designed to address these challenges comprehensively, and manufacturers often employ multiple point solutions with siloed data and processes that inhibit visibility, resulting in sub-optimal decision-making based on inaccurate or outdated information. Our approach, which is built around a cloud-based SaaS platform with end-to-end visibility and real-time, network-powered data, provides best-of-breed functionality across the supply chain and facilitates optimal supply chain performance.

As described above, we operate a software platform that integrates network ecosystems, data and applications across a harmonized and simplified user interface, driving compelling value proposition and return on investment for our customers. This has created a mission-critical software solution and long-term relationships with customers as evidenced by our high gross retention rate. Additionally, we have been widely recognized as a differentiated leader by Gartner, International Data Corporation, Nucleus, and others in the realm of multi-enterprise solutions, which we believe will be the future of SCM software. In May 2021, the Company was placed by Gartner in the Leaders quadrant with the highest ability to execute and completeness of vision in its 2021 Magic Quadrant for Multienterprise Supply Chain Business Networks for the second year in a row.

Strong Network Effects Enhanced by a Flexible and Integrated Data Model

Our core offerings are underpinned by an integrated data model that facilitates the flow and processing of data for participants across several ecosystems and applications. This model facilitates low-latency, “many- to-one-to-many” data exchange across trading partner ecosystems. The combination of our integrated and flexible data model along with the four network ecosystems powers our customers’ solutions allowing them to efficiently orchestrate their end-to-end supply chains. This architecture is designed to ensure that each participant and data source within these ecosystems enhances our applications, which in turn improves the network and the value we deliver to our customers and participants alike.

Our software architecture and ability to harmonize disparate forms of data create a scalable software platform that can efficiently integrate acquisitions and new product applications seamlessly into a consolidated and holistic SaaS solution. Our software architecture and this ability has been a driving force behind our robust track-record of successful acquisition integrations, and we believe our scalable platform will allow us to generate substantial value through tuck-in and transformative acquisitions in the future.

Importantly, we believe there is incremental value we can create by utilizing the data flowing through our network to develop insights that can further help our customers as well as other target markets. We plan to work to develop a comprehensive strategy to capture this market opportunity and deepen our relationships with customers, which has the potential to meaningfully accelerate revenue growth.

Long-Term Relationships with Diversified and Blue-Chip Customer Base with Proven Wallet Share Expansion

We deliver solutions for some of the largest brand owners and manufacturers globally, and we estimate more than 125 of our customers have annual revenues of over $10 billion. We believe we are mission-critical to our customers’ operations, as evidenced by our 95% gross retention. We possess a diverse customer base consisting of more than 1,200 clients that spans a broad spectrum of industries, including the technology, industrial, consumer and transportation sectors, among others.

Our customers utilize our solutions to orchestrate their supply chains, which we believe enables them to realize significant value and return on investment. For example, a leading consumer packaged goods company was able to cut forecast errors by 40% and reduce inventory by 35% using our product suite. They are now able to leverage our platform to forecast every product using artificial-intelligence and machine-learning technology. Moreover, a leading high-tech company has utilized our software to realize $300 million in savings over three years. An additional example includes a high-growth, large-scale consumer technology platform, which utilized our software to reduce its execution time from eight weeks to seven days, creating substantial opportunity to accelerate their revenue growth in addition to reducing costs.

In March 2021, the Suez Canal was blocked for six days after the grounding of Ever Given, a container ship. During this crisis, our customers utilized our tools to monitor and respond to the situation, making real-time adjustments to their supply chains.

Growth Strategies

We intend to profitably grow our business and create shareholder value through the following strategic initiatives:

Expand Within Existing Customers

As described above, we believe there is significant opportunity to drive growth through expansion of our existing customer relationships. We have an opportunity to more than triple our revenue over time without any new logos, new products or acquisitions given that we believe there is more than $1 billion of whitespace. Our acquisition strategy is focused on acquiring complimentary best-of-breed point solutions to incorporate into our integrated end-to-end platform. As a result, we currently sell just one SKU to many of our customers, as most acquired companies had only one product to offer their customers. We believe this represents a significant opportunity to cross-sell additional products to these customers, accelerating growth and strengthening relationships with our installed base, especially as it grows over time with new customer wins. Importantly, we have a strong track record of achieving growth within our existing customer base. From fiscal 2018 to fiscal 2020, we increased the recurring revenue with a leading consumer packaged goods company, a leading industrial manufacturer, a blue-chip technology firm and a global hardware and software technology provider by 2.7x, 2.0x, 1.9x and 1.6x, respectively.

Win New Customers

As part of our growth strategy, the second growth lever is winning new customers, which we anticipate accelerating by optimizing our sales force through several measures. First, we plan to invest in our salesforce by hiring account acquisition experts, funded by identified savings projects across various areas. Additionally, we plan to pursue strategic partnerships and leverage the networks of our new board of directors to elevate conversations with C-level executives at key targets in our pipeline. We also intend to utilize these relationships and networks as well as our own channel reseller and partner network to accelerate growth through the onboarding of new customers.

Continue Strategic Acquisitions

A third lever of our growth strategy is to continue strategic acquisitions. We plan to utilize a disciplined approach to acquisitions, focusing on opportunities that will create value by strategically broadening our product offering as well as financially through the realization of integration-related synergies. Our key strategic acquisition criteria include: mission-critical solutions in core markets; complementary cloud applications with minimal product overlap; new customer relationships in vertical or geographic markets; and TAM, proprietary data, and/or network expansion.

We have a demonstrated track record of success in expanding our product offering and accelerating growth through acquisitions. Through our acquisitions of INTTRA Inc. (“INTTRA”) and Amber Road, we were able to enhance our value proposition to customers through the addition of ocean shipping logistics solutions as well as global trade management offerings, both of which contributed to our ability to provide end-to-end supply chain visibility. The acquisition of INTTRA increased the power of our network ecosystems through the integration of 26% of global ocean freight data, which further strengthened the network effects of our software platform and business model. Our acquisition of Amber Road enhanced our platform by providing customers with global trade management solutions to automate their import and export processes and help improve sourcing decisions across more than 180 countries. Importantly, we also have a track record of efficiently integrating acquired solutions operationally and financially. Across each of our acquisitions since 2015, we have met or exceeded our integration-related cost savings targets, in each case and with 20% cumulative outperformance as a whole.

Additional Organic Growth Building Blocks

We also believe there are several additional building blocks of organic growth acceleration that provide a margin of safety for achieving our annual steady-state subscription revenue growth target, including price/value maximization, data and analytics, sales force optimization and partnerships/new sales channels.

Organizational Structure

Following the completion of the Business Combination, our organizational structure is what is commonly referred to as an umbrella partnership C corporation (or Up-C) structure. This organizational structure allows certain owners of E2open Holdings to retain their equity ownership in E2open Holdings, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Common Units, Series 1 RCUs (which converted into Common Units on June 8, 2021) and Series 2 RCUs. Each continuing owner of E2open Holdings also holds a number of shares of Class V Common Stock equal to the number of Common Units held by such owner, which has no economic value, but which entitles the holder thereof to one vote per share at any meeting of our shareholders. Those investors who, prior to the Business Combination, held Class A ordinary shares or Class B ordinary shares of CCNB1 and certain other investors and vested option holders now hold their equity ownership in the Company, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes.

Recent Acquisitions

On May 27, 2021, we entered into a definitive agreement to acquire BluJay, a leading SaaS-native logistics execution platform. Built on Data, Network, and Applications, BluJay offers solutions to an expansive ecosystem of suppliers, carriers, and network partners that includes over 50,000 participants and over 5,700 global customers. We believe these solutions are leaders across several areas, including Global Trade and Transportation Management, which includes last-mile logistics. E2open believes that BluJay plays a mission critical role in logistics and distribution supply chains and that BluJay is capable of driving significant efficiencies/cost savings and productivity for its customers. The BluJay Acquisition will materially enhance the Company’s supply chain execution capabilities, especially in transportation management with the expansion of the global transportation network, adding 50,000 network participants, $40 billion in annual commerce spend and 1.9 billion annual transactions. Additionally, BluJay brings a highly complementary global trade management platform that encompasses customs declaration and filing to the Company’s strong capabilities in compliance and tariffs. The BluJay Acquisition further adds key direct-to-consumer offerings including last mile, parcel and dropship commerce. Finally, the BluJay Acquisition will enhance E2open’s current value proposition to customers by broadening access to proprietary data and analytics for greater visibility, collaboration and execution across E2open’s platform.

Corporate Information

E2open Parent Holdings, Inc. is a Delaware corporation. Our principal executive offices are located at 9600 Great Hills Trail, Suite 300E, Austin, Texas 78759, and our telephone number at that address is (866) 432-6736. Our website is located at www.e2open.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.

THE OFFERING

We are registering the issuance by us of up to 29,079,972 shares of our Class A Common Stock that may be issued upon exercise of the Warrants to purchase Class A Common Stock, including the Public Warrants, the Private Placement Warrants and the Forward Purchase Warrants. We are also registering the resale by the Selling Holders or their permitted transferees of (i) up to 205,042,231 shares of Class A Common Stock and (ii) up to 15,280,000 Warrants.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 31 of this prospectus.

Issuance of Class A Common Stock

The following information is as of June 25, 2021 and does not give effect to issuances of our Class A Common Stock, warrants or options to purchase shares of our Class A Common Stock after such date, or the exercise of warrants or options after such date.

Shares of our Class A Common Stock to be issued upon exercise of all Public Warrants, Private Placement Warrants and Forward Purchase Warrants	29,079,972 shares

Shares of our Class A Common Stock outstanding prior to (i) the exercise of all Public Warrants, Private Placement Warrants and Forward Purchase Warrants, (ii) the conversion of 3,372,184 shares of B-2 Common Stock into 3,372,184 shares of Class A Common Stock, and (iii) the conversion of 42,643,961 Common Units (including Common Units issuable upon conversion of the Restricted Common Units) into an aggregate of 42,643,961 shares of Class A Common Stock and the surrender and cancellation of a corresponding number of shares of Class V Common Stock

195,171,415 shares

Use of Proceeds	We will receive up to an aggregate of approximately $334.4 million from the exercise of all Public Warrants, Private Placement Warrants and Forward Purchase Warrants assuming the exercise in full of all such Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Warrants for general corporate purposes, which may include acquisitions, strategic investments, or repayment of outstanding indebtedness.

Resale of Class A Common Stock and Warrants

Shares of Class A Common Stock offered by the Selling Holders (including 143,750,053 outstanding shares of Class A Common Stock, 10,280,000 shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants, 5,000,000 shares of Class A Common Stock that may be issued upon exercise of the Forward Purchase Warrants, 3,368,217 shares of Class A Common Stock issuable upon conversion of shares of Series B-2 Common Stock and 42,643,961 shares of Class A Common Stock issuable upon exchange of the Common Units (including an aggregate of 2,627,724 Common Units issuable upon the conversion of Restricted Common Units) and the surrender and cancellation of a corresponding number of shares of Class V Common Stock)

205,042,231 shares

Warrants offered by the Selling Holders (includes 10,280,000 Private Placement Warrants and 5,000,000 Forward Purchase Warrants)	15,280,000

Exercise Price	$11.50 per share, subject to adjustment as described herein

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Company Securities — Warrants — Public Shareholders’ and Forward Purchase Warrants” for further discussion.

Use of Proceeds	We will not receive any proceeds from the sale of the Class A Common Stock and Warrants to be offered by the Selling Holders. With respect to shares of Class A Common Stock underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash.

Lock-Up Agreements	Subject to certain customary exceptions, the equity securities held by each of the Sponsor, the independent directors as of the Closing Date, and the E2open Sellers are subject to certain restrictions on transfer until the termination of the Lock-up Period. See “Business Combination — Related Agreements” for further discussion.

NYSE Ticker Symbols	Class A Common Stock: “ETWO” Warrants: “ETWO WS”

The number of issued and outstanding shares of Class A Common Stock as of June 25, 2021, does not include (a) 15,000,000 shares of Class A Common Stock reserved or available for future issuance under the Equity Incentive Plan, (b) 29,079,972 shares of Class A Common Stock issuable upon exercise of the Warrants, (c) 3,372,184 shares of Class A Common Stock issuable upon conversion of the Series B-2 Common Stock, (d) 42,643,961 shares of Class A Common Stock issuable upon the exchange of Common Units (including Common Units issuable upon the conversion of Restricted Common Units) or (e) 4,363,320 shares of Class V Common Stock held by the Company in treasury (which the Company is obligated to issue as a result of the conversion of the Series 1 RCUs).

MARKET PRICE, TICKER SYMBOLS AND DIVIDEND INFORMATION

Market Price and Ticker Symbols

Our Class A Common Stock and Public Warrants are currently listed on NYSE under the symbols “ETWO” and “ETWO WS,” respectively.

The closing price of the Class A Common Stock and Public Warrants on July 6, 2021, was $11.88 and $3.63, respectively.

Holders

As of June 25, 2021, there were 195 holders of record of our Class A Common Stock. Such number does not include beneficial owners holding our securities through nominee names.

Dividend Policy

We have not paid any cash dividends on our Class A Common Stock to date. The payment of cash dividends in the future will be dependent upon, among other things, our revenues and earnings, capital requirements and general financial condition and the terms of any outstanding indebtedness. The payment of any cash dividends will be within the discretion of the Board at such time.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction:

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•

The acquisition of E2open by CCNB1 consummated on February 4, 2021, resulting reorganization into an umbrella partnership C corporation structure, and other agreements entered into as part of the Business Combination Agreement as of October 14, 2020, by and among CCNB1, E2open, the Blockers, the Blocker Merger Subs and the Company Merger Sub (the “Business Combination”);

•	Repayment of E2open debt and entering into a new term loan consummated on February 4, 2021 in connection with the Business Combination;

•	The proposed acquisition of all of the outstanding shares of capital stock of BluJay Topco Limited (“BluJay”) by E2open (the “BluJay Acquisition”);

•	The issuance of 28,909,022 shares of Class A Common Stock to the BluJay PIPE Investors in exchange for aggregate gross proceeds of approximately $300 million (the “BluJay Pre-Closing Financing”); and

•	Repayment of BluJay debt and entering into a senior secured incremental term loan facility in an aggregate principal amount of up to $380 million in connection with the BluJay Acquisition.

CCNB1 was a blank check company incorporated on January 14, 2020 (inception) as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On April 28, 2020, CCNB1 consummated the IPO of 41,400,000 Units, including the issuance of 5,400,000 Units as a result of the full exercise of the underwriters’ over-allotment option, at $10.00 per unit, generating gross proceeds of $414.0 million. Simultaneously with the closing of the IPO, CCNB1 consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of $10.280 million. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share. Upon the closing of the IPO and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the IPO and certain of the proceeds from the sale of the Private Placement Warrants in the Private Placement was placed in the Trust Account established for the benefit of CCNB1’s Public Shareholders, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account.

The organizational structure of the Business Combination, as described above, is commonly referred to as an umbrella partnership C corporation (or “Up-C”) structure. This organizational structure will allow the Flow-Through Sellers to retain equity ownership in E2open, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Common Units. The Flow-Through Sellers may exchange Common Units (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) into Class A Common Stock. In addition, CCNB1, the Blocker Sellers, and the Flow-Through Sellers are party to a Tax Receivable Agreement. In connection with the Business Combination, the Class A ordinary shares of CCNB1 converted automatically by operation of law, on a one-for-one basis, into shares of Class A common stock, par value $0.0001 per share (which is referred to herein as Class A Common Stock), of the Company, which domesticated as a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes, and de-registered as a Cayman Islands exempted company (the “Domestication”). The parties agreed to structure the Business Combination in this manner for tax and other business purposes, and we do not believe that our Up-C organizational structure will give rise to any significant business or strategic benefit or detriment.

See the section entitled “Risk Factors — Risks Related to the Business Combination” in this prospectus for additional information on our organizational structure, including the Tax Receivable Agreement.

On February 4, 2021, E2open, LLC (“Borrower”) consummated a new financing from a syndicate of lenders including Goldman Sachs Bank USA, Credit Suisse AG, Golub Capital LLC, Deutsche Bank AG New York Branch, Jefferies Finance LLC and Blackstone Holdings Finance Co. L.L.C. in the form of a $525 million “covenant-lite” term loan containing no financial maintenance covenants and a $75 million revolver, which term loan was funded concurrently with the completion of the Business Combination. No amounts have been drawn on the revolver as of June 28, 2021. The new term loan will mature on February 4, 2028 and the new revolving facility will mature on February 4, 2026. Loans under the new financing bear interest, at the Borrower’s option, at a rate equal to the adjusted LIBOR or an alternate base rate, in each case, plus a spread. All obligations of the Borrower under the new financing and, at the option of the Borrower, under hedging agreements and cash management arrangements are guaranteed by E2open Intermediate, LLC, the Borrower (other than with respect to its own primary obligations) and each existing and subsequently acquired or organized direct or indirect wholly owned U.S. organized restricted subsidiary of the Borrower (subject to customary exceptions). The Borrower’s previous term loan due 2024 and related revolving credit facility were terminated upon repayment.

E2open, BluJay and the shareholders of BluJay (the “BluJay Sellers”) entered into a Share Purchase Deed on May 27, 2021 (as may be amended from time to time in accordance with the terms thereof, the “BluJay Purchase Agreement”), pursuant to which E2open or a direct or indirect subsidiary thereof will purchase all of the outstanding shares of capital stock of BluJay from the BluJay Sellers. As a result of the BluJay Acquisition, BluJay and its subsidiaries will become subsidiaries of E2open.

Upon consummation of the BluJay Acquisition (the “BluJay Closing”), in exchange for the shares of BluJay, E2open will issue to the BluJay Sellers an aggregate of 72,383,299 shares of Class A Common Stock and pay the BluJay Sellers cash in the aggregate amount of $456.8 million, subject to increase for a ticking fee and adjustments for leakage and other enumerated items as provided in the BluJay Purchase Agreement.

The BluJay Purchase Agreement follows a typical locked-box mechanism, pursuant to which the purchase price is fixed upfront by reference to the balance sheet position of BlueJay as at December 31, 2020, without any purchase price adjustment following the BluJay Closing. E2open is also required to pay an additional consideration on a daily basis for the period between December 31, 2020, and the date of the BluJay Closing at a rate of $63,000 per day. The purchase price will be reduced on a dollar for dollar basis if any value is extracted to or for the benefit of any BluJay Sellers between December 31, 2020, and the date of the BluJay Closing, which we refer to as leakage, other than for certain narrowly defined permitted leakage items specifically agreed by the BluJay Sellers and E2open and expressly provided for in the BluJay Purchase Agreement.

In connection with the BluJay Acquisition, on May 27, 2021, E2open entered into subscription agreements (the “BluJay Subscription Agreements”) with certain investors, including certain existing stockholders of E2open (the “BluJay PIPE Investors”). Pursuant to the BluJay Subscription Agreements, substantially simultaneously with and conditioned upon the BluJay Closing, E2open has agreed to issue to the BluJay PIPE Investors an aggregate of 28,909,022 shares of Class A Common Stock in exchange for aggregate gross proceeds of approximately $300 million (“BluJay Pre-Closing Financing”).

The BluJay Acquisition and the BluJay Pre-Closing Financing are subject to the satisfaction or waiver of certain customary conditions.

The unaudited pro forma condensed combined financial statements included elsewhere in this prospectus are not necessarily indicative of what E2open’s balance sheet or statement of operations actually would have been had the Business Combination and BluJay Acquisition been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of E2open. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination and the BluJay Acquisition.

The following unaudited pro forma condensed combined balance sheet as of February 28, 2021 assumes that the BluJay Acquisition occurred on February 28, 2021. The following unaudited pro forma condensed combined balance sheet as of February 28, 2021 does not include any pro forma adjustments for the Business Combination as the Business Combination is already reflected in the E2open audited consolidated balance sheet as of February 28, 2021. The unaudited pro forma condensed combined statement of operations for the year ended February 28, 2021 presents the pro forma effect of the Business Combination and the BluJay Acquisition as if each had been completed on March 1, 2020.

E2open’s fiscal year ends on the last day in February, whereas CCNB1’s fiscal year ended on December 31, and BluJay’s fiscal year ended on March 31. Due to this difference, the unaudited pro forma condensed combined statement of operations, which we refer to as the pro forma condensed combined statement of operations, for the year ended February 28, 2021, combines the E2open audited consolidated statement of operations for the year ended February 28, 2021, the CCNB1 audited financial results for the period from January 14, 2020 (inception) through December 31, 2020, and the BluJay audited consolidated statement of profit or loss for the year ended March 31, 2021.

The unaudited pro forma condensed combined balance sheet combines the E2open audited consolidated balance sheet as of February 28, 2021 and the BluJay audited consolidated statement of financial position as of March 31, 2021, giving effect to the BluJay Acquisition as if it had been consummated on February 28, 2021.

We refer to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations as the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) on the basis of E2open as the accounting acquirer and BluJay as the accounting acquiree.

The following summarizes the pro forma ownership of Class A Common Stock following the BluJay Acquisition:

Equity Capitalization Summary (shares in millions)	Shares	%
Existing E2open Shareholders (1)	187.1	64.9%
BluJay Sellers	72.4	25.1%
BluJay PIPE Investors	28.9	10.0%

Total Class A common stock in E2open	288.4	100.0%

(1)

Excludes impact of Restricted Common Units vesting. This also excludes the noncontrolling economic interest in Common Units, which will be exchangeable (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) into Class A Common Stock on a 1-for-1 basis beginning on August 4, 2021. The table below presents the Common Units and noncontrolling interest percentage:

Noncontrolling interest in E2open (shares in millions)	35.6	11.0%

324.0

The following unaudited pro forma condensed combined balance sheet as of February 28, 2021 is based on the historical financial statements of E2open and BluJay as of February 28, 2021 and March 31, 2021, respectively, and assumes the BluJay Acquisition took place on February 28, 2021. The unaudited pro forma condensed combined statements of operations for the year ended February 28, 2021 are based on the historical financial statements of E2open, CCNB1 and BluJay for the year ended February 28, 2021, the period from inception through December 31, 2020, and the year ended March 31, 2021, respectively, and assume the Business Combination and the BluJay Acquisition occurred at the beginning of E2open’s fiscal year (i.e., March 1, 2020). The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Balance Sheet Data

	Historical as of February 28, 2021	Historical as of March 31, 2021	Pro Forma as of February 28, 2021
($ in millions, except per share data)	E2open	BluJay - U.S. GAAP	Pro Forma Combined
Total current assets	332.8	80.3	235.8
Total assets	3,838.2	304.9	5,566.1
Total liabilities	1,360.8	477.9	1,961.3
Total shareholders’ equity	2,084.4	(173.0)	3,211.8
Total noncontrolling interest	393.0	—	393.0

Unaudited Pro Forma Condensed Combined Statement of Operations Data

	Successor	Predecessor
	Historical February 4, 2021 through February 28, 2021	Historical March 1, 2020 through February 3, 2021	Historical January 14, 2020 through December 31, 2020	Pro Forma for the Year Ended February 28, 2021	Year Ended March 31, 2021	Pro Forma for the Year Ended February 28, 2021
($ in millions, except per share data)	E2open	E2open	CCNB1	Adjusted for Business Combination	BluJay - U.S. GAAP	Pro Forma Combined
Total revenue	21.3	308.6	—	272.3	177.5	433.4
Income (loss) from operations	(42.7)	10.8	(3.9)	(119.7)	25.8	(220.4)
Net income (loss)	12.9	(48.0)	(71.3)	(141.6)	(8.7)	(241.7)
Income (loss) per share - basic	0.06			(0.62)		(0.73)
Income (loss) per share - diluted	0.06			(0.64)		(0.75)

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information included in this prospectus, before making an investment decision. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the anticipated benefits of the Business Combination and/or the BluJay Acquisition, and may have an adverse effect on our business, cash flows, financial condition and results of operations. You should also carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Summary of Risk Factors

The following summarizes risks and uncertainties that could materially adversely affect our business, financial condition, results of operations and stock price. You should read this summary together with the detailed description of each risk factor contained below.

Risks Related to the BluJay Acquisition

•	Our acquisition of BluJay may not be consummated and, if consummated, we may experience difficulties integrating BluJay’s operations and in realizing the expected benefits of the BluJay Acquisition

Risks Related to the Global Pandemic

•	The COVID-19 pandemic could materially impact our business.

Risks Related to our Business Model

•

If we are unable to sell products to new customers or sell additional products to our existing customers or maintain subscription renewals, our revenue growth and operating results could be adversely affected.

•	Our large customers have substantial negotiating leverage.

•	Weakened economic conditions may reduce spending on supply chain technology.

•	Our business is susceptible to risks associated with international operations.

•	We may unable to develop and market new and enhanced solutions modules, or do so quickly enough to respond to changes in demand.

•	Our results of operations could be harmed if the cloud based SCM solutions market fails to develop.

•

We may be exposed to penalties if third party information included in our database is inaccurate, if our trade experts incorrect interpret legal and other requirements, or if our trade content is not timely updated.

•	We may not be able to adequately protect our proprietary and intellectual property rights.

•	Acquisitions present risks that could have a material adverse effect on our business.

•	Given many of our key customers are enterprise customers, our sales cycle is longer and more expensive, and we may encounter pricing pressure and implementation and configuration challenges.

•	We have recently experienced rapid growth, which may not be indicative of our future growth.

•	Cyber-attacks and security vulnerabilities could result in serious harm to our reputation and business.

•

Interruptions or performance problems associated with our (i) internal infrastructure may adversely affect our ability to manage our business and meet reporting obligations and (ii) products, including disruptions at any third-party data centers upon which we rely, may impair our ability to support our customers.

•	Performance issues or failure to successfully integrate or license third-party software could materially and adversely affect our business and results of operations.

•	Our management team has limited experience managing a public company.

•	We may be subject to litigation for any of a variety of claims.

•	We may be subject to liability if we breach our contracts, and our insurance may not cover our losses.

•	Changes in existing laws and financial accounting standards or practices may harm our results of operations.

•	Failure to maintain effective internal controls over financial reporting could impair our ability to produce timely and accurate financial statements.

•	The reverse merger with CCNB1 increases the potential for shareholder litigation.

•	Our results of operations may be adversely affected if we fail to realize the full value of our goodwill and intangible assets.

•

Our results of operations may be harmed if we are required to collect sales or other related taxes for subscriptions to our products and services in jurisdictions where we have not historically done so.

•	Our ability to use our net operating loss carryforwards may be subject to limitation.

•	We will incur increased costs and obligations as a result of being a public company.

•	Our Sponsor and its affiliates, together with affiliates of Insight Partners, beneficially own a significant equity interest in us and their interests may conflict with us or your interests.

•	Our results of operations may differ from the unaudited pro forma financial data included herein.

•	We are dependent upon distributions made by its subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

•	Payments under the Tax Receivable Agreement may be substation and may exceed the actual tax benefits the Company realizes or be accelerated.

Risks Related to Our Indebtedness

•	Our substantial level of indebtedness may affect our ability to raise necessary additional capital.

•	Despite our current leverage, we and our subsidiaries may incur more indebtedness, including secured indebtedness, which could further exacerbate the risks that we and our subsidiaries face.

•	Our variable rate indebtedness subjects us to interest rate risk.

•	Our debt agreements contains restrictions that limit our flexibility in operating our business.

•	We may not be able to generate sufficient cash to service all of our indebtedness.

•	A lowering or withdrawal of our debt ratings may increase borrowing costs and reduce access to capital.

Risks Related to Ownership of Our Securities

•	Future resales of our restricted Class A Common Stock into the market could cause the market price of our Class A Common Stock to drop significantly.

•	We may issue additional other equity securities without your approval.

•	We may amend the terms of the warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants.

•	Our warrants may have an adverse effect on the market price of our Class A Common Stock.

•	Our status as an emerging growth company could make our securities less attractive to investors.

Risks Related to the BluJay Acquisition

The BluJay Acquisition may not be consummated.

We have entered into an agreement to acquire BluJay, referred to herein as the BluJay Purchase Agreement. Completion of the BluJay Acquisition is subject to a number of risks and uncertainties, and we can provide no assurance that the various closing conditions to the BluJay Purchase Agreement will be satisfied, including that the required governmental and other necessary approvals will be obtained.

We may experience difficulties in integrating the operations of BluJay into our business and in realizing the expected benefits of the BluJay Acquisition.

The success of the BluJay Acquisition, if completed, will depend in part on our ability to realize the anticipated business opportunities from combining the operations of BluJay with our business in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the BluJay Acquisition, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of BluJay with our business, we may incur unanticipated liabilities and be unable to realize the anticipated benefits resulting from the BluJay Acquisition, and our business, results of operations and financial condition could be materially and adversely affected.

Risks Related to the Global Pandemic

The ongoing COVID-19 pandemic, including the resulting global economic uncertainty, measures taken in response to the pandemic and changes to the way our customers are operating their businesses, could materially impact our business and future results of operations and financial condition.

The COVID-19 pandemic has disrupted the global economy and strained governments, health care systems and businesses. It is difficult to predict the continuing impact on global economic markets, which ultimate impact will depend upon the efficacy and availability of vaccines and the actions taken by governments and businesses in response to the pandemic. Adverse market conditions resulting from the spread of COVID-19 could materially adversely affect our business through a decrease in the rate of spending on software products, our customers’ inability or unwillingness to purchase our offerings; reductions in the amount or duration of customers’ subscription contracts or increased customer attrition rates. The COVID-19 pandemic could also cause our third-party data center hosting facilities and cloud computing platform providers, which are critical to our infrastructure, to shut down their business, experience security incidents or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect our business.

In response to the COVID-19 pandemic, we have temporarily closed our offices, enabled our employees to work remotely and implemented travel restrictions for all non-essential business in a manner consistent with local standards and risks. If the COVID-19 pandemic worsens, especially in regions where we have offices, our business activities could be adversely affected. We may take further actions that alter our business operations as may be required by local, state or federal authorities or that we determine are in the best interests of our employees. Such measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity or customer retention, any of which could harm our financial condition and business operations.

Almost 50% of our employees reside in India, that is in the midst of a devastating second wave of COVID-19. In order to protect our valued Indian employees, we may take further actions that alter our business operations as may be required by local, state or federal authorities or that we determine are in the best interests of our employees. These measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity or customer retention, any of which could harm our financial condition and business operations. Due to the complexity of our products and trained nature of our employees in India, a continued worsening of COVID-19 in India could negatively affect our strategic sales goals or professional services revenue due to our inability to find temporary workers or back-fill employees to service our sales team or customers.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this Risk Factors section, including, in particular, risks related to our ability to secure customer renewals, the addition of new customers and increased revenue from existing customers, risks relating to cyber-attacks and security vulnerabilities and global supply chain disruptions.

Risks Related to our Business Model

Our business depends on customers renewing their subscription agreements. Any decline in renewal or net retention rates could harm our future operating results.

Approximately 85% of our revenue is recurring and consists of subscription revenue. Our subscription products generally have recurring annual subscription periods. While many of our subscriptions provide for automatic renewal, our customers may opt-out of automatic renewal and customers have no obligation to renew a subscription after the expiration of the term. Our customers may or may not renew their subscriptions as a result of a number of factors, including the general economic downturns due to COVID-19, their satisfaction or dissatisfaction with our products and services, our pricing or pricing structure, the pricing or capabilities of the products and services offered by our competitors, the effects of economic conditions or reductions in our paying customers’ spending levels. In addition, our customers may renew for fewer subscriptions, renew for shorter contract lengths if they were previously on multi-year contracts or switch to lower cost offerings of our products and services.

It is difficult to accurately predict long-term customer retention. Our customers’ subscription retention rates may decline or fluctuate as a result of a number of factors, including their level of satisfaction with our products, the prices of our products, the prices of products and services offered by our competitors or reductions in our customers’ spending levels. If our customers do not renew their subscription arrangements, maintenance or other services agreements or if they renew them on less favorable terms, our revenue may decline. A substantial portion of our quarterly subscription revenue is attributable to agreements entered into during previous quarters. As a result, if there is a decline in renewed subscription agreements in any one quarter, only a small portion of the decline will be reflected in our revenue recognized in that quarter and the rest will be reflected in our revenue recognized in the following four quarters or more.

Our large customers have substantial negotiating leverage, which may require that we agree to terms and conditions that result in increased cost of sales, decreased revenue, and lower average selling prices and gross margins, all of which could harm our results of operations.

Some of our customers have significant bargaining power when negotiating new licenses or subscriptions or renewals of existing agreements, and they have the ability to buy similar products from other vendors or develop such systems internally. These customers have and may continue to seek advantageous pricing and other commercial and performance terms that may require us to develop additional features in the products we sell to them or add complexity to our customer agreements. Currently, as customers become larger, our pricing model recognizes various factors such as number of products purchased and the penetration of those products within a customer’s operations. As such, when a customer buys more products, their average cost per product can decline even though the total revenue from them increases, and, to date, we have generally seen sales to customers increase in proportion to or in excess of any reductions in the cost per product. However, there can be no guarantee that these results will continue in the future. If we are unable to negotiate renewals with our large customers on favorable terms, our results of operations could be harmed.

Given many of our key customers are enterprise customers, our sales cycle is longer and more expensive, and we may encounter pricing pressure and implementation and configuration challenges.

Many of our largest customers are enterprise customers, which means we face longer sales cycles, greater competition, more complex customer due diligence, less favorable contractual terms, and less predictability in completing some of our sales.

Consequently, a target customer’s decision to use our services may be an enterprise-wide decision and, if so, these types of sales require us to provide greater levels of education regarding the use and benefits of our products and services, as well as education regarding privacy and data protection laws and regulations to prospective customers. In addition, larger enterprise customers may demand more configuration, integration services, and features. As a result of these factors, these sales opportunities may require us to devote greater sales support and professional services resources to individual customers, driving up costs and time required to complete sales, while potentially requiring us to delay revenue recognition on some of these transactions until the technical or implementation requirements have been met.

If we are unable to sell products to new customers or to sell additional products or upgrades to our existing customers, it could adversely affect our revenue growth and operating results.

To increase our revenue, we must add new customers (whether through sales or acquisitions) or sell additional products or upgrades to existing customers. Even if we capture a significant volume of leads from our digital marketing activities, we must be able to convert those leads into sales of our products to new or existing customers in order to achieve revenue growth.

We primarily rely on our direct sales force to sell our products to new and existing customers and convert qualified leads into sales. Accordingly, our ability to achieve significant growth in revenue in the future will depend on our ability to recruit, train and retain sufficient numbers of sales personnel, and on the productivity of those personnel. Our recent and planned personnel additions may not become as productive as we would like or in a timely manner, and we may be unable to hire or retain sufficient numbers of qualified individuals in the future in the markets where we do or plan to do business. If we are unable to sell products to new customers and additional products or upgrades to our existing customers through our direct sales force or through our channel partners, which supplement our direct sales force by distributing our products and generating sales opportunities, we may be unable to grow our revenue and our operating results could be adversely affected.

Because we generally recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.

We generally recognize revenue from customers ratably over the terms of their subscription and support agreements, which are typically 36 months. As a result, most of the revenue we report in each quarter is the result of subscription and support agreements entered into during previous quarters.

Consequently, a decline in new or renewed subscriptions in any one quarter may not be reflected in our revenue results for that quarter. However, any such decline will negatively impact our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our services, and potential changes in our attrition rate, may not be fully reflected in our results of operations until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from new customers must be recognized over the applicable subscription and support term.

Because our long-term success depends on our ability to operate our business internationally and increase sales of our products to customers located outside of the United States, our business is susceptible to risks associated with international operations.

We have significant international operations in India, the United Kingdom, Poland, Germany, Belgium, China, Hong Kong and Malaysia as well as international operations in other countries. We market and sell our products worldwide. We expect to continue to expand our international operations for the foreseeable future. The continued international expansion of our operations requires significant management attention and financial resources and results in increased administrative and compliance costs. Our limited experience in operating our business in certain regions outside the United States increases the risk that our expansion efforts into those regions may not be successful. In particular, our business model may not be successful in particular countries or regions outside the United States for reasons that we currently are unable to anticipate. We are subject to risks associated with international sales and operations including, but not limited to:

•	fluctuations in currency exchange rates;

•	the complexity of, or changes in, foreign regulatory requirements and the burdens of complying with a wide variety of foreign laws and different legal standards;

•	difficulties in managing the staffing of international operations, including compliance with local labor and employment laws and regulations;

•	potentially adverse tax consequences, including the complexities of foreign value added tax systems, overlapping tax regimes, restrictions on the repatriation of earnings and changes in tax rates;

•

dependence on resellers and distributors to increase customer acquisition or drive localization efforts, including in new or evolving markets, which resellers and distributors may fail to maintain standards consistent with our brand and reputation;

•	the burdens of complying with a wide variety of foreign laws and different legal standards;

•	increased financial accounting and reporting burdens and complexities, including treatment of revenue from international sources;

•	longer payment cycles and difficulties in collecting accounts receivable;

•	longer sales and payment cycles and difficulties in collecting accounts receivable;

•	political, social and economic instability, including war, terrorist attacks, civil unrest and security concerns in general;

•

reduced or varied protection for intellectual property rights in some countries and the risk of potential theft or compromise of our technology, data or intellectual property in connection with our international operations, whether by state-sponsored malfeasance or other foreign entities or individuals;

•	laws and policies of the U.S. and other jurisdictions affecting international trade (including import and export control laws, tariffs and trade barriers);

•	the risk of U.S. regulation of foreign operations; and

•	other factors beyond our control such as natural disasters and public health crises, including pandemics.

The occurrence of any one of these risks could negatively affect our international business and, consequently, our operating results. We cannot be certain that the investment and additional resources required to establish, acquire or integrate operations in other countries will produce desired levels of revenue or profitability. If we are unable to effectively manage our expansion into additional geographic markets, our financial condition and results of operations could be harmed.

We have experienced rapid growth in recent periods, and our recent growth rates may not be indicative of our future growth.

We have experienced organic and acquisition-driven growth in recent periods, and revenue growth in future periods may not be consistent with recent history. We believe our revenue growth depends on a number of factors, including, but not limited to, our ability to:

•	attract new customers;

•	renew and grow current customer subscriptions;

•	introduce and grow adoption of our products and services in new markets;

•	adequately expand our sales force and otherwise scale our operations as a business;

•	expand the features and capabilities of our platform, including through the creation and use of additional integrations;

•	maintain the security and reliability of our platform;

•	price and package our products and services effectively;

•	successfully compete against established companies and new market entrants;

•	increase awareness of our brand on a global basis; and

•	execute on our acquisition strategy.

We may not be able to successfully implement our strategic initiatives in accordance with our expectations, or in the timeframe we desire, which may result in an adverse impact on our business and financial results. We also expect our operating expenses to increase in future periods, and if our revenue growth does not increase to offset these anticipated increases in our operating expenses, our business, results of operations, and financial condition will be harmed and we may not be able to achieve or maintain profitability.

If we fail to maintain adequate operational and financial resources, particularly if we continue to grow rapidly, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.

We have experienced, and expect to continue to experience, rapid growth, particularly through acquisitions, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. Our organizational structure is becoming more complex as we scale our operational, financial and management controls, as well as our reporting systems and procedures, and expand internationally. As we continue to grow, we face challenges of integrating, developing, training, and motivating a rapidly growing employee base in our various offices around the world and navigating a complex multi-national regulatory landscape. If we fail to manage our anticipated growth and change in a manner that preserves the functionality of our platforms and solutions, the quality of our products and services may suffer, which could negatively affect our brand and reputation and harm our ability to attract customers.

To manage growth in our operations and personnel, we need to continue to grow and improve our operational, financial, and management controls and our reporting systems and procedures. We will require significant expenditures and the allocation of valuable management resources to grow and change in these areas. Our expansion has placed, and our expected future growth will continue to place a significant strain on our management, customer experience, research and development, sales and marketing, administrative, financial and other resources.

We anticipate that significant additional investments will be required to scale our operations and increase productivity, address the needs of our customers, further develop and enhance our products and services, expand into new geographic areas and scale with our overall growth. If additional investments are required due to significant growth, this will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term.

Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business and financial condition.

Threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. Our products and services, servers and computer systems and those of third parties that we rely on in our operations could be vulnerable to cybersecurity risks. As such, we may be subject to risks inherent to companies that process client data for client mission critical systems like SCM solutions.

We are the target of attempts to identify and exploit system vulnerabilities and/or penetrate or bypass our security measures in order to gain unauthorized access to our systems. To mitigate these risks, we employ multiple methods at different layers of our systems to defend against intrusion and attack. Despite our efforts to keep our systems secure and remedy identified vulnerabilities, future attacks could be successful and result in contractual liability to clients or loss of client trust and ultimately client business.

We may experience breaches of our security measures due to human error, system errors or vulnerabilities. In particular, our platform and the other systems or networks used in our business may experience an increase in attempted cyber-attacks, targeted intrusion, ransomware and phishing campaigns. We maintain errors, omission and cyber liability insurance policies covering security and privacy damages. However, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.

At present, we believe the regulatory and private action risks related to personal data we process as part of our business-to-business supply chain solutions are low. We process a limited amount of personal data, typically business contact information, supplied by our clients. Regulations surrounding personal data are rapidly changing and that makes global compliance challenging and unpredictable. Failure to comply with regulations may subject us to regulatory investigations, reputational harm, contractual liability to clients and potential liability to data subjects.

If we fail to integrate our products with a variety of operating systems, software applications, platforms and hardware that are developed by others or ourselves, our products may become less competitive or obsolete and our results of operations would be harmed.

Our products must integrate with a variety of network, hardware and software platforms, and we need to continuously modify and enhance our products to adapt to changes in hardware, software, networking, browser and database technologies. We believe a significant component of our value proposition to customers is the ability to optimize and configure our products to integrate with our systems and those of third parties. If we are not able to integrate our products in a meaningful and efficient manner, demand for our products could decrease and our business and results of operations would be harmed.

In addition, we have a large number of solutions, and maintaining and integrating them effectively requires extensive resources. Our continuing efforts to make our products more interoperative may not be successful. Failure of our products to operate effectively with future infrastructure platforms and technologies could reduce the demand for our products, resulting in customer dissatisfaction and harm to our business. If we are unable to respond to changes in a cost-effective manner, our products may become less marketable, less competitive or obsolete and our business and results of operations may be harmed.

We have a significant amount of goodwill and intangible assets on our balance sheet, and our results of operations may be adversely affected if we fail to realize the full value of our goodwill and intangible assets.

We have goodwill of $2,628.6 million and $752.8 million and net intangible assets of $824.9 million and $467.6 million as of February 28, 2021 and February 29, 2020, respectively. In accordance with U.S. GAAP, goodwill and intangible assets with an indefinite life are not amortized but are subject to a periodic impairment evaluation. Goodwill and acquired intangible assets with an indefinite life are tested for impairment at least annually or when events and circumstances indicate that fair value of a reporting unit may be below their carrying value. Acquired intangible assets with definite lives are amortized on a straight-line basis over the estimated period over which we expect to realize economic value related to the intangible asset. In addition, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset might not be recoverable. If indicators of impairment are present, we evaluate the carrying value in relation to estimates of future undiscounted cash flows. Our ability to realize the value of the goodwill and intangible assets will depend on the future cash flows of the businesses we have acquired, which in turn depend in part on how well we have integrated these businesses into our own business. Judgments made by management relate to the expected useful lives of long-lived assets and our ability to realize undiscounted cash flows of the carrying amounts of such assets. The accuracy of these judgments may be adversely affected by several factors, including significant:

•	underperformance relative to historical or projected future operating results;

•	changes in the manner of our use of acquired assets or the strategy for our overall business;

•	negative industry or economic trends; or

•	decline in our market capitalization relative to net book value for a sustained period.

These types of events or indicators and the resulting impairment analysis could result in impairment charges in the future. If we are not able to realize the value of the goodwill and intangible assets, we may be required to incur material charges relating to the impairment of those assets. Such impairment charges could materially and adversely affect our business, results of operations, and financial condition.

Risks Related to Macroeconomic and Market Conditions

Adverse or weakened general economic and market conditions may reduce spending on supply chain technology and information, which could harm our revenue, results of operations and cash flows.

Our revenue, results of operations and cash flows depend on the overall demand for and use of technology and information for global SCM, which depends in part on the amount of spending allocated by our customers or potential customers on supply chain technology and information. This spending depends on worldwide economic and geopolitical conditions. The U.S. and other key international economies have experienced cyclical downturns from time to time in which economic activity was impacted by falling demand for a variety of goods and services; restricted credit; poor liquidity; reduced corporate profitability; volatility in credit, equity and foreign exchange markets; bankruptcies; pandemics such as COVID-19; and overall economic uncertainty. These economic conditions can arise suddenly, and the full impact of such conditions often remains uncertain. In addition, geopolitical developments and potential trade wars can increase levels of political and economic unpredictability globally and increase the volatility of global financial markets. Further actions or inactions of the U.S. or other major national governments, including the United Kingdom’s 2016 vote in favor of exiting the European Union, may also impact economic conditions, which could result in financial market disruptions or an economic downturn.

Concerns about the systemic impact of a recession in the United States or globally, energy costs, geopolitical issues or the availability and cost of credit could lead to increased market volatility, decreased consumer confidence and diminished growth expectations in the U.S. economy and abroad, which in turn could affect the rate of information technology spending and adversely affect our customers’ ability or willingness to purchase our services, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscription contracts or affect attrition rates, all of which could adversely affect our future sales and operating results. Prolonged economic slowdowns may result in requests to renegotiate existing contracts on less advantageous terms to us than those currently in place, payment defaults on existing contracts or non-renewal at the end of a contract term.

Our success depends in part on our ability to develop and market new and enhanced solutions modules, and we may not be able to do so, or do so quickly enough to respond to changes in demand. Even if we anticipate changes in demand, it may be difficult for us to transition existing customers to new versions of our solutions.

Our success depends in part on our ability to develop and market new and enhanced solutions modules, and to do so on a timely basis. Successful module development and marketing depends on numerous factors, including anticipating customer requirements, changes in technology requirements, our ability to differentiate our solutions from those of our competitors, and market acceptance of our solutions.

Enterprises are requiring their software application vendors to provide ever increasing levels of functionality and broader offerings. Moreover, our industry is characterized by rapid evolution, and shifts in technology and customer needs. We may not be able to develop and market new or enhanced modules in a timely or cost-effective manner or at all. Our solutions also may not achieve market acceptance or correctly anticipate technological changes or the changing needs of our customers or potential customers.

In addition, even if we correctly anticipate changes in technology or demand, it might be difficult for us to transition existing customers to new versions of our solutions. Such transitions or upgrades may require considerable professional services effort and expense and customers may choose to discontinue using our solutions rather than proceed with a lengthy and expensive upgrade. If our customers fail to accept new versions of our solutions, if our newest solutions contain errors or if we expend too many resources supporting multiple versions of our solutions, we may suffer a material adverse effect on our business, financial position, results of operations and cash flows.

The market for cloud-based SCM solutions is still evolving. If this market develops more slowly than we expect, our revenue may fail to grow or decline, and we may incur additional operating losses.

We derive, and expect to continue to derive, substantially all of our revenue from providing a cloud-based SCM platform, solutions and related services. The market for cloud-based SCM solutions is still evolving and it is uncertain whether this platform and solutions will sustain high levels of demand and market acceptance. Our success will depend on the willingness of companies to accept our cloud-based SCM platform and solutions as an alternative to manual processes, traditional enterprise resource planning software and internally developed SCM solutions. Some customers may be reluctant or unwilling to use our cloud-based SCM platform or solutions for a number of reasons, including data privacy concerns, data and network security concerns and existing investments in SCM technology.

Traditional approaches to SCM have required, among other things, purchasing hardware and licensing software. Because these traditional approaches often require significant initial investments to purchase the necessary technology and to establish systems that comply with customers’ unique requirements, companies may be unwilling to abandon their current solutions for our cloud-based SCM platform and solutions. Other factors that may limit market acceptance of our cloud-based SCM platform and solutions include:

•	our ability to maintain high levels of customer satisfaction;

•	our ability to maintain continuity of service for all users of our solutions;

•	the price, performance and availability of competing solutions; and

•	our ability to address companies’ confidentiality concerns about information stored outside of their premises.

If companies do not perceive the benefits of our cloud-based SCM platform or solutions, or if companies are unwilling to accept our cloud-based SCM platform or solutions as an alternative to traditional approaches, the market for our cloud-based SCM platform and solutions might not continue to develop or might develop more slowly than we expect, either of which could significantly adversely affect our revenues and growth prospects.

We face intense competition, and our failure to compete successfully would make it difficult for us to add and retain customers and would impede the growth of our business.

The SCM market is fragmented, competitive and rapidly evolving. We compete with other cloud-based SCM vendors, traditional enterprise resource planning vendors such as SAP and Oracle and other service providers as well as with solutions developed internally by enterprises seeking to manage their global supply chains and global trade. Some of our actual and potential competitors may enjoy competitive advantages over us, such as greater name recognition, more varied offerings and larger marketing budgets as well as greater financial, technical and other resources. Furthermore, some competitors may have best-of-breed solutions to problems created by the unique trading requirements of particular countries, industries and/or business processes. As a result, our competitors may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements or devote greater resources to the promotion and sale of their products and services than we can.

The intensity of competition in the SCM market has resulted in pricing pressure as the market has developed and our competitors very frequently offer substantial price discounts for their products. We expect the intensity of competition to increase in the future as existing competitors develop their capabilities and as new companies, which could include one or more large software or trade content providers, enter the market. Increased competition could result in additional pricing pressure, reduced sales, shorter term lengths for customer contracts, lower margins or the failure of our solutions to achieve or maintain broad market acceptance. If we are unable to compete effectively, it will be difficult for us to maintain our pricing rates and add or retain customers, and our business, financial condition and results of operations will be harmed.

Risks Related to Key Third-Party Relationships

Interruptions or performance problems associated with our products, including disruptions at any third-party data centers upon which we rely, may impair our ability to support our customers.

Our continued growth depends in part on the ability of our existing and potential customers to access our websites, software and cloud-based products within an acceptable amount of time. We have experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our website simultaneously, denial of service, fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these website performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve our website performance, especially during peak usage times and as our user traffic increases. If our websites are unavailable or if our customers are unable to access our software or cloud-based products within a reasonable amount of time, or at all, our business would be negatively affected. Additionally, our data centers and networks and third-party data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates, or may fail to meet the increased requirements of a growing customer base.

We provide certain of our solutions through third-party data center hosting facilities located in the United States and other countries. While we control and have access to our servers and all of the components of our network that are located in such third-party data centers, we do not control the operation of these facilities.

Additionally, some of these data centers could be temporarily or permanently impacted by natural disasters, including wildfires and earthquakes. Following the expiration of the current agreement terms, the owners of the data center facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our data center operators is acquired, we may be required to transfer our servers and other infrastructure to new data center facilities, and we may incur significant costs and possible service interruptions in connection with doing so.

The information we source from third parties for inclusion in our knowledge databases may not be accurate and complete, our trade experts may make errors in interpreting legal and other requirements when processing this information, and our trade content may not be updated on a timely basis, which can expose our customers to fines and other substantial claims and penalties.

Our customers often use our solutions as a system of record and many of our customers are subject to regulation of their products, services and activities. Our knowledge library includes trade content sourced from government agencies and transportation carriers in numerous countries. It is often sourced from text documents and includes import and export regulations, shipping documents, preferential duties and taxes, specifications for free trade agreements, transportation rates, sailing schedules, embargoed country and restricted party lists, and harmonized tariff codes. The information in these text documents may not be timely, accurate or complete. Our team of trade experts transforms these documents into a normalized and propriety knowledgebase, which is interpretable by software. Our trade experts have to interpret the legal and other requirements contained in the source documents and we can provide no assurances that our trade experts do not make errors in the interpretation of these requirements. Furthermore, rules and regulations and other trade content used in our solutions change constantly, and we must continuously update our knowledge library. Maintaining a complete and accurate knowledge library is time-consuming and costly and we can provide no assurances that our specialists will always make appropriate updates to the library on a timely basis. Errors or defects in updating the trade content we provide to our customers and any defects or errors in, or failure of, our software, hardware, or systems, can result in an inability to process transactions in a timely manner or lead to violations that could expose our customers to fines and other substantial claims and penalties and involve criminal liability. In addition, these errors and delays could damage our reputation with both existing and new customers and result in lost customers and decreased revenue, which could materially and adversely affect our business, revenue and results of operations.

Any of these problems may enable our customers to terminate their agreements with us, require us to issue credits or refunds and, in addition, subject us to product liability, breach of warranty or other contractual claims. We also may be required to indemnify our customers or third parties as a result of any of these problems. Any provisions in our customer agreements intended to limit liability may not be sufficient to protect us against any such claims. Insurance may not be available on acceptable terms, or at all. In addition, any insurance we do have may not cover claims related to specific defects, errors, failures or delays, may not cover indirect or consequential damages, and may be inadequate. Defending a suit, regardless of its merit, could be costly and divert management’s attention. In general, losses from customers terminating their agreements with us and our cost of defending claims resulting from defects, errors, failures or delays might be substantial, and could have a material adverse effect on our business, financial position, results of operations and cash flows.

Interruptions or performance problems associated with our internal infrastructure, and its reliance on technologies from third parties, may adversely affect our ability to manage our business and meet reporting obligations.

Currently, we use NetSuite to manage our financial processes and other third-party vendors to manage sales, online marketing and web services. We believe the availability of these services is essential to the management of our high-volume, transaction-oriented business model. As we expand our operations, we expect to utilize additional systems and service providers that may also be essential to managing our business. Although the systems and services that we require are typically available from a number of providers, it is time-consuming and costly to qualify and implement these relationships. Therefore, if one or more of our providers suffer an interruption in their business, experience delays, disruptions or quality-control problems in their operations, or we have to change or add additional systems and services, our ability to manage our business and produce timely and accurate financial statements would suffer.

We leverage third-party software for use with our solution. Performance issues, errors and defects or failure to successfully integrate or license necessary third-party software could cause delays, errors, or failures of our solution, increases in our expenses and reductions in our sales, which could materially and adversely affect our business and results of operations.

We use software licensed from a variety of third parties in connection with the operation of our products. Any performance issues, errors, bugs, or defects in third-party software could result in errors or a failure of our products, which could adversely affect our business and results of operations. In the future, we might need to license other software to enhance our solution and meet evolving customer demands and requirements. Any limitations in our ability to use third-party software could significantly increase our expenses and otherwise result in delays, a reduction in functionality, or errors or failures of our solution until equivalent technology or content is either developed by us or, if available, identified, obtained through purchase or license, and integrated into our solution. In addition, third-party licenses may expose us to increased risks, including risks associated with the integration of new technology, the diversion of resources from the development of our own proprietary technology, and our inability to generate revenues from new technology sufficient to offset associated acquisition and maintenance costs, all of which may increase our expenses and materially and adversely affect our business and results of operations.

Risks Related to the Business Combination

Our management team has limited experience managing a public company.

Some members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition.

We incur increased costs and obligations as a result of being a public company.

As a result of the Business Combination, we are required to comply with certain corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, we incur significant legal, accounting and other expenses that we were not required to incur in the recent past. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the Jobs Act and the rules and regulations of the SEC and national securities exchanges have increased the costs and the time that the board of directors and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management’s time and attention from revenue generating activities.

Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

Failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could impair our ability to produce timely and accurate financial statements or comply with applicable regulations which could have a material adverse effect on our business.

As a public company, we have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company, and we are still in the process of generating a mature system of internal controls and integration across business systems. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements, and harm our operating results.

Pursuant to Section 404, we are required to furnish a report by our management on the effectiveness of our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

In addition to our results determined in accordance with U.S. GAAP, we believe certain non-GAAP measures may be useful in evaluating our operating performance. We present certain non-GAAP financial measures in this prospectus and intend to continue to present certain non-GAAP financial measures in future filings with the SEC and other public statements. Any failure to accurately report and present our non-GAAP financial measures could cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of the Company’s Class A Common Stock.

Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, which may result in a breach of the covenants under existing or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of the Company’s Class A Common Stock.

In our Annual Report on Form 10-K, we reached a determination to restate certain previously issued financial statements of CCNB1 to correct the accounting treatment for the Company’s warrants.

In our Annual Report on Form 10-K, we reached a determination to restate certain previously issued financial statements of CCNB1 and related disclosures for the periods disclosed in order to correct the accounting treatment for the Company’s warrants following the publication of the SEC’s Staff Statement on April 12, 2021. In addition, management has concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2020 and that the Company’s internal control over financial reporting was not effective as of December 31, 2020 solely as a result of a material weakness in controls related to the accounting for the Company’s warrants and the Forward Purchase Agreement. As a result, we have incurred unanticipated costs for accounting and legal fees in connection with or related to the restatement, and may become subject to additional risks and uncertainties related to the restatement, such as a negative impact on investor confidence in the accuracy of our financial disclosures (or in SPACs or former SPAC companies in general), and may raise reputational risks for our business.

We qualify as an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (1) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (2) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the market value of the shares of our common stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (2) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year, (3) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (4) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock.

We cannot predict if investors will find our Class A Common Stock less attractive because we may rely on these exemptions. If some investors find our Class A Common Stock less attractive as a result, there may be a less of an active trading market for our Class A Common Stock and our share price may be more volatile.

The reverse merger with CCNB1 increases the potential for shareholder litigation.

We went public via the Business Combination with CCNB1, a special purpose acquisition company (SPAC). The popularity of going public via a reverse merger with a SPAC has resulted in a corresponding increase in the number of shareholder lawsuits and increased activity at the SEC relating to SPACs. In recent days, the SEC has opened an inquiry seeking information on how underwriters are managing the risks involved in SPACs, and the SEC’s Division of Corporation Finance and acting chief accountant have issued two separate public statements on certain accounting, financial reporting and governance issues that should be considered in connection with SPAC-related mergers. This increase in activity by SEC Staff comes on the heels of nearly two dozen federal securities class action filings, several SEC investor alerts and earlier guidance from the Division of Corporation Finance. The surge in litigation and regulatory interest is likely to continue and expand throughout 2021 and beyond.

With the increase in the use of SPACs comes an increase in SPAC shareholder lawsuits filed after announcements of mergers between SPACs and their target companies. According to data compiled by

Stanford University, shareholders have filed 21 securities class actions lawsuits involving SPACs since 2019, with eight of these filings occurring in 2021. Any claim against us, regardless of its merit, could be costly, divert management’s attention and operational resources and harm our reputation. As litigation is inherently unpredictable, we cannot assure you that any potential claims or disputes will not have a material adverse effect on our business, results of operations and financial condition. Any claims or litigation, even if fully indemnified or insured, could make it more difficult to compete effectively or to obtain adequate insurance in the future.

Certain of our stockholders that are parties to the Investor Rights Agreement do, and that will be parties to the Amended and Restated Investor Rights Agreement will, beneficially own a significant equity interest in us and their interests may conflict with us or your interests.

Our stockholders that are party to the Investor Rights Agreement (the “IRA Parties”) collectively control approximately 49% of our voting equity, and following the BluJay Closing, our stockholders that will be parties to the Amended and Restated Investor Rights Agreement to be entered into in connection with the BluJay Acquisition are expected to collectively control approximately 54.80% of our voting equity after giving pro forma effect to the BluJay Acquisition. As a result, such stockholders have significant influence over our decisions to enter into any corporate transaction. In addition, affiliates of the IRA Parties are each in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The IRA Parties and their respective affiliates may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. Furthermore, our certificate of incorporation provides that certain parties may engage in competitive businesses and renounces any entitlement to certain corporate opportunities offered to the private placement investors or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than us and our subsidiaries) that are not expressly offered to them in their capacities as our directors or officers. The certificate of incorporation also provides that certain parties or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than us and our subsidiaries) do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

Our results of operations may differ significantly from the unaudited pro forma financial data included in this prospectus.

This prospectus includes unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of February 28, 2021 assumes that the BluJay Acquisition occurred on February 28, 2021. The unaudited pro forma condensed combined balance sheet as of February 28, 2021 does not include any pro forma adjustments for the Business Combination as the Business Combination is already reflected in the E2open audited consolidated balance sheet as of February 28, 2021. The unaudited pro forma condensed combined statement of operations for the year ended February 28, 2021 presents the pro forma effect of the Business Combination and the BluJay Acquisition as if they had been completed on March 1, 2020.

The unaudited pro forma condensed combined statement of operations, which we refer to as the pro forma condensed combined statement of operations, for the year ended February 28, 2021, combines the E2open audited consolidated statement of operations for the year ended February 28, 2021, the CCNB1 audited financial results for the period from January 14, 2020 (inception) through December 31, 2020, and the BluJay audited consolidated statement of profit or loss for the year ended March 31, 2021.

The unaudited pro forma condensed combined balance sheet combines the E2open audited consolidated balance sheet as of February 28, 2021 and the BluJay audited consolidated statement of financial position as of March 31, 2021, giving effect to the BluJay Acquisition as if it had been consummated on February 28, 2021.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination and/or the BluJay Acquisition been consummated on the dates indicated above, or the future consolidated results of operations or financial position. Accordingly, our business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this prospectus. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The Company is a holding company and its only material asset is its interest in E2open Holdings, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

The Company is a holding company with no material assets other than its ownership of the Common Units and Restricted Common Units and its managing member interest in E2open Holdings. As a result, the Company has no independent means of generating revenue or cash flow. The Company’s ability to pay taxes, make payments under the Tax Receivable Agreement and pay dividends depend on the financial results and cash flows of E2open Holdings and the distributions it receives from E2open Holdings. Deterioration in the financial condition, earnings or cash flow of E2open Holdings for any reason could limit or impair E2open Holdings’ ability to pay such distributions. Additionally, to the extent that the Company needs funds and E2open Holdings is restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or E2open Holdings is otherwise unable to provide such funds, it could materially adversely affect the Company’s liquidity and financial condition.

E2open Holdings is treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to holders of Common Units. Accordingly, the Company is required to pay income taxes on its allocable share of any net taxable income of E2open Holdings. Under the terms of the Third Amended and Restated Limited Liability Company Agreement, E2open Holdings is obligated to make tax distributions to holders of Common Units (including the Company) calculated at certain assumed tax rates. In addition to income taxes, the Company incurs expenses related to its operations, including payment obligations under the Tax Receivable Agreement, which could be significant, and some of which are reimbursable by E2open Holdings (excluding payment obligations under the Tax Receivable Agreement). See the section entitled “The Business Combination — Tax Receivable Agreement.” The Company intends to cause E2open Holdings to make ordinary distributions on a pro rata basis and tax distributions (which, in certain circumstances, may be made on a non-pro rata basis as described in more detail in the section entitled “The Business Combination — Tax Receivable Agreement”) to holders of Common Units in amounts sufficient to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by the Company. However, as discussed below, E2open Holdings’ ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, retention of amounts necessary to satisfy E2open Holdings’ obligations and restrictions on distributions that would violate any applicable restrictions contained in E2open Holdings’ debt agreements, or any applicable law, or that would have the effect of rendering E2open Holdings insolvent. To the extent that the Company is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.

The Company anticipates that the distributions received from E2open Holdings may, in certain periods, exceed the Company’s actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, may make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on the Class A Common Stock. The Company will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders. See the section entitled “Dividend Policy.”

Dividends on the Company’s Class A Common Stock, if any, will be paid at the discretion of the Board, which will consider, among other things, the Company’s available cash, available borrowings and other funds legally available therefor, taking into account the retention of any amounts necessary to satisfy the obligations of the Company that will not be reimbursed by E2open Holdings, including taxes and amounts payable under the Tax Receivable Agreement and any restrictions in then applicable bank financing agreements. Financing arrangements may include restrictive covenants that restrict the Company’s ability to pay dividends or make other distributions to its stockholders. In addition, E2open Holdings is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of E2open Holdings (with certain exceptions) exceed the fair value of its assets. E2open Holdings’ subsidiaries are generally subject to similar legal limitations on their ability to make distributions to E2open Holdings. If E2open Holdings does not have sufficient funds to make distributions, the Company’s ability to declare and pay cash dividends may also be restricted or impaired.

Pursuant to the Tax Receivable Agreement, we are required to pay certain of the E2open Sellers 85% of the tax savings that we realize as a result of increases in tax basis in E2open Holdings. These payments may be substantial, as well as exceed actual tax benefits. The timing of these payments may also be accelerated.

The Blocker Sellers and the Flow-Through Sellers sold E2open Holdings units for the consideration paid pursuant to the Business Combination Agreement and, in the case of the Flow-Through Sellers, may in the future exchange their Common Units for shares of Class A Common Stock (or cash) pursuant to the Third Amended and Restated Limited Liability Company Agreement, subject to certain conditions and transfer restrictions as set forth therein and in the Investor Rights Agreement. These sales, purchases, redemptions and exchanges are expected to result in increases in the Company’s allocable share of the tax basis of the tangible and intangible assets of E2open Holdings, which may increase (for income tax purposes) depreciation and amortization deductions to which the Company is entitled. In addition, as a result of the Blocker Mergers, the Company may have inherited certain pre-existing tax attributes of the Blockers. These increases in tax basis and pre-existing tax attributes of the Blockers may reduce the amount of income or franchise tax that the Company would otherwise be required to pay in the future had the Business Combination and/or such sales and exchanges never occurred.

In connection with the Business Combination, the Company entered into the Tax Receivable Agreement, which generally provides for the payment by it of 85% of certain tax benefits, if any, that the Company realizes (or in certain cases is deemed to realize) as a result of these increases in tax basis and certain pre-existing tax attributes of the Blockers and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. These payments are the obligation of the Company and not of E2open Holdings. The actual increase in the Company’s allocable share of E2open Holdings’ tax basis in its assets, the availability of pre-existing tax attributes of the Blockers, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A Common Stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of the recognition of the Company’s income. While many of the factors that will determine the amount of payments that the Company will make under the Tax Receivable Agreement are outside of its control, the Company expects that the payments it will make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on the Company’s financial condition. Any payments made by the Company under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to the Company. To the extent that the Company is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; however, nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, as further described below. Furthermore, the Company’s future obligation to make payments under the Tax Receivable Agreement could make it a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement. See the section entitled “The Business Combination — Tax Receivable Agreement.”

Payments under the Tax Receivable Agreement are based on the tax reporting positions of the Company, and the IRS or another taxing authority may challenge all or any part of the tax basis increases, the amount or availability of pre-existing tax attributes of the Blockers, as well as other tax positions that the Company takes, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Company are disallowed as a result of such a challenge, the E2open Sellers and the exchanging holders will not be required to reimburse the Company for any excess payments that may previously have been made under the Tax Receivable Agreement. Rather, excess payments made to such holders will be netted against any future cash payments otherwise required to be made by the Company, if any, after the determination of such excess. A challenge to any tax benefits claimed by the Company may not arise for a number of years following the time payments begin to be made in respect of such benefits or, even if challenged soon thereafter, such excess cash payment may be greater than the amount of future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be sufficient future cash payments against which to net such excess. As a result, in certain circumstances the Company could make payments under the Tax Receivable Agreement in excess of the Company’s actual income or franchise tax savings, which could materially impair the Company’s financial condition.

Moreover, the Tax Receivable Agreement provides that, in the event that we exercise our early termination rights, fail to make timely payment or materially breach the Tax Receivable Agreement or if there is a change of control, our obligations under the Tax Receivable Agreement will accelerate and we will be required to make a lump-sum cash payment to the sellers and/or other applicable parties equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement. The lump-sum payment could be substantial and could exceed the actual tax benefits that we realize subsequent to such payment, which may cause a material negative effect on our liquidity.

Furthermore, the Company’s obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

Risks Related to Acquisitions

Acquisitions present many risks that could have a material adverse effect on our business and results of operations.

To expand our business, we have made numerous acquisitions and expect to continue making similar acquisitions and possibly larger acquisitions as part of our growth strategy. The success of our growth strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Acquisitions are inherently risky, and any acquisitions we complete may not be successful.

Additionally, acquisitions made entirely or partially for cash will reduce our cash reserves or require us to incur additional debt. We may seek to obtain additional cash to fund an acquisition by selling equity or debt securities. We may be unable to secure the equity or debt funding necessary to finance future acquisitions on terms that are acceptable to us. If we finance acquisitions by issuing equity or convertible debt securities, our existing stockholders will experience ownership dilution.

Our past acquisitions and any future mergers and acquisitions involve numerous risks, including, but not limited to, the following:

•	difficulties in integrating and managing the operations, personnel, systems, technologies and products of the companies we acquire;

•	failure to achieve the projected cost savings due to difficulties integrating the acquired business;

•	failure to uncover liabilities or adverse operating issues, or both, through due diligence or the failure to properly estimate the extent of such liabilities prior to the acquisition;

•	our inability to maintain the key business relationships and reputations of the businesses we acquire;

•

our inability to increase revenue from an acquisition, including our failure to drive demand in our existing customer base for acquired products and our failure to obtain contract renewals or upgrades and new product sales from customers of the acquired businesses;

•	unanticipated charges to our operating results based on the timing and size of our acquisitions and the extent of integration activities;

•	potential negative perceptions of our acquisitions by customers, financial markets or investors;

•

failure to obtain required approvals from governmental authorities under competition and antitrust laws on a timely basis, if at all, which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of an acquisition;

•	potential increases in our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

•	our inability to apply and maintain our internal standards, controls, procedures and policies to acquired businesses;

•	potential loss of key employees of the companies we acquire;

•	difficulties in increasing or maintaining security standards for acquired technology consistent with our other services and related costs;

•

challenges converting an acquired company’s revenue recognition policies and forecasting the related revenues, including subscription-based revenues, as well as appropriate allocation of the customer consideration to the individual deliverables; and

•	inadequate protection of acquired intellectual property rights.

The occurrence of any of these risks could have a material adverse effect on our business, results of operations, financial condition or cash flows, particularly in the case of a larger acquisition or substantially concurrent acquisitions. For a discussion of the risks related to the BluJay Acquisition, see “—Risks Related the BluJay Acquisition”.

Risks Related to Our Indebtedness

Our substantial level of indebtedness and significant leverage may materially adversely affect our ability to raise additional capital to fund our operations and limit our ability to react to changes in the economy or our industry.

We have a substantial amount of indebtedness and are significantly leveraged. As of February 28, 2021, we had outstanding indebtedness in the principal amount of $525.7 million. In addition, we have an additional $75.0 million available for borrowing under E2open’s senior secured revolving credit facility. Our substantial level of indebtedness increases the possibility that we may be unable to generate sufficient cash to pay the principal, interest or other amounts due in respect of our indebtedness. Our substantial indebtedness, combined with our other financial obligations and contractual commitments, may have a material adverse impact on us and our business. For example, it could:

•	make it more difficult for us to satisfy obligations with respect our indebtedness and any repurchase obligations that may arise thereunder;

•

require us to dedicate a substantial portion of cash flow from operations to payments on our indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development and other purposes;

•	increase our vulnerability to adverse economic, market and industry conditions and limit our flexibility in planning for, or reacting to, these conditions;

•	expose us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•

limit our flexibility to adjust to changing market conditions and our ability to withstand competitive pressures, and we may be more vulnerable to a downturn in general economic or industry conditions or be unable to carry out capital spending that is necessary or important to our growth strategy;

•

limit our ability to borrow additional funds or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes; and

•	limit our ability to compete with others who are not as highly-leveraged.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

All of the borrowings under the senior secured credit facilities bear interest at variable rates. As a result, an increase in interest rates, whether due to an increase in market interest rates or an increase in our own cost of borrowing, would increase the cost of servicing our debt even though the amount borrowed remained the same resulting in our net income and cash flows, including cash available for servicing our indebtedness, to decrease correspondingly. The impact of such an increase would be more significant than it would be for some other companies because of our substantial debt. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

Our debt agreements contains restrictions that limit our flexibility in operating our business.

The senior secured credit facilities contain various covenants that limit E2open’s and its restricted subsidiaries’ ability to engage in specified types of transactions. These covenants limit E2open’s and its restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay certain dividends or make certain distributions on capital stock or repurchase or redeem capital stock;

•	make certain loans, investments or other restricted payments, including certain payments with respect to subordinated indebtedness;

•	transfer or sell certain assets;

•	enter into certain sale and leaseback transactions;

•	incur certain liens;

•	guarantee indebtedness or incur other contingent obligations;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and

•	engage in certain transactions with our affiliates.

In addition, under the senior secured credit facilities, in certain circumstances, E2open is required to satisfy specified financial ratios, including a first-lien secured debt leverage ratio. E2open’s ability to meet those financial ratios can be affected by events beyond our control, and E2open may not be able to meet those ratios and tests.

A breach of the covenants under the credit agreement could result in an event of default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt. In addition, an event of default under the credit agreement would permit the lenders to terminate all commitments to extend further credit under such agreement. Furthermore, if we were unable to repay the amounts due and payable under the credit agreement, those lenders could proceed against the collateral granted to them to secure such indebtedness. A significant portion of our indebtedness could become immediately due and payable. We cannot be certain whether we would have, or would be able to obtain, sufficient funds to make these accelerated payments. If any such indebtedness is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which in turn are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our credit facilities restrict E2open’s and our restricted subsidiaries’ ability to dispose of assets and use the proceeds from the disposition. We may not be able to complete those dispositions or obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our performance under assorted financial metrics and other measures of financial strength, our business and financial risk, our industry or other factors determined by such rating agency, so warrant. There can be no assurances that our credit ratings or outlook will not be lowered in the future in response to adverse changes in these metrics and factors caused by our operating results or by actions that we take, that reduce our profitability, or that require us to incur additional indebtedness for items such as substantial acquisitions, significant increases in costs and capital spending in security and IT systems, significant costs related to settlements of litigation or regulatory requirements, or by returning excess cash to shareholders through dividends. Consequently, real or anticipated changes in our credit rating will generally affect the market value of our indebtedness. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure of our indebtedness. Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing and may reduce our profitability.

Risks Related to Legal and Regulatory

We may not be able to adequately protect our proprietary and intellectual property rights in our data or technology.

We may be unsuccessful in adequately protecting our intellectual property. No assurance can be given that our confidentiality, non-disclosure or invention assignment agreements with employees, consultants, or other parties will not be breached and will otherwise be effective in controlling access to and distribution of our platform or solutions, or certain aspects of our platform or solutions, and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our platform or solutions. Additionally, certain unauthorized use of our intellectual property may go undetected, or we may face legal or practical barriers to enforcing our legal rights even where unauthorized use is detected.

We may be required to spend significant resources to monitor and protect these rights, and we may or may not be able to detect infringement by our clients or third parties. Litigation has been and may be necessary in the future to enforce our intellectual property rights.

Our use of open source software could negatively affect our ability to sell our products and subject us to possible litigation.

Some of our products incorporate open source software, and we intend to continue to use open source software in the future. Some open source licenses are unclear and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our solutions. Such a situation could result in infringement claims and the need to reengineer our solutions, both of which could be costly depending on the specific circumstances. In addition to license risk, use of open source software may increase security vulnerabilities or infringing or broken code if not properly supported and managed.

We may in the future be sued by third parties for various claims including alleged infringement of proprietary intellectual property rights.

As a supplier of supply chain solutions, we rely on and use software and data that we create as well as those from third-party sources. Often, our clients are processing data through our solutions that we do not review. While we generally attempt to protect against such risks with contractual obligations and indemnities, despite our efforts, we may receive claims that we have infringed a third party’s intellectual property rights or breached a contract.

As a result of claims against us regarding suspected infringement, our technologies may be subject to injunction, we may be required to pay damages or we may have to seek a license to continue certain practices (which may not be available on reasonable terms, if at all), all of which may significantly increase our operating expenses or may require us to restrict our business activities and limit our ability to deliver our products and services and/or certain features, integrations and capabilities of our platform. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense and/or cause us to alter our products or services, potentially negatively affecting our business. Further, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, so any alleged infringement by us resulting in claims against such customers would increase our liability. Additionally, our exposure to risks associated with various claims, including the use of intellectual property, may be increased as a result of acquisitions of other companies.

We are subject to sanctions, anti-corruption, anti-bribery and similar laws, and non-compliance with such laws can subject us to criminal penalties or significant fines and harm our business and reputation.

We are subject to requirements under the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), anti-corruption, anti-bribery and similar laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended (FCPA), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act 2010 and other anti-corruption, anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly and prohibit companies, their employees and agents from promising, authorizing, making, offering or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business, or otherwise obtaining favorable treatment. As we increase our international sales and business, our risks under these laws may increase. In addition, we may use third parties to sell access to our platform and conduct business on our behalf abroad. We can be held liable for the corrupt or other illegal activities of such future third-party intermediaries, and our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities. Any violation of economic and trade sanction laws, export and import laws, the FCPA or other applicable anti-corruption laws or anti-money laundering laws could also result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges or our license issued by OFAC, severe criminal or civil sanctions, and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, results of operations and prospects.

Changes in tax laws or regulations in the various tax jurisdictions we are subject to that are applied adversely to us or our paying customers could increase the costs of our products and services and harm our business.

We are subject to income taxes in the United States and various jurisdictions outside of the United States. Significant judgment is often required in the determination of our worldwide provision for income taxes. Any changes, ambiguity or uncertainty in taxing jurisdictions’ administrative interpretations, decisions, policies and positions could materially impact our income tax liabilities. We may also be subject to additional tax liabilities and penalties due to changes in non-income based taxes resulting from changes in federal, state or international tax laws; changes in taxing jurisdictions’ administrative interpretations, decisions, policies and positions; results of tax examinations, settlements or judicial decisions; changes in accounting principles; changes to the business operations, including acquisitions; and the evaluation of new information that results in a change to a tax position taken in a prior period. Any resulting increase in our tax obligation or cash taxes paid could adversely affect our cash flows and financial results. Additionally, new income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time. Those enactments could harm our domestic and international business operations, our business, results of operations and financial condition.

Further, tax regulations could be interpreted, changed, modified or applied adversely to us. These events could require us or our paying customers to pay additional tax amounts on a prospective or retroactive basis, as well as require us or our paying customers to pay fines and/or penalties and interest for past amounts deemed to be due. If we raise our prices to offset the costs of these changes, existing and potential future paying customers may elect not to purchase our products and services.

As a multinational organization, we may be subject to taxation in various jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. Countries, trading regions and local taxing jurisdictions have differing rules and regulations governing sales and use taxes, and these rules and regulations are subject to varying interpretations that may change over time. We collect and remit U.S. sales and value-added tax (VAT) in several jurisdictions. However, it is possible that we could face sales tax or VAT audits and that our liability for these taxes could exceed our estimates as tax authorities could still assert that we are obligated to collect additional tax amounts from our paying customers and remit those taxes to those authorities. We could also be subject to audits in states and international jurisdictions for which we have not accrued tax liabilities. Further, one or more state or foreign authorities could seek to impose additional sales, use or other tax collection and record-keeping obligations on us or may determine that such taxes should have, but have not been, paid by us. Liability for past taxes may also include substantial interest and penalty charges. Any successful action by state, foreign or other authorities to compel us to collect and remit sales tax, use tax or other taxes, either retroactively, prospectively or both, could harm our business, results of operations and financial condition.

As our business continues to grow and if we become more profitable, we anticipate that our income tax obligations could significantly increase. If our existing tax credits and net operating loss carryforwards become fully utilized, we may be unable to offset or otherwise mitigate our tax obligations to the same extent as in prior years. This could have a material impact to our future cash flows or operating results.

Our ability to use our net operating loss carryforwards may be subject to limitation.

Under Section 382 of the Internal Revenue Code of 1986, as amended, our ability to utilize net operating loss carryforwards or other tax attributes in any taxable year may be limited if we experience an “ownership change.” A Section 382 “ownership change” generally occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. The Business Combination resulted in an ownership change with respect to our corporate subsidiaries, which may limit our ability to utilize pre-existing tax attributes of such corporate subsidiaries. In addition, future issuances of our Class A Common Stock could cause an “ownership change.” It is possible that any such ownership change, or any future ownership change, could have a material effect on the use of our net operating loss carryforwards or other tax attributes, which could have a material adverse effect on our results of operations and profitability.

Risks Related to Ownership of Our Securities

A significant portion of our Class A Common Stock is restricted from immediate resale, but may be sold into the market in the future. This could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.

The market price of shares of our Class A Common Stock could decline as a result of substantial sales of our Class A Common Stock (particularly by our significant stockholders), a large number of shares of our Class A Common Stock becoming available for sale or the perception in the market that holders of a large number of shares of Class A Common Stock intend to sell their shares. Sales of a substantial number of shares of Class A Common Stock in the public market could occur at any time. As of June 25, 2021, we had 195,171,415 shares of our Class A Common Stock outstanding and we are registering up to 205,042,231 shares of Class A Common Stock pursuant to the registration statement of which this prospectus is a part.

In connection with the Business Combination, we, the Sponsor, Insight Partners and certain other parties thereto entered into the Investor Rights Agreement, pursuant to which such stockholders are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. Certain parties to the Investor Rights Agreement, including Insight Partners and the Sponsor, as well as other E2open Sellers (including our directors and officers that were E2open Sellers), have agreed not to sell, transfer, pledge or otherwise dispose of shares of our Class A Common Stock they hold during the Lock-Up Period. However, upon expiration of the Lock-Up Period, the sale of shares of our Class A Common Stock or the perception that such sales may occur, could cause the market price of our securities to drop significantly.

We may issue additional shares of our Class A Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

We may issue additional shares of our Class A Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our Equity Incentive Plan, without stockholder approval, in a number of circumstances.

Our issuance of additional shares of our Class A Common Stock or other equity securities of equal or senior rank could have the following effects:

•	your proportionate ownership interest in the Company will decrease;

•	the relative voting strength of each previously outstanding share of Class A Common Stock may be diminished; or

•	the market price of your shares of Class A Common Stock may decline.

If analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Class A Common Stock adversely, then the price and trading volume of our securities could decline.

The trading market for our Class A Common Stock and warrants will be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the trading price and trading volume of our securities would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our trading price or trading volume of our securities to decline.

We may amend the terms of the warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of Class A Common Stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of Class A Common Stock purchasable upon exercise of a warrant.

Our warrants may have an adverse effect on the market price of our Class A Common Stock.

We issued warrants to purchase 13,800,000 of our Class A ordinary shares as part of the units offered in the IPO (of which 13,799,972 are currently outstanding) and, simultaneously with the closing of the IPO, we issued in a private placement an aggregate of 10,280,000, each exercisable to purchase one Class A ordinary share at $11.50 per share, each of which entitled the holder to purchase shares of Class A Common Stock upon the Domestication. We also issued 5,000,000 Forward Purchase Warrants pursuant to the Forward Purchase Agreement. Such Warrants, when exercised, will increase the number of issued and outstanding shares of Class A Common Stock and reduce the value of the Class A Common Stock.

General Risks

Changes in existing financial accounting standards or practices may harm our results of operations.

We regularly monitor our compliance with applicable financial reporting standards and review new pronouncements and interpretations that are relevant to us. Changes in existing accounting rules or practices, new accounting pronouncements, or varying interpretations of current accounting pronouncements could negatively impact our results of operations. Further, such changes could potentially affect our reporting of transactions completed before such changes are effective. GAAP is subject to interpretation by the Financial Accounting Standards Board, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and could affect the reporting of transactions completed before the announcement of a change. Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

We may be subject to liability if we breach our contracts, and our insurance may be inadequate to cover our losses.

We are subject to numerous obligations in our contracts with organizations using our products and services, as well as vendors and other companies with which we do business. We may breach these commitments, whether through a weakness in our procedures, systems, and internal controls, negligence, or through the willful act of an employee or contractor. Our insurance policies, including our errors and omissions insurance, may be inadequate to compensate us for the potentially significant losses that may result from claims arising from breaches of our contracts, as well as disruptions in our services, failures or disruptions to our infrastructure, catastrophic events and disasters, or otherwise.

In addition, our insurance may not cover all claims made against us, and defending a suit, regardless of its merit, could be costly and divert management’s attention. Further, such insurance may not be available to us in the future on economically reasonable terms, or at all.

We may be subject to litigation for any of a variety of claims, which could adversely affect our business, results of operations, and financial condition.

In the ordinary course of business, we may be involved in and subject to litigation for a variety of claims or disputes and receive regulatory inquiries. These claims, lawsuits, and proceedings could include labor and employment, wage and hour, commercial, data privacy, antitrust, alleged securities law violations or other investor claims, and other matters. The number and significance of these potential claims and disputes may increase as our business expands. Any claim against us, regardless of its merit, could be costly, divert management’s attention and operational resources, and harm our reputation. As litigation is inherently unpredictable, we cannot assure you that any potential claims or disputes will not have a material adverse effect on our business, results of operations, and financial condition. Any claims or litigation, even if fully indemnified or insured, could make it more difficult to compete effectively or to obtain adequate insurance in the future.

In addition, we may be required to spend significant resources to monitor and protect our contractual, property, and other rights, including collection of payments and fees. Litigation has been and may be necessary in the future to enforce such rights. Such litigation could be costly, time consuming, and distracting to management and could result in the impairment or loss of our rights. Furthermore, our efforts to enforce our rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of such rights. Our inability to protect our rights as well as any costly litigation or diversion of our management’s attention and resources, could have an adverse effect on our business, results of operations, and financial condition or injure our reputation.

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our platform and could harm our business.

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication and business applications. Federal, state, or foreign governmental bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. The adoption of any laws or regulations that could reduce the growth, popularity, or use of the internet, including laws or practices limiting internet neutrality, could decrease the demand for, or the usage of, our products and services, increase our cost of doing business, and harm our results of operations. Changes in these laws or regulations could require us to modify our platform, or certain aspects of our platform, in order to comply with these changes. In addition, government agencies or private organizations have imposed and may impose additional taxes, fees, or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related commerce or communications generally or result in reductions in the demand for internet- based products such as ours. In addition, the use of the internet as a business tool could be harmed due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease-of-use, accessibility, and quality of service. Further, our platform depends on the quality of our users’ access to the internet.

On June 11, 2018, the repeal of the Federal Communications Commission’s (the “FCC”), “net neutrality” rules took effect and returned to a “light-touch” regulatory framework. The prior rules were designed to ensure that all online content is treated the same by internet service providers and other companies that provide broadband services. Additionally, on September 30, 2018, California enacted the California Internet Consumer Protection and Net Neutrality Act of 2018, making California the fourth state to enact a state-level net neutrality law since the FCC repealed its nationwide regulations, mandating that all broadband services in California must be provided in accordance with state net neutrality requirements. The U.S. Department of Justice has sued to block the law going into effect, and California has agreed to delay enforcement until the resolution of the FCC’s repeal of the federal rules. A number of other states are considering legislation or executive actions that would regulate the conduct of broadband providers. We cannot predict whether the FCC order or state initiatives will be modified, overturned, or vacated by legal action of the court, federal legislation or the FCC. With the repeal of net neutrality rules in effect, we could incur greater operating expenses, which could harm our results of operations. As the internet continues to experience growth in the number of users, frequency of use, and amount of data transmitted, the internet infrastructure that we and our users rely on may be unable to support the demands placed upon it. The failure of the internet infrastructure that we or our users rely on, even for a short period of time, could undermine our operations and harm our results of operations.

Internet access is frequently provided by companies that have significant market power that could take actions that degrade, disrupt, or increase the cost of user access to our platform, which would negatively impact our business. The performance of the internet and its acceptance as a business tool has been harmed by “viruses,” “worms” and similar malicious programs and the internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the internet is adversely affected by these issues, demand for our platform could decline.

We could incur greater operating expenses and our user acquisition and retention could be negatively impacted if network operators:

•	implement usage-based pricing;

•	discount pricing for competitive products;

•	otherwise materially change their pricing rates or schemes;

•	charge us to deliver our traffic at certain levels or at all;

•	throttle traffic based on its source or type;

•	implement bandwidth caps or other usage restrictions; or

•	otherwise try to monetize or control access to their networks.

In addition, national-level “fire walls” can disrupt existing usage of our applications as well as prevent expansion into certain geographies.

USE OF PROCEEDS

All of the shares of Class A Common Stock and the Warrants (including shares of Class A Common Stock underlying such Warrants) offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $334.4 million from the exercise of all Public Warrants, Private Placement Warrants, and Forward Purchase Warrants, assuming the exercise in full of all such warrants for cash.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes, which may include acquisitions, strategic investments, or repayment of outstanding indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction:

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•

The acquisition of E2open by CCNB1 consummated on February 4, 2021, resulting reorganization into an umbrella partnership C corporation structure, and other agreements entered into as part of the Business Combination Agreement as of October 14, 2020, by and among CCNB1, E2open, the Blockers, the Blocker Merger Subs and the Company Merger Sub (the “Business Combination”);

•	Repayment of E2open debt and entering into new term loan consummated on February 4, 2021 in connection with the Business Combination;

•	The proposed acquisition of all of the outstanding shares of capital stock of BluJay Topco Limited (“BluJay”) by E2open (the “BluJay Acquisition”);

•

The issuance of 28,909,022 shares of Class A common stock in E2open to the BluJay PIPE Investors in exchange for aggregate gross proceeds of approximately $300 million (the “BluJay Pre-Closing Financing”); and

•	Repayment of BluJay debt and entering into a senior secured incremental term loan facility in an aggregate principal amount of up to $380 million in connection with the BluJay Acquisition.

CCNB1 was a blank check company incorporated on January 14, 2020 (inception) as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On April 28, 2020, CCNB1 consummated the IPO of 41,400,000 Units, including the issuance of 5,400,000 Units as a result of the full exercise of the underwriters’ over-allotment option, at $10.00 per unit, generating gross proceeds of $414.0 million. Simultaneously with the closing of the IPO, CCNB1 consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of $10.280 million. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share. Upon the closing of the IPO and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the IPO and certain of the proceeds from the sale of the Private Placement Warrants in the Private Placement was placed in the Trust Account established for the benefit of CCNB1’s Public Shareholders, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account.

The organizational structure of the Business Combination, as described above, is commonly referred to as an umbrella partnership C corporation (or “Up-C”) structure. This organizational structure will allow the Flow-Through Sellers to retain equity ownership in E2open, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Common Units. The Flow-Through Sellers may exchange Common Units (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) into Class A Common Stock of the Company. In addition, CCNB1, the Blocker Sellers, and the Flow- Through Sellers will be a party to a Tax Receivable Agreement. In connection with the Business Combination, the Class A ordinary shares of CCNB1 converted automatically by operation of law, on a one-for-one basis, into shares of Class A common stock, par value $0.0001 per share (which is referred to herein as Class A Common Stock), of the Company, which domesticated as a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes, and de-registered as a Cayman Islands exempted company (the “Domestication”). The parties agreed to structure the Business Combination in this manner for tax and other business purposes, and we do not believe that our Up-C organizational structure will give rise to any significant business or strategic benefit or detriment. See the section entitled “Risk Factors — Risks Related to the Business Combination” in this prospectus for additional information on our organizational structure, including the Tax Receivable Agreement.

On February 4, 2021, the E2open, LLC (“Borrowers”) consummated a new financing from a syndicate of lenders including Goldman Sachs Bank USA, Credit Suisse AG, Golub Capital LLC, Deutsche Bank AG New York Branch, Jefferies Finance LLC and Blackstone Holdings Finance Co. L.L.C. in the form of a $525 million “covenant-lite” term loan containing no financial maintenance covenants and a $75 million revolver, which term loan was funded concurrently with the completion of the Business Combination. No amounts have been drawn on the revolver as of June 28, 2021. The new term loan will mature on February 4, 2028 and the new revolving facility will mature on February 4, 2026. Loans under the new financing bear interest, at the Borrower’s option, at a rate equal to the adjusted LIBOR or an alternate base rate, in each case, plus a spread. All obligations of the Borrower under the new financing and, at the option of the Borrower, under hedging agreements and cash management arrangements are guaranteed by E2open Intermediate, LLC, the Borrower (other than with respect to its own primary obligations) and each existing and subsequently acquired or organized direct or indirect wholly owned U.S. organized restricted subsidiary of the Borrower (subject to customary exceptions). The Borrower’s previous term loan due 2024 and related revolving credit facility were terminated upon repayment.

E2open, BluJay and the shareholders of BluJay (the “BluJay Sellers”) entered into a Share Purchase Deed on May 27, 2021 (as may be amended from time to time in accordance with the terms thereof, the “BluJay Purchase Agreement”), pursuant to which E2open or a direct or indirect subsidiary thereof will purchase all of the outstanding shares of capital stock of BluJay from the BluJay Sellers. As a result of the BluJay Acquisition, BluJay and its subsidiaries will become subsidiaries of E2open.

Upon consummation of the BluJay Acquisition (the “BluJay Closing”), in exchange for the shares of BluJay, E2open will issue to the BluJay Sellers an aggregate of 72,383,299 shares of Class A common stock, par value $0.0001 per share, of E2open and pay to the BluJay Sellers cash in the aggregate amount of $456.8 million, subject to increase for a ticking fee and adjustments for leakage and other enumerated items as provided in the Purchase Agreement.

The BluJay Purchase Agreement follows a typical locked-box mechanism, pursuant to which the purchase price is fixed upfront by reference to the balance sheet position of BlueJay as at December 31, 2020, without any purchase price adjustment following the BluJay Closing. E2open is also required to pay an additional consideration on a daily basis for the period between December 31, 2020, and the date of the BluJay Closing at a rate of $63,000 per day. The purchase price will be reduced on a dollar for dollar basis if any value is extracted to or for the benefit of any BluJay Sellers between December 31, 2020, and the date of the BluJay Closing, which we refer to as leakage, other than for certain narrowly defined permitted leakage items specifically agreed by the BluJay Sellers and E2open and expressly provided for in the BluJay Purchase Agreement.

In connection with the BluJay Acquisition, on May 27, 2021, E2open entered into subscription agreements (the “BluJay Subscription Agreements”) with certain investors, including certain existing stockholders of E2open (the “BluJay PIPE Investors”). Pursuant to the BluJay Subscription Agreements, substantially simultaneously with and conditioned upon the BluJay Closing, E2open has agreed to issue to the BluJay PIPE Investors an aggregate of 28,909,022 shares of Class A common stock in exchange for aggregate gross proceeds of approximately $300 million (the “BluJay Pre-Closing Financing”).

The BluJay Acquisition and the BluJay Pre-Closing Financing are subject to the satisfaction or waiver of certain customary conditions.

The pro forma financial statements are not necessarily indicative of what the combined company’s balance sheet or statement of operations actually would have been had the Business Combination and BluJay Acquisition been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination and the BluJay Acquisition.

The following unaudited pro forma condensed combined balance sheet as of February 28, 2021 assumes that the BluJay Acquisition occurred on February 28, 2021. The following unaudited pro forma condensed combined balance sheet as of February 28, 2021 does not include any pro forma adjustments for the Business Combination as the Business Combination is already reflected in the E2open audited consolidated balance sheet as of February 28, 2021. The unaudited pro forma condensed combined statement of operations for the year ended February 28, 2021 presents the pro forma effect of the Business Combination and the BluJay Acquisition as if they had been completed on March 1, 2020.

E2open’s fiscal year ends on the last day in February, whereas CCNB1’s fiscal year ended on December 31, and BluJay’s fiscal year ended on March 31. Due to this difference, the unaudited pro forma condensed combined statement of operations, which we refer to as the pro forma condensed combined statement of operations, for the year ended February 28, 2021, combines the E2open audited consolidated statement of operations for the year ended February 28, 2021, the CCNB1 audited financial results for the period from January 14, 2020 (inception) through December 31, 2020, and the BluJay audited consolidated statement of profit or loss for the year ended March 31, 2021.

The unaudited pro forma condensed combined balance sheet combines the E2open audited consolidated balance sheet as of February 28, 2021 and the BluJay audited consolidated statement of financial position as of March 31, 2021, giving effect to the BluJay Acquisition as if it had been consummated on February 28, 2021.

We refer to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations as the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) on the basis of E2open as the accounting acquirer and BluJay as the accounting acquiree.

The following summarizes the pro forma ownership of Class A common stock of the Company following the BluJay Acquisition:

Equity Capitalization Summary (shares in millions)	Shares	%
Existing E2open Shareholders (1)	187.1	64.9%
BluJay Sellers	72.4	25.1%
BluJay PIPE Investors	28.9	10.0%

Total Class A common stock in E2open	288.4	100.0%

(1)

Excludes impact of Restricted Common Units vesting. This also excludes the noncontrolling economic interest in Common Units, which will be exchangeable (together with the cancellation of an equal number of shares of voting, non-economic Class V common stock) into Class A common stock on a 1-for-1 basis. The table below presents the Common Units and noncontrolling interest percentage:

Noncontrolling interest in E2open (shares in millions)	35.6	11.0%

324.0

The following unaudited pro forma condensed combined balance sheet as of February 28, 2021 is based on the historical financial statements of E2open and BluJay as of February 28, 2021 and March 31, 2021, respectively, and assumes the BluJay Acquisition took place on February 28, 2021. The unaudited pro forma condensed combined statements of operations for the year ended February 28, 2021 are based on the historical financial statements of E2open, CCNB1, and BluJay for the year ended February 28, 2021, the period from inception through December 31, 2020, and the year ended March 31, 2021, respectively, and assume the Business

Combination and BluJay Acquisition occurred at the beginning of E2open’s fiscal year (i.e., March 1, 2020). The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet as of February 28, 2021

	Historical
($ in millions)	E2open (As of 2/28/21)	BluJay – U.S. GAAP (As of 3/31/21) (Note 3)	Transaction Accounting Adjustments		Pro Forma Combined
Cash and equivalents	$194.7	$31.5	$(177.3)	A	$48.9
Restricted cash	12.8	—	—		12.8
Accounts receivable, net	112.7	31.5	—		144.2
Prepaids and other current assets	12.6	17.3	—		29.9

Current assets	332.8	80.3	(177.3)		235.8
Long-term investments	0.2	—	—		0.2
Goodwill	2,628.6	173.6	1,085.0	B	3,887.2
Intangible assets, net	824.9	8.7	515.3	B	1,348.9
Property and equipment, net	44.2	28.8	—		73.0
Other noncurrent assets	7.5	13.5	—		21.0

Non-current assets	3,505.4	224.6	1,600.3		5,330.3

Total assets	$3,838.2	$304.9	$1,423.0		$5,566.1

Accounts payable and accrued liabilities	$70.2	$104.0	—		$174.2
Incentive program payable	12.8	—	—		12.8
Deferred revenue	89.7	38.5	(18.1)	D	110.1
Acquisition-related obligations	2.0	—	—		2.0
Current portion of notes payable and capital lease obligations	9.2	—	—		9.2

Current liabilities	183.9	142.5	(18.1)		308.3
Long term deferred revenue	0.5	—	—		0.5
Tax receivable agreement	50.1	—	0.2	E	50.3
Notes payable and capital lease obligations	509.4	326.8	43.5	C	879.7
Fair value of warrant liability	68.8	—	—		68.8
Contingent consideration	150.8	—	—		150.8
Other noncurrent liabilities	397.3	8.6	97.0	F	502.9

Non-current liabilities	1,176.9	335.4	140.7		1,653.0

Total liabilities	1,360.8	477.9	122.6		1,961.3

Common stock ($0.00001 par value)	—	—	—		—
Additional paid in capital	2,071.2	97.2	1,058.2	G	3,226.6
Accumulated other comprehensive income (loss)	2.4	9.1	(9.1)	G	2.4
Retained earnings (accumulated deficit)	10.8	(279.3)	251.3	G	(17.2)

Total shareholders’ equity	2,084.4	(173.0)	1,300.4		3,211.8
Noncontrolling interest	393.0	—	—		393.0

Total equity	2,477.4	(173.0)	1,300.4		3,604.8

Total liabilities & equity	$3,838.2	$304.9	$1,423.0		$5,566.1

(A)

Represents adjustments to cash due to the following inflows and outflows as a result of the BluJay Acquisition. The cost associated with any repayment of BluJay debt is dependent on the manner in which the debt is paid off; the amount reflected herein represents the highest estimated potential fee:

($ in millions)
Incremental term loan debt	$380.0
BluJay Pre-Closing Financing	300.0
Buyer transaction costs	(34.6)
Debt financing costs	(9.7)
Seller expenses	(38.4)
Repay BluJay debt and accrued interest (1)	(332.8)
Cash to BluJay sellers	(441.8)

Total	$(177.3)

(1)	Reflects an estimated payment of $317.0 million by E2open (see estimated cash sources and uses of funds for the BluJay Acquisition in Note 2) and an estimated payment of $15.8 million by BluJay.

(B)

Represents the adjustment for the estimated preliminary purchase price allocation for the BluJay business resulting from the BluJay Acquisition. The preliminary calculation of total consideration and allocation of the purchase price to the fair value of BluJay’s assets acquired and liabilities assumed is presented below as if the BluJay Acquisition was consummated on February 28, 2021. The Company has not completed its evaluation of the fair value of assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of the Company based on the information currently available and are subject to change once additional analyses are completed. Potential differences may include, but are not limited to, changes in allocations to intangible assets such as developed technology, customer relationships and trade name, changes in fair value of intangible assets and deferred revenue, and other changes to assets and liabilities.

Purchase Consideration: The following is a preliminary estimate of the fair value of consideration expected to be transferred in the Business Combination.

($ in millions)	Pro Forma
Equity consideration paid to BluJay Sellers (Class A common shares)	$862.1
Cash Consideration to BluJay Sellers	441.8
Cash repayment of BluJay debt	317.0
Cash paid for seller transaction costs	38.4

Total consideration	$1,659.3

Current assets (1)	$64.5
Property and equipment	28.8
Non-current assets	13.5
Intangible assets	524.0
Goodwill	1,161.5
Current liabilities	(104.0)
Deferred revenue	(20.4)
Non-current liabilities	(8.6)

Net assets acquired	$1,659.3

(1)	Excludes the estimated remaining balance of BluJay debt that will be paid down with cash from BluJay’s balance sheet (see Note A).

Intangible Assets: The following describes intangible assets that met either the separability criterion or the contractual-legal criterion described in ASC 805 and the anticipated valuation approach. The developed technology intangible asset represents technology acquired or developed by BluJay for the purpose of generating income for BluJay, which was valued using the multi-period excess earnings method, a form of income approach considering technology migration. The customer relationships intangible asset represents the existing customer relationships of BluJay that was estimated by applying the with-and-without methodology, a form of the income approach. The trade name intangible asset represents the trade names that BluJay originated or acquired which was valued using the relief-from-royalty method. The pro forma adjustment to intangible assets reflects the difference between the fair value of intangible assets acquired (see below table) and BluJay’s historical intangible assets balance.

($ in millions)	Weighted average useful life (years)	Fair value
Developed Technology	7	$320.0
Customer Relationships	3.5	155.0
Trade Name	15	49.0

Total		$524.0

Goodwill: Approximately $1,161.5 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the estimated fair value of the underlying net tangible and identifiable intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets. Goodwill represents future economic benefits arising from acquiring BluJay primarily due to its strong market position and its assembled workforce that are not individually identified and separately recognized as intangible assets. The Goodwill pro forma adjustment also reflects the removal of BluJay’s historical Goodwill balance of $173.6 million and an adjustment of $97.1 million related to the deferred taxes adjustment described in Note F.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill and indefinite lived intangible assets related to certain acquired brands will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the combined company determines that the value of goodwill and/or indefinite/finite lived intangible assets has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.

(C)	Represents adjustments to long-term debt due to the following inflows and outflows as a result of the BluJay Acquisition:

Total
Record incremental term loan debt	$380.0
Record new deferred finance costs	(9.7)
Repay BluJay debt	(331.8)
Eliminate BluJay historical deferred finance costs	5.0

Transaction Accounting Adjustment	$(43.5)

(D)

Reflects a reduction in deferred revenues related to the estimated fair value of the acquired deferred revenue related to the BluJay Acquisition. The adjustment is based on fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and BluJay’s historical deferred revenue results in a revenue reduction on a pro forma basis.

(E)

The Company is a party to a tax receivable agreement, which is referred to herein as the Tax Receivable Agreement. Under the Tax Receivable Agreement, the Company generally will be required to pay the Flow-Through Sellers and/or Blocker Sellers, as applicable, 85% of the applicable cash savings, if any, of U.S. federal and state income tax that the Company is deemed to realize in certain circumstances, including as a result of (i) certain increases in tax basis resulting from the Business Combination, (ii) certain pre-existing tax attributes of the Blockers existing prior to the Business Combination, and (iii) tax benefits attributable to payments made under the Tax Receivable Agreement. The Company generally will retain the benefit of the remaining 15% of the applicable tax savings. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur.

Amounts payable under the Tax Receivable Agreement will be contingent upon, among other things, our generation of taxable income over the term of the Tax Receivable Agreement. If we do not generate sufficient taxable income in the aggregate over the term of the Tax Receivable Agreement to utilize the tax benefits subject to the Tax Receivable Agreement, we would not be required to make the related payments under the Tax Receivable Agreement. Although the amount of any payments required to be made under the Tax Receivable Agreement may be significant, the timing of these payments will vary and will generally be limited to one payment per member per year. The amount of such payments is also generally limited to the extent we are unable to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement in a given period.

We recorded a fair value liability related to the Tax Receivable Agreement of $50.3 million, using an imputed interest rate of 7%, assuming (1) a constant corporate tax rate of 24.1%, (2) no dispositions of corporate subsidiaries, (3) no material changes in tax law and (4) we do not elect an early termination of the Tax Receivable Agreement. However, due to the uncertainty of various factors, including: (a) the timing and value of future exchanges, (b) the amount and timing of our future taxable income, (c) changes in our tax rate, (d) no future dispositions of any corporate stock and (e) changes in the tax law, the likely tax savings we will realize and the resulting amounts we are likely to pay to the E2open Sellers pursuant to the Tax Receivable Agreement are uncertain.

Under the Tax Receivable Agreement, we are expecting future gross payments during the fiscal years ending February 2024 of $7.1 million, 2025 of $7.1 million, 2026 of $6.7 million and thereafter of $74.9 million.

The liability recorded on the balance sheet does not include an estimate of the amount of payments to be made if certain E2open Sellers exchanged their remaining interests in E2open Holdings for our Class A Common Stock, as this amount is not readily determinable and is dependent on several future variables, including timing of future exchanges, stock price at date of exchange, tax attributes of the individual parties to the exchange and changes in future applicable federal and state tax rates.

In addition, if we exercise our right to terminate the Tax Receivable Agreement or certain other acceleration events occur, we will be required to make immediate cash payments. Such cash payments will be equal to the present value of the assumed future realized tax benefits based on a set of assumptions and using an agreed upon discount rate, as defined in the Tax Receivable Agreement. The early termination payment may be made significantly in advance of the actual realization, if any, of those future tax benefits. Such payments will be calculated based on certain assumptions, including that we have sufficient taxable income to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement over the period specified therein. The payments that we will be required to make will generally reduce the amount of overall cash flow that might have otherwise been available to us, but we expect the cash tax savings we will realize from the utilization of the related tax benefits will exceed the amount of any required payments. If we elected to terminate the Tax Receivable Agreement as of that date of this filing and using the closing stock price of the Company as of June 21, 2021, we estimate our early termination payment would have been approximately $156.8 million in the aggregate under the Tax Receivable Agreement.

In accordance with the Third Company Agreement, we are entitled to receive quarterly tax distributions from E2open Holdings Amended and Restated Limited Liability, subject to limitations imposed by applicable law and contractual restrictions. The cash received from such tax distributions will first be used by us to satisfy any tax liability and then to make any payments required under the Tax Receivable Agreement. We expect that such tax distributions will be sufficient to fund both our tax liability and the required payments under the Tax Receivable Agreement.

(F)

Represents adjustments to reflect applicable deferred taxes. Refer to Note B for the purchase price allocation. The deferred tax adjustments are primarily related to the difference between the financial statement and tax basis in E2open partnership interests and the financial statement fair market value step-up in various identified intangible assets. The partnership basis difference primarily results from the financial statement fair market value step-up of the net assets acquired below the E2open partnership in the BluJay Acquisition, net of the impact on the Company’s tax basis in their E2open partnership interest. The $97.0 million adjustment related to the deferred tax liability is assuming: (1) the GAAP balance sheet as of February 28, 2021 and March 31, 2021 adjusted for the pro forma entries described herein, (2) estimated tax basis as of February 28, 2021 and March 31, 2021 adjusted for the pro forma entries described herein, (3) an income tax rate that varies by jurisdiction including a U.S. federal income tax rate of 21.0%, a blended U.S. state tax rate of 3.11% (net of federal benefit), and other foreign jurisdictions as applicable, and (4) no material changes in tax law.

(G)	The following table summarizes the pro forma adjustments impacting equity (amounts in millions):

	Elimination of BluJay Equity(1)	BluJay Pre-Closing Financing(2)	Purchase of BluJay(3)	Other Items(4)	Pro Forma Adjustments
Additional paid in capital	$(97.2)	$300.0	$862.1	$(6.7)	$1,058.2
Accumulated other comprehensive income	(9.1)	—	—	—	(9.1)
Retained earnings (accumulated deficit)	279.3	—	—	(28.0)	251.3

Stockholders’ equity	$173.0	$300.0	$862.1	$(34.7)	$1,300.4

(1)	Elimination of BluJay Equity: Represents the elimination of BluJay’s historical equity.

(2)	BluJay Pre-Closing Financing: Represents the 28,909,022 shares of Class A common stock expected to be issued to PIPE Investors in exchange for aggregate gross proceeds of approximately $300 million.

(3)

Purchase Accounting: Represents the fair value of the 72,383,299 shares of Class A common stock to be issued to the BluJay Sellers upon the BluJay Closing. Refer to Note 2 for further discussion on this estimation of fair value.

(4)

Other items: Reflects the estimated, non-recurring buyer transaction expenses of $34.6 million, including PIPE fees of $6.7 million and excluding $9.7 million of debt issuance costs associated with the incremental term loan which are presented as a direct deduction from the face amount of the incremental term loan (see Note C), the $0.2 million increase in the fair value liability related to the Tax Receivable Agreement (see Note E), and a $0.1 million decrease in the deferred tax liability resulting from the change in fair value of the Tax Receivable Agreement liability.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended February 28, 2021

	Historical						Historical
	Successor	Predecessor
($ in millions, except per share amounts)	E2open (From 2/4/21 through 2/28/21)	E2open (From 3/1/20 through 2/3/21)	CCNB1 (From 1/14/20 through 12/31/20)	Transaction Accounting Adjustments (Business Combination)		Pro Forma Results (Adjusted for the Business Combination)	BluJay – US GAAP (Year Ended 3/31/21) (Note 3)	Transaction Accounting Adjustments (BluJay Acquisition)		Pro Forma Combined
Revenue	$21.3	$308.6	—	$(57.6)	H	$272.3	$177.5	$(16.4)	M	$433.4
Cost of Revenue
Subscriptions	7.8	55.6	—	—		63.4	36.4	—		99.8
Professional services and other	4.3	40.5	—	—		44.8	21.5	—		66.3
Amortization of acquired intangible assets	4.0	18.9	—	10.9	I	33.8	—	—		33.8

Total cost of revenue	16.1	115.0	—	10.9		142.0	57.9	—		199.9

Gross Profit	5.2	193.6	—	(68.5)		130.3	119.6	(16.4)		233.5
Operating Expenses
Research and development	10.5	53.8	—	—		64.3	14.8	—		79.1
Sales and marketing	8.8	46.0	—	—		54.8	16.3	—		71.1
General and administrative	23.1	37.4	3.9	—		64.4	36.1	—		100.5
Acquisition-related expenses	4.3	14.3	—	—		18.6	0.1	27.9	N	46.6
Amortization of acquired intangible assets	1.2	31.3	—	15.4	I	47.9	11.1	82.2	O	141.2
Impairment of long-lived assets	—	—	—	—		—	15.4	—		15.4

Total operating expenses	47.9	182.8	3.9	15.4		250.0	93.8	110.1		453.9

Income (loss) from operations	(42.7)	10.8	(3.9)	(83.9)		(119.7)	25.8	(126.5)		(220.4)
Gain (loss) from change in fair value of warrant liability	23.2	—	(66.0)	—		(42.8)	—	—		(42.8)
Gain (loss) from change in fair value of contingent consideration	33.7	—	(1.4)	—		32.3	—	—		32.3
Interest and other expense, net	(1.9)	(65.5)	—	42.1	J	(25.3)	(32.5)	8.6	P	(49.2)

Total other expenses	55.0	(65.5)	(67.4)	42.1		(35.8)	(32.5)	8.6		(59.7)

Loss before income tax benefit	12.3	(54.7)	(71.3)	(41.8)		(155.5)	(6.7)	(117.9)		(280.1)
Income tax expense (benefit)	(0.6)	(6.7)	—	(6.6)	K	(13.9)	2.0	(26.5)	Q	(38.4)

Net income (loss)	12.9	(48.0)	(71.3)	(35.2)		(141.6)	(8.7)	(91.4)		(241.7)
Net income attributable to noncontrolling interest	2.1	—	—	(27.0)	L	(24.9)		(5.9)	R	(30.8)

Net loss attributable to controlling interest	$10.8	$(48.0)	$(71.3)	$(8.2)	L	$(116.7)		$(85.5)	R	$(210.9)

Earnings per share (Note 4)
Weighted average shares outstanding, basic	187.1					187.1				288.4
Loss per share (basic)	$0.06					$(0.62)				$(0.73)

Weighted average shares outstanding, diluted	222.7					222.7				324.0
Loss per share (diluted)	$0.06					$(0.64)				$(0.75)

(H)

Reflects a reduction in revenues related to the estimated fair value of the acquired deferred revenue related to the Business Combination. The adjustment is based on fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and E2open’s historical deferred revenue results in a revenue reduction on a pro forma basis.

(I)

Represents adjustments to incorporate estimated additional tangible and intangible assets depreciation and amortization for the step-up basis from purchase price accounting (“PPA”) at the closing of the Business Combination. This pro forma adjustment has been proposed assuming the Business Combination happened on March 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

($ in millions)	Weighted average useful life (years)	Fair value
Indefinite- lived
Trademark / trade name	Indefinite	$110.0
Definite-lived
Customer relationships	20	300.0
Technology	6	370.0
Content library	10	50.0

Total		$830.0

($ in millions)	Weighted average useful life (years)	Fair value	Amortization Expense for the Year Ended February 28, 2021
Indefinite-lived trademark / trade name	Indefinite	$110.0	Indefinite
Customer relationships	20	300.0	15.0
Technology	6	370.0	61.7
Content library	10	50.0	5.0

Total		$830.0	81.7

Cost of revenue			33.8
Less: Historical amortization expenses, cost of revenue			22.9

Pro forma adjustments, cost of revenue			10.9
Operating expense			47.9
Less: Historical amortization expenses, operating expense			32.5

Pro forma adjustments, operating expense			15.4

(J)

Represents estimated differences in interest expense and debt issuance costs as a result of incurring new debt and extinguishing historical E2open debt in connection with the Business Combination. The estimated interest rate of the new debt is 4.00%.

($ in millions)	Year Ended February 28, 2021
Eliminate historical interest expense	$66.0
Record interest on new debt	(23.9)

Transaction accounting adjustments	$42.1

(K)

Represents the income tax effect of the pro forma adjustments calculated using a blended statutory income tax rate of 24.11% applied to the loss before income tax benefit applicable to the controlling interest. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

(L)	Represents the adjustment to present noncontrolling interest in E2open. Noncontrolling interest after consummation of the Business Combination but prior to the BluJay Acquisition is 16.0%.

(M)

Reflects a reduction in revenues related to the estimated fair value of the acquired deferred revenue related to the BluJay Acquisition. The adjustment is based on fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and BluJay’s historical deferred revenue results in a revenue reduction on a pro forma basis.

(N)

Reflects buyer transaction expenses expected to be incurred by E2open in connection with the BluJay Acquisition as if it was consummated on March 1, 2020. These transaction expenses are non-recurring. The pro forma transaction expenses adjustment of $27.9 million excludes $6.7 million of BluJay Pre-Closing Financing fees which are netted against additional paid-in capital and $9.7 million of debt issuance costs which are presented as a direct deduction from the face amount of the incremental term loan. Interest expense related to the debt issuance costs are included in the pro forma interest expense adjustment discussed in Note J.

(O)

Represents adjustments to incorporate estimated additional tangible and intangible assets depreciation and amortization for the step-up basis from purchase price accounting (“PPA”) at the closing of the BluJay Acquisition. This pro forma adjustment has been proposed assuming the BluJay Acquisition was consummated on March 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

($ in millions)	Weighted average useful life (years)	Fair value
Developed Technology	7	$320.0
Customer Relationships	3.5	155.0
Trade Name	15	49.0

Total		$524.0

($ in millions)	Weighted average useful life (years)	Fair value	Amortization Expense for the Year Ended February 28, 2021
Developed Technology	7	320.0	45.7
Customer Relationships	3.5	155.0	44.3
Trade Name	15	49.0	3.3

Total		$524.0	$93.3

Less: Historical amortization expenses, operating expense			11.1

Pro forma adjustments, operating expense			$82.2

(P)

Represents estimated differences in interest expense and debt issuance costs as a result of incurring incremental debt in connection with the BluJay Acquisition. The estimated interest rate of the new debt is 4.00%.

(Q)

Represents the income tax effect of the pro forma adjustments calculated using various statutory income tax rates dependent upon the jurisdiction in which the pro forma adjustment applied. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

(R)	Represents the adjustment to noncontrolling interest in E2open upon consummation of the BluJay Acquisition. Pro forma noncontrolling interest after the BluJay Acquisition is 11.0%.

1. Basis of pro forma presentation

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting with E2open as the acquiring entity of BluJay. Under the acquisition method of accounting, E2open’s assets and liabilities will retain their carrying values and the assets and liabilities associated with BluJay will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by E2open, who was determined to be the accounting acquirer.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The pro forma adjustments represent management’s estimates based on information available as of the date of the filing of the condensed combined financial statements and do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the BluJay Acquisition that are not expected to have a continuing impact on the statement of operations. Further, one-time transaction-related expenses incurred prior to, or concurrently with the consummation of the BluJay Acquisition are presented in the unaudited pro forma condensed combined statement of operations as if it was consummated on March 1, 2020. The impact of such transaction expenses incurred prior to the BluJay Acquisition are reflected in the unaudited pro forma condensed combined balance sheet as reductions to liabilities and a decrease to cash, whereas such transaction expenses incurred concurrently with the consummation of the BluJay Acquisition are reflected as an adjustment to retained earnings, accumulated deficit, or additional paid-in capital and a decrease to cash. Such transaction expenses incurred and paid by E2open prior to the BluJay Acquisition has been adjusted as part of the E2open equity close out adjustment.

The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with ASC 805 and are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the BluJay Acquisition based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of February 28, 2021 assumes that the BluJay Acquisition occurred on February 28, 2021. The unaudited pro forma condensed combined statement of operations for the year ended February 28, 2021 presents pro forma effects of the Business Combination and the

BluJay Acquisition as if they had been completed on March 1, 2020. This period is presented on the basis of E2open being the accounting acquirer.

2. Description of the Business Combination and the BluJay Acquisition

The Business Combination

Pursuant to the Business Combination Agreement, existing E2open owners received a combination of cash, Class A common stock and non-economic voting Class V common stock in the continuing public company and will retain approximately 35.4% of the economic interests in E2open. The Business Combination was structured as an Up-C transaction, whereby the Flow-Through Sellers own equity in E2open (Common Units) and hold direct voting rights in CCNB1 (Class V common stock).

Below is a diagram of the transaction:

Structure Diagram

The BluJay Acquisition

Pursuant to the Purchase Agreement, the BluJay Sellers are expected to receive an aggregate of 72,383,299 shares of Class A common stock, par value $0.0001 per share, of E2open and cash in the aggregate amount of $456.8 million, subject to increase for a ticking fee and adjustments for leakage and other enumerated items as provided in the BluJay Purchase Agreement.

Below is a table to describe the estimated cash sources and use of funds as it relates to the BluJay Acquisition.

($ in millions) Sources		Uses
Additional term loan capacity (1)	$ 380.0	Cash to BluJay Sellers (4)	$ 441.8
Rolled equity (2)	862.1	Rolled equity (2)	862.1
BluJay Pre-Closing Financing (3)	300.0	Repay BluJay debt (5)	317.0
Cash on balance sheet	161.5	Estimated transaction costs (6)	82.7

Total Sources	$1,703.6	Total Uses	$1,703.6

(1)

Represents the proceeds from a commitment for financing in the form of an incremental term loan of $380 million, the full amount of which will be funded concurrently with the consummation of the BluJay Acquisition.

(2)

Represents the fair value of the 72,383,299 shares of Class A common stock to be issued to the BluJay Sellers upon the BluJay Closing. The fair value is based on the closing price of E2open Class A common stock as reported on the New York Stock Exchange on June 21, 2021. The final purchase price will be based on the number of shares and fair market value of E2open Class A common stock outstanding immediately prior to the closing of the BluJay Acquisition, which could result in a purchase price different from that assumed in this unaudited pro forma combined financial information, and that difference may be material. A 10% and 20% increase (decrease) to the E2open share price from the $11.91 per share price assumed in the unaudited pro forma combined financial information would increase (decrease) the estimated purchase price by $86.2 million and $172.4 million, respectively.

(3)	Represents the proceeds from the BluJay Pre-Closing Financing (including proceeds from Neuberger Berman, The WindAcre Partnership, Eminence Capital and XN).
(4)	Represents the cash to be paid to BluJay Sellers, net of estimated fees.
(5)	Represents the amount of existing BluJay debt that E2open expects to pay down upon the BluJay Closing. The remaining balance of BluJay debt will be paid down with cash on BluJay’s balance sheet.
(6)	Represents the estimated transaction fees and expenses to be incurred by E2open and BluJay as part of the BluJay Acquisition.

3. BluJay Historical Financial Statements

BluJay’s audited financial statements as of and for the year ended March 31, 2021 were prepared in accordance with IFRS as issued by the IASB. During the preparation of these unaudited pro forma condensed combined financial statements, the Company performed a preliminary analysis of BluJay’s financial information to identify differences between IFRS as issued by IASB and U.S. GAAP, differences in accounting policies compared to those of the Company, and differences in financial statement presentation compared to the presentation of the Company. At the time of preparing the unaudited pro forma condensed combined financial statements, other than the adjustments made herein, the Company is not aware of any other material differences.

Statement of Financial Position Adjustments

		Historical			Historical
($ in millions) BluJay Line Item	E2open Line Item	BluJay – IFRS (As of 3/31/21)	IFRS to U.S. GAAP and Accounting Policy Adjustments		BluJay - U.S. GAAP (As of 3/31/21)
Cash and cash equivalents	Cash and cash equivalents	$31.5			$31.5
Trade and Other Receivables	Accounts receivable	29.6			29.6
Accrued income	Accounts receivable	1.9			1.9
Trade and Other Receivables	Prepaid expenses and other current assets	16.2	1.1	A	7.3

	Current assets	79.2	1.1		80.3

Goodwill	Goodwill	173.6			173.6
Other Intangible Assets	Intangible assets, net	8.7			8.7
Other Intangible Assets	Property and equipment, net	21.7			21.7
Property, Plant & Equipment	Property and equipment, net	7.1			7.1
Right-of-use assets		8.5	(8.5)	B	—
Deferred tax assets	Other noncurrent assets	13.5			13.5

	Total assets	$312.3	$(7.4)		$304.9

Trade and other payables	Accounts payable and accrued liabilities	$(19.9)			$(19.9)
Preference share liability	Accounts payable and accrued liabilities	(83.5)			(83.5)
Current tax liability	Accounts payable and accrued liabilities	(0.6)			(0.6)
Deferred revenue	Deferred revenue	(38.5)			(38.5)
Lease liability		(3.3)	3.3	B	—

	Current liabilities	(145.8)	3.3		(142.5)

Borrowings	Notes payable and capital lease obligations	(326.8)			(326.8)
Lease liability		(6.0)	6.0	B	—
Deferred tax liability	Other noncurrent liabilities	(8.6)			(8.6)

	Non-current liabilities	(341.4)	6.0		(335.4)

	Total liabilities	(487.2)	9.3		(477.9)

Called up capital	Additional paid-in capital	0.8			0.8
Share premium	Additional paid-in capital	2.5			2.5
Capital redemption reserve	Additional paid-in capital	92.8			92.8
Share based payment reserve	Additional paid-in capital	1.1			1.1
Cumulative translation reserve	Accumulated other comprehensive income (loss)	9.1			9.1
Retained deficit	Retained earnings (accumulated deficit)	(281.2)	1.9	A, B	(279.3)

	Total stockholder’s equity	(174.9)	1.9		(173.0)

	Total liabilities and equity	$312.3	$(7.4)		$304.9

(A)

Adjustment to align BluJay’s amortization of capitalized commissions with E2open’s accounting policy. This adjustment extends the amortization period of BluJay’s capitalized commissions to include renewal periods, which increases the related asset balance and reduces BluJay’s accumulated deficit balance by $1.1 million as of March 31, 2021.

(B)

As of February 28, 2021, E2open has not yet adopted ASC 842, while BluJay adopted IFRS 16 in fiscal 2020. Accordingly, these adjustments remove BluJay’s right-of-use assets and operating lease liabilities from its consolidated statement of financial position and decrease BluJay’s accumulated deficit by $0.8 million.

Statement of Profit or Loss Adjustments

		Historical			Historical
($ in millions) BluJay Line Item	E2open Line Item	BluJay – IFRS (Year Ended 3/31/21)(1)	IFRS to U.S. GAAP and Accounting Policy Adjustments		BluJay - U.S. GAAP (Year Ended 3/31/21)
Revenue	Revenue	$177.5			$177.5

	Cost of Revenue				—
Operating expenses	Subscriptions	36.4			36.4
Operating expenses	Professional services and other	21.5			21.5

	Total cost of revenue	57.9			57.9

	Gross Profit	119.6			119.6

	Operating Expenses				—
Operating expenses	Research and development	14.8			14.8
Operating expenses	Sales and marketing	16.9	(0.6)	C	16.3
Operating expenses	General and administrative	35.5	0.6	D	36.1
Operating expenses	Acquisition-related expenses	0.1			0.1
Operating expenses	Amortization of acquired intangible assets	11.1			11.1
Operating expenses	Impairment of long-lived assets	15.4			15.4

	Total operating expenses	93.8	—		93.8

	(Loss) income from operations	25.8	—		25.8

Finance Costs	Interest and other expense, net	33.3	(0.8)	D	32.5

	Total other expenses	33.3	(0.8)		32.5

	Income (loss) before income tax benefit	(7.5)	0.8		(6.7)
Taxation	Income tax benefit (Loss)	(2.0)			(2.0)

	Net income/(loss)	$(9.5)	$0.8		$(8.7)

(1)	Certain Operating Expenses presented in BluJay’s audited consolidated financial statements have been disaggregated here to match E2open’s account classification.

(C)

Adjustment to align BluJay’s amortization of capitalized commissions with E2open’s accounting policy. This adjustment extends the amortization period of BluJay’s capitalized commissions to include renewal periods, which reduces the amount of amortization expense recognized in “Sales and marketing”.

(D)

Adjustments reflect the net impact of eliminating interest expense recorded by BluJay for its operating leases under IFRS 16 in “Interest and other expense, net” and recognizing straight-line lease expense in “General and administrative” to be consistent with E2open’s presentation.

4. Pro Forma Earnings Per Share Information

As a result of the Business Combination, pro forma basic number of shares are reflective of 187.1 million shares of Class A common stock outstanding, and pro forma diluted number of shares are reflective of 222.7 million shares of Class A common stock outstanding.

Pro Forma Combined
Year Ended February 28, 2021
Net loss attributable to controlling interest ($ in millions)	$(116.7)
Weighted average shares outstanding - basic (shares in millions)	187.1

Loss per share - basic	$(0.62)

Net loss attributable to noncontrolling interest ($ in millions)	$(24.9)
Weighted average shares outstanding - diluted (shares in millions)	222.7

Loss per share - diluted	$(0.64)

As a result of the BluJay Acquisition, pro forma basic number of shares are reflective of 288.4 million shares of Class A common stock outstanding, and pro forma diluted number of shares are reflective of 324.0 million shares of Class A common stock outstanding.

Pro Forma Combined
Year Ended February 28, 2021
Net loss attributable to controlling interest ($ in millions)	$(210.9)
Weighted average shares outstanding - basic (shares in millions)	288.4

Loss per share - basic	$(0.73)

Net loss attributable to noncontrolling interest ($ in millions)	$(30.8)
Weighted average shares outstanding - diluted (shares in millions)	324.0

Loss per share - diluted	$(0.75)

Earnings per share exclude warrants and contingently issuable shares that would be anti-dilutive to pro forma EPS, including (i) 13,800,000 redeemable warrants to purchase Class A ordinary shares of CCNB1 offered by CCNB1 in its initial public offering, (ii) 10,280,000 warrants to purchase Class A ordinary shares of CCNB1 that were issued to the Sponsor concurrently with the IPO, (iii) 5,000,000 redeemable warrants issued at the close of the Business Combination as part of the Forward Purchase Agreement, (iv) 2,500,000 unvested Restricted Sponsor Shares, held by the Sponsor Eva F. Huston and Keith W. Abell, which convert into shares of Class A common stock in accordance with the Certificate of Incorporation and the Sponsor Side Letter Agreement, (v) 18,500,000 Flow-Through Seller non-voting unvested Restricted Common Units, and (vi) 35,636,680 Common Units owned by the Flow- Through Sellers that are exchangeable (together with the cancellation of an equal number of shares of voting, non-economic Class V common stock) into Class A common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF CCNB1’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References to the “company,” “our,” “us” or “we” in this section refer to CCNB1 prior to the Business Combination. The following discussion and analysis of the company’s financial condition and results of operations for the year ended December 31, 2020 should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

We were incorporated as a blank check company incorporated on January 14, 2020 (inception) as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that we have not yet identified (“Business Combination”). Although we are not limited to a particular industry or geographic region for purposes of consummating a Business Combination, we intend to focus in the financial, technology and business services sectors. Our sponsor is CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (“Sponsor”).

The registration statement for our Initial Public Offering was declared effective on April 23, 2020. On April 28, 2020, we consummated its Initial Public Offering of 41,400,000 Units, including 5,400,000 additional Units to cover over-allotments, at $10.00 per Unit, generating gross proceeds of $414.0 million, and incurring offering costs of approximately $24.5 million, inclusive of approximately $14.5 million in deferred underwriting commissions and approximately $0.9 million in deferred legal fees. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of the Initial Public Offering, we consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of approximately $10.3 million.

Upon the closing of the Initial Public Offering and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in the Trust Account and invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by us, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below. Our management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement, although substantially all of the net proceeds are intended to be applied toward identifying and consummating an initial Business Combination.

If we had been unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or April 28, 2022 (the “Combination Period”), we would (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes paid or payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the consummation of the initial Business Combination, we will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than 10 business days thereafter, subject to applicable Cayman Islands law.

Consummated Business Combination

On February 4, 2021, the Company domesticated into a Delaware corporation and consummated the Business Combination. See “The Business Combination”.

Results of Operations

Our entire activity since inception through December 31, 2020 related to our formation, the preparation for the Initial Public Offering, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. We have neither engaged in any operations nor generated any revenues to date. We will not generate any operating revenues until after completion of our initial Business Combination. We will generate non-operating income in the form of interest income on cash and cash equivalents. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the period from January 14, 2020 (inception) through December 31, 2020, we had net loss of approximately $71.3 million, which consisted of a $37.9 million loss from the change in the fair value of the derivative liabilities, a $28.1 million loss from the change in fair value of the Forward Purchase Agreement, initial offering costs of $1.4 million and $3.9 million in general and administrative costs, offset by approximately $50,000 in net gain earned on investments held in the Trust Account.

Liquidity and Capital Resources

As of December 31, 2020, we had approximately $455,000 in our operating bank account and a working capital deficit of approximately $2.7 million.

Our liquidity needs through December 31, 2020 were satisfied through receipt of a $25,000 capital contribution from our Sponsor in exchange for the issuance of the Founder Shares to our Sponsor, loans from our Sponsor of approximately $125,000 under a promissory note (the “Note”) to cover for offering costs in connection with the Initial Public Offering, and the proceeds from the consummation of the Private Placement not held in the Trust Account. We repaid the Note on May 29, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, provide us Working Capital Loans. As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.

Upon the closing of the Initial Public Offering and the Private Placement, $414.0 million of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in the Trust Account and invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by us, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below. The investments in money market funds held in Trust Account are generally convertible to cash within the Trust Account on a same-day basis.

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or its results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Related Party Transactions

Founder Shares

On January 16, 2020, we issued 2,875,000 Class B ordinary shares to our Sponsor (the “Founder Shares”) in exchange for a payment of $25,000 for offering costs made by our Sponsor on behalf of our company. On March 6, 2020, we effected a share capitalization resulting in our Sponsor holding an aggregate of 13,625,000 founder shares. On March 6, 2020, our Sponsor transferred 50,000 Founder Shares to each of Keith W. Abell and Eva F. Huston, our independent director nominees. On April 23, 2020, we effected a share capitalization resulting in an aggregate of 15,350,000 Founder Shares issued and outstanding. As of December 31, 2020, our Sponsor owned an aggregate of 15,250,000 Class B ordinary shares and the independent directors, collectively, owned an aggregate of 100,000 Class B ordinary shares. All shares and the associated amounts have been retroactively restated to reflect the aforementioned share capitalization. On April 24, 2020, the underwriters exercised their 15% over-allotment option in full; thus, the Founder Shares were no longer subject to forfeiture.

The initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial shareholders with respect to any Founder Shares. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

Related Party Loans

On January 16, 2020, our Sponsor agreed to loan us up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to the Note. The Note is non-interest bearing, unsecured and due upon the closing of the Initial Public Offering. We borrowed approximately $125,000 under the Note. On May 29, 2020, we repaid the Note to the Sponsor in full.

In addition, in order to finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). If we complete a Business Combination, we would repay the Working Capital Loans out of the proceeds of the Trust Account released to us. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. We did not have any borrowings under the Working Capital Loans as of December 31, 2020.

Forward Purchase Agreement

In connection with the consummation of the Initial Public Offering, we entered into the Forward Purchase Agreement with Neuberger Berman Opportunistic Capital Solutions Master Fund LP (“NBOKS”), a member of our Sponsor, which provides for the purchase of up to $200,000,000 of units, with each unit consisting of one

Class A ordinary share (the “Forward Purchase Shares”) and one-fourth of one warrant to purchase one Class A ordinary share at $11.50 per share (the “Forward Purchase Warrants”), for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of the initial Business Combination. The Forward Purchase Agreement allows NBOKS to be excused from its purchase obligation in connection with a specific business combination if NBOKS does not have sufficient committed capital allocated to the Forward Purchase Agreement to fulfill its funding obligations under such Forward Purchase Agreement in respect of such business combination. Prior to an initial Business Combination, NBOKS intends to raise additional committed capital such that the condition described in the preceding sentence is met, but there can be no assurance that additional capital will be available. The obligations under the Forward Purchase Agreement do not depend on whether any Class A ordinary shares are redeemed by the public shareholders. The Forward Purchase Shares and Forward Purchase Warrants will be issued only in connection with the closing of the initial Business Combination. The proceeds from the sale of Forward Purchase Shares may be used as part of the consideration to the sellers in the initial Business Combination, expenses in connection with the initial Business Combination or for working capital in the post-transaction company.

Contractual Obligations

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. However, the registration and shareholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the Forward Purchase Agreement, we have agreed to use our reasonable best efforts (i) to file within 30 days after the closing of a Business Combination a registration statement with the SEC for a secondary offering of the Forward Purchase Shares and the Forward Purchase Warrants (and underlying Class A ordinary shares), (ii) to cause such registration statement to be declared effective promptly thereafter but in no event later than sixty (60) days after the initial filing, (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which NBOKS or its assignees cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (iv) after such registration statement is declared effective, cause us to conduct firm commitment underwritten offerings, subject to certain limitations. In addition, the Forward Purchase Agreement provides that these holders will have certain “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriting Agreement

We granted the underwriters a 45-day option from the date of the final prospectus to purchase up to 5,400,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On April 24, 2020, the underwriters fully exercised their over-allotment option.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $8.3 million, paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred underwriting commission of $0.35 per unit, or approximately $14.5 million. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a Business Combination, subject to the terms of the underwriting agreement.

Deferred Legal Fees

We obtained legal advisory services from two legal counsel firms in connection with the Initial Public Offering and agreed to pay their fees upon the consummation of the initial Business Combination. As of December 31, 2020, we recorded approximately $0.9 million in deferred legal fees in connection with such agreements in the accompanying balance sheet.

Critical Accounting Policies

This management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instruments and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The company has identified the following as its critical accounting policies:

Investments Held in Trust Account

The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information, other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit.

Derivative Liabilities

We have public and private placement warrants as well as warrants available under the Forward Purchase Agreement. We classify as equity any equity-linked contracts that (i) require physical settlement or net-share settlement or (ii) give us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement). We classify as assets or liabilities any equity-linked contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside our control) or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

For equity-linked contracts that are classified as liabilities, we record the fair value of the equity-linked contracts at each balance sheet date and record the change in the statements of operations as a (gain) loss on change in fair value of derivative liabilities. Our public warrant liability is valued using a binomial lattice pricing model. Our Private Placement Warrants are valued using a binomial lattice pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. Our Forward Purchase Agreement is valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds, each adjusted for the probability of executing a successful business combination. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend rate, expiration dates and risk-free rates.

The estimates used to calculate the fair value of our derivative liabilities changes at each balance sheet date based on our stock price and other assumptions described above. If our assumptions change or we experience significant volatility in our stock price or interest rates, the fair value calculated from one balance sheet period to the next could be materially different.

Class A Ordinary Shares Subject to Possible Redemption

Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. Our Class A ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 29,182,196 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Net Income (Loss) Per Ordinary Share

Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 24,080,000 of the Company’s Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method.

The Company’s statement of operations include a presentation of income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per ordinary share, basic and diluted for Class A ordinary shares are calculated by dividing the net gain earned on investments held in the Trust Account less a working capital credit resulting in break-even result of operations for the period from January 14, 2020 (inception) through December 31, 2020, by the weighted average number of Class A ordinary shares outstanding for the period. Net loss per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing the net income, less income attributable to Class A ordinary shares by the weighted average number of Class B ordinary shares outstanding for the period.

Recent Accounting Pronouncements

Our management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of December 31, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We elected to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

As an “emerging growth company”, we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

Financial Statements and Supplementary Data

Reference is made to Pages F-1 through F-34 comprising a portion of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF E2OPEN’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(Dollars and shares in millions, unless stated otherwise or except for per share amounts)

Introduction

Throughout this section, unless otherwise noted, “we”, “us” and “our” refer to E2open.

The following discussion and analysis of the financial condition and results of operations of E2open should be read together with our audited consolidated financial statements, and related notes included in this prospectus. The discussion and analysis should also be read together with the section entitled “Business of E2open.” In addition to historical information, the following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Our fiscal year end is the final day in February. Our fiscal years 2021 and 2020 ended February 28, 2021 and February 29, 2020, respectively, and were each fifty-two-week periods.

Overview

We are a leading provider of 100% cloud-based, end-to-end SCM software. Our software combines networks, data and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility and driving improved resiliency. Given the mission-critical nature of our solutions, we maintain deep, long-term relationships with our customers, which is reflected by our gross retention and customer tenure. In aggregate, we serve more than 1,200 customers in over 180 countries across a wide range of end-markets, including technology, consumer, industrial and transportation, among others.

We operate in what we believe is an attractive industry with strong secular tailwinds and a TAM of more than $45 billion. This TAM is comprised of significant whitespace, including what we estimate to be more than $1 billion of opportunity within our existing customer base. We believe this opportunity is driven by our existing customer base’s current technology solution, which is often a combination of legacy point solutions and home-grown applications, many of which are tied together with manual processes and spreadsheets. As manufacturing has evolved from brands owning the full production lifecycle to orchestrating disparate manufacturing, distribution and selling processes, supply chains have grown more complex, increasing demand for software solutions like ours and the need to modernize the existing technology landscape with cloud-based modern solutions. We believe our fully cloud-based, end-to-end software platform offers a differentiated solution for customers that gives them significantly better value as compared to solutions offered by some of our competitors.

Our Go-To-Market Strategy

Our go-to-market strategy is focused on both expanding the adoption of our product portfolio with existing customers and the acquisition of new customers. We primarily focus our selling efforts on large enterprise organizations and sell our software through a direct sales force and channel partners. Additionally, we have a high-velocity inside sales organization to serve small and medium-sized businesses. Our go-to-market strategy enables our sales force to develop deep, long-term relationships with existing and potential customers across the relevant functions, from buying managers, IT resources, division leaders and C-level executives. Importantly, we believe that our go-to-market approach focused on customers is a competitive advantage compared to competitors whose go-to-market approach is often focused on products. We believe this enables us to sustain our high customer retention and long customer tenure as well as drive maximum spend within each customer.

Our sales organization is comprised of field sales, inside sales and sales development personnel, and we align these teams based on customer size and industry. We focus initially on solving a customer’s primary need, usually a specific piece of their supply chain. Once a customer adopts our solution and witnesses the power of our unique platform, we focus on cross-selling additional products and up-selling additional departments, divisions and geographies with the same solution. We have found that experience with our SaaS platform is the most effective selling tool.

The Business Combination

On February 4, 2021, E2open Holdings and CCNB1 completed the Business Combination contemplated by the Business Combination Agreement. Pursuant to the Business Combination Agreement, CCNB1 acquired a majority interest in E2open Holdings through a series of mergers, with E2open Holdings becoming a direct subsidiary of CCNB1 (“Business Combination”). In connection with the completion of the Business Combination, CCNB1 changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware and changed its name to “E2open Parent Holdings, Inc.”

Upon completion of the Business Combination, CCNB1 was deemed the accounting acquirer and E2open the accounting acquiree. Under the acquisition method of accounting, CCNB1’s assets and liabilities retained their carrying values and the assets and liabilities associated with E2open Holdings were recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill. The cash consideration in the Business Combination included cash from (1) the Trust Account in the amount of $414.0 million, (2) $525.0 million in proceeds from the issuance of a new term loan, (3) $695.0 million in proceeds from the Business Combination PIPE Investment and (4) $200.0 million in proceeds from Forward Purchase Agreement. These proceeds were used to pay (x) $601.1 million in cash consideration payable to certain equity owners and option holders of E2open Holdings, including certain non-recurring seller transaction expenses, (y) $978.5 million of existing E2open debt and accrued interest and (z) total non-recurring transaction costs of $105.2 million. The non-recurring transaction costs included acquisition-related advisory fees in connection with the Business Combination, deferred underwriting commissions in connection with CCNB1’s IPO and debt issuance costs related to the new credit agreement entered into in connection with the Business Combination but excluded certain seller costs to be paid by the equity owners of E2open Holdings. The deferred underwriting commissions and costs pertaining to the reverse merger were treated as a reduction of equity while merger-related costs were expensed in the period in which the Business Combination closed. The debt issuance costs were capitalized as a reduction to the outstanding debt balances. In addition, certain options to purchase equity interests in E2open Holdings were accelerated upon the Closing Date, which resulted in a non-recurring expense of approximately $28.2 million in the period from February 4, 2021 through February 28, 2021. Additionally, unit-based compensation expense of $4.7 million was recognized during the period from February 4, 2021 through February 28, 2021 related to the restricted Series B-1 and B-2 common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units.

As a result of the Business Combination, our financial results are broken out between the Predecessor period (March 1, 2020 through February 3, 2021) and the Successor period (February 4, 2021 through February 28, 2021).

Impact of COVID-19

The COVID-19 pandemic has caused business disruptions worldwide beginning in January 2020. The full extent to which the pandemic will impact our business, operations, cash flows and financial condition will depend on future developments that are difficult to accurately predict. We have experienced modest adverse impacts as it relates to lengthening of sales cycles and delays in delivering professional services and training to our customers.

Although parts of our business have seemingly returned to pre-pandemic levels, the recent surge in COVID-19, specifically in India. demonstrates that the impact of the pandemic is not yet complete. The global pandemic continues to evolve, and we are carefully monitoring the situation to understand its impacts on our business and operations.

Key Components of Our Results of Operations

Revenue

Effective March 1, 2019, we adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606), and all the related amendments, using the modified retrospective method. We adopted the new standard for all customer contracts. See Note 2, Summary of Significant Accounting Policies to the Notes to the Consolidated Financial Statements for additional information.

We generate revenue from the sale of subscriptions and professional services. We recognize revenue when the customer contract and associated performance obligations have been identified; the transaction price has been determined and allocated to the performance obligations in the contract; and the performance obligations have been satisfied.

Subscription Revenue

We offer cloud-based on-demand software solutions, which enable our customers to have constant access to our solutions without the need to manage and support the software and associated hardware themselves. We house the hardware and software in third-party facilities and provide our customers with access to the software solutions, along with data security and storage, backup, recovery services and solution support. Our customer contracts typically have a term of three to five years. We primarily invoice our customers for subscriptions in advance for the annual use of the software solutions. Our payment terms typically require customers to pay within 30 to 90 days from the invoice date.

We also offer applications which enable our customers to have access to an electronic commerce transaction platform for the international container shipping industry. We charge either fixed annual subscription fees or volume-based transaction fees based on the volume of transactions booked on the platform for this product. For subscription-based contracts, we generally invoice annually in advance. Under the previous standard, we limited subscription revenue recognition to the contractually billable amounts in each year of the subscription. Under the new standard, subscription revenue is recognized ratably over the life of the contract. The impact of this change was insignificant; therefore, no cumulative adjustment was made to the opening balance sheet for revenue recognition at the adoption of the new standard. For transactional based contracts, we primarily recognize revenue and invoices for these transactions monthly once incurred. This is unchanged from the previous standard. Transaction based contracts represented less than 3% of our revenue in the combined Successor and Predecessor periods in the fiscal year ended February 28, 2021.

Professional Services

Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of our solutions. We provide professional services primarily on a time and materials basis, but also on a fixed fee basis. Customers are invoiced for professional services either monthly in arrears or, as with fixed fee arrangements, in advance and upon reaching project milestones. Professional services revenue is recognized over time. For services that are contracted at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on time and materials or a prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of our efforts to satisfy services contracts as they represent the performance obligation consumed by the customer and performed by us, and therefore reflect the transfer of services to a customer under contract. The adoption of the new standard did not result in a material change to the revenue recognition of professional services.

We enter into arrangements with multiple performance obligations comprised of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand solutions. We primarily account for subscription and professional services revenue as separate units of accounting and allocate revenue to each deliverable in an arrangement based on a standalone selling price. We evaluate the standalone selling price for each element by considering prices we charge for similar offerings, size of the order and historical pricing practices.

Total Revenue by Geographic Locations

Revenues by geographical region consisted of the following:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Americas	$20,403	$295,923	$293,751	$197,245
Europe	463	6,226	6,271	3,594
Asia Pacific	499	6,498	5,080	368

Total revenue	$21,365	$308,647	$305,102	$201,207

Revenues by geography are determined based on the region of our contracting entity, which may be different than the region of the customer. Americas revenue attributed to the United States was approximately 96%, 96%, 96% and 98% during the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019, respectively. No other country represented more than ten percent of total revenue during these periods.

Cost of Revenue

Cost of Subscription Revenue

Cost of subscription revenue consists primarily of costs related to delivering our service and providing support to customers, including personnel and related costs, costs associated with data center capacity, fees paid to third parties to license their technology and depreciation expense directly related to delivering our solutions. We generally expense our cost of subscription revenue as we incur the costs.

Cost of Professional Services Revenue

Cost of professional services revenue consists primarily of personnel and related travel costs, the costs of contracted third-party vendors and reimbursable expenses. As our personnel are employed on a full-time basis, our cost of professional services is largely fixed in the short-term, while our professional services revenue may fluctuate, leading to fluctuations in professional services gross profit. We expense our cost of professional services revenue as we incur the costs.

Operating Expenses

Research and Development

Research and development expenses primarily consist of personnel and related costs of our research and development staff, costs of certain third-party contractors, depreciation, amortization and other allocated costs. Research and development expenses are expensed as incurred, excluding the capitalization of internally developed software costs.

Sales and Marketing

Sales and marketing expenses primarily consist of personnel and related costs for our sales and marketing staff. It also includes the costs of promotional events, corporate communications, online marketing, solution marketing and other brand-building activities, in addition to depreciation, amortization and other allocated costs. When the initial customer contract is signed and upon any renewal, we capitalize and amortize commission costs under ASC 606, as an expense over the period in which products are expected to be delivered to customers, where the commission is directly attributable to a contract, including expected renewals, which is estimated to be four years. If a subscription agreement is terminated, we recognize the unamortized portion of any deferred commission cost as an expense immediately upon such termination. Certain sales commissions are contingent on future customer billings and are expensed as incurred to sales and marketing expense.

General and Administrative

General and administrative expenses primarily consist of personnel and related costs for our executive, administrative, finance, information technology, legal, accounting, investor relations and human resource staff. It also includes professional fees; expenses related to our board of directors; public company costs; other corporate expenses; depreciation; amortization; and other allocated costs.

Interest and Other Expense, Net

Interest and other expense, net, consists primarily of interest income on our cash balances; interest expense on our outstanding debt and capital lease obligations; foreign currency realized and unrealized gains and losses; and gains and losses on the disposal of fixed assets.

Provision for Income Taxes

The provision for income taxes for the combined Predecessor and Successor periods ended February 28, 2021 consists of a deferred income tax benefit and current tax expense. The current income taxes primarily result from our profitable operations in foreign subsidiaries, which are subject to corporate income taxes in foreign jurisdictions, plus a relatively small amount of U.S. federal and state income taxes not offset by net operating loss carryforwards. The deferred income tax benefit is primarily due to a reduction in overall state deferred liabilities resulting from certain state tax law changes, the impact on our effective state tax rates from changes in our transfer pricing policies and increase in state net operating losses in certain jurisdictions, offset by valuation allowances and E2open Parent Holdings, Inc.’s investment in E2open Holdings. The deferred tax assets of certain other U.S corporate tax consolidated groups and non-U.S. jurisdictions remain offset by a valuation allowance. Realization of these deferred tax assets depends upon future earnings, the timing and amount of which are uncertain. Utilization of our net operating losses may be subject to annual limitations due to the ownership change rules under the Internal Revenue Code of 1986, as amended (IRS Code), and similar state provisions. We have analyzed the effect of the IRS Code Section 382 for each of our acquisitions. Based on analysis of acquired net operating losses and credits, utilization of our net operating losses and research and development credits will be subject to annual limitations. In the event we have future changes in ownership, the availability of net operating loss carryforwards could be further limited.

Results of Operations

The following table is our Consolidated Statements of Operations for the periods indicated:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Revenue	$21,365	$308,647	$305,102	$201,207
Cost of revenue	(16,184)	(114,989)	(121,065)	(73,560)

Total gross profit	5,181	193,658	184,037	127,647
Operating Expenses
Research and development	10,458	53,788	61,882	42,523
Sales and marketing	8,788	46,034	53,605	34,398
General and administrative	23,123	37,355	51,799	28,001
Acquisition-related expenses	4,317	14,348	26,709	15,577
Amortization of acquired intangible assets	1,249	31,275	31,129	20,061

Total operating expenses	47,935	182,800	225,124	140,560

(Loss) income from operations	(42,754)	10,858	(41,087)	(12,913)
Interest and other expense, net	(1,928)	(65,469)	(67,554)	(20,846)
Loss on extinguishment of debt	—	—	—	(4,604)
Gain from change in fair value of warrant liability	23,187	—	—	—
Gain from change in fair value of contingent consideration	33,740	—	—	—

Income (loss) before income taxes	12,245	(54,611)	(108,641)	(38,363)
Income tax benefit	612	6,681	7,271	8,245

Net income (loss)	12,857	$(47,930)	$(101,370)	$(30,118)

Less: Net income attributable to noncontrolling interest	2,057

Net income attributable to E2open Parent Holdings, Inc.	$10,800

Net income attributable to E2open Parent Holdings, Inc. Class A common stockholders per share - diluted	$0.06

Weighted-average common shares outstanding - diluted	187,051

The comparability of our operating results for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 as compared to the fiscal year ended February 29, 2020 was impacted by the Business Combination in February 2021 and the acquisition of Amber Road in July 2019. In the discussion of our results of operations, we may quantitatively disclose the impact of our acquired products and services to the extent they remain ascertainable. Expense contributions from our acquisition for the respective period comparisons generally were not separately identifiable due to the integration of these businesses into our existing operations.

February 4, 2021 through February 28, 2021 (Successor) and March 1, 2020 through February 3, 2021 (Predecessor) compared to Fiscal year ended February 29, 2020 (Predecessor)

Revenue

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Revenue:
Subscription revenue	$14,117	$259,707	$243,981	$29,843	12%
Professional services revenue	7,248	48,940	61,121	(4,933)	-8%

Total revenue	$21,365	$308,647	$305,102	$24,910	8%

Percentage of revenue:
Subscription revenue	66%	84%	80%
Professional services revenue	34%	16%	20%

Total	100%	100%	100%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Subscription revenue was $273.8 million for the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021, a $29.8 million, or 12%, increase compared to subscription revenue of $244.0 million for the fiscal year ended February 29, 2020. The increase in subscription revenue was primarily related to the acquisition of Amber Road. The balance of the increase was primarily related to new organic subscription sales in the prior periods, predominantly driven by increases in products utilized across our customer portfolio.

Professional services revenue was $56.2 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $4.9 million, or 8%, decrease compared to $61.1 million for the fiscal year ended February 29, 2020. The decrease was primarily due to the impact of the COVID-19 pandemic which delayed the delivery of professional services and training to our customers, mainly due to our customers’ focus on switching to remote operations during the first half of fiscal 2021, which began on March 1, 2021. Importantly, although the COVID-19 pandemic delayed planned customer engagements, we did not experience any material cancellations of engagements. Professional services revenue was also impacted by fewer new subscription sales closed in early fiscal 2021 as compared to the fiscal 2020. We attribute this temporary delay in closing new subscription sales to the COVID-19 pandemic as our customers were focused on the impact of the pandemic on their operations rather than launching new technology projects.

Our subscription revenue as a percentage of total revenue increased to 83% for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021 compared to 80% for the fiscal year ended February 29, 2020 driven primarily by the increase in subscription revenue and decline in professional services revenue described above.

Cost of Revenue, Gross Profit and Gross Margin

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Cost of revenue:
Subscriptions	$7,823	$55,602	$59,113	$4,312	7%
Professional services	4,324	40,466	42,414	2,376	6%
Amortization of acquired intangible assets	4,037	18,921	19,538	3,420	18%

Total cost of revenue	16,184	114,989	121,065	10,108	8%

Gross profit:
Subscriptions	2,257	185,184	165,330	22,111	13%
Professional services	2,924	8,474	18,707	(7,309)	-39%

Total gross profit	$5,181	$193,658	$184,037	$14,802	8%

Gross margin:
Subscriptions	16%	71%	68%
Professional services	40%	17%	31%
Total gross margin	24%	63%	60%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Cost of subscriptions was $63.4 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $4.3 million, or 7%, increase compared to $59.1 million for the fiscal year ended February 29, 2020. This increase is primarily related to the acquisition of Amber Road and $2.5 million of unit-based compensation recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination, partially offset by the realization of acquisition-related cost savings from acquisitions.

Cost of professional services revenue was $44.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $2.4 million, or 6%, increase compared to $42.4 million for the fiscal year ended February 29, 2020. This increase is primarily related to the acquisition of Amber Road and $0.7 million unit-based compensation recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination. We have proactively decided to invest in our professional services organization during the COVID-19 pandemic as a means of providing additional service to and deeper relationships with our customers.

Amortization of acquired intangible assets was $23.0 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $3.4 million, or 18%, increase compared to $19.5 million for the fiscal year ended February 29, 2020, driven primarily by additional intangibles from the acquisition of Amber Road and the reevaluation of the intangible assets as part of the Business Combination in February 2021.

Our subscriptions gross margin remained consistent at 68% for the combined Predecessor and Successor periods included in the fiscal years ended February 28, 2021 and the fiscal year ended February 29, 2020. Our professional services gross margin declined to 20% for fiscal 2021 from 31% in the fiscal 2020, primarily due to lower professional services revenue in the current period as described above.

Research and Development

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Research and development	$10,458	$53,788	$61,882	$2,364	4%
Percentage of revenue	49%	17%	20%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Research and development expenses were $64.2 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $2.4 million, or 4%, increase compared to $61.9 million in the prior year. The increase is due to $5.2 million of additional unit-based compensation expense recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination, partially offset by leveraging the existing E2open operating model and managerial structure resulting in cost savings associated with the acquisition of Amber Road.

Sales and Marketing

($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Sales and marketing	$8,788	$46,034	$53,605	$1,217	2%
Percentage of revenue	41%	15%	18%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Sales and marketing expenses were $54.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $1.2 million, or 2%, increase compared to $53.6 million in the prior year. The increase is primarily related to $5.1 million of additional unit-based compensation recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination and associated costs of the Amber Road acquisition, partially offset by the realization of acquisition-related cost savings from historical acquisitions.

General and Administrative

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
General and administrative	$23,123	$37,355	$51,799	$8,679	17%
Percentage of revenue	108%	12%	17%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

General and administrative expenses were $60.5 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $8.7 million, or 17%, increase compared to $51.8 million in the prior year. The increase is driven primarily by $14.7 million of additional unit-based compensation recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination and $4.7 million unit-based compensation for the restricted Series B-1 and B-2 common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units during fiscal 2021. These increases were partially offset by the $9.5 million of unit-based compensation attributable to the acceleration of certain unit-based awards in connection with the Amber Road acquisition during fiscal 2020, as well as the realization of acquisition-related cost savings from historical acquisitions.

Other Operating Expenses

($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Acquisition and other related expenses	$4,317	$14,348	$26,709	$(8,044)	-30%
Amortization of acquired intangible assets	1,249	31,275	31,129	1,395	4%

Total other operating expenses	$5,566	$45,623	$57,838	$(6,649)	-11%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Other operating expenses were $51.2 million for combined Predecessor and Successor periods included in the fiscal 2021, a $6.7 million, or 11%, decrease compared to $57.8 million in the prior year. The decrease is mainly due to the significant transaction related expenses incurred in fiscal 2020 for Amber Road.

Interest and Other Expense, Net

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Interest and other expense, net	$(1,928)	$(65,469)	$(67,554)	$157	0%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Interest expense increased to $67.4 million for combined Predecessor and Successor periods included in the fiscal 2021, a $0.2 million decrease compared to $67.6 million in the prior year. This decrease is driven primarily by the incremental debt incurred to finance the acquisition of Amber Road, partially offset by the reduction in outstanding debt as well as the associated interest rate on the debt refinanced in the Business Combination and other income earned during fiscal 2021.

In connection with the Business Combination, we repaid the full outstanding principal balance of $907.3 million of the Term Loan Due 2024, as defined below, using proceeds from the Business Combination. Additionally, we entered into a new $525.0 million term loan and a $75.0 million revolver in connection with the Business Combination. See Debt below for additional details.

Gain from Change in Fair Value of Warrant Liability

We recorded a gain of $23.2 million during the period from February 4, 2021 through February 28, 2021 for the change in fair value on the revaluation of our warrant liability associated with our public, private placement and forward purchase warrants. We are required to revalue the warrants at the end of each reporting period and reflect in the Consolidated Statements of Operations a gain or loss from the change in fair value of the warrant liability in the period in which the change occurred. We did not have outstanding warrants prior to the Business Combination.

Gain from Change in Fair Value of Contingent Consideration

We recorded a gain of $33.7 million during the period from February 4, 2021 through February 28, 2021 for the change in fair value on the revaluation of our contingent consideration associated with our restricted Series B-1 and B-2 common stock and Sponsor Side Letter. We are required to revalue the contingent consideration at the end of each reporting period and reflect in the Consolidated Statements of Operations a gain or loss from the change in fair value of the contingent consideration in the period in which the change occurred.

Provision for Income Taxes

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Income (loss) before income taxes	$12,245	$(54,611)	$(108,641)	$66,275	-61%
Income tax benefit	612	6,681	7,271	22	0%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Loss before income taxes is $42.4 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $66.3 million, or 61%, decrease compared to $108.6 million for the fiscal year ended February 29, 2020. This decrease is related primarily to the acquisition of Amber Road, stronger operating results, the $9.5 million unit-based compensation recognized in fiscal 2020 attributable to the acceleration of certain unit-based awards related to the Amber Road acquisition, additional integration-related cost savings realized from historical acquisitions, $23.2 million income for the fair value adjustment as of February 28, 2021 for the warrant liability and $33.7 million income associated with the fair value adjustment as of February 28, 2021 for the contingent consideration liability related to the Sponsor Side Letter and restricted Series B-1 and B-2 common stock. The benefits were partially offset by higher interest expense in fiscal 2020 due to incremental debt incurred to finance the Amber Road acquisition, $28.2 million of unit-based compensation expense related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination and $4.7 million of unit-based compensation expense for the restricted Series B-1 and B-2 common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units.

Notwithstanding that the $7.3 million income tax benefit is substantially the same for each period, the effective tax rate is 17.2% for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, compared 6.2%, for the fiscal year ended February 29, 2020. The overall increase in the effective tax rate was primarily due to the relative change in state taxes, earnings at affiliate, changes in valuation allowances and changes due to the fair value of equity compensation related to the Business Combination.

Fiscal year ended February 29, 2020 compared to Fiscal year ended February 28, 2019

Revenue

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Revenue:
Subscription revenue	$243,981	$153,634	$90,347	59%
Professional services revenue	61,121	47,573	13,548	28%

Total revenue	$305,102	$201,207	$103,895	52%

Percentage of revenue:
Subscription revenue	80%	76%
Professional services revenue	20%	24%

Total	100%	100%

Subscription revenue was $244.0 million in fiscal year 2020, a $90.4 million, or 59%, increase compared to $153.6 million in fiscal year 2019. The increase in subscription revenue was primarily related to the acquisitions of INTTRA and Amber Road. The balance of the increase was primarily related to new organic subscription sales in the prior periods, predominantly driven by increases in products utilized across our customer portfolio. The impact of changes in price per product has not been material. As customers become larger, our pricing model recognizes various factors such as number of products purchased and the penetration of those products within a customer’s operations. As such, when a customer buys more product, their average cost per product may decline even though total revenue from that customer may increase.

Professional services revenue was $61.1 million in fiscal year 2020, a $13.5 million, or 28%, increase compared to $47.6 million in fiscal year 2019. This increase was primarily related to the acquisitions of INTTRA and Amber Road. The balance of the increase was primarily related to additional professional services revenue related to the new organic subscription sales in the prior periods.

Subscription revenue increased to 80% of total revenue for our fiscal year ending February 29, 2020 from 76% in the comparable prior year period. This increase is primarily related to the acquisitions of INTTRA and Amber Road, which had relatively higher subscription revenue as a percentage of their respective total revenue bases.

Cost of Revenue, Gross Profit and Gross Margin

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Cost of revenue:
Subscriptions	$59,113	$33,537	$25,576	76%
Professional services	42,414	31,673	10,741	34%
Amortization of acquired intangible assets	19,538	8,350	11,188	133%

Total cost of revenue	121,065	73,560	47,505	65%

Gross profit:
Subscriptions	165,330	111,747	53,583	48%
Professional services	18,707	15,900	2,807	18%

Total gross profit	$184,037	$127,647	$56,390	44%

Gross margin:
Subscriptions	68%	73%
Professional services	31%	33%
Total gross margin	60%	63%

Cost of subscriptions was $59.1 million in fiscal year 2020, a $25.6 million, or 76%, increase compared to fiscal year 2019. The increase was primarily related to the acquisitions of INTTRA and Amber Road, partially offset by the realization of integration-related cost savings from historical acquisitions.

Cost of professional services was $42.4 million in fiscal year 2020, a $10.7 million, or 34%, increase compared to fiscal year 2019. This increase was primarily related to the acquisitions of INTTRA and Amber Road, partially offset by the realization of integration-related cost savings from historical acquisitions.

Amortization of intangible assets increased to $19.5 million in fiscal year 2020 compared to $8.4 million in fiscal year 2019. This increase was primarily due to additional amortization expense related to intangible assets acquired from INTTRA and Amber Road.

Subscription gross margin declined from 73% in fiscal year 2019 to 68% in fiscal year 2020, primarily related to the acquisitions of INTTRA and Amber Road and the timing of realizing integration-related cost savings driven by these acquisitions.

Research and Development

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Research and development	$61,882	$42,523	$19,359	46%
Percentage of revenue	20%	21%

Research and development expenses were $61.9 million in fiscal year 2020, a $19.4 million, or 46%, increase compared to fiscal year 2019, related primarily to the acquisitions of INTTRA and Amber Road as well as organic investments made in incremental research and development headcount.

Sales and Marketing

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Sales and marketing	$53,605	$34,398	$19,207	56%
Percentage of revenue	18%	17%

Sales and marketing expenses were $53.6 million in fiscal year 2020, a $19.2 million, or 56%, increase compared to $34.4 million in fiscal year 2019, related primarily to the acquisitions of INTTRA and Amber Road as well as organic investments made in sales and marketing activities.

General and Administrative

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
General and administrative	$51,799	$28,001	$23,798	85%
Percentage of revenue	17%	14%

General and administrative expenses were $51.8 million in fiscal year 2020, a $23.8 million, or 85%, increase compared to $28.0 million in fiscal year 2019. This increase is primarily related to the acquisitions of INTTRA and Amber Road as well as unit-based compensation expense associated with the Amber Road acquisition, which is the result of the acceleration of certain employee equity incentives post-closing.

Other Operating Expenses

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Acquisition and other related expenses	$26,709	$15,577	$11,132	71%
Amortization of acquired intangible assets	31,129	20,061	11,068	55%

Total other operating expenses	$57,838	$35,638	$22,200	62%

Other operating expenses increased to $57.8 million in fiscal year 2020 compared to $35.7 million in fiscal year 2019, primarily related to transaction fees and expenses, integration costs and intangible assets related to the acquisitions of INTTRA and Amber Road Other operating expense in fiscal 2020 were mainly due to the acquisition of Amber Road while fiscal 2019 were primarily due to the acquisition of INTTRA.

Interest and Other Expense, Net

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Interest and other expense, net	$(67,554)	$(20,846)	$(46,708)	224%
Loss on extinguishment of debt	—	(4,604)	4,604	-100%

Interest expense was $67.6 million in fiscal year 2020, a $46.7 million increase compared to $20.8 million in fiscal year 2019, primarily related to incremental debt incurred with respect to the 2019 acquisition of INTTRA resulting in a full year of interest expense followed by an additional increase in debt for the 2020 acquisition of Amber Road.

In fiscal year 2019, we repaid the full outstanding principal balance of $153.1 million of a term loan and credit facility using proceeds from the Term Loan Due 2024, as defined below. In connection with the repayment, we paid a $3.1 million prepayment fee and wrote off unamortized debt issuance costs of $1.5 million.

Provision for Income Taxes

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Loss before income taxes	$(108,641)	$(38,363)	$(70,278)	183%
Income tax benefit	7,271	8,245	(974)	-12%

Loss before income taxes was $108.7 million in fiscal year 2020, a $70.3 million increase compared to a net loss of $38.4 million in fiscal year 2019, related primarily to one-time expenses related to the acquisitions of INTTRA and Amber Road. The income tax benefit for fiscal year 2020 primarily relates to a reduction in deferred tax liabilities associated with the amortization of acquired intangible assets. The fiscal year 2019 benefit was driven primarily by an uncertain tax position release in that year based on the expiration of a statute of limitations.

Non-GAAP Financial Measures

This document includes Non-GAAP revenue, Non-GAAP subscription revenue, Non-GAAP gross profit, Non-GAAP gross margin and Adjusted EBITDA, which are non-GAAP performance measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe these non-GAAP measures are useful in evaluating our operating performance, as they are similar to measures reported by our public competitors and are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP measures are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We calculate and define Non-GAAP revenue as revenue excluding the impact of the deferred revenue fair value adjustment recorded as part of the purchase accounting associated with the Business Combination on our results of operations and balance sheet. We calculate and define Non-GAAP subscription revenue as subscription revenue excluding the deferred revenue fair value adjustment. We calculate and define Non-GAAP gross profit as gross profit excluding deferred revenue fair value adjustment, depreciation and amortization, share-based compensation and certain other non-cash and non-recurring items. We define and calculate Adjusted EBITDA as net income or losses excluding interest income or expense, income tax expense, depreciation and amortization and further adjusted for the following items: deferred revenue fair value adjustment, share-based compensation, transaction-related costs and certain other non-cash and non-recurring items as described in the reconciliation below. We also report Non-GAAP gross profit and Adjusted EBITDA as a percentage of Non-GAAP revenue as additional measures to evaluate financial performance.

We include these non-GAAP financial measures because they are used by management to evaluate our core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. These non-GAAP measures exclude certain expenses that are required in accordance with U.S. GAAP because they are non-recurring (for example, in the case of transaction-related costs and deferred revenue fair value adjustment), non-cash (for example, in the case of depreciation, amortization, share-based compensation and deferred revenue fair value adjustment) or are not related to our underlying business performance (for example, in the case of interest income and expense). There are limitations to non-GAAP financial measures because they exclude charges and credits that are required to be included in the U.S. GAAP financial presentation. The items excluded from U.S. GAAP financial measures such as net income or loss to arrive at non-GAAP financial measures are significant components for understanding and assessing our financial performance. As a result, non-GAAP financial measures should be considered together with, and not alternatives to, financial measures prepared in accordance with U.S. GAAP.

The table below presents our Non-GAAP revenue reconciled to our reported revenue, the closest U.S. GAAP measure, for the periods indicated:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Total revenue	$21,365	$308,647	$305,102	$201,207
Business Combination adjustment (1)	7,797	—	—	—

Non-GAAP revenue	$29,162	$308,647	$305,102	$201,207

(1)	Includes the fair value adjustment to the deferred revenue related to the purchase price allocation in the Business Combination.

The table below presents our Non-GAAP subscription revenue reconciled to our reported subscription revenue, the closest U.S. GAAP measure, for the periods indicated:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Subscription revenue	$14,117	$259,707	$243,981	$153,634
Business Combination adjustment (1)	7,797	—	—	—

Non-GAAP subscription revenue	$21,914	$259,707	$243,981	$153,634

(1)	Includes the fair value adjustment to the deferred revenue related to the purchase price allocation in the Business Combination.

The table below presents our Non-GAAP gross profit reconciled to our reported gross profit, the closest U.S. GAAP measure, for the periods indicated:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Gross profit
Reported gross profit	$5,181	$193,658	$184,037	$127,647
Business Combination adjustment (1)	7,797	—	—	—
Depreciation and amortization	4,645	25,236	25,041	11,700
Non-recurring/non-operating costs (2)	110	254	27	777
Share-based and unit-based compensation (3)	3,248	624	1,204	429

Non-GAAP gross profit	$20,981	$219,772	$210,309	$140,553
Gross margin	24.2%	62.7%	60.3%	63.4%
Non-GAAP gross margin	98.2%	71.2%	68.9%	69.9%

(1)	Includes the fair value adjustment to the deferred revenue related to the purchase price allocation in the Business Combination.
(2)

Primarily includes foreign currency exchange gain and losses and other non-recurring expenses such as systems integrations, legal entity simplification, advisory fees and expenses related to retention of key employees from acquisitions.

(3)

Reflects non-cash, long-term unit-based compensation expense, primarily related to senior management. The period from February 4, 2021 through February 28, 2021, include $3.2 million in share-based compensation related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination.

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest U.S. GAAP measure, for the periods indicated:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Net income (loss)	$12,857	$(47,930)	$(101,370)	$(30,118)
Adjustments:
Interest expense, net	1,804	65,340	66,326	21,914
Income tax benefit	(612)	(6,681)	(7,271)	(8,245)
Depreciation and amortization	6,394	63,263	60,416	34,348

EBITDA	20,443	73,992	18,101	17,899
EBITDA Margin	95.7%	24.0%	5.9%	8.9%
Business Combination adjustment (1)	7,797	—	—	—
Non-cash adjustments (2)	—	—	—	2,358
Acquisition-related adjustments (3)	4,317	14,348	25,057	15,258
Gain from change in fair value of warrant liability (4)	(23,187)	—	—	—
Gain from change in fair value of contingent consideration (5)	(33,740)	—	—	—
Non-recurring/non-operating costs (6)	443	3,933	6,212	3,520
Share-based and unit-based compensation (7)	33,000	8,118	19,167	8,166

Adjusted EBITDA	$9,073	$100,391	$68,537	$47,201

(1)	Includes the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination.
(2)	Includes non-cash loss on debt refinance and (gain) loss on investments.
(3)

Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs and capital-raising activities, including costs related to the acquisition of Amber Road and the Business Combination.

(4)	Represents the fair value adjustment at each balance sheet date of the warrant liability related to the public, private placement and forward purchase warrants.
(5)	Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted Series B-1 and B-2 common stock and Sponsor Side Letter.
(6)

Primarily includes foreign currency exchange gain and losses and other non-recurring expenses such as systems integrations, legal entity simplification, advisory fees and expenses related to retention of key employees from acquisitions.

(7)

Reflects non-cash, long-term unit-based compensation expense, primarily related to senior management. The period from March 1, 2020 through February 3, 2021 and fiscal year 2020 unit-based compensation includes a $0.8 million and $9.5 million, respectively, expense attributable to certain unit-based awards in connection with the Amber Road acquisition. The period from February 4, 2021 through February 28, 2021, include $28.2 million in share-based compensation related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination and $4.7 million unit-based compensation expense for the restricted Series B-1 and B-2 common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units.

The comparability of our operating results for the periods from February 4, 2021 through February 28, 2021 (Successor) and March 1, 2020 through February 3, 2021 (Predecessor) as compared to the fiscal year ended February 29, 2020 (Predecessor) was impacted by the Business Combination in February 2021 and the acquisition of Amber Road in July 2019.

February 4, 2021 through February 28, 2021 (Successor) and March 1, 2020 through February 3, 2021 (Predecessor) compared to Fiscal year ended February 29, 2020 (Predecessor)

Non-GAAP Revenue

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Non-GAAP revenue	$29,162	$308,647	$305,102	$32,707	11%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Non-GAAP revenue was $337.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $32.7 million, or 11%, increase compared to $305.1 million for the fiscal year ended February 29, 2020. The increase in Non-GAAP revenue was mainly due to the increase in our subscription revenue related to the Amber Road acquisition and new organic sales in prior periods driven by increases in products utilized across our customer portfolio. The increase was partially offset by the $4.9 million decrease in our professional services revenue due to the delay in delivery of professional services and training to our customers as a result of the impact the COVID-19 pandemic.

Non-GAAP Subscription Revenue

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Non-GAAP subscription revenue	$21,914	$259,707	$243,981	$37,640	15%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Non-GAAP subscription revenue was $281.6 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $37.6 million, or 15%, increase compared to $244.0 million for the fiscal year ended February 29, 2020. The increase in Non-GAAP subscription revenue was mainly due to the Amber Road acquisition and new organic sales in prior periods driven by increases in products utilized across our customer portfolio.

Gross Profit

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Gross profit	$5,181	$193,658	$184,037	$14,802	8%
Gross margin	24.2%	62.7%	60.3%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Gross profit was $198.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $14.8 million, or 8%, increase compared to $184.0 million for fiscal year 2020. The increase in gross profit was primarily due to the Amber Road acquisition and the realization of acquisition related cost savings from historical acquisitions. Gross margin remained consistent between combined fiscal 2021 and fiscal 2020 at 60%.

Non-GAAP Gross Profit

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Non-GAAP gross profit	$20,981	$219,772	$210,309	$30,443	14%
Non-GAAP gross margin	98.2%	71.2%	68.9%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Non-GAAP gross profit was $240.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $30.4 million, or 14%, increase compared to $210.3 million for the fiscal year ended February 29, 2020. The increase in adjusted gross profit was due to the Amber Road acquisition. The Non-GAAP gross margin increased to 71% for combined fiscal 2021 from 69% for fiscal 2020.

EBITDA

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
EBITDA	$20,443	$73,992	$18,101	$76,334	nm	*
EBITDA margin	96%	24%	6%

*	Not meaningful
(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

EBITDA was $94.4 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $76.3 million increase compared to $18.1 million for fiscal year ended February 29,

2020. EBITDA margins improved to 29% for combined fiscal 2021 compared to 6% in the prior year. The increase in EBITDA and EBITDA margin was primarily related to stronger operating results due to organic revenue growth, the acquisition of Amber Road in fiscal 2021 and the realization of integration-related cost savings from historical acquisitions.

Adjusted EBITDA

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Adjusted EBITDA	$9,073	$100,391	$68,537	$40,927	60%
Adjusted EBITDA margin	42%	33%	22%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Adjusted EBITDA was $109.5 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $40.9 million, or 60%, increase compared to $68.5 million for the fiscal year ended February 29, 2020. Adjusted EBITDA margins increased to 32% for fiscal 2021 compared to 22% for fiscal 2020. This increase in Adjusted EBITDA and Adjusted EBITDA margins were primarily related to the acquisition of Amber Road, stronger operating results and the realization of integration-related cost savings from historical acquisitions.

Fiscal year ended February 29, 2020 compared to Fiscal year ended February 28, 2019

Non-GAAP Revenue

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Non-GAAP revenue	$305,102	$201,207	$103,895	52%

Non-GAAP revenue was $305.1 million for the fiscal year ended February 29, 2020, a $103.9 million, or 52%, increase compared to $201.2 million for the fiscal year ended February 28, 2019. The increase in Non-GAAP revenue was mainly due to the increase in our subscription revenue related to the Amber Road and INTTRA acquisitions and new organic subscription sales in prior periods driven by increases in products utilized across our customer portfolio. We also experienced a $13.5 million increase in professional services revenue mainly attributable to the Amber Road and INTTRA acquisitions.

Non-GAAP Subscription Revenue

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Non-GAAP subscription revenue	$243,981	$153,634	$90,347	59%

Non-GAAP subscription revenue was $244.0 million for the fiscal year ended February 29, 2020, a $90.4 million, or 59%, increase compared to $153.6 million for the fiscal year ended February 28, 2019. The increase in Non-GAAP subscription revenue was mainly due to the Amber Road and INTTRA acquisitions and new organic subscription sales in prior periods driven by increases in products utilized across our customer portfolio.

Gross Profit

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Gross profit	$184,037	$127,647	$56,390	44%
Gross margin	60.3%	63.4%

Gross profit was $184.0 million for the fiscal year ended February 29, 2020, a $56.4 million, or 44%, increase compared to $127.6 million for fiscal year 2019. The increase in gross profit primarily the result of the Amber Road and INTTRA acquisitions. Gross margin decreased to 60% for fiscal 2020 from 63% for fiscal 2019.

Non-GAAP Gross Profit

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Non-GAAP gross profit	$210,309	$140,553	$69,756	50%
Non-GAAP gross margin	68.9%	69.9%

Non-GAAP gross profit was $210.3 million for the fiscal year ended February 29, 2020, a $69.8 million, or 50%, increase compared to $140.6 million for the fiscal year ended February 28, 2019. The increase was mainly the result of the Amber Road and INTTRA acquisitions. The Non-GAAP gross margin remained consistent between periods.

EBITDA

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
EBITDA	$18,101	$17,899	$202	1%
EBITDA margin	6%	9%

EBITDA was $18.1 million for fiscal year 2020, a $0.2 million, or 1%, increase compared to $17.9 million for fiscal year 2019. EBITDA margins decreased to 6% for fiscal 2020 compared to 9% for fiscal 2019. The increase in EBITDA was primarily related to the benefits received from the acquisitions of INTTRA and Amber Road and organic growth while the decrease in EBITDA margin was primarily related to the higher cost of revenue at INTTRA and Amber Road.

Adjusted EBITDA

	Fiscal Years Ended
($ in thousands)	February 29, 2020	February 28, 2019	$ Change	% Change
Adjusted EBITDA	$68,537	$47,201	$21,336	45%
Adjusted EBITDA margin	22%	23%

Adjusted EBITDA was $68.5 million for fiscal year 2020, a $21.3 million, or 45%, increase compared to $47.2 million in the fiscal year 2019. This increase was primarily related to the acquisitions of Amber Road and INTTRA, stronger operating results and the realization of integration-related cost savings from historical acquisitions.

Liquidity and Capital Resources

We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital, capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Current working capital needs relate mainly to employee compensation and benefits, as well as interest and debt. Our ability to expand and grow our business will depend on many factors, including working capital needs and the evolution of our operating cash flows.

We had $194.7 million in cash and cash equivalents and $75.0 million of unused borrowing capacity under our revolving credit facility as of February 28, 2021. See Note 12, Notes Payable and Capital Lease Obligations to the Notes to the Consolidated Financial Statements. We believe our existing cash and cash equivalents, cash provided by operating activities and, if necessary, the borrowing capacity under our revolving credit facility will be sufficient to meet our working capital, debt repayment and capital expenditure requirements for at least the next twelve months.

In the future, we may enter into arrangements to acquire or invest in complementary businesses. To facilitate these acquisitions or investments, we may seek additional equity or debt financing.

Debt

2021 Term Loan and Revolving Credit Facility

On February 4, 2021, as part of the Business Combination, E2open, LLC entered into a new $525.0 million term loan (2021 Term Loan) and a $75.0 million revolver (2021 Revolving Credit Facility). The 2021 Term Loan will mature on February 4, 2028 while the revolver will mature on February 4, 2026. The 2021 Term Loan has a variable interest rate which was 3.69% as of February 28, 2021. Principal payments of $1.3 million are due on the last day of each February, May, August and November commencing August 2021. As of February 28, 2021, the 2021 Term Loan had a principal balance outstanding of $525.0 million and there were no amounts drawn on the revolver.

Amber Term Loan

In July 2019, E2open Holdings incurred an additional term loan with Silicon Valley Bank (Amber Term Loan) with a maturity date of April 2021. The loan had a variable interest rate which was 3.25% as of February 29, 2020. As of February 29, 2020, the loan had a principal amount outstanding of $36.6 million. On February 4, 2021, this debt was paid in full as part of the Business Combination.

Term Loan and Revolving Credit Facility Due 2024

In November 2018, E2open, LLC entered into a credit agreement, including an initial term loan of $400.0 million, delayed draw term loans of up to $80.0 million (together, Term Loan Due 2024) and a revolving credit facility of up to $30.0 million (Revolving Credit Facility) with a maturity date of November 2024. Borrowings under the Term Loan Due 2024 during the year ended February 29, 2020 were $441.0 million and were used for the acquisition of Amber Road. There were $15.0 million outstanding under the Revolving Credit Facility as of February 29, 2020. The interest rate for the Term Loan Due 2024 and Revolving Credit Facility was 7.7% as of February 29, 2020. On February 4, 2021, all outstanding balances on the Term Loan Due 2024 and Revolving Credit Facility were repaid in full as part of the Business Combination.

Repayment of Credit Facility

In November 2018, we repaid the full outstanding principal balance of $153.1 million of a term loan and credit facility using proceeds from the Term Loan Due 2024. In connection with the repayment, we paid a $3.1 million prepayment fee and wrote off unamortized debt issuance costs of $1.5 million. These charges are included in loss on extinguishment of debt in the accompanying statements of comprehensive loss.

Cash Flows

The following table presents net cash from operating activities, investing activities and financing activities:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Net cash provided by (used in) operating activities	$5,801	$8,654	$(55,847)	$9,883
Net cash used in investing activities	(467,275)	(13,990)	(442,962)	(235,742)
Net cash (used in) provided by financing activities	(468)	626,449	467,617	260,674
Effect of exchange rate changes on cash and cash equivalents	41	(98)	232	(112)
Net (decrease) increase in cash, cash equivalents and restricted cash	(461,901)	621,015	(30,960)	34,703
Cash, cash equivalents and restricted cash at beginning of period	669,443	48,428	79,388	44,685

Cash, cash equivalents and restricted cash at end of period	$207,542	$669,443	$48,428	$79,388

February 4, 2021 through February 28, 2021 (Successor) and March 1, 2020 through February 3, 2021 (Predecessor) compared to Fiscal year ended February 29, 2020

As of February 28, 2021, our consolidated cash, cash equivalents and restricted cash was $207.5 million, a $159.1 million increase from our balance of $48.4 million as of February 29, 2020, which as primarily due to the Business Combination.

Net cash provided by operating activities for the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 was $14.5 million compared to a use of cash of $55.8 million for the fiscal year ended February 29, 2020. The $70.3 million difference was largely driven by the increase in EBITDA for the combined Predecessor and Successor periods in fiscal year 2021 compared to fiscal year 2020.

Net cash used in investing activities was $481.3 million and $443.0 million for the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 and fiscal year ended February 29, 2020, respectively. The use of cash for the combined Predecessor and Successor periods in 2021 was primarily driven by the Business Combination and acquisition of property and software related to our data centers while the use of cash for the fiscal year ended February 29, 2020 was primarily driven by the acquisition of Amber Road.

Net cash provided by financing activities for the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 was $626.0 million compared to $467.6 million for fiscal year ended February 29, 2020. The increase in cash provided by financing activities was a result of $158.3 million of cash received from the Business Combination PIPE Investors above the additional borrowings in 2020 compared to 2021. Additionally, in 2020, we incurred debt issuance costs of $12.9 million. Debt issuance costs were incurred during the period from February 4 through February 28, 2021 as part of the Business Combination.

Fiscal year ended February 29, 2020 compared to Fiscal year ended February 28, 2019

For the fiscal year ended February 29, 2020, our consolidated cash and cash equivalents decreased by approximately $31.0 million to $48.4 million as compared to our balance of $79.4 million on February 28, 2019.

Net cash used by operating activities for fiscal year 2020 was $55.8 million compared to $9.8 million of net cash provided by operating activities for fiscal year 2019. The decrease in cash flows from operating activities was primarily due to an increase in operating loss of $28.2 million and an increase in working capital related to the acquisition of Amber Road.

Net cash used in investing activities was $443.0 million for fiscal year 2020 compared to net cash used in investing activities of $235.7 million for fiscal year 2019. The increase in cash used in investing activities was attributed primarily to the acquisition of Amber Road. Capital Expenditures were $11.6 million in fiscal year 2020 compared to $2.7 million in fiscal year 2019.

Net cash provided by financing activities for fiscal year 2020 was $467.6 million compared to $260.7 million in fiscal year 2019. The increase in cash provided by financing activities was primarily due to additional debt of $492.6 million, net of original issue discount, borrowed to finance the acquisition of Amber Road.

Tax Receivable Agreement

Concurrently with the completion of the Business Combination, we entered into the Tax Receivable Agreement with certain selling equity holders of E2open Holdings. Pursuant to the Tax Receivable Agreement, we will pay the certain sellers, as applicable, 85% of the tax savings that we realize from increases in the tax basis in E2open Holdings’ assets as a result of the sale of E2open Holdings’ equity interests, the future exchange of the Common Units for shares of Class A Common Stock (or cash) pursuant to the Third Company Agreement, certain pre-existing tax attributes of certain sellers and certain other tax benefits related to entering into the Tax Receivable Agreement including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur.

Amounts payable under the Tax Receivable Agreement will be contingent upon, among other things, our generation of taxable income over the term of the Tax Receivable Agreement. If we do not generate sufficient taxable income in the aggregate over the term of the Tax Receivable Agreement to utilize the tax benefits subject to the Tax Receivable Agreement, we would not be required to make the related payments under the Tax Receivable Agreement. Although the amount of any payments required to be made under the Tax Receivable Agreement may be significant, the timing of these payments will vary and will generally be limited to one payment per member per year. The amount of such payments is also generally limited to the extent we are unable to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement in a given period.

We recorded a liability related to the Tax Receivable Agreement of $50.1 million assuming (1) a constant corporate tax rate of 24.11%, (2) no dispositions of corporate subsidiaries, (3) no material changes in tax law and (4) we do not elect an early termination of the Tax Receivable Agreement. However, due to the uncertainty of various factors, including: (a) the timing and value of future exchanges, (b) the amount and timing of our future taxable income, (c) changes in our tax rate, (d) no future dispositions of any corporate stock and (e) changes in the tax law, the likely tax savings we will realize and the resulting amounts we are likely to pay to the E2open Sellers pursuant to the Tax Receivable Agreement are uncertain.

The liability recorded on the balance sheet does not include an estimate of the amount of payments to be made if certain sellers exchanged their remaining interests in E2open Holdings for our common stock, as this amount is not readily determinable and is dependent on several future variables, including timing of future exchanges, stock price at date of exchange, tax attributes of the individual parties to the exchange and changes in future applicable federal and state tax rates.

In addition, if we exercise our right to terminate the Tax Receivable Agreement or certain other acceleration events occur, we will be required to make immediate cash payments. Such cash payments will be equal to the present value of the assumed future realized tax benefits based on a set of assumptions and using an agreed upon discount rate, as defined in the Tax Receivable Agreement. The early termination payment may be made significantly in advance of the actual realization, if any, of those future tax benefits. Such payments will be calculated based on certain assumptions, including that we have sufficient taxable income to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement over the period specified therein. The payments that we will be required to make will generally reduce the amount of overall cash flow that might have otherwise been available to us, but we expect the cash tax savings we will realize from the utilization of the related tax benefits will exceed the amount of any required payments. If we elected to terminate the Tax Receivable Agreement as of February 28, 2021, we estimate our early termination payment would have been approximately $129.3 million in the aggregate under the Tax Receivable Agreement.

In accordance with the Third Company Agreement, we will be entitled to receive quarterly tax distributions from E2open Holdings following the Business Combination, subject to limitations imposed by applicable law and contractual restrictions. The cash received from such tax distributions will first be used by us to satisfy any tax liability and then to make any payments required under the Tax Receivable Agreement. We expect that such tax distributions will be sufficient to fund both our tax liability and the required payments under the Tax Receivable Agreement.

Under the Tax Receivable Agreement, we are expecting future gross payments during the fiscal years ending February 2022 of $4.2 million, 2023 of $4.9 million, 2024 of $7.8 million, 2025 of $7.3 million, 2026 of $6.3 million and thereafter of $65.6 million.

Other Commitments

In May 2019, E2open Holdings acquired Averetek, LLC (Averetek), which provides a channel marketing engine enabling customers and their channel partners to plan and execute marketing campaign tactics. As part of the acquisition of Averetek, we provided $2.0 million of the purchase price as contingent consideration which will be earned upon successful attainment of earn-out criteria that extends two-years subsequent to closing. If the earn-out criteria is met, the contingent consideration will be earned in May 2021 and paid in June 2021.

As part of the Amber Road acquisition, equity incentive compensation previously granted to Amber Road employees was converted to deferred cash compensation, whereby employees may vest in cash payments over periods up to four years from the date of acquisition. Vesting is contingent upon continued employment with us. Deferred compensation amounts are calculated based on the price we paid for Amber Road’s stock at acquisition, the strike price of the original grant and the number of former Amber Road shares that would have vested over the period. There was no accrual included in the Consolidated Balance Sheets as of February 28, 2021 for vested, unpaid Amber Road deferred compensation. Unvested future payments that are contingent upon the continuous employment of participating employees totaled $1.0 million as of February 28, 2021.

Operating Leases

We have non-cancelable operating leases for our office spaces with various expiration dates through August 2027. Under these leases, we are required to make future minimum lease payments during the fiscal years ending February 2022 of $8.5 million, 2023 of $6.5 million, 2024 of $5.6 million, 2025 of $4.2 million, 2026 of $3.2 million and thereafter of $5.4 million.

Off-Balance Sheet Arrangements

We are responsible for reimbursement of outstanding obligations related to any letters of credit issued under our $15.0 million available letters of credit accessible under our $75.0 million revolving credit facility. We do not have any other material off-balance sheet arrangements or contingent commitments. There were no outstanding letters of credit or borrowings under the 2021 Revolving Credit Facility as of February 28, 2021. There was $15.0 million outstanding under the Revolving Credit Facility as of February 29, 2020.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with U.S. GAAP. Preparation of the financial statements requires management to make judgments, estimates and assumptions that impact the reported amount of revenue and expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 2, Summary of Significant Accounting Policies to the Notes to the Consolidated Financial Statements.

Revenue Recognition

Subscription revenue, which primarily consists of fees to provide customers access to our solution, is recognized ratably over the life of the contract. Typically, amounts that have been invoiced are recorded in accounts receivable and deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. Transaction-related revenue is recognized as the transactions occur.

Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of our solutions. We provide professional services primarily on a time and materials basis, but also on a fixed fee basis. Professional services revenue is recognized as the services are provided. For services that are contracted at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on time and materials or prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of our efforts to satisfy services contracts as they represent the performance obligation consumed by the customer and performed by us, and therefore reflect the transfer of services to a customer under such contracts.

If our estimate of the total hours required for a performance obligation at a fixed price is inaccurate, then our revenue recognition timing will be impacted as labor hours as a percentage of total estimated hours will be adjusted at the end of the contract resulting in additional or reduced revenue recognized, as needed, to account for the change in hours. Any adjustments should not have a material impact to our financial condition and results of operations.

We enter into arrangements with multiple performance obligations, comprising of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand solutions. We primarily account for subscription and professional services revenue as separate units of accounting and allocate revenue to each deliverable in an arrangement based on standalone selling price. Judgment is required to determine the stand-alone selling price for each distinct performance obligation. We evaluate the standalone selling price for each element by considering prices we charge for similar offerings, size of the order and historical pricing practices.

Deferred revenue from subscriptions represents amounts collected from, or invoiced to, customers in advance of earning subscription revenue. Typically, we bill our annual subscription fees in advance of providing the service. Deferred revenue from professional services represents revenue for time and material contracts where the revenue is recognized when milestones are achieved and accepted by the customer for fixed price contracts.

Share-Based Compensation

We measure and recognize compensation expense for all share-based awards at fair value over the requisite service period. We use the Black-Scholes option pricing model to determine the weighted average fair value of options. For restricted stock grants and certain performance-based awards, fair value is determined as the average price of our Class A Common Stock on the date of grant. The determination of fair value of share-based awards on the date of grant using an option-pricing model is affected by our stock price as well as by assumptions regarding a number of subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

The expected terms of the options are based on evaluations of historical and expected future employee exercise behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at grant date. Volatility is based on historical and expected future volatility of our Class A Common Stock. We have not historically issued any dividends and do not expect to in the future.

For performance-based awards where the number of shares includes a relative revenue growth modifier to determine the number of shares earned at the end of the performance period, the number of shares earned will depend on which range our total revenue growth falls within over the performance period. The fair value of the performance-based shares with the revenue growth modifier is determined using a Monte Carlo valuation model. In the period it becomes probable that the minimum threshold specified in the performance-based award will be achieved, we will recognize expense for the proportionate share of the total fair value of the award related to the vesting period that has already lapsed. The remaining fair value of the award is expensed on a straight-line basis over the balance of the vesting period. If we determine that it is no longer probable that we will achieve the minimum performance threshold specified in the award, all of the previously recognized compensation expense will be reversed in the period such determination is made.

We do not estimate forfeitures; therefore, we record compensation costs for all awards and record actual forfeitures as they occur.

If factors change and we employ different assumptions in the determination of the fair value of grants in future periods, the related compensation expense that we record may differ significantly from what we have recorded in the current periods.

Refer to Note 22, Share-Based and Unit-Based Compensation in the Notes to Consolidated Financial Statements for further discussion of our share-based compensation plans.

Unit-Based Compensation

The pre-Business Combination unit-based compensation expense associated with awards to employees and directors was measured at the grant date based on the fair value of the awards that were expected to vest. For time based awards, the expense was recognized on a straight line basis over the requisite service period of the award, which was generally four years. For performance based awards, the expense was recognized when the performance obligation was probable of occurring. The fair value of options was estimated using the Black-Scholes option-pricing model, which was impacted by the following assumptions:

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Expected Term - We estimated the expected term, using the simplified method due to limited exercise data, to be the period of time between the date of grant and the midpoint between option vesting and expiration.

•	Expected Volatility - As E2open Holdings’ units were not actively traded, the volatility is based on a benchmark of comparable companies within the SCM software industry.

•	Expected Dividend Yield - The dividend rate used was zero as we did not pay any cash dividends to unit holders.

•	Risk-Free Interest Rate - The interest rates used were based on the implied yield available on constant maturity U.S. Treasury securities with a term equal to the expected term of the options.

•	Estimating the fair value of the underlying units is not necessary post-Business Combination as our shares are traded on the NYSE under the symbol “ETWO.”

The pre-Business Combination grant date fair value of our common stock was typically determined by our board of members with the assistance of management and a third-party valuation specialist. The grant date fair value of our membership units was determined using valuation methodologies which utilized certain assumptions and weighting of factors, including an income based approach, a market based approach and an assumption for a discount for lack of marketability. Application of these valuation methodologies involved the use of estimates, judgment and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, cash flows, discount rates, market multiples and the selection of comparable companies.

We did not estimate forfeitures. Instead, we accounted for forfeitures as they occurred. Forfeitures were not material the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019.

Warrant Liability

We have public and private placement warrants as well as warrants available under the Forward Purchase Agreement. We classify as equity any equity-linked contracts that (1) require physical settlement or net-share settlement or (2) give us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement). We classify as assets or liabilities any equity-linked contracts that (1) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside our control) or (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

For equity-linked contracts that are classified as liabilities, we record the fair value of the equity-linked contract at each balance sheet date and record the change in the statements of operations as a gain (loss) from change in fair value of warrant liability. Our public warrant liability is valued using the binomial lattice pricing model. Our private placement warrants are valued using a binomial pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. Our forward purchase warrants are valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend rate, expiration dates and risk-free rates.

The estimates used to calculate the fair value of our warrant liability changes at each balance sheet date are based on our stock price and other assumptions described above. If our assumptions change or we experience significant volatility in our stock price or interest rates, the fair value calculated from one balance sheet period to the next could be materially different.

Contingent Consideration

The contingent consideration liability is due to the issuance of the two tranches of restricted Series B-1 and B-2 common stock and Series 1 RCUs and Series 2 RCUs of E2open Holdings as part of the Business Combination. These shares and units were issued on a proportional basis to each holder of Class A shares in CCNB1 and Common Units of E2open Holdings. We also have deferred consideration (earn-out) payments that are due upon the successful attainment of revenue related criteria related to the acquisition of Averetek.

These restricted shares, Common Units and deferred consideration payments are treated as a contingent consideration liability under ASC 805 and valued at fair market value on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. Our earn-out liabilities and contingent consideration are valued using a Monte Carlo simulation model. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend rates, dividend yield and risk-free interest rates. Any change in the fair value from the remeasurement will be recorded in acquisition-related expenses on the Consolidated Statements of Operations as a gain (loss) on change in fair value of contingent consideration.

The estimates used to calculate the fair value of our contingent consideration changes at each balance sheet date are based on our stock price, operating results and other assumptions. If our assumptions change or we experience significant volatility in our stock price or interest rates, the fair value calculated from one balance sheet period to the next could be materially different.

Provision for Income Taxes

We account for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in our Consolidated Statements of Operations in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

We account for uncertain tax positions by reporting a liability for unrecognizable tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Judgment is required in assessing the future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. Variations in the actual outcome of these future tax consequences could materially impact our consolidated financial statements.

Business Combinations

We evaluate acquisitions of assets and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first applying a test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the test is met, the transaction is accounted for as an asset acquisition. If the test is not met, further determination is required as to whether or not we have acquired inputs and processes that have the ability to create outputs which would meet the definition of a business. Significant judgment is required in the application of the test to determine whether an acquisition is a business combination or an acquisition of assets.

We use the acquisition method in accounting for acquired businesses. Under the acquisition method, our financial statements reflect the operations of an acquired business starting from the completion of the acquisition. The assets acquired and liabilities assumed are recorded at their respective estimated fair values at the date of the acquisition. Any excess of the purchase price over the estimated fair values of the identifiable net assets acquired is recorded as goodwill.

Determining estimated fair value requires a significant amount of judgment and estimates. If our assumptions change or errors are determined in our calculations, the fair value could materially change resulting in a change in our goodwill or identifiable net assets acquired.

Recently Adopted and Issued Accounting Pronouncements

Recently issued and adopted accounting pronouncements are described in Note 2, Summary of Significant Accounting Policies to the Notes to the Consolidated Financial Statements.

THE BUSINESS COMBINATION

Summary of the Business Combination

On February 4, 2021, CCNB1 domesticated into a Delaware corporation and consummated the acquisition of certain equity interests of E2open Holdings as a result of a series of mergers pursuant to the Business Combination Agreement following the approval of the shareholders of CCNB1 at an extraordinary general meeting held on February 2, 2021. In connection with the closing of the Business Combination, the issuer changed its name from CC Neuberger Principal Holdings I to E2open Parent Holdings, Inc.

Pursuant to the terms of the Business Combination Agreement, the aggregate consideration for the Business Combination payable or issuable by CCNB1 in exchange for the equity interests of E2open Holdings was: (i) with respect to the Blockers Owners and holders of vested E2open options (which constituted all of the outstanding E2open options), a combination of cash consideration and shares of newly issued Class A Class A Common Stock, shares of newly issued Series B-1 Common Stock, and shares of newly issued Series B-2 Common Stock, which shares of Series B-1 Common Stock and Series B-2 Common Stock are subject to performance-based vesting conditions equivalent to the Series 1 RCUs and Series 2 RCUs, respectively, and restricted from transfer (subject to limited customary exceptions), (ii) with respect to E2open Unitholders (other than the Blockers), a combination of cash consideration and Common Units and a corresponding number of shares of Class V Common Stock, which has no economic value, but entitles the holder thereof to one vote per share and will be issued on a one-for-one basis for each E2open Unit, and Series 1 RCUs and Series 2 RCUs, which, in the case of Series 1 RCUs, vested on June 8, 2021, and in the case of Series 2 RCUs, are subject to performance based vesting conditions as described herein and as set forth in the Third Amended and Restated Limited Liability Company Agreement of E2open entered into upon the Closing, and restricted from transfer (subject to limited customary exceptions).

The Sponsor Parties were entitled to a portion of their equity in connection with the Business Combination in the form of the Restricted Sponsor Shares held by the Sponsor Parties. In addition, in connection with the Closing of the Business Combination, on the Closing Date, pursuant to the Forward Purchase Agreement, the Company consummated the sale and issuance of 20,000,000 Forward Purchase Shares and 5,000,000 Forward Purchase Warrants, for aggregate proceeds of $200,000,000. Upon the Closing of the Business Combination, all shares of CCNB1 Class A Ordinary Shares were converted into our Class A Common Stock.

On the Closing Date, in connection with the Business Combination, we entered into certain related agreements, including the Third Amended and Restated Limited Liability Company Agreement, Tax Receivable Agreement, and Investor Rights Agreement, each of which is described below.

Related Agreements

Third Amended and Restated Limited Liability Company Agreement

On February 4, 2021, in connection with the Closing, the existing Second Amended and Restated Limited Liability Company Agreement of E2open Holdings was further amended and restated in its entirety to become the Third Amended and Restated Limited Liability Company Agreement.

Rights of the Units

Following the Closing, the Common Units are entitled to share in the profits and losses of E2open Holdings and to receive distributions as and if declared by the Company, as the managing member of E2open Holdings, and will have no voting rights.

The RCUs will vest and become Common Units as follows: (i) the Series 2 RCUs will vest at such time as the 20-day VWAP of the Class A Common Stock is at least $15.00, which dollar threshold will be decreased by the aggregate amount of dividends per share paid by the Company, (ii) any then-unvested RCUs will vest upon the consummation of a qualifying change of control of the Company or Sponsor and (iii) any then-unvested RCUs, to the extent the liquidation value of the Common Units, taking into account the vesting of such RCUs and payment of any relevant Catch-Up Payment (as defined in the Third Amended and Restated Limited Liability Company Agreement), would meet the VWAP-based vesting threshold set forth in clause (i) above with respect to any such RCUs, will vest upon such qualifying liquidation. Upon the conversion of an RCU, the holder of such RCU will be entitled to receive a payment equal to the amount of ordinary distributions paid on an E2open Unit from the Closing through (but not including) the date such RCU converts into an E2open Unit. If any of the RCUs do not vest on or before the 10-year anniversary of the Closing, such units will be canceled for no consideration, and will not be entitled to receive any Catch-Up Payments.

The Third Amended and Restated Limited Liability Company Agreement contains provisions which require that a one-to-one ratio be maintained between interests held by the Company in E2open and the common stock outstanding in the Company, subject to certain exceptions (including in respect of management equity which has not been settled in Company common stock). In addition, the Third Amended and Restated Limited Liability Company Agreement permits the Company, in its capacity as the managing member, to take actions to maintain such ratio, including in connection with stock splits, combinations, recapitalizations and exercises of the exchange rights of the parties to the Third Amended and Restated Limited Liability Company Agreement (described below).

The Company, as the managing member of E2open Holdings, has the authority to create new equity interests in E2open Holdings, and establish the rights and privileges of such interests.

Management

The Company, as the managing member of E2open Holdings following the Closing, has the sole authority to manage the business and affairs of E2open Holdings in accordance with the Third Amended and Restated Limited Liability Company Agreement and applicable law. The business, property and affairs of E2open Holdings will be managed solely by the managing member, and the managing member cannot be removed or replaced except by the incumbent managing member.

Tax Distributions

The Third Amended and Restated Limited Liability Company Agreement provides for quarterly tax distributions to the holders of Common Units on a pro rata basis based upon an agreed upon formula related to the taxable income of E2open Holdings allocable to holders of Common Units. Generally, these tax distributions will be computed based on the Company’s estimate of the taxable income of E2open Holdings allocable to each holder of Common Units (based on certain assumptions), multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for a U.S. corporation organized under the laws of the State of Delaware, taking into account all jurisdictions in which the Company is required to file income tax returns together with the relevant apportionment information and the character of E2open Holdings’ income, subject to various adjustments. In addition, to the extent necessary to enable a holder of Common Units to pay its income tax liability attributable to its ownership of Common Units, such holder may elect to receive additional non-pro rata tax distributions, which will reduce the number of Common Units owned by such holder and be calculated based on an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate applicable to an individual resident in New York, NY, taking into account all jurisdictions in which the Company is required to file income tax returns together with the relevant apportionment information and the character of E2open Holdings’ income, subject to various adjustments.

Transfer Restrictions

The Third Amended and Restated Limited Liability Company Agreement contains restrictions on transfers of units. No member may transfer all or a portion of its units, except for (i) certain transfers to permitted transferees under certain conditions; (ii) exchanges of Common Units for Class A Common Stock after the Lock-up Period pursuant to the Investor Rights Agreement has expired; and (iii) by a member to the Company or any of its wholly-owned subsidiaries. The Lock-Up Period commences on the date of Closing and ending on the date that is six months following the date of Closing, or August 4, 2021.

Exchange of Common Units for Class A Common Stock

From and after August 4, 2021, the holders of Common Units will, up to once per calendar quarter (or with respect to an affiliate of Insight Partners, up to twice per calendar quarter), be able to exchange all or any portion of their Common Units, together with the cancellation of an equal number of shares of Class V Common Stock, for a number of shares of Class A Common Stock equal to the number of exchanged Common Units by delivering a written notice to E2open Holdings, with a copy to the Company; provided that (x) if an holder of Common Units holds more than 100,000 Common Units as of the date of Closing, such holder will not be permitted to exchange a number of Common Units less than the lesser of (1) 100,000 Common Units and (2) all of the Common Units then held by such holder or (y) if a holder of Common Units holds 100,000 Common Units or less as of the date of Closing, such holder will not be permitted to exchange a number of Common Units less than the lesser of (1) 50% of the Common Units held by such holder as of the date of Closing and (2) all of the Common Units then held by such holder, subject in each case to the limitations and requirements set forth in the Third Amended and Restated Limited Liability Company Agreement regarding such exchanges. Notwithstanding the foregoing, the Company may, at its sole discretion, in lieu of delivering shares of Class A Common Stock for any Common Units surrendered for exchange, pay an amount in cash per E2open Unit equal to the 5-day VWAP of the Class A Common Stock ending on the day immediately prior to the date of the giving of the written notice of the exchange.

Exchange Ratio

For each Common Unit exchanged, one share of Class V Common Stock will be canceled and one share of Class A Common Stock will be issued to the exchanging member (unless the Company elects to pay an amount in cash in lieu thereof as described above). The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Common Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or, by any such subdivision or combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Common Units. If the Class A Common Stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging holder of Common Units will be entitled to receive such security, securities or other property.

Restrictions on Exchange

The Company may limit the rights of holders of Common Units to exchange their Common Units under the Third Amended and Restated Limited Liability Company Agreement if the Company determines in good faith that such restrictions are necessary so that E2open Holdings will not be classified as a “publicly traded partnership” under applicable tax laws and regulations.

Expenses

E2open Holdings will reimburse all of the Company’s expenses in connection with its ownership and management of E2open Holdings and its business (other than certain expenses, such as income taxes and payment obligations under the Tax Receivable Agreement).

Tax Receivable Agreement

On February 4, 2021, in connection with the Closing, the Company entered into the Tax Receivable Agreement with certain of the E2open Sellers.

Pursuant to the Tax Receivable Agreement, the Company is required to pay to the exchanging holders of Common Units, as applicable, 85% of the tax savings that the Company realizes as a result of increases in tax basis in E2open Holdings’ assets as a result of the sale of Common Units and the future exchange of the Common Units for shares of Class A Common Stock (or cash) pursuant to the Third Amended and Restated Limited Liability Company Agreement and certain pre-existing tax attributes of the Blockers of E2open Holdings, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless E2open Holdings exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration rights occur.

Investor Rights Agreement

On February 4, 2021, in connection with the Closing, the Company entered into the Investor Rights Agreement.

Director Appointment

Under the Investor Rights Agreement, subject to certain step-down provisions, affiliates of Insight Partners collectively have the right to nominate three board members (each, an “IVP Director”) and CC NB Sponsor 1 Holdings LLC (“CC Capital”), on behalf of the Sponsor, has the right to nominate five board members (each, a “Sponsor Director”). Two of the three IVP Directors, three of the five Sponsor Directors and the CEO of E2open, Michael A. Farlekas (the “CEO Director”), comprise the Board appointed in connection with the Domestication. Two Sponsor Directors were nominated as Class I directors with terms ending at the Company’s 2021 annual meeting of stockholders; two IVP Directors were nominated as Class II directors with terms ending at the Company’s 2022 annual meeting of stockholders; and one Sponsor Director and the CEO Director were nominated as Class III directors with terms ending at the Company’s 2023 annual meeting of stockholders.

Voting

For the duration of the Standstill Period (as defined below), the parties to the Investor Rights Agreement will agree to vote all of their respective shares of Class A Common Stock and Class V Common Stock, as applicable, in favor of the nominees recommended by the Board.

Standstill

The IRA Parties agreed that until the date that is the later of (a) one year after the Closing Date and (b) the date of the Company’s 2022 annual meeting of stockholders (the “Standstill Period”), they will not (i) solicit proxies to vote or seek to advise or influence any person with respect to the voting of any securities of the Company in favor of electing any person as a director who is not nominated pursuant to the Investor Rights Agreement or by the Board or its nominating committee or in opposition of any individual nominated by the Company pursuant to the Investor Rights Agreement, (ii) nominate any person as a director who is not nominated pursuant to the Investor Rights Agreement or by the Board (or its nominating committee) (other than by making a non-public proposal or request to the Board or its nominating committee in a manner which would not require the Board or Company to make any public disclosure), (iii) take certain actions contrary to the governance structure of the Company other than in accordance with the Investor Rights Agreement, (iv) subject to certain exceptions, enter into a voting trust, voting agreement or similar voting arrangement with respect to any equity securities of the Company, (v) form, join or participate in a “group,” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing actions or (vi) make any public disclosure inconsistent with the foregoing.

Registration Rights

Under the Investor Rights Agreement, within 30 days of the Closing Date, the Company is required to file a registration statement on Form S-3 or, if the Company is ineligible to use a registration statement on Form S-3, a registration statement on Form S-1, in each case, registering the resale of securities held by the parties to the Investor Rights Agreement under the Securities Act of 1933, as amended (the “Securities Act”). Certain of the IRA Parties are entitled to make unlimited written demands for registration under the Securities Act of all or part of their shares of Class A Common Stock, so long as, in the case of an underwritten offering, such demand is for at least $10,000,000 in shares of Class A Common Stock. In addition, subject to certain customary exceptions, certain of the IRA Parties are entitled to request in writing that the Company register the resale of any or all of their Class A Common Stock on Form S-3 and any similar short-form registration that may be available at such time as a “shelf registration.” Subject to certain customary exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, the Company will give notice to the relevant security holders party to the Investor Rights Agreement as to the proposed filing and offer such security holders an opportunity to register the sale of such number of Class A Common Stock as requested by such security holders in writing, subject to customary cutbacks in an underwritten offering. Any other security holders of the Company with piggyback registration rights may also participate in any such registrations, subject to customary cutbacks in an underwritten offering. The Company has customary rights to postpone any registration statements for certain events. If the registration is through an underwritten offering, certain of the Company’s security holders will agree to lockup restrictions on the same basis as the Company’s directors and executive officers.

Under the Investor Rights Agreement, the Company will agree to indemnify the security holders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of Class A Common Stock, unless such liability arose from their misstatement or omission, and the security holders will agree to indemnify the Company and its officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.

The Investor Rights Agreement terminated the original Registration Rights Agreement that was entered into by CCNB1, the Sponsor and certain independent directors of CCNB1 on April 28, 2020 in connection with the initial public offering of CCNB1’s securities.

Information Access

Under the Investor Rights Agreement, the Company agrees that directors may share any information concerning the Company and its subsidiaries received by the directors with the party that nominated such directors and such party’s designated representatives.

Transfers

The IRA Parties will not be able to transfer shares beneficially owned or otherwise held by them prior to the termination of the Lock-up Period, subject to certain customary exceptions including transfers to certain permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or a trust, the beneficiary of which is a member of the person’s immediate family or an affiliate of such person.

Termination

The director appointment rights under the Investor Rights Agreement will terminate as to a party when such party, together with its permitted transferees, has less than certain ownership thresholds (with respect to the affiliates of Insight Partners, the greater of 33% of the economic interests in the Company that such affiliates of Insight Partners owned immediately after the Closing and 2% of the Company’s voting securities, and with respect to CC Capital (on behalf of the Sponsor), less than 17% of the economic interests in the Company that it owned immediately after the Closing). The registration rights in the Investor Rights Agreement will terminate as to each holder of shares of the Company’s common stock when such holder ceases to hold any such common stock of the Company or securities exercisable or exchangeable for such common stock.

Indemnification Agreements

Concurrently with the Closing, the Company entered into indemnification agreements with Chinh E. Chu, Stephen C. Daffron, Ryan M. Hinkle, Eva F. Huston, Timothy I. Maudlin, Michael A. Farlekas, Peter R. Hantman, Jarett J. Janik, Pawan Joshi, Deepa L. Kurian and Laura L. Fese, each of whom became or continued as an executive officer, Section 16 officer and/or director of the Company at Closing. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Lock-Up Agreements

Concurrently with the Closing, the Company entered into lock-up agreements with Betsy Atkins, Adam Berger, Michael A. Farlekas, Peter R. Hantman, Jarett J. Janik, Pawan Joshi, Joe Olson, Deborah Smith and Mike Verdeyen (collectively, the “Lock-Up Parties”), pursuant to which the Lock-Up Parties are not permitted to transfer shares of the Company beneficially owned or otherwise held by them prior to the termination of the six-month lock-up period, subject to certain customary exceptions including (a) transfers to permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or to a trust, the beneficiary of which is a member of the person’s immediate family; and (b) to a charitable organization, by the by the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order.

Credit Agreement

On February 4, 2021, E2open, LLC, a subsidiary of the Company, entered into a credit agreement (the “Credit Agreement”), as borrower, with the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent. The Credit Agreement is guaranteed by E2open Intermediate, LLC and certain wholly owned subsidiaries of E2open, LLC, as guarantors (together with E2open, LLC, the “Loan Parties”), and is supported by a security interest in substantially all of the Loan Parties’ personal property and assets.

The Credit Agreement provides for $75 million in commitments for revolving credit loans with a $15 million letter of credit sublimit. The Credit Agreement also provides for $525 million in term loans payable in quarterly installments of $1,312,500 beginning in August 2021 and payable in full on February 4, 2028. In addition, the Credit Agreement provides E2open, LLC the ability to request increases in the revolving commitments and additional term loan facilities, in a minimum amount of $2 million for each facility. Borrowings under the initial term loans were used to directly or indirectly finance (a) the Business Combination, (b) the incurrence of the credit facilities and the funding of the initial term loans under the Credit Agreement on the Closing Date, (c) the repayment of all existing indebtedness of E2open, LLC under its existing credit facilities in connection with the consummation of the Business Combination, (d) the consummation of the other transactions contemplated by the Credit Agreement on the Closing Date, (e) the consummation of any other transactions in connection with the foregoing and (f) the payment of all fees, premiums, costs and expenses related thereto (collectively, the “Transactions”) and to fund any original issue discount or upfront fees payable in connection therewith. Though permitted, no Borrowings of revolving loans were made on the Closing Date. Borrowings pursuant to the revolving loans after the Closing Date may be used for working capital and other general corporate purposes of E2open, LLC and its subsidiaries, including capital expenditures, permitted acquisitions and other investments, restricted payments and the refinancing of indebtedness, and any other use not prohibited by the Loan Documents (as defined in the Credit Agreement).

The initial term loans under the Credit Agreement are scheduled to mature on February 4, 2028, and the revolving loans under the Credit Agreement are scheduled to mature on February 4, 2026. The Credit Agreement contains certain customary events of default, which include failure to make payments when due thereunder, the material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain ERISA- related events, failure of any lien created under the Security Documents (as defined in the Credit Agreement) to be valid and perfected (subject to certain exceptions), failure of any material guarantee of the Loan Document Obligations (as defined in the Credit Agreement) to be in full force and effect and a Change of Control (as defined in the Credit Agreement).

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain restrictions on the ability of E2open, LLC and its Restricted Subsidiaries (as defined in the Credit Agreement) to incur any additional indebtedness or guarantee indebtedness of others, to create liens on properties or assets, to make certain investments, loans, advances and guarantees, to sell assets, to make certain restricted payments, to enter into certain sale and leaseback transactions, to enter into certain affiliate transactions, to enter into certain restrictive agreements and to enter into certain asset and stock-based transactions. In addition, under the terms of the Credit Agreement, as of the last day of each fiscal quarter of E2open, LLC on which the Revolving Test Condition (as defined in the Credit Agreement) is satisfied, the First Lien Leverage Ratio (as defined in the Credit Agreement) shall not be more than 6.75 to 1.00.

The interest rates applicable to borrowings under the Credit Agreement are, at E2open, LLC’s option, either (i) a base rate, which is equal to the greater of (a) the Prime Rate, (b) the NYFRB Rate plus 0.5% and (c) the Adjusted LIBO Rate (subject to a floor of 0.50% for term loans, but none for revolving loans) for a one month Interest Period plus 1% (each term as defined in the Credit Agreement) or (ii) the Adjusted LIBOR Rate (subject to a floor of 0.50% for term loans, but none for revolving loans) equal to the LIBO Rate (as defined in the Credit Agreement) for the applicable Interest Period (as defined in the Credit Agreement) multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement), plus in the case of each of clauses (i) and (ii), the Applicable Rate (as defined in the Credit Agreement). The Applicable Rate (i) for base rate term loans ranges from 2.25% to 2.50% per annum, (ii) for base rate revolving loans ranges from 1.50% to 2.00% per annum, (iii) for Eurodollar (as defined in the Credit Agreement) term loans ranges from 3.25% to 3.50% per annum and (iv) for Eurodollar revolving loans ranges from 2.50% to 3.00% per annum, in each case, based on the First Lien Leverage Ratio. E2open, LLC will pay a commitment fee during the term of the Credit Agreement ranging from 0.25% to 0.375% per annum of the average daily undrawn portion of the revolving commitments based on the First Lien Leverage Ratio.

Other than a 1.00% premium which is payable if the initial term loan is prepaid on or prior to the date that is 6 months after the Closing Date in connection with a Repricing Transaction (as defined in the Credit Agreement) and customary breakage costs, any borrowing under the Credit Agreement may be repaid, in whole or in part, at any time and from time to time without any other premium or penalty, and any amounts repaid under the revolving credit facility may be reborrowed. Mandatory prepayments are required under the revolving loans when borrowings and letter of credit usage exceed the aggregate revolving commitments of all lenders. Mandatory prepayments are also required in connection with (i) certain dispositions of assets or the occurrence of other Casualty Events (as defined in the Credit Agreement), in each case, to the extent the proceeds of such dispositions exceed certain individual and aggregate thresholds and are not reinvested, (ii) unpermitted debt transactions, and (iii) excess cash flow in excess of $10 million.

Sponsor Side Letter Agreement

In connection with the execution of the Business Combination Agreement, the Sponsor, the Founder Holders, and CCNB1’s Independent Directors entered into the Sponsor Side Letter Agreement with CCNB1. Under the Sponsor Side Letter Agreement, 2,500,000 Class B Ordinary Shares of CCNB1 held by the Sponsor and CCNB1’s Independent Directors were automatically converted into 2,500,000 shares of Series B-1 Common Stock, which, collectively, are referred to in this prospectus as the Restricted Sponsor Shares. The Restricted Sponsor Shares converted into shares of Class A Common Stock on June 8, 2021.

BUSINESS

Our Business

Our Mission

Our mission is to build the most comprehensive and capable end-to-end global supply chain software ecosystem by combining networks, data, and applications in a single platform to deliver enduring customer value.

Overview

E2open is a leading provider of 100% cloud-based, end-to-end SCM software. We generate revenue from the sale of software subscriptions and professional services. E2open’s software combines networks, data, and applications to provide a deeply embedded, mission- critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility, and driving improved resiliency. Given the mission-critical nature of our solutions, we maintain long-term relationships with our customers, which is reflected by our high gross retention and average customer tenure of 14 years for our top 100 customers as of the date of filing this prospectus. In aggregate, we serve more than 1,200 customers in over 180 countries across a wide range of end-markets, including technology, consumer, industrial and transportation, among others.

We operate in what we believe is an attractive industry with strong secular tailwinds and a TAM of more than $45 billion. This TAM is comprised of significant whitespace, including what we estimate to be more than $1 billion of opportunity within our existing customer base. We believe this opportunity is driven by our existing customer base’s current technology solution, which is often a combination of legacy point solutions and home-grown applications, many of which are tied together with manual processes and spreadsheets. As manufacturing has evolved from brands owning the full production lifecycle to orchestrating disparate manufacturing, distribution and selling processes, supply chains have grown more complex, increasing demand for software solutions like ours and the need to modernize the existing technology landscape with cloud-based modern solutions. We believe our fully cloud-based, end-to-end software platform offers a differentiated solution for customers that gives them better value as compared to solutions offered by some of our competitors.

We believe our completed Business Combination and enhanced access to capital as a public company will best position us to realize our objective of building the most comprehensive and capable end-to-end global supply chain software ecosystem, delivering enduring customer value. Going forward, we plan to accelerate revenue growth and value creation through continued enhancement of our existing product portfolio, deepening of existing customer relationships and onboarding of new customers. Additionally, we anticipate expanding product offerings through data and analytics opportunities and pursuing strategic and financially accretive acquisitions.

Our Platform

Our harmonized SaaS platform brings together networks, data, and applications to facilitate end-to-end supply chain visibility across planning, execution and procurement and delivers a strong value proposition.

Network

Our network combines four distinct, but connected, ecosystems: Demand, Supply, Logistics and Global Trade, which we estimate supports more than 220,000 trading partners and captures more than eight billion transaction data points each year.

Our Demand ecosystem represents the global footprint established by retailers, distributors, re-sellers, and those who sell goods primarily through online channels. We estimate that we process over $2 billion in claims every quarter, more than 40 million channel sales transactions each month, and over 94 million channel inventory transactions every month.

Our Supply ecosystem is comprised of companies and other participants for which we source components and materials and/or provide manufacturing capacity for the production of goods. We estimate that, at any moment in time, we oversee an average of more than 58 million shipments as well as process an average of over 61 million orders and 17 million invoices for our customers and supply and manufacturing network participants based on samples taken over a 12 month period.

Our Logistics ecosystem includes global logistics services that transport components, raw materials, and finished goods across all modes. We estimate that we facilitate over 26% of global ocean container bookings within this ecosystem in addition to tracking the movement of over 46 million containers every month.

Our Global Trade ecosystem allows participants to automate the global movement of goods and to facilitate cross-border transactions for businesses, which we believe is increasingly important given the velocity with which import and export laws change on a global scale. This ecosystem provides our network with data on trade regulations across more than 180 countries that we estimate supports annual processing of over 12 million export pre-customs entry lines, 15 million free trade agreement bill of materials qualifications, and 92 million restricted party-list screenings, annually.

Our network connects participants across all of these ecosystems, enabling customers to analyze data, identify problems proactively and optimize asset efficiency. We are a leading provider with a unique network of ecosystems, and do not rely on third party providers for network information.

Data

Our proprietary algorithms capture the data within our network ecosystems that feed our solutions to deliver compelling value to our customers. Additionally, our customers can combine internal and external vendor data with our network to drive informed decision-making based on real-time information. We believe our ability to capture and harmonize data from our customers and their trading partners in any native format demonstrates the strong capabilities of our software architecture and integrated data model. We believe that our combination of network ecosystems, data and applications providing end-to-end supply chain visibility and connecting more than 220,000 trading partners is unique.

Applications

Our end-to-end applications provide artificial intelligence and machine learning-based advanced analytics to help customers gain insights for enhanced decision-making across supply chain planning, execution and procure functions. Our applications are organized into seven product families: Channel Shaping, Demand Sensing, Business Planning, Global Trade Management, Transportation and Logistics, Collaborative Manufacturing and Supply Management.

Channel Shaping allows customers to optimize activity across retail, distributor, and online channels, which includes capabilities for partner selection, aligning market incentives, managing on-shelf availability, tracking sell-through and inventory as well as managing performance incentives.

Demand Sensing utilizes artificial intelligence and machine learning to forecast demand based on historical trends, current sell-through dynamics, weather, and other relevant factors.

Business Planning helps ensure optimized global performance through scenario-based planning and execution algorithms balancing supply, demand, inventory, and financial targets.

Global Trade Management automates import and export processes to enable efficient and compliant cross- border trade while optimizing customs duties and reducing broker fees.

Transportation and Logistics orchestrates the movement of goods by allowing customers to connect with key stakeholders to optimize carriers, simplify tendering, track shipments and streamline payments.

Collaborative Manufacturing provides comprehensive visibility into internal and external manufacturing activities by monitoring yields, quality, cycle-times/utilization, and other key indicators to track performance, identify deficiencies, and facilitate corrective actions.

Supply Management ensures the continuity of supply by orchestrating procurement, capacity, inventory management and drop-ship fulfilment across multiple-tiers of the manufacturing process.

Competitive Strengths

We believe the following competitive strengths will contribute to our ongoing success:

Attractive Industry Tailwinds and Large TAM

We participate in the growing SCM software industry. We estimate that the TAM is more than $45 billion across North America and Europe, and we anticipate this market will continue to grow. Several secular trends are increasing the demand for SCM software, including:

•	Complexity of Global Supply Chains:

•

Brand owners have transitioned from being manufacturers to orchestrators that produce little, but manage a vast network of outsourced of trading partners that support their minute-by-minute operations across channel, manufacturing, supply, global trade and logistics.

•	As supply chains become increasingly global and complex, SCM software is essential to run supply chains efficiently at scale.

•	Need for Integrating Siloed Data to Drive Decision Making:

•	Manufacturers are increasingly focused on utilizing disparate data to drive more efficient decision making.

•	Historically, data to help manufacturers bring their products to market has existed in silos within various departments of the manufacturers, as well as across their extended partner ecosystems.

•	Access to timely and comprehensive data is valuable not just to each department within a manufacturer, but also critical for partners of the manufacturer to run efficient operations on its behalf.

•

Brand owners are increasingly focused on applying data from different parts of the supply chain to make more informed manufacturing decisions, such as using retail demand sensing to forecast required manufacturing output.

•	Brand owners are increasingly focused on a flexible, multi-modal value proposition spanning carriers, shippers, and third-party logistics providers.

•	Regulatory Environment Complexity:

•	Manufacturers increasingly need to navigate complex frameworks of regional and local taxes, tariffs, and regulatory compliance protocols.

•	SCM software solutions help automate these tasks and reduce the regulatory burden for companies, which will continue to be a strategic priority.

•	Geographic Consolidation:

•	Shippers and third-party logistics providers operate in a global environment and want to execute within a single technology platform.

•

Many SCM technology solutions have historically had stronger capabilities within the region in which they were initially developed. North America is the most developed, with Europe served by a smaller number of SCM software solutions while Latin America and APAC are comparatively underpenetrated.

•	Supply Chain Disruption:

•

As a result of disruptions related to COVID-19 and recent events like the Suez Canal blockage, it has become increasingly important to diversify supply chains to mitigate disruption risk resulting from concentration within a supply chain. The complexity that arises from diversifying a supply chain and increasing the number of trading partners across more geographies and production facilities drives further demand for SCM software.

We believe that the TAM has approximately 85% whitespace for modern SCM solutions. Many companies currently rely on legacy on premise applications or homegrown and/or spreadsheet-based solutions created over time, each of which require significant manual effort to achieve end- to-end supply chain visibility. Moreover, these SCM solutions often rely on latent and one-off point-to-point connections with partners for collecting data. These alternatives provide less value and are significantly more error prone, creating an attractive competitive dynamic within the industry for modern SCM software providers where there is significant opportunity to grow without the need to replace an incumbent competitor. We believe there is more than $1 billion of whitespace for the solutions we already offer, which we believe provides very actionable growth opportunities through expanding our existing customer relationships.

Category-Defining End-to-End Provider of Mission-Critical Software

As businesses have transitioned from being owners of the production lifecycle to orchestrators of discrete manufacturing, distribution and selling processes, they have increasingly looked to software solutions to manage this growing complexity. However, most SCM software has not been designed to address these challenges comprehensively, and manufacturers often employ multiple point solutions with siloed data and processes that inhibit visibility, resulting in sub-optimal decision-making based on inaccurate or outdated information. Our approach, which is built around a cloud-based SaaS platform with end-to-end visibility and real-time, network-powered data, provides best-of-breed functionality across the supply chain and facilitates optimal supply chain performance.

As described above, we operate a software platform that integrates network ecosystems, data, and applications across a harmonized and simplified user interface, driving compelling value proposition and return on investment for our customers. This has created a mission-critical software solution and long-term relationships with customers as evidenced by our high gross retention rate. Additionally, we have been widely recognized as a differentiated leader by Gartner, International Data Corporation, Nucleus, and others in the realm of multi-enterprise solutions, which we believe will be the future of SCM software. In May 2021, E2open was placed by Gartner in the Leaders quadrant with the highest ability to execute and completeness of vision in its 2021 Magic Quadrant for Multienterprise Supply Chain Business Networks for the second year in a row.

Strong Network Effects Enhanced by a Flexible and Integrated Data Model

Our core offerings are underpinned by an integrated data model that facilitates the flow and processing of data for participants across several ecosystems and applications. This model facilitates low latency, “many- to-one-to-many” data exchange across trading partner ecosystems. The combination of our integrated and flexible data model along with the four network ecosystems powers our customers’ solutions allowing them to efficiently orchestrate their end-to-end supply chains. This architecture is designed to ensure that each participant and data source within these ecosystems enhances our applications, which in turn improves the network and the value E2open delivers to customers and participants alike.

Our software architecture and ability to harmonize disparate forms of data create a scalable software platform that can efficiently integrate acquisitions and new product applications seamlessly into a consolidated and holistic SaaS solution. Our software architecture and this ability has been a driving force behind our robust track-record of successful acquisition integrations, and we believe our scalable platform will allow us to generate substantial value through tuck-in and transformative acquisitions in the future.

Importantly, we believe there is incremental value we can create by utilizing the data flowing through our network to develop insights that can further help our customers as well as other target markets. We plan to work to develop a comprehensive strategy to capture this market opportunity and deepen our relationships with customers, which has the potential to meaningfully accelerate revenue growth.

Long-Term Relationships with Diversified and Blue-Chip Customer Base with Proven Wallet Share Expansion

E2open delivers solutions for some of the largest brand owners and manufacturers globally, and we estimate more than 125 of our customers have annual revenues of over $10 billion. We believe we are mission- critical to our customers’ operations, as evidenced by our gross retention. We possess a diverse customer base consisting of more than 1,200 clients that spans a broad spectrum of industries, including the technology, industrial, consumer, and transportation sectors, among others.

Our customers utilize our solutions to orchestrate their supply chains, which we believe enables them to realize significant value and return on investment. For example, a leading consumer packaged goods company was able to cut forecast errors by 40% and reduce inventory by 35% using our product suite. They are now able to leverage our platform to forecast every product using artificial-intelligence and machine-learning technology. Moreover, a leading high-tech company has utilized our software to realize $300 million in savings over three years. An additional example includes a high-growth, large-scale consumer technology platform, which utilized our software to reduce its execution time from eight weeks to seven days, creating substantial opportunity to accelerate their revenue growth in addition to reducing costs.

In March 2021, the Suez Canal was blocked for six days after the grounding of Ever Given, a container ship. During this crisis, our customers utilized our tools to monitor and respond to the situation, making real-time adjustments to their supply chains.

Growth Strategies

We intend to profitably grow our business and create shareholder value through the following strategic initiatives:

Source: Management Estimates.

Expand Within Existing Customers

As described above, we believe there is significant opportunity to drive growth through expansion of our existing customer relationships. We have an opportunity to more than triple our revenue over time without any new logos, new products or acquisitions given that we believe there is more than $1 billion of whitespace. Our acquisition strategy is focused on acquiring complimentary best-of-breed point solutions to incorporate into our integrated end-to-end platform. As a result, we currently sell just one SKU to many of our customers, as most acquired companies had only one product to offer their customers. We believe this represents a significant opportunity to cross-sell additional products to these customers, accelerating growth and strengthening relationships with our installed base, especially as it grows over time with new customer wins. Importantly, we have a strong track record of achieving growth within our existing customer base. From fiscal 2018 to fiscal 2020, we increased the recurring revenue with a leading consumer packaged goods company, a leading industrial manufacturer, a blue-chip technology firm and a global hardware and software technology provider by 2.7x, 2.0x, 1.9x and 1.6x, respectively.

Win New Customers

As part of our growth strategy, the second growth lever is winning new customers, which we anticipate accelerating by optimizing our sales force through several measures. First, we plan to invest in our salesforce by hiring account acquisition experts, funded by identified savings projects across various areas. Additionally, we plan to pursue strategic partnerships and leverage the networks of our new board of directors to elevate conversations with C-level executives at key targets in our pipeline. We also intend to utilize these relationships and networks as well as our own channel reseller and partner network to accelerate growth through the onboarding of new customers.

Continue Strategic Acquisitions

A third lever of our growth strategy is to continue strategic acquisitions. We plan to utilize a disciplined approach to acquisitions, focusing on opportunities that will create value by strategically broadening our product offering as well as financially through the realization of integration-related synergies. Our key strategic acquisition criteria include: mission-critical solutions in core markets; complementary cloud applications with minimal product overlap; new customer relationships in vertical or geographic markets; and TAM, proprietary data, and/or network expansion. We have a large pipeline of actionable targets as well as a larger list of tuck-in opportunities identified in accordance with the criteria described above.

We have a demonstrated track record of success in expanding our product offering and accelerating growth through acquisitions. Through our acquisitions of INTTRA and Amber Road, we were able to enhance our value proposition to customers through the addition of ocean shipping logistics solutions as well as global trade management offerings, both of which contributed to our ability to provide end-to-end supply chain visibility. The acquisition of INTTRA increased the power of our network ecosystems through the integration of 26% of the global ocean freight data, which further strengthened the network effects of our software platform and business model. Our acquisition of Amber Road enhanced our platform by providing customers with global trade management solutions to automate their import and export processes and help improve sourcing decisions across more than 180 countries. Importantly, we also have a track record of efficiently integrating acquired solutions operationally and financially. Across each of our acquisitions since 2015, we have met or exceeded our integration-related cost savings targets in each case and with 20% cumulative outperformance as a whole.

Additional Organic Growth Building Blocks

We also believe there are several additional building blocks of organic growth acceleration that provide a margin of safety for achieving our annual steady-state subscription revenue growth target of 11-12% annually, including price/value maximization, data and analytics, sales force optimization and partnerships/new sales channels. We plan to work with our Board as described above to pursue these additional growth opportunities, which are not currently contemplated in our forecasted financial performance.

Intellectual Property

We consider the protection of our intellectual property and proprietary information to be an important facet of our business. We own a number of trademarks, patents, copyrights and domain names registered in the United States and abroad that, together, are meaningful to our business, including the E2OPEN, Amber Road and INTTRA marks (among others). From time to time, we have pursued enforcement of our intellectual property rights against third parties and expect to do so in the future when cost effective. In addition, we enter into customary confidentiality and invention assignment agreements with employees and contractors involved in the development of our intellectual property.

Government Regulation and Compliance

We are subject to various laws and regulations of the United States and other jurisdictions, including the European Union, by supranational, national and local government authorities, including with respect to sanctions compliance, privacy laws, labor and employment laws and other laws. In the United States, our global sanctions compliance is monitored by the Office of Foreign Assets Control of the U.S. Treasury Department (OFAC), and certain of our subsidiaries have received a license from OFAC permitting certain business, transactions or other activities involving sanctioned countries. We monitor these regulatory requirements, including the requirements for retaining our OFAC license and our compliance on a regular basis.

Organizational Structure

Following the completion of the Business Combination, our organizational structure is what is commonly referred to as an umbrella partnership C corporation (or Up-C) structure. This organizational structure will allow certain owners of E2open Holdings to retain their equity ownership in E2open Holdings, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Common Units, Series 1 RCU (which converted into Common Units on June 8, 2021) and Series 2 RCU. Each continuing owner of E2open Holdings also holds a number of shares of Class V common stock equal to the number of Common Units held by such owner, which has no economic value, but which entitles the holder thereof to one vote per share at any meeting of our shareholders. Those investors who, prior to the Business Combination, held Class A ordinary shares or Class B ordinary shares of CCNB1 and certain other investors and vested option holders will, by contrast, hold their equity ownership in the Company, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes.

Industry

We operate in the supply chain management software industry, which serves brand owners, retailers, distributors, manufacturers, fulfillment and warehousing providers, and sourcing companies that deal with complex, global supply chains. As manufacturers increasingly outsource most of their production, they become large orchestrators of vast supply chains and have an increasing need for software to help manage these operations. Our SCM software, powered by our network, helps our customers manage and optimize their supply chains in an efficient, data-driven manner.

We estimate the TAM in North America and Europe for our SCM software solutions is $45 billion, which reflects a high-single-digit historical growth rate. We expect our TAM to accelerate to more than 12% annual growth in the 2021-2024 calendar years. Importantly, we believe that approximately 85% of our TAM is white space not currently served by an SCM software provider. Many companies utilize a patchwork of customized or home-grown supply chain solutions that have been developed over decades and are outdated with respect to current technology, and often patched together with spreadsheet-based processes. As a result, these solutions are latent and require high human capital investments to maintain and operate. The recent COVID-19-related supply chain disruptions have further highlighted the limitations of existing decision-making infrastructure with home grown solutions and the imperative for end-to-end digital transformation that can drive holistic and timely supply chain decision making.

Due to the outsourced and siloed nature of supply chains, the growth in the number of trading partners and vendors has generated commensurate data growth. This has driven demand for end-to-end supply chain management solutions that can integrate disparate data from across the supply chain to drive real- time decision making. Manufacturers and retailers are increasingly focused on solutions that can integrate multiple sources of data, including retail demand, shipping capacity and production output, to help drive unified, real-time decision making to optimize the supply chain.

The SCM software industry has traditionally been viewed as having three key sub-segments: procurement, planning, and execution. However, the flow of goods and information is continuous across these sub-segments, and E2open has recognized this and been developing end-to-end solutions that span the entire SCM software landscape to support all supply chain functions.

Customers

We primarily sell our software solutions to large enterprise brand-owners, manufacturers and transportation and logistics service providers. Our customers include some of the most well-known brands in the World, and we estimate that we have over 125 customers with over $10 billion in annual revenue. Customers often start with one of our software solutions to solve a specific problem and then expand their spend over time. This is evidenced by our long customer tenure (14 years), high gross retention and sizable average annual subscription revenue ($1.5+ million) across our top 100 customers.

We have more than 1,200 customers in over 180 countries. Our customers range in size from small businesses to Fortune 100 companies, and our go-to-market and solutions portfolio enable us to reach customers of all sizes across many industries.

Our recurring revenue was derived from technology companies, transportation and logistics companies, consumer goods companies, industrial manufacturing companies and from other industries including agriculture, education, business and financial service, healthcare and nonprofit companies.

Go-To-Market

Our go-to-market strategy is focused on both expanding the adoption of our product portfolio with existing customers and the acquisition of new customers. We primarily focus our selling efforts on large enterprise organizations and sell our software through a direct sales force and channel partners. Additionally, we have a high-velocity inside sales organization to serve small and medium-sized businesses. Our go-to- market strategy enables our sales force to develop deep, long-term relationships with existing and potential customers across the relevant functions, from buying managers to information technology to division heads to C-level executives. Importantly, we believe that our go-to-market approach focused on customers is a competitive advantage compared to competitors that go-to-market focused on products, which enables us to sustain our high customer retention, long customer tenure, and drive maximum spend within each customer.

Our sales organization is comprised of field sales, inside sales, and sales development personnel, and we align these teams based on customer size and industry. We focus initially on solving a customer’s primary need, usually a specific piece of their supply chain. Once a customer adopts our solution and witnesses the power of our platform, we focus on cross-selling additional products and up-selling additional departments and divisions with the same solution. We have found that experience with our SaaS platform is the most effective selling tool.

Recent Acquisitions

On May 27, 2021, we entered into a definitive agreement to acquire BluJay Solutions, a leading SaaS-native logistics execution platform. Built on Data, Network, and Applications, BluJay offers solutions to an expansive ecosystem of suppliers, carriers, and network partners that includes over 50,000 participants and over 5,700 global customers. We believe these solutions are leaders across several areas, including Global Trade and Transportation Management, which includes last-mile logistics. E2open believes that BluJay plays a mission critical role in logistics and distribution supply chains, and that BluJay is capable of driving significant efficiencies / cost savings and productivity for its customers. The BluJay Acquisition will materially enhance the Company’s supply chain execution capabilities, especially in transportation management with the expansion of the global transportation network, adding 50,000 network participants, $40 billion in annual commerce spend and 1.9 billion annual transactions. Additionally, BluJay brings a highly complementary global trade management platform that encompasses customs declaration and filing to the Company’s strong capabilities in compliance and tariffs. The acquisition of BluJay further adds key direct-to-consumer offerings including last mile, parcel and dropship commerce. Finally, the acquisition will enhance E2open’s current value proposition to customers by broadening access to proprietary data and analytics for greater visibility, collaboration and execution across E2open’s platform.

Competition

Defined by changing technology and evolving customer needs, the market for SCM software is complex, competitive, and highly fragmented. There are many players offering point solutions that specialize in niche segments of SCM software, whereas E2open provides an end-to-end platform with network, planning and execution capabilities. Several participants within each product category offer solutions that compete against one or more of our current offerings, including Manhattan Associates in supply chain execution, Kinaxis in supply chain planning, and SPS Commerce in EDI-based network solutions. Additionally, we believe some of the large enterprise resource planning players offer capabilities across supply chain planning and execution, but currently lack the best-of-breed applications, network ecosystems and data that our platform provides.

Source: Management estimates.

We believe the principal competitive factors in our market are:

•	Brand awareness, reputation, and experience with customers within respective industry verticals;

•	Product capabilities, including end-to-end visibility, scalability, performance, functionality, safety and security, and reliability;

•	Ability to collect and synthesize data;

•	Ease of deployment, use and flexibility;

•	Interoperability and ease of integration with third-party vendors and internal customer systems;

•	Customer, technology, and platform support; and

•	Strength of sales and marketing efforts.

We expect competition to evolve as companies continue to digitally transform their supply chains and as more vendors look to provide an end-to-end supply chain platform. We believe we compete effectively to serve these needs as our products and go-to-market efforts have been designed with these criteria in mind. Additionally, we believe that our combination of network ecosystems, data and applications providing end-to-end supply chain visibility and connecting more than 220,000 trading partners is unique.

Employees

As of February 28, 2021, we had 2,436 full-time employees with 650 in North America, 207 in Europe and 1,579 in Asia-Pacific, respectively.

Over the last several years, we have developed operating principles that have provided a unifying foundation for our global workforce. This has led to one culture of transparency, commitment, and operational intensity, which has enabled our ability to drive growth, retain employees and rapidly integrate acquisitions.

Properties and Facilities

Our corporate headquarters is located at 9600 Great Hills Trail, Suite 300e, Austin, Texas 78759. In addition, we lease other corporate office spaces in San Jose, California; Edmonds, Washington; Dallas, Texas; Davenport, Iowa; Chicago, Illinois; Parsippany, New Jersey; McLean, Virginia; Raleigh, North Carolina; Rogers, Arkansas; Atlanta, Georgia; Fort Lauderdale, Florida; Reading, United Kingdom; Antwerp, Belgium; Copenhagen, Denmark; Karlsruhe, Germany; Munich, Germany; Krakow, Poland; Pune, India; Hyderabad, India; Bangalore, India; Kuala Lumpur, Malaysia; Shenzhen, China; Shanghai, China; and Kowloon, Hong Kong.

Our data centers are operated through co-location facilities, where we provide our own equipment to be used in leased space. We utilize and optimize data centers and public cloud services throughout the world to support a secure 99.99% uptime infrastructure with zero single-points of failure for our customers. The following table sets forth our material technology infrastructure, including location and function, for our properties throughout the world (all of which are leased). While the data center space is leased, we own all the equipment and gear that sits within those data centers.

#	Location	Function
1	San Jose, California	Production
2	Sunnyvale, California	Development, Configuration, Staging
3	Denver, Colorado	Disaster Recovery
4	Chicago, Illinois	Production, Disaster Recovery, Datacenter
5	Jacksonville, Florida	Production, Development
6	Carlstadt, New Jersey	Disaster Recovery
7	Beijing, China	Production
8	Shanghai, China	Production, Disaster Recovery
9	Hong Kong	Production
10	Hong Kong	Disaster Recovery

Intellectual Property

We consider the protection of our intellectual property and proprietary information to be an important facet of our business. We own a number of trademarks, patents, copyrights and domain names registered in the United States and abroad that, together, are meaningful to our business, including the E2OPEN, AMBER ROAD, INTTRA marks (among others). From time to time, we have pursued enforcement of our intellectual property rights against third parties and expect to do so in the future when cost effective. In addition, we enter into customary confidentiality and invention assignment agreements with employees and contractors involved in the development of our intellectual property.

Government Regulation and Compliance

We are subject to various laws and regulations of the United States and other jurisdictions, including the European Union, by supranational, national and local government authorities, including with respect to sanctions compliance, privacy laws, labor and employment laws, and other laws. In the United States, our global sanctions compliance is monitored by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and certain of our subsidiaries have received a license from OFAC permitting certain business, transactions or other activities involving sanctioned countries. We monitor these regulatory requirements, including the requirements for retaining our OFAC license, and our compliance on a regular basis.

Legal Proceedings

We are subject to various legal proceedings, claims, and governmental audits that arise in the ordinary course of our business. Although the outcomes of these claims cannot be predicted with certainty, in the opinion of management, the ultimate resolution of these matters would not be expected to have a material effect on our financial position, results of operations, or cash flows.

MANAGEMENT

Executive Officers and Directors

The following persons are the members of our Board and our executive officers as of the date of this prospectus:

Name	Age	Title
Michael A. Farlekas	55	Director, President & Chief Executive Officer
Peter R. Hantman	54	Chief Operating Officer & Executive Vice President, Global Business Units
Jarett J. Janik	53	Chief Financial Officer
Pawan Joshi	50	Executive Vice President, Product Management & Strategy
Laura L. Fese	57	Executive Vice President & General Counsel
Chinh E. Chu	54	Director
Eva F. Huston	50	Director
Keith W. Abell	63	Director
Stephen C. Daffron	65	Director
Ryan M. Hinkle	40	Director
Timothy I. Maudlin	70	Director

Michael A. Farlekas, 55, serves as our President and Chief Executive Officer, having served in this role at E2open since May 2015, and has served on our Board since February 2021. Mr. Farlekas also previously served as a member of the Board of Managers of E2open Holdings from October 2015 to February 2021. Prior to joining E2open, Mr. Farlekas served as Vice President and General Manager of Roadnet Technologies (now known as Omnitracs) from 2012 through 2014. Prior to that, Mr. Farlekas spent 11 years at RedPrairie (now known as Blue Yonder Software) in various roles including Senior Vice President and General Manager, Industrial Business Unit and Vice President, Industrial Sales. Previously, Mr. Farlekas held leadership roles at GATX Terminal Corp. (now Kinder Morgan) and, before that, CSX Transportation. Mr. Farlekas holds an MBA with a concentration in International Business from Jacksonville University and a B.S. in mechanical engineering from Fairleigh Dickinson University.

Mr. Farlekas’s qualifications to serve on our board of directors include: the industry perspective and experience that he brings as our Chief Executive Officer, a position he has held since 2015, the thorough knowledge of the supply chain logistics market, and the deep understanding of E2open that he brings to the strategical imperatives of our board of directors, tactical execution to support such strategic imperatives and overall policy-making discussions.

Peter R. Hantman, 54, serves as our Chief Operating Officer and Executive Vice President, Global Business Units, having served in this role at E2open since March 2018. Previously, Mr. Hantman served as Chief Financial Officer of E2open from March 2016 to February 2018, as Senior Vice President, Global Customer Solutions of E2open from January 2014 to February 2016, and as Vice President, General Manager of E2open from January 2010 to December 2014. Prior to joining E2open, Mr. Hantman served as Senior Vice President of Global Service Delivery at IQNavigator from July 2009 to December 2010. Prior to that, Mr. Hantman served as Chief Executive Officer of Bankers Title and Chief Operating Officer of Alpine Access, Inc. and has held senior financial and operational management positions for Ryder Truck Rental, Budget Truck Group and Harima USA. Mr. Hantman holds an MBA with honors from Harvard Business School and a B.S. in corporate finance from the University of Colorado, Boulder.

Jarett J. Janik, 53, serves as our Chief Financial Officer, having served in this role at E2open since April 2018. Prior to joining E2open, Mr. Janik served as Interim Chief Operating Officer and Interim Chief Financial Officer of One Network from October 2017 through March 2018. Prior to that, Mr. Janik served as the Chief Financial Officer of Forterro from May 2014 through June 2016 before taking a sabbatical from July 2016 through September 2017.

Previously, Mr. Janik served as Chief Financial Officer of Allegro and held various executive and senior finance positions for Infor, Certegy and Netzee, Inc. Mr. Janik holds an MBA with a concentration in Finance from the University of Denver and a B.S. in business administration and tourism management from the University of Denver.

Pawan Joshi, 50, serves as our Executive Vice President, Product Management & Strategy, having served in this role at E2open since October 2015. Previously, Mr. Joshi served as Vice President, Strategy of E2open from June 2014 through September 2015, as Vice President, Product Management of E2open from March 2010 through May 2014, and as Director, Product and Customer Solutions of E2open from February 2003 through July 2010. Prior to joining E2open, Mr. Joshi served as a Product Manager of i2 Technologies. Mr. Janik holds a Ph.D. in Industrial Engineering and a M.S. in Manufacturing Systems Engineering from the University of Wisconsin-Madison and a B. Tech. in Manufacturing Science and Engineering from the Indian Institute of Technology, Delhi.

Laura L. Fese, 57, serves as our Executive Vice President and General Counsel, having served in this role at E2open since April 2017. Prior to joining E2open, Ms. Fese served as General Counsel of Iptor Supply Chain Systems from April 2013 to April 2017. Prior to that, Ms. Fese served as the Executive Vice President and Chief Legal Officer of RedPrairie (now known as Blue Yonder Software) from July 2008 to January 2013. Previously, Ms. Fese served as corporate counsel for Catalyst International and as an Assistant State’s Attorney for Cook County, Illinois. Ms. Fese holds a J.D. from the John Marshall Law School and a B.A. in political science from Illinois State University.

Chinh E. Chu, 54, has served on our Board since January 15, 2020 and served as our Chief Executive Officer prior to the Business Combination. Mr. Chu has over 25 years of investment and acquisition experience. In 2018, Mr. Chu founded Collier Creek (NYSE: CCH), a blank check company formed for substantially similar purposes as our company. Collier Creek sold 44,000,000 units in its initial public offering, generating aggregate proceeds of $440 million. In 2016, Mr. Chu co-founded CF Corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. CF Corporation sold 69,000,000 units in its initial public offering, generating gross proceeds of $690 million. On November 30, 2017, CF Corporation consummated the acquisition of Fidelity & Guaranty Life, a provider of annuities and life insurance products, for approximately $1.835 billion plus the assumption of $405 million of existing debt, and related transactions. In connection with the FGL business combination, the name of the company was changed from “CF Corporation” to “FGL Holdings” (NYSE: FG). Mr. Chu serves as Co-Executive Chairman of FGL Holdings. Mr. Chu is also the Founder and the Senior Managing Partner of CC Capital, a private investment firm which he founded in November 2015. As Senior Managing Director of CC Capital, Mr. Chu led the effort to take Dun & Bradstreet private in a $7.2 billion deal that closed in February 2019. Before founding CC Capital, Mr. Chu worked at Blackstone from 1990 to December 2015, where Mr. Chu led numerous investments across multiple sectors, including technology, financial services, chemicals, specialty pharma and healthcare products, and packaging. Mr. Chu was a Senior Managing Director at Blackstone from 2000 until his departure in December 2015, where he served, at various points, as a member of Blackstone’s Executive Committee, the Co-Chair of Blackstone’s Private Equity Executive Committee and as a member of Blackstone Capital Partners’ Investment Committee. Before joining Blackstone in 1990, Mr. Chu worked at Salomon Brothers in the Mergers & Acquisitions Department. In addition to Mr. Chu’s role as Co- Executive Chairman of FGL Holdings, he has served on the boards of directors of NCR Corporation (NYSE: NCR) and Stearns Mortgage since 2015 and Dun & Bradstreet since 2019. Mr. Chu previously served on the boards of directors of AVINTIV from 2011 to 2012, BankUnited Inc. from 2009 to 2014, Kronos Incorporated from 2014 to 2015, Biomet, Inc. from July 2007 to September 2007 and from 2013 to 2015, Freescale Semiconductor, Ltd. from 2011 to 2015 and HealthMarkets, Inc. from 2006 to 2016. Mr. Chu also previously served on the boards of directors of Alliant Insurance Services, Inc., AlliedBarton Security Services, Celanese Corporation, DJO Global, Inc., Graham Packaging, the London International Financial Futures and Options Exchange, Nalco Company, Nycomed, Stiefel Laboratories and SunGard Data Systems, Inc. Mr. Chu received a B.S. in Finance from the University of Buffalo.

Mr. Chu’s qualifications to serve on our Board include: his substantial experience in mergers and acquisitions, corporate finance and strategic business planning; his track record at CC Capital and Blackstone and in advising and managing multi-national companies; and his experience serving as a director for various public and private companies.

Eva F. Huston, 50, has served on our Board since April 2020. Ms. Huston is currently the Chief Strategy Officer of Duck Creek Technologies (NASDAQ: DCT), a leading SaaS software company serving the P&C insurance industry, where she spearheads development and execution of corporate strategy, since August 2020. Previously, Ms. Huston was the Senior Vice President and Chief Financial Officer at Verisk Analytics (NASDAQ: VRSK), a data analytics and risk assessment firm. Prior to joining Verisk Analytics in 2009, Ms. Huston was a Managing Director in telecom, media and technology investment banking at JP Morgan Chase & Co. (“JP Morgan”) (NYSE: JPM), where she was responsible for the marketing and information services practice. Ms. Huston’s client base included companies providing data and analytics to a variety of industry verticals, such as consumer and media, financial services, insurance and automotive. At JP Morgan, Ms. Huston advised clients on equity and debt financing transactions, as well as significant sector acquisitions.

Ms. Huston’s qualifications to serve on our Board include: her substantial experience in financial, technology and business services sectors, investment banking, mergers and acquisitions, corporate finance and strategic business planning; and her track record at Verisk Analytics and JP Morgan and in advising and managing multi-national companies.

Keith W. Abell, 63, has served on our Board since April 2021. Mr. Abell currently serves on the board of directors of CC Neuberger Principal Holdings III (NYSE: PRPC). In 2010, Mr. Abell co-founded Sungate Properties, LLC, a real estate investment company, after managing private investments from 2007 to 2009. From 1994 to 2007, Mr. Abell was a co-founder of, and served in a variety of senior management roles at, GSC Group (and its predecessor, Greenwich Street Capital Partners, L.P.), an alternative asset manager. Prior to that, Mr. Abell was a Managing Director at Blackstone until 1994 where he, among other things, founded the firm’s first Hong Kong office. Prior to Blackstone, Mr. Abell served as a Vice President at Goldman, Sachs & Co., where he worked in the global finance, corporate finance and mergers and acquisitions departments. Mr. Abell serves as the treasurer and as a director of the National Committee on United States-China Relations. Mr. Abell has formerly served as a director of numerous public and private companies and non-profit organizations.

Dr. Stephen C. Daffron, 65, has served on our Board since February 2021. Dr. Daffron is currently the President of Dun & Bradstreet Holdings, Inc. (NYSE: DNB). Dr. Daffron is a Co-Founder and Industry Partner of Motive Partners, a private equity firm focused on technology-enabled companies that power the financial services industry founded in January 2016. Prior to joining Motive Partners, Dr. Daffron served as President and Chief Executive Officer of Interactive Data Holdings Corporation from September 2013 until its acquisition by Intercontinental Exchange, Inc. in January 2016. Prior to that, Dr. Daffron served as Global Head of Operations and Technology for Morgan Stanley & Co. LLC. Prior to that role, Dr. Daffron spent more than two decades on Wall Street holding senior leadership positions at Renaissance Technologies Corp., Citigroup Inc. and Goldman, Sachs & Co. Prior to his career in finance, Dr. Daffron served as an Associate Professor at the United States Military Academy at West Point, and in various command and staff positions in the U.S. Army around the world.

The Company believes Dr. Daffron’s significant executive leadership experience, including of publicly traded companies, and expertise with data and analytics as President of Dun & Bradstreet and former CEO of Interactive Data Corporation qualify him to serve as a Director of the Company.

Ryan M. Hinkle, 40, has served on our Board since February 2021. Mr. Hinkle previously served as a member of the Board of Managers of E2open Holdings from March 2015 to February 2021. Mr. Hinkle is a Managing Director of Insight Partners, a venture capital and private equity firm where he has worked since 2003. Mr. Hinkle currently serves on the board of Pluralsight, Inc., an online technology skills platform, as well as numerous private companies. Mr. Hinkle holds a Bachelor of Science in Engineering degree in electrical engineering from the University of Pennsylvania and a Bachelor of Science degree in finance from the University of Pennsylvania.

Mr. Hinkle’s qualifications to serve on our board of directors include: his experience in the private equity and venture capital industry analyzing and investing in technology companies, his extensive knowledge of the E2open business gained while serving on the E2open board of managers since March 2015, his perspective as a representative of E2open’s largest equity holder since 2015 and, following the Business Combination, one of our largest stockholders, and his experience serving as a director for various private and public technology companies.

Timothy I. Maudlin, 70, has served on our Board since February 2021. From January 1989 to December 2007, Mr. Maudlin served as the Managing General partner of Medical Innovation Partners, a venture capital firm. Mr. Maudlin also served as a Principal and the Chief Financial Officer of Venturi Group, LLC, an incubator and venture capital firm, from 1999 to October 2001. Mr. Maudlin currently serves on the boards of Pluralsight, Inc., an online technology skills platform, and Alteryx, Inc., an analytic process automation platform, as well as several private companies. Mr. Maudlin previously served on the boards of ExactTarget, Inc. from May 2008 to July 2013, MediaMind Technologies, Inc. from August 2008 to June 2011, Sucampo Pharmaceuticals, Inc. from September 2006 to February 2013 and Web.com Group, Inc. from February 2002 to October 2018. Mr. Maudlin holds a Masters in Management degree with a concentration in Accounting, Finance, and Management from the Kellogg School of Management at Northwestern University and a Bachelor of Arts degree in economics from St. Olaf College, and is trained as a Certified Public Accountant (inactive).

Mr. Maudlin’s qualifications to serve on our board of directors include: his extensive financial and accounting experience, the insights he has gained from his experience in the venture capital industry, and his extensive experience serving as a director for numerous public and private technology companies.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Board Structure

Our Board currently comprises six members. Effective as of the Closing, the following people were appointed as directors of the Company:

Class I directors: Eva F. Huston, Stephen C. Daffron and Keith W. Abell;

Class II directors: Ryan M. Hinkle and Timothy I. Maudlin; and

Class III directors: Chinh E. Chu and Michael A. Farlekas.

Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2022, 2023 and 2024, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board.

Pursuant to the Investor Rights Agreement, the Insight Member has the right to nominate the IVP Directors to the Board and CC Capital, on behalf of the Sponsor, has the right to nominate the Sponsor Directors to the Board, in each case, for so long as such entity and their respective affiliates beneficially own certain specified percentages of the economic interests in the Company and E2open Holdings. The Chief Executive Officer of the Company is designated as the final member of the Board.

Director Independence

Under the rules of NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of NYSE.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of NYSE, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of NYSE, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board has undertaken a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Company determined that Chinh E. Chu, Eva F. Huston, Stephen C. Daffron, Ryan M. Hinkle, Keith W. Abell and Timothy I. Maudlin are “independent directors” as defined under the listing requirements and rules of NYSE and the applicable rules of the Exchange Act.

Board Leadership Structure

The Company believes that the structure of the Board and its committees will provide strong overall management of the Company.

Committees of the Board

The Board will have an audit committee, compensation committee, and nominating and corporate governance committee. The composition and responsibilities of each of the committees of the Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by the Board.

Role of the Board in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described above under the heading “Risk Factors.” Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

A copy of the Corporate Governance Guidelines is available on our investor relations website.

Committees of the Board of Directors

Audit Committee

Timothy I. Maudlin, Eva F. Huston and Keith W. Abell serve as members of our Audit Committee. Under the NYSE listing standards and applicable SEC rules, all the directors on the Audit Committee must be independent; our Board has determined that each of Timothy I. Maudlin, Eva F. Huston and Keith W. Abell are independent under the NYSE listing standards and applicable SEC rules. Timothy I. Maudlin serves as the Chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our Board has determined that Timothy I. Maudlin and Eva F. Huston each qualify as an “audit committee financial expert” as defined in applicable SEC rules. The Company’s Audit Committee is responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the Company’s interim and year-end financial statements;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing and overseeing the Company’s policies on risk assessment and risk management, including enterprise risk management;

•	reviewing the adequacy and effectiveness of internal control policies and procedures and the Company’s disclosure controls and procedures; and

•

approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Board has adopted a written charter for the Audit Committee, which is available on the Company’s investor relations website at investors.e2open.com.

Compensation Committee

Chinh E. Chu, Ryan M. Hinkle and Eva F. Huston serve as members of our Compensation Committee. Under the NYSE listing standards, we are required to have a Compensation Committee composed entirely of independent directors; our Board has determined that each of Chinh E. Chu, Ryan M. Hinkle and Eva F. Huston are independent. Chinh E. Chu serves as Chairman of the Compensation Committee. The Company’s Compensation Committee is responsible for, among other things:

•	reviewing, approving and determining the compensation of the Company’s officers and key employees;

•	reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Board or any committee thereof;

•	administering the Company’s equity compensation plans;

•	reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans; and

•	establishing and reviewing general policies relating to compensation and benefits of the Company’s employees.

The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s investor relations website at investors.e2open.com.

Nominating and Corporate Governance Committee

Stephen C. Daffron, Ryan M. Hinkle and Timothy I. Maudlin serve as members of our Nominating and Corporate Governance Committee. Under the NYSE listing standards, we are required to have a nominating and corporate governance committee composed entirely of independent directors; our Board has determined that each of Stephen C. Daffron, Ryan M. Hinkle and Timothy I. Maudlin are independent. Stephen C. Daffron serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;

•	evaluating the performance of the Board and of individual directors;

•	considering, and making recommendations to the Board regarding the composition of the Board and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of the corporate governance practices and reporting;

•	reviewing related person transactions; and

•	developing, and making recommendations to the Board regarding, corporate governance guidelines and matters.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the Company’s investor relations website at investors.e2open.com.

Corporate Governance Guidelines and Code of Business Conduct

The Board adopted Corporate Governance Guidelines which address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable. In addition, the Board adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on Company’s investor relations website at investors.e2open.com.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, as a member of the Board or compensation committee of any entity that has one or more officers serving on our Board. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.

Compensation of Directors

For information on director compensation, see the section titled “Executive Compensation — Director Compensation.”

EXECUTIVE COMPENSATION

The following sets forth information about the compensation paid to or accrued by our principal executive officer and our two other most highly compensated persons serving as executive officers as of February 28, 2021 for services rendered for the fiscal year ended February 29, 2020 (“fiscal 2020”) and fiscal year ended February 28, 2021 (“fiscal 2021”). As an emerging growth company, E2open has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers. These three officers are referred to herein as E2open’s “named executive officers.”

The compensation reported in the summary compensation table below is not indicative of how E2open will compensate its named executive officers in the future. The Board and Compensation Committee of E2open recently reviewed, evaluated, and modified its compensation framework as a publicly traded company. E2open’s compensation program following the closing, which occurred on February 4, 2021, will vary from its historical practices, as described below under “— Key Compensation Actions for Fiscal Year 2022.”

Summary Compensation Table

Name and Principal Position	Fiscal Year(1)	Salary ($)(2)	Option Awards ($)(3)	Non Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael A. Farlekas	2021	421,714	7,239,303	—	8,400	7,669,417
President & Chief Executive Officer	2020	398,713	—	380,000	8,250	786,963
Jarett J. Janik	2021	300,000	1,326,949	—	8,400	1,635,349
Chief Financial Officer	2020	290,000	825,000	240,000	5,632	1,360,632
Peter R. Hantman	2021	350,000	1,995,018	—	8,400	2,353,418
Chief Operating Officer & EVP, Global Business Units	2020	332,000	—	325,000	8,250	665,250

(1)	Our fiscal year ends on the last day of February.
(2)

Effective September 1, 2019, each of Messrs. Farlekas’, Janik’s and Hantman’s base salary was increased from $334,000, $280,000 and $314,000, respectively, to $380,000, $300,000 and $350,000, respectively. In fiscal 2020, Mr. Farlekas’ base salary included an incremental payment of $41,713 to account for his increased expenses for frequent travel on our behalf. We pay Mr. Farlekas this additional amount in regular installments in accordance with our regular payroll practices and do not require that it be used towards any particular expense, or that Mr. Farlekas provide any documentation as to how the proceeds are used. In fiscal 2021, this amount was $41,714.

(3)

The amounts reported in this column for fiscal year ended February 28, 2021 represent the unit-based compensation expense computed in accordance with ASC 718 as a result of the accelerated vesting and modification of the Class B Units granted to each of our named executive officers prior to the occurrence of the Business Combination. For accounting purposes, the Class B Units were modified because the vesting of certain awards that would not have otherwise vested was accelerated upon closing of the Business Combination. The amounts reflect the unit-based compensation expense for these grants and do not represent the actual economic value that may be realized by each named executive officer. There can be no assurance that these amounts will ever be realized. In connection with the Business Combination, the Class B Units were exchanged in part for cash and in part for equity consideration comprised of Common Units of E2open Holdings, together with a corresponding number of shares of our Class V Common Stock, Series 1 RCUs and Series 2 RCUs based on the equity consideration valuation at the closing of the Business Combination. Of the amounts reported in this column in respect of each named executive officer’s unvested awards that were accelerated, for each of Messrs. Farlekas, Janik and Hantman, $3,493,365, $641,457 and $963,115 was delivered in cash, respectively, and the remainder was delivered in equity.

(4)

The amounts reported as earned in this column represent the bonuses earned by each named executive officer pursuant to the Executive Bonus Plan. For fiscal 2021 and 2020, these amounts were paid in May 2021 and 2020, respectively. For additional information, see Executive Bonus Plan below.

(5)	The amounts listed in the “All Other Compensation” column represent matching contributions paid on behalf of each named executive officer under our 401(k) plan.

Narrative to Summary Compensation Table

Executive Employment Agreements

Certain of the compensation paid to E2open’s named executive officers reflected in the summary compensation table was provided pursuant to employment agreements, which are summarized below. Except as described below under “— Severance Benefits,” each of the named executive officers is employed on an at-will basis. The agreements that covered employment in fiscal 2021 were superseded by new employment letter agreements discussed in more detail below under “— Key Compensation Actions for Fiscal Year 2022.”

Each of Messrs. Farlekas, Janik, and Hantman were a party to an employment agreement memorializing the terms of the executive’s employment with E2open. Effective September 1, 2019, each of Messrs. Farlekas’, Janik’s and Hantman’s base salary was set at $380,000, $300,000, and $350,000, respectively. Mr. Farlekas also received an annual payment, totaling $41,714 in fiscal 2021, to account for his expenses for frequent travel on behalf of the company. E2open pays Mr. Farlekas this additional payment in regular installments in accordance with E2open’s regular payroll practices and does not require that it be used towards any specific expense, or that Mr. Farlekas provide any documentation as to how the proceeds are used. In addition, each of Messrs. Farlekas, Janik and Hantman were eligible to earn a target annual bonus of $380,000, $240,000, and $325,000, respectively, subject to the executive’s continued employment through the applicable payment date. Each executive was also a party to E2open’s standard Proprietary Information Agreement, which subjected him to an indefinite confidentiality provision, an inventions assignment provision, and a 12-month post-termination non-solicit of E2open’s employees and, for Messrs. Farlekas and Janik, customers. Mr. Farlekas was also subject to a nine-month post-termination non-compete.

Executive Bonus Plan

Bonuses payable to E2open’s named executive officers in respect of service during fiscal 2020 were paid in May 2020 and determined based on the achievement of the following performance criteria: company recurring revenue, gross margin percentage, EBITDA and individual performance objectives, each, as established by the Board of Managers of E2open Holdings and given a weighting of 45%, 10%, 25% and 20%, respectively. For fiscal 2020, based on the actual level of achievement of our operating and personal performance objectives, the bonus for each executive was funded at 100%, resulting in a payout to each of Messrs. Farlekas, Janik and Hantman of $380,000, $240,000, and $325,000, respectively.

Bonuses payable to our named executive officers in respect of service during fiscal 2021 were paid in May 2021 and will be determined based on the achievement of the following performance criteria: total company revenue which includes both subscription and professional services revenue, net annual recurring revenue, gross margin percentage, EBITDA and individual performance objectives, each, as established by the board of managers of E2open Holdings and given a weighting of 25%, 40%, 25% and 10%, respectively. The Compensation Committee reviewed performance against the preset goals and determined that payout for fiscal 2021 would be 83% of target. As such, annual bonus payout for each of Messrs. Farlekas, Janik and Hantman were $315,400, $199,200 and $269,750, respectively.

Class B Units

Prior to the Business Combination, E2open Holdings had a unit-based compensation program that authorized, at the discretion of the Board of Managers of E2open or a committee thereof, the issuance of non- vested restricted

Class B Units. In connection with the Business Combination, all Class B Units were exchanged in part for cash and in part for equity consideration comprised of common units of E2open Holdings, together with a corresponding number of shares of Class V Common Stock of E2open Parent, Series 1 RCUs of E2open Holdings (which converted into shares of Class A Common Stock on June 8, 2021) and Series 2 RCUs of E2open Holdings based on the equity consideration valuation at the closing of the Business Combination. All time and performance based vesting conditions in respect of the Class B Units were deemed to have been satisfied as of the closing of the Business Combination.

Health and Welfare Plans

E2open’s named executive officers are eligible to participate in its employee benefit plans, including its medical, dental, vision, life, disability, health and dependent care flexible spending accounts, health savings account and accidental death and dismemberment benefit plans, in each case on the same basis as all of its other employees.

Retirement Plan

E2open sponsors a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code, for the benefit of its employees, including the named executive officers. No minimum benefit is provided under the plan. An employee is 100% vested in his or her pre-tax deferrals when contributed. E2open will match 50% of the first 6% of compensation contributed to the 401(k) plan during each calendar year. E2open’s matching contribution is made in February of the year following the year to which the match relates, and each participant is immediately vested in the matching contribution. Participants must be employed with E2open on December 31st of the applicable plan year to receive the matching contribution.

Severance Benefits

Other than as set forth below, E2open did not offer or have in place for its named executive officers any severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control as of February 28, 2021.

Michael A. Farlekas. Pursuant to Mr. Farlekas’ employment agreement, if Mr. Farlekas’ employment was terminated by E2open (other than for cause (as defined in his employment agreement), or as a result of his death or permanent disability), subject to Mr. Farlekas’ execution and non-revocation of a general release of claims in favor of E2open and its affiliates, Mr. Farlekas was entitled to (i) continued payment of his base salary for nine months and (ii) an additional monthly amount equal to $1,900 for healthcare expenses for six months following the date of such termination, provided that the healthcare stipend will cease earlier if Mr. Farlekas becomes eligible to receive healthcare coverage from a subsequent employer.

Jarett J. Janik. Pursuant to Mr. Janik’s employment agreement, if Mr. Janik’s employment was terminated by E2open (other than for cause (as defined in his employment agreement) or because of his death or permanent disability), subject to Mr. Janik’s execution and non-revocation of a general release of claims in favor of E2open and its affiliates, Mr. Janik was entitled to continued payment of his base salary for six months following such date of termination.

Peter R. Hantman. Pursuant to Mr. Hantman’s employment agreement, if Mr. Hantman’s employment is terminated by E2open (other than for cause (as defined in his employment agreement) or as a result of his death or permanent disability), subject to Mr. Hantman’s execution and non-revocation of a general release of claims in favor of E2open and its affiliates, Mr. Hantman was entitled to the sum of (a) 50% of his then-current base salary and (b) 50% of his target annual bonus for the fiscal year in which the termination occurs, paid in equal installments over six months following such date of termination.

In connection with the Business Combination, these severance benefits were terminated and replaced by the E2open Parent Holdings, Inc. Executive Severance Plan — see “— Key Compensation Actions for Fiscal Year 2022.”

Outstanding Equity Awards at Fiscal Year-End

The named executive officers did not have any outstanding equity awards as of February 28, 2021.

Director Compensation

Director Compensation

The Company adopted a new board of directors’ compensation program which is designed to provide competitive compensation necessary to attract and retain quality non-employee directors and to encourage ownership of Class A Common Stock to further align their interests with those of our stockholders. The new program, effective March 1, 2021, offers the following compensation for non-employee directors:

•	An annual cash retainer of $75,000;

•

An annual cash retainer of $100,000 for the chair of the board of directors, $20,000 for the chair of the audit committee, $15,000 for the chair of the compensation committee and $10,000 for the chair of the nominating & governance committee; and

•

An equity retainer with a value of $175,000, payable in the form of restricted stock units that vest on the one-year anniversary of the date of grant. For fiscal year 2022, the grant was fixed as of March 1st at a stock price of $9.77, resulting in 17,912 restricted stock units. The actual grant occurred upon the filing of the Company’s Form S-8 on May 21, 2021, with the one-year vesting requirement commencing at such time.

All cash retainers will be payable quarterly in arrears.

The following table provides information concerning the compensation of each member of the Board of Directors of E2open Parent Holdings, Inc. for fiscal 2021.

Director Name	All other Compensation ($)(1)	Total ($)
Timothy I. Maudlin	$75,000	$75,000

(1)

Represents the grant date fair value of 6,830 shares of common stock granted to Mr. Maudlin on February 4, 2021, which were awarded pursuant to a Consulting Agreement. See “— Narrative to Director Compensation Table” below.

Narrative to Director Compensation Table

Maudlin Consulting Agreement

On September 17, 2020, Timothy I. Maudlin entered into a Consulting Agreement with E2open, LLC and its parent E2open Holdings, LLC (formerly known as Eagle Parent Holdings, LLC) whereby Mr. Maudlin would provide consulting services on behalf of E2open Holdings, LLC in connection with its negotiation with the various CC Neuberger entities regarding the transaction that ultimately culminated in the Business Combination. In consideration for the consulting services and upon the successful completion of the Business Combination, Mr. Maudlin was entitled to a grant of fully vested common stock in the ultimate parent with a grant date fair value of $75,000. Such grant was made on February 4, 2021 based on a closing stock price of $10.98 resulting in the issuance of 6,830 shares of fully vested Class A Common Stock.

Key Compensation Actions for Fiscal Year 2022

As part of its review of E2open’s compensation framework as a publicly traded company following the Business Combination, the Compensation Committee met on February 24, 2021 to review the compensation of the named executive officers and directors of the Company for fiscal year 2022 which commences March 1, 2021. The below material compensation decisions were recommended to the Board of Directors and ultimately approved for fiscal year 2022.

Employment Terms and Letter Agreements

The Board of Directors approved the entry into employment letter agreements with the named executive officers that set forth the terms of continued employment with the Company. The form of letter agreement is the same for each executive and provides for the provision of base salary, an annual cash incentive opportunity and a long-term equity opportunity. The agreement also provides for participation in the various health, insurance, retirement, paid time off and other benefits provided to other officers of the Company in accordance with the Company’s benefit plans, programs and policies in effect from time to time. Except as provided for in the Executive Severance Plan that each executive is eligible to participate in, the named executive officers are employed on an at-will basis.

Michael A. Farlekas, President and Chief Executive Officer

•	Base salary — $500,000

•	Executive Annual Incentive Plan — Target bonus set at $750,000

•

Equity Incentive Plan — Initial equity grant with an aggregate grant date fair value equal to $4.5 million, with 33% awarded in the form of stock options subject to performance and service based vesting criteria and the remaining grant awarded in the form of restricted stock units, 50% of which will be subject to performance and service based vesting criteria and 50% of which will be subject solely to service based vesting criteria. All grants will be subject to the terms and conditions of the Equity Incentive Plan and the forms of award agreement previously filed. Mr. Farlekas will be eligible for long-term incentive grants each fiscal year beginning with fiscal year 2023, with the target value of such grants expected to be not less than $4.5 million. See Equity Incentive Plan below for additional details.

Jarett J. Janik, Chief Financial Officer

•	Base salary — $350,000

•	Executive Annual Incentive Plan — Target bonus set at $400,000

•

Equity Incentive Plan — Initial equity grant with an aggregate grant date fair value equal to $2.0 million, with 33% awarded in the form of stock options subject to performance and service based vesting criteria and the remaining grant awarded in the form of restricted stock units, 50% of which will be subject to performance and service based vesting criteria and 50% of which will be subject solely to service based vesting criteria. All grants will be subject to the terms and conditions of the Equity Incentive Plan and the forms of award agreement previously filed. Mr. Janik will be eligible for long-term incentive grants each fiscal year beginning with fiscal year 2023, with the target value of such grants expected to be not less than $2.0 million. See Equity Incentive Plan below for additional details.

Peter R. Hantman, Chief Operating Officer

•	Base salary — $375,000

•	Executive Annual Incentive Plan — Target bonus set at $500,000

•

Equity Incentive Plan — Initial equity grant with an aggregate grant date fair value equal to $2.0 million, with 33% awarded in the form of stock options subject to performance and service based vesting criteria and the remaining grant awarded in the form of restricted stock units, 50% of which will be subject to performance and service based vesting criteria and 50% of which will be subject solely to service based vesting criteria. All grants will be subject to the terms and conditions of the Equity Incentive Plan and the forms of award agreement previously filed. Mr. Hantman will be eligible for long-term incentive grants each fiscal year beginning with fiscal year 2023, with the target value of such grants expected to be not less than $2.0 million. See Equity Incentive Plan below for additional details.

Executive Annual Incentive Program

The Board approved the adoption of an Executive Annual Incentive Program, which provides for a cash bonus to our executive team, including our named executive officers, upon achievement of specific performance milestones. The objective of the Executive Annual Incentive Program is to reward achievement of annual financial performance goals, and to establish appropriate company performance expectations to ensure executives are accountable for the Company’s continued growth and financial performance.

Performance measures and goals for determining named executive officers’ fiscal year 2022 annual incentive awards are based on the Company’s achievement of financial performance goals, including organic revenue growth, net bookings, and adjusted EBITDA. For each performance measure, 100% of the bonus opportunity will be paid with respect to such metric if target performance is achieved. Payout begins at 25% of target for both net bookings and adjusted EBITDA while payout begins at 50% of target for organic revenue growth. All payouts max out at 200% of target. No bonus will be allocated to a performance measure if minimum threshold results are not achieved.

The Executive Annual Incentive Program will be administered by the Compensation Committee.

Equity Incentive Plan

At the extraordinary general meeting held on February 2, 2021, CCNB1 shareholders considered and approved the Incentive Plan and reserved 15,000,000 shares of Class A Common Stock for issuance. The Incentive Plan was approved by the Board of Directors of the Company, and became effective, on February 4, 2021. The purposes of the Incentive Plan are to enable E2open to attract and retain the types of employees and independent directors who will contribute to long-range success, provide incentives to align the interests of employees and independent directors with those of stockholders, and promote the success of the business. These incentives are provided through the grant of stock options, restricted stock, restricted stock units, performance share awards, cash awards and other equity-based awards.

Executive Severance Plan

On February 4, 2021, the Company adopted an Executive Severance Plan for the benefit of the Company’s Chief Executive Officer and each of his direct reports. Pursuant to the severance plan, upon a qualifying termination of employment (which includes a termination of employment by the Company without “cause” or following a resignation for “good reason” (each, as defined in the plan)), subject to the execution of a release of claims against the Company and its affiliates, the participant would be eligible to receive severance equal to (i) a lump sum payment equal to one-times the participant’s base salary and target bonus opportunity, (ii) a pro-rata bonus for the year in which the termination occurs, determined based on actual performance following the end of the applicable performance period and paid at such time as all other bonus participants, and (iii) reimbursement for a portion of the participant’s COBRA continuation coverage premiums for a period of up to 18 months. If the qualifying termination occurs following a change in control of the Company, the severance payments will be equal to (i) a lump sum payment equal to two- times the participant’s base salary and target bonus opportunity,

(ii) a pro-rata bonus for the year in which the termination occurs, determined based on actual performance following the end of the applicable performance period and paid at such time as all other bonus participants, and (iii) reimbursement for a portion of the participant’s COBRA continuation coverage premiums for a period of up to 18 months. Payment of the severance benefits is generally subject to the participant’s agreement to be subject to a covenant not to compete with the Company or solicit its employees and customers for a period of 12 months following a termination of employment.

Certain Relationships and Related Party Transactions

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under “Executive Compensation”. We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

CCNB1 Related Party Transactions

Related Party Loans

On January 16, 2020, the Sponsor agreed to loan CCNB1 up to $300,000 to be used for the payment of costs related to the IPO pursuant to a promissory note (the “Note”). The Note is non-interest bearing, unsecured and due upon the closing of the IPO. CCNB1 borrowed approximately $125,000 under the Note. On May 29, 2020, CCNB1 repaid the Note to the Sponsor in full.

In addition, in order to finance transaction costs in connection with a Business Combination, CCNB1 had certain arrangements with the Sponsor, its affiliates and certain of its officers and directors pursuant to which such affiliates may have, but were not obligated to, loan CCNB1 funds for working capital and similar operational purposes (“Working Capital Loans”). Upon completion of the Business Combination, CCNB1 would have been required to repay the Working Capital Loans out of the proceeds of the Trust Account released to it. CCNB1 did not have any borrowings under the Working Capital Loans and no such amounts were repaid to the Sponsor or any other affiliate of CCNB1.

Forward Purchase Agreement and Forward Purchase Agreement Side Letter

In connection with the IPO, CCNB1 entered into the Forward Purchase Agreement with NBOKS, a member of the Sponsor, which provided for the purchase of up to the amount of the Forward Purchase Securities, for the Maximum Forward Purchase Amount, in a private placement to close concurrently with the closing of the initial business combination (which was the Business Combination). In connection with the Business Combination Agreement, NBOKS and CCNB1 entered into the FPA Side Letter, whereby NBOKS confirmed the allocation to CCNB1 of the Maximum Forward Purchase Amount and that it would subscribe for the Forward Purchase Securities in connection with the Business Combination. The Forward Purchase Securities were issued in connection with the Closing. The proceeds from the sale of Forward Purchase Securities formed part of the consideration payable under the Business Combination Agreement.

Backstop Agreement

Concurrently with the execution of the Business Combination Agreement, CCNB1 entered into the Backstop Agreement with NBOKS, pursuant to which NBOKS agreed to, subject to the availability of capital it has committed to all special purpose acquisition companies sponsored by CC Capital and NBOKS on a first come first serve basis, allocate up to an aggregate of $300,000,000 to subscribe for shares of Class A Common

Stock at $10.00 per share in connection with the Business Combination, which subscription amount would not exceed the number of shares of CCNB1 subject to redemption. Under the Backstop Agreement, CCNB1 and NBOKS made customary representations and warranties for transactions of this type regarding themselves, which terminated upon the Closing of the Business Combination. No portion of the Backstop was funded in connection with the Closing of the Business Combination.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, CCNB1 entered into a Business Combination Subscription Agreement with CC Capital, an entity in which Chinh E. Chu, Director of CCNB1 has a controlling interest, pursuant to which CC Capital received 2,450,000 shares of Class A Common Stock at the Closing. In addition, concurrently with the execution of the Business Combination Agreement, CCNB1 entered into Business Combination Subscription Agreements with NBOKS and NBOKS Co-Invest Fund I LP, entities that Charles Kantor, Director of CCNB1 is the portfolio manager of, pursuant to which NBOKS and NBOKS Co-Invest Fund I, LP collectively received 2,400,000 shares of Class A Common Stock at the Closing.

In connection with the Business Combination, we entered into the Third Amended and Restated Limited Liability Company Agreement, the Tax Receivable Agreement, the Investor Rights Agreement and the Sponsor Side Letter Agreement, each of which is described in more detail under “The Business Combination — Related Agreements.”

E2open Related Party Transactions

Put Premium

On July 2, 2019, in connection with the Amber Road acquisition, E2open Holdings paid $5.3 million and $3.0 million to funds affiliated with Insight Partners and another private equity investor in E2open Holdings, respectively. These amounts were paid as a premium in exchange for a right granted by each investor to E2open Holdings to put and sell to such investor equity securities of E2open Holdings with a value equal to the aggregate amount paid by such investor pursuant to a commitment to provide equity financing to E2open, LLC for the Amber Road acquisition. This put right was not exercised by E2open Holdings.

SVB Credit Facility

On July 2, 2019, E2open Holdings incurred $36.6 million in term loans guaranteed by funds affiliated with Insight Partners pursuant to a joinder to such funds’ credit facility with Silicon Valley Bank. This indebtedness was repaid in full upon the consummation of the Business Combination.

Maudlin Consulting Agreement

On September 17, 2020, E2open entered into a consulting agreement with Timothy I. Maudlin (the “Maudlin Consulting Agreement”), pursuant to which, upon the successful completion of the Business Combination, Mr. Maudlin was entitled to an equity grant by the Company with a grant date fair value of $75,000, which is described in more detail in “Executive Compensation — Director Compensation.” If the Business Combination was not consummated, E2open would have, in lieu of the equity grant, made a one- time cash payment of $40,000 to Mr. Maudlin. Pursuant to the Maudlin Consulting Agreement, Mr. Maudlin was also given an opportunity to make an equity investment of $1,500,000 in E2open Holdings, which investment was consummated in exchange for Class A Units of E2open on October 10, 2020. Such grant was made on February 4, 2021 based on a closing stock price of $10.98 resulting in the issuance of 6,830 shares of fully vested Class A Common Stock. For additional information, see “Executive Compensation—Director Compensation.”

Stock Option Grants to Directors and Executive Officers; Transaction Bonuses

We have granted stock awards to certain of our directors and expect to grant stock options or stock awards to certain of our named executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see the section titled “Executive Compensation.”

Limitation of Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. For more information regarding the limitations of liability and indemnification see the section titled “Description of Securities.”

Related-Party Transaction Policy

We have adopted a formal written policy that applies to our executive officers, directors, nominees for directors, holders of more than five percent of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons will not be permitted to enter into a related-party transaction with us without the prior consent of our audit committee, subject to exceptions for certain pre-approved related party transactions. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates in which such executive officer, director, principal stockholder or any of their immediate family members has or will have a direct or indirect material interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related- party’s interest in the transaction.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of June 25, 2021 by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of shares of the Company’s common stock as of June 25, 2021, is based on the following: (i) an aggregate of 195,171,415 shares of Class A Common Stock issued and outstanding and (ii) 35,636,680 shares of Class V Common Stock issued and outstanding; provided that, the information below excludes (a) the shares of Class A Common Stock reserved for future awards under the EIP, (b) 13,799,972 shares of Class A Common Stock subject to outstanding Public Warrants of the Company, (c) non-voting shares of Series B-2 Common Stock issued upon completion of the Business Combination, and (d) the 4,363,320 shares of Class V Common Stock held by the Company in treasury (which the Company is obligated to issue as a result of the conversion of the Series 1 RCUs).

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of voting stock beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 9600 Great Hills Trail #300E, Austin, Texas 78759.

	Beneficial Ownership Table
	Class A Stock		Class V Stock		% of Total
Name and Address of Beneficial Owner(1)	Number of Shares	%	Number of Shares	%	Voting Power
Five Percent Holders
CC Neuberger Principal Holdings I Sponsor LLC(1)	25,530,000	13.1%	—	—	11.1%
NBOKS(2)	39,165,000	20.1%	—	—	17.0%
Insight Partners(3)	20,152,987	10.3%	26,566,466	74.5%	20.2%
Elliott Investment Management L.P.(4)	25,171,132	12.9%	—	—	10.9%
Luxor Capital Partners, LP(5)	11,300,000	5.8%	—	—	4.9%
The WindAcre Partnership Master Fund LP(6)	16,250,000	8.3%	—	—	7.0%

Directors and Executive Officers
Michael A. Farlekas	—	*	1,223,957	3.4%	*
Peter R. Hantman	—	*	472,994	1.3%	*
Jarett J. Janik	—	*	178,318	*	*
Chinh E. Chu(7)	13,715,000	7.0%	—	—	5.9%
Stephen C. Daffron	—	—	—	—	—
Eva F. Huston	50,000	*	—	—	*
Keith W. Abell	50,000	*	—	—	*
Ryan M. Hinkle(8)	—	—	—	—	—
Timothy I. Maudlin	6,830	*	154,134	*	*
All directors and executive officers as a group (eleven individuals)	14,160,916	7.3%	2,029,403	5.7%	7.0%

*	Less than 1%.
(1)

Consists of 15,250,000 shares of Class A Common Stock and 10,280,000 Warrants exercisable for shares of Class A Common Stock. The Sponsor has a board of two managers, CC NB Sponsor I Holdings LLC (“CC”), which is controlled by Chinh E. Chu, and NBOKS, for which Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser, and, in such capacity, exercises voting or investment power over the shares held directly by NBOKS for which Charles Kantor is a portfolio manager. The securities owned by the Sponsor are beneficially owned, in equal parts, by NBOKS and by CC; each of CC and NBOKS disclaim beneficial ownership of the securities owned by the Sponsor except to the extent of their respective pecuniary interest therein. The business address of the Sponsor is 200 Park Avenue, 58th Floor, New York, New York 10166.

(2)

Consists of 870,000 shares of Class A Common Stock owned by NBOKS Co-Invest Fund I LP (“NBOKS Co-Invest”), and (i) 20,530,000 Shares of Class A Common Stock and 5,000,000 Forward Purchase Warrants exercisable for shares of Class A Common Stock owned of record by NBOKS and (ii) 7,625,000 shares of Class A Common Stock and 5,140,000 Warrants exercisable for shares of Class A Common Stock owned on record by the Sponsor over which NBOKS is a co-control person. Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser to each of NBOKS and NBOKS Co-Invest and, in such capacity, exercises voting or investment power over the shares held directly and controlled by NBOKS, for which Charles Kantor is a portfolio manager, and NBOKS Co-Invest. Does not include any securities indirectly owned by this individual as a result of his or her interest in the sponsor or its affiliates.

(3)

Consists of 8,371,108 shares of Class A Common Stock owned by Insight Venture Partners (Cayman) IX, L.P., 1,784,988 shares of Class A Common Stock owned by Insight Venture (Delaware) IX, L.P., 5,208,061 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., 4,788,830 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. and 26,566,466 shares of Class V Common Stock owned by Insight E2open Aggregator, LLC (collectively, the “Insight Shareholders”). Insight E2open Aggregator, LLC is managed by Insight Venture Partners IX, L.P. The general partner of each of Insight Venture Partners IX, L.P., Insight Venture Partners (Cayman) IX, L.P. and Insight Venture Partners (Delaware) IX, L.P. is Insight Venture Associates IX, L.P., and the general partner of Insight Venture Associates IX, L.P. is Insight Venture Associates IX, Ltd. The general partner of each of Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. and Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. is Insight Venture Associates Growth- Buyout Coinvestment, L.P., and the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. is Insight Venture Associates Growth-Buyout Coinvestment, Ltd. The sole shareholder of each of Insight Venture Associates IX, Ltd. and Insight Venture Associates Growth- Buyout Coinvestment, Ltd. is Insight Holdings Group, LLC (“Insight Holdings”). Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to hold voting and dispositive power over the shares held of record by the Insight Shareholders. Each of the members of the board of managers of Insight Holdings disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interest therein, and the foregoing is not an admission that any of Insight Venture Partners IX, L.P., Insight Venture Associates IX, L.P., Insight Venture Associates IX, Ltd., Insight Venture Associates Growth-Buyout Coinvestment, L.P., Insight Venture Associates Growth-Buyout Coinvestment, Ltd. or Insight Holdings is the beneficial owner of any shares held by the Insight Shareholders. The principal business address of each of the Insight Shareholders is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

(4)

Consists of: (i) 7,551,339 shares of Class A Common Stock to be beneficially held by Helios Associates, LLC (“Helios”) and (ii) 17,619,793 shares of Class A Common Stock to be beneficially held by Sesame Investments, LP (“Sesame”). Helios is a wholly-owned subsidiary of Elliott Associates, L.P. (“Elliott”) and Sesame is a wholly-owned subsidiary of Elliott International, L.P. (“Elliott International”). Elliott Advisors GP LLC, which is controlled by Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., which is controlled by Singer, and Elliott Special GP LLC, which is controlled by Singer, are the general partners of

Elliott. Hambledon, Inc., which is also controlled by Singer, is the sole general partner of Elliott

International. Elliott Investment Management L.P. (“EIM”) is the investment manager of Elliott and Elliott International. EIM, as the investment manager of Elliott and Elliott International may be deemed to beneficially own the shares of Class A Common Stock beneficially held by Helios and Sesame. EIM expressly disclaims equitable ownership of and pecuniary interest in any shares of Class A Common Stock. The principal business address of each of Helios, Sesame, Elliott, Elliott International and EIM is c/o Elliott Investment Management L.P., Phillips Point, East Tower, 777 South Flagler Drive, Suite 1000, West Palm Beach, Florida 33401.
(5)

Consists of 2,596,000 shares of Class A Common Stock owned by Luxor Capital Partners, LP (the “Onshore Fund”), 1,792,000 shares of Class A Common Stock owned by Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”), 5,553,000 shares of Class A Common Stock owned by Lugard Road Capital Master Fund, LP (the “Lugard Master Fund”) and 1,359,000 shares of Class A Common Stock owned by Luxor Wavefront, LP (the “Wavefront Fund”). The principal business address of each of the Onshore Fund and the Wavefront Fund is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036. The principal business address of each of the Offshore Master Fund and the Lugard Master Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands.

(6)

Consists of shares of Class A Common Stock purchased by The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“Master Fund”) in the Business Combination PIPE Investment. The WindAcre Partnership LLC, a Delaware limited liability company, (“WindAcre”) serves as the investment manager of the Master Fund. Snehal Rajnikant Amin is the principal beneficial owner of The WindAcre Partnership LLC and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin is the managing member of WindAcre and therefore might be deemed to have beneficial ownership of the shares of Class A Common Stock to be purchased by the Master Fund. The principal business address of each this shareholder is Elian Fiduciary Services (Cayman) LTD, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands.

(7)

Consists of (i) 7,625,000 shares of Class A Common Stock and 5,140,000 Warrants to purchase Class A Common Stock owned of record by the Sponsor and (ii) 950,000 shares of Class A Common Stock owned by CC, for which Mr. Chu is deemed to have beneficial ownership.

(8)

Mr. Hinkle is a Managing Director of Insight Partners, an affiliate of the Insight Shareholders described in footnote 3. Mr. Hinkle does not hold voting or dispositive power over the shares held of record by the Insight Shareholders. See footnote 3 for more information regarding the Insight Shareholders.

Securities Authorized for Issuance Under Equity Compensation Plans

We currently have one equity incentive plan, the 2021 Omnibus Incentive Plan (referred to herein as the Equity Incentive Plan), which was approved by our shareholders prior to the completion of the Business Combination. The following table sets forth certain information regarding shares of common stock that may be issued under our equity incentive plans approved by shareholders and plans not approved by shareholders as of July 5, 2021:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Rights		(b) Weighted- Average Exercise Price of Outstanding Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	4,651,381	(1)	$9.95		10,341,789
Equity compensation plans not approved by stockholders	6,830	(2)		(2)	—

Total	4,658,211				10,341,789

(1)

For more information about the Equity Incentive, see the captions Equity Incentive Plan included in Item 11., Executive Compensation. On March 1, 2021, our board of directors granted an aggregate of 2,380,902 options to our executive officers with an exercise price of $9.77. On May 3, 2021, our board of directors granted an aggregate of 458,333 options to certain of our senior management with an exercise price of $10.86. All the options are performance based measured on obtaining an organic growth target over a one-year period with a quarter of the options vesting at the end of the performance period and the remaining options vesting equally over the following three years. On May 21, 2021, our board of directors granted an aggregate of 1,680,819 restricted stock units to our non-employee directors and senior leadership team, representing annual awards under the Equity Incentive Plan, and 394,072 restricted stock units to employees within the Company’s sales group.

(2)

Represents the grant date fair value of 6,830 shares of Class A Common Stock granted to Mr. Maudlin on February 4, 2021, pursuant to a consulting agreement. The shares were fully vested on the date of issuance. See the caption Narrative to Director Compensation Table under Director Compensation included in Item 10., Directors, Executive Officers and Corporate Governance.

Selling Holders

This prospectus relates to the resale by the Selling Holders from time to time of up to 205,042,231 shares of Class A Common Stock (including (a) 10,280,000 shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants, (b) 5,000,000 shares of Class A Common Stock that may be issued upon exercise of the Forward Purchase Warrants, (c) 3,368,217 shares of Class A Common Stock that may be issued upon the conversion of shares of Series B-2 Common Stock, and (d) 42,643,961 shares issuable upon the exchange of Common Units of E2open Holdings (including Common Units issuable upon conversion of the Series 2 RCUs) and the surrender and cancellation of an equal number of shares of Class V Common Stock, and warrants to purchase up to 15,280,000 shares of Class A Common Stock (consisting of the Private Placement Warrants and the Forward Purchase Warrants). The Selling Holders may from time to time offer and sell any or all of the Class A Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement.

When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Holders’ interest in the Class A Common Stock or Warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Class A Common Stock or Warrants.

The following table sets forth, as of July 5, 2021, the names of the Selling Holders, the aggregate number of shares of Class A Common Stock and Warrants beneficially owned prior to the offering, the aggregate number of shares of Class A Common Stock and warrants that the Selling Holders may offer pursuant to this prospectus, and the number of shares of Class A Common Stock and warrants beneficially owned by, and percentage ownership of, the Selling Holders after the sale of the securities offered hereby. We have based percentage ownership following the offering on 195,171,415 shares of Class A Common Stock, 35,636,380 shares of Class V Common Stock, and 15,280,000 Warrants, in each case outstanding as of June 25, 2021, and have assumed that each Selling Holder will sell all shares of Common Stock and Warrants offered pursuant to this prospectus. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Holder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Holder’s Warrants (if any) and/or exchange of such Selling Holder’s Common Units (if any) and did not assume the exercise or exchange of any other Selling Holder’s Warrants or Common Units, respectively. With respect to each Selling Holder who holds shares of Series B-2 Common Stock or Series 2 RCUs, the beneficial ownership of shares of Class A Common Stock reported below assumes the vesting of such shares or RCUs, as applicable, and settlement in, in the case of the shares of Series B-2 Common Stock, shares of Class A Common Stock, or in respect of the RCUs, Common Units (which are assumed to have been exchanged for shares of Class A Common Stock pursuant to the immediately foregoing sentence).

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Class A Common Stock or Warrants. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock and Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o E2open, LLC, 9600 Great Hills Trail, Suite 300E, Austin, Texas 78759.

	Securities Beneficially Owned Prior to This Offering		Securities to be Sold in This Offering		Securities Beneficially Owned After This Offering
Name of Selling Holder	Shares of Class A Common Stock(1)	Warrants(2)	Shares of Class A Common Stock(1)	Warrants(2)	Shares of Class A Common Stock(1)%			Warrants(2)%
CC Neuberger Principal Holdings I Sponsor LLC(3)	25,530,000	10,280,000	25,530,000	10,280,000	—	—		—	—
CC NB Sponsor 1 Holdings LLC(4)	950,000	—	950,000	—	—	—		—	—
Affiliates of Neuberger Berman Group LLC(5)	26,400,000	5,000,000	26,400,000	5,000,000	—	—		—	—
Affiliates of Insight Venture Management, LLC(6)	52,725,548	—	52,725,548	—	—	—		—	—
Affiliates of Elliott Investment Management L.P.(7)	29,655,041	—	29,655,041	—	—	—		—	—
Affiliates of Altai Capital Management, L.P.(8)	4,550,200	—	4,550,200	—	—	—		—	—
Alyeska Master Fund, L.P.(9)	5,000,112	—	5,000,000	—	112		*	—	—
Arcadia Sonar Investors LP(10)	750,000	—	750,000	—	—	—		—	—
Baron Small Cap Fund(11)	5,500,000	—	3,000,000	—	2,250,000	1%		—	—
Affiliates of The Blackstone Group Inc.(12)	1,000,001	—	1,000,000	—	1		*	—	—
CVI Investments, Inc.(13)	832,807	—	832,807	—	—	—		—	—
Chotin Family Holdings, LLC(14)	250,000	—	250,000	—	—	—		—	—
Affiliates of Eminence Capital, LP(15)	9,250,000	—	9,250,000	—	—	—		—	—
GGC Public Equities Opportunities Blocker Corporation, Ltd.(16)	500,000	—	500,000	—	—	—		—	—
Affiliates of Gagnon Securities LLC(17)	1,581,282	—	640,000	—	941,282		*	—	—
Henry Beinstein and Phyllis Beinstein JTWROS(18)	10,000	—	10,000	—	—	—		—	—
Hodges LLC, a Series of Virtru PE LLC(19)	500,000	—	500,000	—	—	—		—	—
Jane Street Global Trading, LLC(20)	1,465,504	—	1,169,031	—	269,473		*	—	—
Kepos Alpha Master Fund L.P.(21)	160,000	—	160,000	—	—	—		—	—

	Securities Beneficially Owned Prior to This Offering		Securities to be Sold in This Offering		Securities Beneficially Owned After This Offering
Name of Selling Holder	Shares of Class A Common Stock(1)	Warrants(2)	Shares of Class A Common Stock(1)	Warrants(2)	Shares of Class A Common Stock(1)%			Warrants(2)%
KG Co-Investment Opportunity Fund LP(22)	1,444,227	—	1,444,227	—	—	—		—	—
Affiliates of Luxor Capital Group, LP(23)	6,761,018	—	6,761,018	—	—	—		—	—
Maven Investments Partners US LTD(24)	250,000	—	250,000	—	—	—		—	—
Shannon River Partners, LP(25)	45,615	—	45,615	—	—	—		—	—
Doonbeg Master Fund, LP(26)	654,385	—	654,385	—	—	—		—	—
Tech Opportunities LLC(27)	500,000	—	500,000	—	—	—		—	—
The Windacre Partnership Master Fund LP(28)	17,823,200	—	16,250,000	—	1,573,200		*	—	—
Funds Advised by Appaloosa LP(29)	2,500,000	—	2,500,000	—	—	—		—	—
Affiliates of Performance Equity Management, LLC(30)	3,799,400	—	3,799,400	—	—	—		—	—
CL Parent Holdings, LLC(31)	1,319,971	—	1,319,971	—	—	—		—	—
Mumford 2014 Investments, LLC(32)	1,159,182	—	1,159,182	—	—	—		—	—
Michael A. Farlekas(33)	1,652,891	—	1,652,891	—	—	—		—	—
Peter R. Hantman(34)	638,123	—	638,123	—	—	—		—	—
Jarett J. Janik(35)	246,081	—	246,081	—	—	—		—	—
Pawan Joshi(36)	293,990	—	293,990	—	—	—		—	—
Deepa L. Kurian(37)	28,614	—	28,614	—	—	—		—	—
Laura L. Fese(38)	91,373	—	91,373	—	—	—		—	—
Keith W. Abell(39)	50,000	—	50,000	—	—	—		—	—
Eva F. Huston(40)	50,000	—	50,000	—	—	—		—	—
Timothy I. Maudlin(41)	177,967	—	177,967	—	—	—		—	—
Adam Berger(42)	647,943	—	647,943	—	—	—		—	—
Betsy Atkins(43)	239,769	—	239,769	—	—	—		—	—
Mark Woodward(44)	272,277	—	272,277	—	—	—		—	—
Robert Byrne(45)	402,845	—	402,845	—	—	—		—	—
Olga Grishina(46)	241,706	—	241,706	—	—	—		—	—
Hongliang Dai(47)	120,853	—	120,853	—	—	—		—	—
Joseph Olson(48)	372,960	—	372,960	—	—	—		—	—
Santosh Nanda(49)	332,741	—	332,741	—	—	—		—	—
Additional Selling Securityholders(50)	1,625,672	—	1,625,672	—	—	—		—	—

*	Represents less than 1%.
(1)

Represents shares of Class A Common Stock, including the shares of Class A Common Stock (a) that may be issued upon the exercise of Warrants, (b) that may be issued upon the conversion of shares of Series B-2 Common Stock, and (c) that may be issued upon the exchange of Common Units (including Common Units issuable upon the conversion of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock.

(2)	Represents the Private Placement Warrants and the Forward Purchase Warrants and does not include Public Warrants, which are not being offered by the Selling Holders in this offering.
(3)

Represents 15,250,000 shares of Class A Common Stock and 10,280,000 Private Placement Warrants exercisable for shares of Class A Common Stock. The Sponsor has a board of two managers, CC NB Sponsor 1 Holdings LLC (“CC”), which is controlled by Chinh E. Chu (a director of the Company), and NBOKS, for which Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser, and, in such capacity, exercises voting or investment power over the shares held directly by NBOKS for which Charles Kantor is a portfolio manager. The securities owned by the Sponsor are beneficially owned, in equal parts, by NBOKS and by CC; each of CC and NBOKS disclaim beneficial ownership of the securities owned by the Sponsor except to the extent of their respective pecuniary interest therein. The principal business address of the Sponsor is 200 Park Avenue, 58th Floor, New York, New York 10166.

(4)

CC is managed by its sole member, CC Capital SP, LP, which is managed by its general partner, CC Capital GP, LLC, which is controlled by its sole member, Chinh E. Chu (a director of the Company). Mr. Chu disclaims beneficial ownership of the securities owned by CC except to the extent of his pecuniary interest therein. Pursuant to the Investor Rights Agreement, CC (on behalf of the Sponsor), has the right to designate up to five members of the Company’s board of directors. Does not include any securities indirectly owned as a result of interest in the Sponsor or its affiliates. Mr. Chu disclaims beneficial ownership of the securities owned by CC except to the extent of his pecuniary interest therein. For additional information, see “The Business Combination — Related Agreements.” The principal business address of this Selling Holder is 200 Park Avenue, 58th Floor, New York, New York 10166.
(5)

Represents (a) 870,000 shares of Class A Common Stock held of record by NBOKS Co-Invest Fund I LP (“NBOKS Co-Invest”) and (b) 20,530,000 shares of Class A Common Stock and 5,000,000 Forward Purchase Warrants held of record by Neuberger Berman Opportunistic Capital Solutions Master Fund LP (“NBOKS”). Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser to each of NBOKS and NBOKS Co-Invest and, in such capacity, exercises voting or investment power over the shares held directly and controlled by NBOKS, for which Charles Kantor is a portfolio manager, and NBOKS Co-Invest. Does not include any securities indirectly owned by this individual as a result of his or her interest in the Sponsor or its affiliates. Mr. Kantor disclaims beneficial ownership of the securities owned by NBOKS Co-Invest and NBOKS except to the extent of his pecuniary interest therein. The business address of each of NBOKS Co-Invest and NBOKS is 1290 Avenue of the Americas, New York, New York 10104.

(6)

Represents (a) 7,524,415 shares of Class A Common Stock, 846,693 shares of Class A Common Stock (previously issued upon conversion of an equal number of shares of Series B-1 Common Stock) and 508,016 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Insight Venture Partners (Cayman) IX, L.P., (b) 4,681,293 shares of Class A Common Stock, 526,768 shares of Class A Common Stock (previously issued upon conversion of an equal number of shares of Series B-1 Common Stock) and 316,060 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., (c) 4,304,465 shares of Class A Common Stock, 484,365 shares of Class A Common Stock (previously issued upon conversion of an equal number of shares of Series B-1 Common Stock) and, and 290,619 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P., (d) 1,604,446 shares of Class A Common Stock (previously issued upon conversion of an equal number of shares of Series B-1 Common Stock) and, 180,542 shares of Class A Common Stock, and 108,325 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Insight Venture Partners (Delaware) IX, L.P., and (e) 31,349,541 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 1,793,653 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock, in each case, owned of record by Insight E2open Aggregator, LLC (such holders of record, collectively, the “Insight Shareholders”). Insight E2open Aggregator, LLC is managed by Insight Venture Partners IX, L.P. The general partner of each of Insight Venture Partners IX, L.P., Insight Venture Partners (Cayman) IX, L.P. and Insight Venture Partners (Delaware) IX, L.P. is Insight Venture Associates IX, L.P., and the general partner of Insight Venture Associates IX, L.P. is Insight Venture Associates IX, Ltd. The general partner of each of Insight Venture Partners Growth- Buyout Coinvestment Fund (Cayman), L.P. and Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. is Insight Venture Associates Growth-Buyout Coinvestment, L.P., and the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. is Insight Venture Associates Growth-Buyout Coinvestment, Ltd. The sole shareholder of each of Insight Venture Associates IX, Ltd. and Insight Venture Associates Growth-Buyout Coinvestment, Ltd. is Insight Holdings Group, LLC (“Insight Holdings”). Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to hold voting and dispositive power over the shares held of record by the Insight Shareholders. Each of the members of the board of managers of Insight Holdings disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interest therein, and the foregoing is not an admission that any of Insight Venture Partners IX, L.P., Insight Venture Associates IX, L.P., Insight Venture Associates IX, Ltd., Insight Venture Associates Growth-Buyout Coinvestment,

L.P., Insight Venture Associates Growth-Buyout Coinvestment, Ltd. or Insight Holdings is the beneficial owner of any shares held by the Insight Shareholders. Pursuant to the Investor Rights Agreement, Insight E2open Aggregator, LLC (on behalf of itself and the other Insight Shareholders), has the right to designate up to three members of the Company’s board of directors. For additional information, see “The Business Combination — Related Agreements.” The principal business address of each of the Insight Shareholders is c/o Insight Venture Management, LLC, 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.
(7)

Represents (a) 19,581,503 shares of Class A Common Stock and 1,177,026 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Sesame Investments LP (“Sesame”), and (b) 8,392,072 shares of Class A Common Stock and 504,440 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Helios Associates, LLC (“Helios”). Helios is a wholly-owned subsidiary of Elliott Associates, L.P. (“Elliott”) and Sesame is a wholly-owned subsidiary of Elliott International, L.P. (“Elliott International”). Elliott Advisors GP LLC, which is controlled by Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., which is controlled by Singer, and Elliott Special GP LLC, which is controlled by Singer, are the general partners of Elliott. Hambledon, Inc., which is also controlled by Singer, is the sole general partner of Elliott International. Elliott Investment Management L.P. (“EIM”) is the investment manager of Elliott and Elliott International. EIM, as the investment manager of Elliott and Elliott International may be deemed to beneficially own the shares of Class A common stock beneficially held by Helios and Sesame. EIM expressly disclaims equitable ownership of and pecuniary interest in any shares of Class A common stock. The principal business address of each of Helios, Sesame, Elliott, Elliott International and EIM is c/o Elliott Investment Management L.P., Phillips Point, East Tower, 777 South Flagler Drive, Suite 1000, West Palm Beach, Florida 33401.

(8)

Represents (a) 2,000,000 shares of Class A Common Stock owned of record by Altai Capital Osprey LLC (“Osprey”) and (b) 2,550,200 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 165,530 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock, in each case, owned of record by Altai Capital Eagle LP (“Eagle”). Altai Capital Osprey GP, LLC (“Osprey GP”) is the managing member of Osprey. Altai Capital Eagle GP, LLC (“Eagle GP”) is the general partner of Eagle. Altai Capital Management L.P. (“Management L.P.”) is the investment manager for each of Osprey and Eagle. Altai Capital Management, LLC (“Management LLC”) is the general partner of Management L.P. The managing member of Management LLC is Rishi Bajaj (the “Altai Manager”). Management L.P., Management LLC and the Altai Manager may be deemed to beneficially own the securities held by Osprey and Eagle. Management L.P., Management LLC and the Altai Manager each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. The principal business address of each of Osprey and Eagle is c/o Altai Capital Management L.P., 4675 MacArthur Court, Suite 1500, Newport Beach, CA 92660.

(9)

Alyeska Investment Group, L.P., the investment manager of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Holder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(10)

The general partner of Arcadia Sonar Investors LP (“Arcadia Investor”) is Arcadia Sonar General Partner LP. Kammy Moalemzadeh is the sole owner of Arcadia Sonar General Partner LP and may be deemed to beneficially own the securities held by Arcadia Investor. Mr. Moalemzadeh disclaims beneficial ownership of such securities held by Arcadia Investor except to the extent of his pecuniary interest therein. The principal business address of Arcadia Investor is c/o Arcadia Investments, 152 West 57th Street, New York, New York 10019.

(11)

Baron Small Cap Fund has represented to us that it is an affiliate of a limited-purpose broker-dealer but that its securities were purchased in the ordinary course of business and that at the time of its purchase it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The address of Baron Small Cap Fund is 767 Fifth Avenue, 49th Floor, New York, New York 10153. Mr. Ronald Baron has voting and/or investment control over the shares held by Baron Small Cap Fund. Mr. Baron disclaims beneficial ownership of the shares held by Baron Small Cap Fund.
(12)

Represents (a) 354,324 shares of Class A Common Stock owned of record by BSOF Master Fund L.P. (“BSOF”), (b) 145,676 shares of Class A Common Stock owned of record by BSOF Master Fund II L.P. (“BSOF II”), and (c) 500,001 shares of Class A Common Stock owned of record by Blackstone Aqua Master Sub-Fund, a sub-fund of the Blackstone Global Master Fund ICAV (the “Aqua Fund”).

Blackstone Alternative Solutions L.L.C. is the investment manager of each of BSOF, BSOF II and the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Strategic Opportunity Associates L.L.C. is the general partner of BSOF and BSOF II. Blackstone Holdings II L.P. is the sole member of Blackstone Strategic Opportunity Associates L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by BSOF, BSOF II and/or the Aqua Fund directly or indirectly controlled by it or him, but each (other than each of BSOF, BSOF II and the Aqua Fund, severally and not jointly, to the extent of its respective direct holdings) disclaims beneficial ownership of such securities. Each of BSOF, BSOF II and the Aqua Fund has represented to us that it is an affiliate of a broker-dealer but that its securities were purchased in the ordinary course of business and that at the time of its purchase it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The principal business address of each of the entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

(13)

Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(14)

Steven B. Chotin has voting or investment control over the securities owned of record by Chotin Family Holdings, LLC (“Chotin Investor”) and may be deemed to beneficially own the securities held by Chotin Investor. Mr. Chotin disclaims beneficial ownership of such securities held by Chotin Investor except to the extent of his pecuniary interest therein. The principal business address of Chotin Investor is 5675 DTC Boulevard, Suite 200, Greenwood Village, Colorado 80111.

(15)

Represents (a) 7,923,752 shares of Class A common stock owned of record by Eminence Holdings LLC (“Eminence Holdings”) and (b) 1,326,248 shares of Class A Common Stock owned of record by EC Longhorn LLC (“Longhorn”). Eminence Capital, LP (“Eminence Capital”) serves as the investment adviser to Eminence Holdings and Longhorn. Ricky C. Sandler is the Chief Executive Officer of Eminence Capital. Mr. Sandler and Eminence Capital may be deemed to have shared voting and dispositive power over the shares owned of record by Eminence Holdings and Longhorn. Each of Mr. Sandler and Eminence Capital expressly disclaims beneficial ownership of such securities. The principal business address of each of Eminence Holdings and Longhorn is c/o Eminence Capital, LP, 399 Park Avenue, 25th Floor, New York, New York 10022.

(16)	The principal business address of this Selling Holder is One Embarcadero Center, 39th Floor, San Francisco, California 94111.
(17)

Represents (a) 594,469 shares of Class A Common Stock and 235,892 Public Warrants owned of record by Gagnon Investment Associates Master Fund, (b) 7,489 shares of Class A Common Stock and 2,496 Public Warrants owned of record by Gagnon Securities LLC P/S Plan, (c) 230,278 shares of Class A Common Stock and 85,719 Public Warrants owned of record by Neil Gagnon, (d) 126,507 shares of Class A Common Stock and 9,810 Public Warrants owned of record by Lois Gagnon, (e) 53,915 shares of Class A Common

Stock and 48,929 Public Warrants owned of record by The Darwin Partnership (f) 55,086 shares of Class A Common Stock and 18,362 Public Warrants owned of record by The Gagnon Family Partnership, and (g) 101,303 shares of Class A Common Stock and 39,742 Public Warrants owned of record by The Lois E. and Neil J. Gagnon Foundation. Neil Gagnon may be deemed to have shared dispositive or voting power of the securities owned by the other Selling Holders named in this footnote. Mr. Gagnon disclaims beneficial ownership of such securities (other than the securities owned of record by Mr. Gagnon) except to the extent of his pecuniary interest therein. Mr. Gagnon, Lois Gagnon and The Lois E. and Neil J. Gagnon Foundation each have represented to us that he, she or it is an affiliate of a broker-dealer but that his, her or its securities were purchased in the ordinary course of business and that at the time of purchase he, she or it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The principal business address of each of the foregoing Selling Holders is 1370 Avenue of the Americas, 26th Floor, New York, New York 10019.
(18)

Mr. Beinstein and Ms. Beinstein have represented to us that they are affiliates of a broker-dealer but that their securities were purchased in the ordinary course of business and that at the time of their purchase they had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The principal business address of Mr. Beinstein is c/o Gagnon Securities LLC, 1370 Avenue of the Americas, 26th Floor, New York, New York 10013.

(19)

Hodges LLC, a Series of Virtru PE LLC, a Delaware Series LLC (“Hodges”), is managed by Virtru Investment Partners, Inc. (“Virtru”). Glenn Fuhrman, Amanda Fuhrman, Laura Twersky and Risa Daniels may be deemed to share investment discretion and voting power with respect to the securities owned of record by Hodges. Each of the foregoing individuals disclaims beneficial ownership of such securities. The principal business address of Hodges is 640 Park Avenue, New York, New York 10065.

(20)

Jane Street Group, LLC (“Jane Street Group”) owns 100% of the interests of Jane Street Global Trading, LLC (“Jane Street Global”). Each of Robert A. Granieri and Michael A. Jenkins is a member of the Operating Committee of Jane Street Group and may be deemed to share investment discretion and voting power with respect to the securities owned of record by Jane Street Global. Each of the foregoing individuals disclaims beneficial ownership of such securities. Jane Street Global has represented to us that it is an affiliate of a broker-dealer but that its securities were purchased in the ordinary course of business and that at the time of its purchase it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The principal business address of Jane Street Global is 250 Vesey Street, 3rd Floor, New York, New York 10281.

(21)

Kepos Capital LP is the investment manager of Kepos Alpha Master Fund L.P. (“Kepos Alpha”) and Kepos Partners LLC is the General Partner of Kepos Alpha. Each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Kepos Alpha. Mr. Carhart disclaims beneficial ownership of the shares held by Kepos Alpha. The principal business address of Kepos Alpha is c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York, New York 10036.

(22)

KG Funds Management LLC is the investment manager of KG Co-Investment Opportunity Fund LP (“KG Co-Invest”) and KG Funds Managing Member LLC is the general partner of KG Co-Invest. Isaac Kier and Ilya Zaides control KG Funds Management LLC and may be deemed to have voting and dispositive power with respect to the securities held by KG Co-Invest. Each of Mr. Kier and Mr. Zaides disclaims beneficial ownership of the securities held by KG Co-Invest. The principal business address of KG Co-Invest is 888 Seventh Avenue, 21st Floor, New York, New York 10019.

(23)

Represents (a) 813,689 shares of Class A Common Stock owned of record by Luxor Wavefront, LP (“Luxor Wavefront”), (b) 1,072,779 shares of Class A Common Stock owned of record by Luxor Capital Partners Offshore Master Fund, LP (“Luxor Offshore”), (c) 1,554,255 shares of Class A Common Stock owned of record by Luxor Capital Partners, LP (“Luxor Capital”) and (d) 3,320,295 shares of Class A Common Stock owned of record by Lugard Road Capital Master Fund, LP (“Lugard”). Luxor Capital Group, LP, as the investment manager of Luxor Wavefront, Luxor Offshore, Luxor Capital and Lugard, has sole dispositive and voting power over the securities held by the Selling Holders. Christian Leone, in his position as

Portfolio Manager at Luxor Capital Group, LP with respect to Luxor Wavefront, Luxor Offshore and Luxor Capital, may be deemed to have voting and investment power with respect to the securities owned by such Selling Holders. Mr. Leone disclaims beneficial ownership of the securities owned by such Selling Holders. Jonathan Green, in his position as Portfolio Manager at Luxor Capital Group, LP with respect to Lugard, may be deemed to have voting and investment power with respect to the securities held by Lugard. Mr. Green disclaims beneficial ownership of the securities owned by Lugard. The principal business address of each of the foregoing Selling Holders is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036.
(24)	The principal business address of the Selling Holder is c/o Maven Investment Partners, 675 Third Avenue, 15th Floor, New York, New York 10017.
(25)

Spencer Waxman is the Managing Member of Shannon River Fund Management, LLC which is the Investment Manager to Shannon River Partners, LP. The address of Shannon River Partners, LP is 850 Third Avenue, 13th Floor, New York, NY 10022.

(26)

Spencer Waxman is the Managing Member of Doonbeg Global Management, LLC which is the Investment Manager to Doonbeg Master Fund, LP. The address of Doonbeg Master Fund, LP is 850 Third Avenue, 13th Floor, New York, NY 10022.

(27)

Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The principal business address of this Selling Holder is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, New York 10017.

(28)

The WindAcre Partnership LLC, a Delaware limited liability company, (“WindAcre”) serves as the investment manager of The WindAcre Partnership Master Fund LP (“Master Fund”). Snehal Rajnikant Amin is the principal beneficial owner of The WindAcre Partnership LLC and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin is the managing member of WindAcre and therefore might be deemed to have beneficial ownership of the shares of Class A Common Stock owned of record by the Master Fund. The principal business address of this Selling Holder is Elian Fiduciary Services (Cayman) LTD, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands.

(29)

Represents (a) 1,651,250 shares of Class A Common Stock owned of record by Azteca Partners LLC and (b) 848,750 shares of Class A Common Stock owned of record by Palomino Master Ltd. Appaloosa LP (“ALP”) is the manager of Azteca Partners LLC and the investment advisor to Palomino Master Ltd. Appaloosa Capital Inc. (“ACI”) is the general partner of ALP. Mr. David A. Tepper is the controlling stockholder and president of ACI and owns a majority of the limited partnership interests in ALP. The principal business address for each of Azteca Partners LLC and Palomino Master Ltd. is c/o Appaloosa LP, 51 JFK Parkway, Short Hills, New Jersey 07078.

(30)

Represents (a) 1,102,997 shares of Class A Common Stock, and 76,564 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by EFFEM Master Fund II Parallel, L.P., (b) 1,067,212 shares of Class A Common Stock and 74,080 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by EFFEM Master Fund II, L.P., (c) 264,124 shares of Class A Common Stock and 18,334 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock, in each case, owned of record by Performance EFFEM PE Fund II, L.P. (Series 2017), and (d) 1,196,089 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 77,636 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock, in each case, owned of record by Performance Direct Investments III, L.P. (such holders of record, the “PEM Shareholders”). Each of the PEM Shareholders is managed by Performance Equity Management, LLC. Performance Equity Management, LLC is managed by the following partners: Jeffrey Barman, Frank Brenninkmeyer, John Clark, Jon DeKlerk, Marcia Haydel, Jeffrey Reals, S. Lawrence Rusoff and James Tybur. These individuals may be deemed to share beneficial ownership of the securities owned of record by the PEM Shareholders. The business address of each of the persons named in this footnote is c/o Performance Equity Management, LLC, 5 Greenwich Office Park, Third Floor, Greenwich, CT 06831.
(31)

Represents 1,319,971 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 85,677 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. Mark Nix is the sole manager of the CL Parent Holdings, LLC and may be deemed to have voting or dispositive power over the securities owned by CL Parent Holdings, LLC. Mr. Nix disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of this Selling Holder is 133 West Ovation Drive, Port St. Joe, Florida 32456.

(32)

Represents 1,159,182 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 75,241 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. John B. Mumford is the Managing Member of the Selling Holder and may be deemed to have voting or dispositive power over the securities owned by the Selling Holder. Mr. Mumford disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of this Selling Holder is 191 Ramoso Road, Portola Valley, CA 94028.

(33)

Represents 1,652,891 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 160,850 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. Mr. Farlekas is our Chief Executive Officer and serves on our board of directors. The aforementioned securities were received as consideration in our Business Combination.

(34)

Represents 638,123 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 61,923 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. Mr. Hantman is our Chief Operating Officer and Executive Vice President, Global Business Units. The aforementioned securities were received as consideration in our Business Combination.

(35)

Represents 246,081 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 25,411 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. Mr. Janik is our Chief Financial Officer. The aforementioned securities were received as consideration in our Business Combination.

(36)

Represents 259,658 shares of Class A Common Stock and 34,332 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock. Mr. Joshi is our Executive Vice President, Product Management & Strategy.

(37)

Represents 24,852 shares of Class A Common Stock and 3,762 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock. Ms. Kurian is our Chief Accounting Officer.

(38)

Represents 79,428 shares of Class A Common Stock and 11,945 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock. Ms. Fese is our Executive Vice President and General Counsel.

(39)

Represents 50,000 shares of Class A Common Stock. Mr. Abell serves on our board of directors. Mr. Abell’s principal business address is c/o CC Capital, 200 Park Avenue, 58th Floor, New York, New York 10166.

(40)

Represents 50,000 shares of Class A Common Stock. Ms. Huston serves on our board of directors. Mr. Huston’s principal business address is c/o CC Capital, 200 Park Avenue, 58th Floor, New York, New York 10166.

(41)

Represents (a) 6,830 shares of Class A Common Stock and (b) 171,137 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 6,376 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. Mr. Maudlin serves on our board of directors. The aforementioned Common Units and Restricted Common Units were received as consideration in our Business Combination.
(42)

Represents 647,943 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 55,504 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. Prior to the Business Combination, Mr. Berger served as the Chairman of the Board of Directors of E2open. The aforementioned securities were received as consideration in our Business Combination. Mr. Berger’s principal business address is c/o Insight Venture Management, LLC, 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

(43)

Represents 239,769 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 22,620 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. Prior to the Business Combination, Ms. Aktins served on the Board of Directors of E2open. The aforementioned securities were received as consideration in our Business Combination. Ms. Atkin’s principal business address is c/o Baja Corp, 10 Edgewater Drive, Apt. 10A, Miami, Florida 33133.

(44)

Represents 272,277 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 18,491 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. The aforementioned securities were received as consideration in our Business Combination. Mr. Woodward’s principal business address is 1425 Newport Avenue, San Jose, California 95125.

(45)

Represents 402,845 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 26,148 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. The aforementioned securities were received as consideration in our Business Combination. Mr. Byrne is our Vice President of Supply Chain Solutions.

(46)

Represents 241,706 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 15,688 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. The aforementioned securities were received as consideration in our Business Combination. Ms. Grishina’s principal business address is 20533 303rd Avenue SE, Maple Valley, WA 98038.

(47)

Represents 120,853 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 7,844 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and cancellation of an equal number of shares of Class V Common Stock. The aforementioned securities were received as consideration in our Business Combination. Mr. Dai’s principal business address is 5850 Charon Lane, Apt. 307, Madison, Wisconsin 53718.

(48)

Represents 327,960 shares of Class A Common Stock and 45,001 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock. Mr. Olson is our Executive Vice President and Chief of Customer Operations.

(49)

Represents 295,492 shares of Class A Common Stock and 37,249 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Series B-2 Common Stock. Mr. Nanda is our General Manager, Logistics Service Providers Business Unit.

(50)

The disclosure with respect to the remaining Selling Holders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our Class A Common Stock. Represents an aggregate of (a) 1,098,007 shares of Class A Common Stock, (b) 162,464 shares of Class A Common Stock issuable upon the conversion of an equal number of shares of Series B-2 Common Stock and (c) 365,201 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (including 29,132 Common Units issuable upon the conversion of an equal number of Series 2 RCUs), together with the surrender and exchange of an equal number of shares of Class V Common Stock.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by our second amended and restated certificate of incorporation and amended and restated bylaws. The full text of our certificate of incorporation and amended and restated bylaws are filed as exhibits to the registration statement of which this prospectus is a part. For a complete description of the rights and preferences of our securities, we urge you to read our second amended and restated certificate of incorporation, amended and restated bylaws and the applicable provisions of Delaware law.

Authorized Stock

Our certificate of incorporation authorizes the issuance of 2,554,000,000 shares, consisting of:

•	1,000,000 shares of preferred stock, par value $0.0001 per share;

•	2,500,000,000 shares of Class A Common Stock, par value $0.0001 per share;

•	9,000,000 shares of Series B-1 common stock, par value $0.0001 per share;

•	4,000,000 shares of Series B-2 common stock, par value $0.0001 per share; and

•	40,000,000 shares of Class V Common Stock, par value $0.0001 per share.

Class A Common Stock

As of June 25, 2021, there are 195,171,415 shares of Class A Common Stock outstanding. All shares of Class A Common Stock are fully paid and non-assessable. In connection with the Business Combination, the Class B ordinary shares held by the Sponsor converted into shares of Class A Common Stock of the Company other than 2,500,000 Class B ordinary shares which automatically converted into Series B-1 common stock in accordance with the Sponsor Side Letter Agreement and the certificate of incorporation.

Voting rights. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A Common Stock vote together with holders of Class V Common Stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A Common Stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the certificate of incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A Common Stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Class A Common Stock, then outstanding, if any.

Other rights. The holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Class B Common Stock

As of June 25, 2021, there are no shares of Series B-1 common stock and 3,372,184 shares of Series B-2 common stock outstanding.

Voting rights. Except as required by law, holders of Class B common stock are not entitled to any voting rights with respect to such Class B common stock.

Dividend rights. Dividends and other distributions will be declared simultaneously with any dividend on shares of Class A Common Stock and ratably for the holders of Class B common stock, provided that no such dividends will be paid on any share of Class B common stock until the conversion of such share into Class A Common Stock, if any, at which time all accrued dividends will be paid.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class B common stock are not entitled to receive any assets of the Company (other than to the extent such liquidation, dissolution or winding up constitutes a Conversion Event (as defined in the Sponsor Side Letter Agreement), in which case such Class B common stock shall, in accordance with the certificate of incorporation, automatically convert to Class A Common Stock and the holders of such resulting Class A Common Stock shall be treated as a holder of Class A Common Stock).

Other rights. On June 8, 2021, the Series B-1 common stock automatically converted into Class A Common Stock of the Company on a one-to-one basis upon the occurrence of VWAP 1 Vesting Event. The Series B-2 common stock automatically converts into Class A Common Stock of the Company on a one-to-one basis upon the occurrence of VWAP 2 Vesting Event.

Class V Common Stock

As of June 25, 2021, there are 35,676,680 shares of Class V Common Stock outstanding, and the Company holds 4,363,320 shares of Class V Common Stock in treasury (which the Company is obligated to issue as a result of the conversion of the Series 1 RCUs). All shares of Class V Common Stock are fully paid and non- assessable.

Voting rights. Each holder of Class V Common Stock is entitled to one vote for each share of Class V Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote (whether voting separately as a class or together with one or more classes of the Company’s capital stock). Holders of shares of Class V Common Stock vote together with holders of the Class A Common Stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or. in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V Common Stock, as such, have no voting power pursuant to the certificate of incorporation with respect to, and are not entitled to vote on, any amendment to the certificate of incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Dividends and other distributions will not be declared or paid on the Class V Common Stock.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class V Common Stock are not entitled to receive any assets of the Company.

Other rights. The holders of shares of Class V Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V Common Stock.

Issuance and Retirement of Class V Common Stock. In the event that any outstanding share of Class V Common Stock ceases to be held directly or indirectly by a holder of a Common Units, such share will automatically be transferred to the Company and cancelled for no consideration. The Company will not issue additional shares of Class V Common Stock after the adoption of the certificate of incorporation other than in connection with the valid issuance of Common Units in accordance with the governing documents of E2open or the vesting of Restricted Common Units.

Preferred Stock

No shares of Preferred Stock are issued or outstanding. The certificate of incorporation authorizes the Board to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the Common Stock. The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock and the Class V Common Stock or subordinating the liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Class A Common Stock. At present, we have no plans to issue any Preferred Stock.

Warrants

Public Shareholders’ and Forward Purchase Warrants

Each whole Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of the IPO or 30 days after the completion of the Business Combination, provided in each case that we have an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its Warrants only for a whole number of shares of Class A Common Stock. This means only a whole Warrant may be exercised at a given time by a warrant holder. No fractional Warrants will be issued upon separation of the units and only Whole warrants will trade. The warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time on February 4, 2026, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue a Class A Common Stock upon exercise of a Warrant unless the Class A Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such Warrant will have paid the full purchase price for the unit solely for the Class A Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of the Business Combination, we will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A Common Stock issuable upon exercise of the Warrants. We will use commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A Common Stock issuable upon exercise of the Warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash

Once the Warrants become exercisable, we may call the Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and

•

if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30-trading day period ending on the third business day before we send to the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Class A Common Stock

Commencing ninety days after the Warrants become exercisable, we may redeem the outstanding Warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•

for a number of shares of Class A Common Stock to be determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our Class A Common Stock except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders.

The numbers in the table below represent the “redemption prices,” or the number of Class A Common Stock that a Warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant is adjusted as set forth in the first three paragraphs under the heading “— Anti-dilution Adjustments” below. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant.

Redemption Date Fair Market Value of Class A Common Stock

Redemption Date	Fair Market Value of Class A Common Stock
(period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of our Class A Common Stock shall mean the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366- day year, as applicable. For example, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the Warrants, we may choose to, pursuant to this redemption feature, redeem the Warrants at a “redemption price” of 0.277 shares of Class A Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, we may choose to, pursuant to this redemption feature, redeem the Warrants at a “redemption price” of 0.298 Class A Common Stock for each whole Warrant. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.365 Class A Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A Common Stock.

This redemption feature differs from the typical Warrant redemption features used in other offerings by special purpose acquisition companies, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants (other than the Private Placement Warrants) be redeemed when the Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants for Class A Common Stock, instead of cash, for “fair value” without the Warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Warrants for Cash.” Holders of the Warrants will, in effect, receive a number of shares representing fair value for their Warrants based on the “redemption price” as determined pursuant to the above table. We have calculated the “redemption prices” as set forth in the table above to reflect a premium in value as compared to the expected trading price that the Warrants would be expected to trade. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding Warrants, in this case, for Class A Common Stock, and therefore have certainty as to (i) our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed and (ii) to the amount of cash provided by the exercise of the Warrants and available to us, and also provides a ceiling to the theoretical value of the Warrants as it locks in the “redemption prices” we would pay to Warrant holders if we chose to redeem warrants in this manner. While we will effectively be required to pay a “premium” to Warrant holders if we choose to exercise this redemption right, it will allow us to quickly proceed with a redemption of the Warrants for Class A Common Stock if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the premium to the Warrant holders. In particular, it would allow us to quickly redeem the warrants for Class A Common Stock, without having to negotiate a redemption price with the Warrant holders, which in some situations, may allow us to more quickly and easily close a business combination. And for this right, we are effectively agreeing to pay a premium to the Warrant holders. In addition, the Warrant holders will have the ability to exercise the warrants prior to redemption if they should choose to do so.

As stated above, we can redeem the Warrants when the Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with a premium (in the form of Class A Common Stock). If we choose to redeem the Warrants when the Class A Common Stock are trading at a price below the exercise price of the Warrants, this could result in the warrant holders receiving fewer Class A Common Stock than they would have received if they had chosen to wait to exercise their Warrants for Class A Common Stock if and when such Class A Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A Common Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.

Redemption Procedures and Cashless Exercise

If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A Common Stock issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of Class A Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock (defined below) over the exercise prices of the Warrants by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants .. If we call our Warrants for redemption and our management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Warrant holders would have been required to use had all warrant holders been required to exercise their Warrants on a cashless basis, as described in more detail below.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding Class A Common Stock is increased by a share capitalization payable in Class A Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of Class A Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding common stock. A rights offering to holders of common stock entitling holders to purchase Class A Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of Class A Common Stock equal to the product of (i) the number of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such Class A Common Stock(or other securities into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends up to $0.50 per share per annum, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary stock in respect of such event.

If the number of outstanding Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding Class A Common Stock.

Whenever the number of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Common Stock (other than those described above or that solely affects the par value of such Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the warrant agreement with respect to the Private Placement Warrants, 50% of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part , for a complete description of the terms and conditions applicable to the Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive Class A Common Stock. After the issuance of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Warrants. If. upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A Common Stock to be issued to the Warrant holder.

Private Placement Warrants

The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) are not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) of our Class A Common Stock over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that CCNB1 agreed that these Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and permitted transferees is because it was not known at the time of issuance whether the Sponsor and its permitted transferees would be affiliated with us following a business combination. Given they remain affiliated with us, their ability to sell our securities in the open market is significantly limited. We have an insider trading policy in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their Warrants and sell the Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders are significantly restricted from selling such securities. As a result, CCNB1 believed that allowing the holders to exercise such Warrants on a cashless basis is appropriate.

Dividends

We did not declare any dividend in the past and the Board will consider whether or not to institute a divided policy in the future. The payment of future dividends on the shares of Class A Common Stock will depend on the financial condition of the Company after the completion of the Business Combination subject to the discretion of the Board.

Upon completion of the Business Combination, the Company is a holding company with no material assets other than its interest in E2open. We intend to cause E2open to make distributions to holders of Common Units in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement as well as any cash dividends declared by us.

The Third Amended and Restated Limited Liability Company Agreement provides that pro rata cash distributions be made to holders of Common Units (including the Company) at certain assumed tax rates, which we refer to as “tax distributions.” See the section entitled “The Business Combination — Related Agreements — Third Amended and Restated Limited Liability Company Agreement.” The Company anticipates that the distributions it will receive from E2open may, in certain periods, exceed the Company’s actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on the Company’s Class A Common Stock. The Company will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding Common Units, to maintain one-for-one parity between Common Units held by the Company and shares of Class A Common Stock of the Company. See the risk factor entitled “Risk Factors — Risks Related to Our Business — The Company is a holding company and its only material asset after completion of the Business Combination is its interest in E2open, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes, make payments under the Tax Receivable Agreement or pay dividends.”

Anti-Takeover Effects of the certificate of incorporation, the Bylaws and Certain Provisions of Delaware Law

The certificate of incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock. The certificate of incorporation will provide that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or Shareholders Meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended or approved by all directors of the Board then in office, except that holders of Class V Common Stock or one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NYSE, which would apply if and so long as the Class A Common Stock remains listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The certificate of incorporation provides that the Board will determine the number of directors who will serve on the board, subject to the rights set forth in the Investor Rights Agreement. Upon adoption of the certificate of incorporation, the Board will be divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the Closing Date. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the Closing Date, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on the Board.

In addition, the certificate of incorporation provides that any vacancy on the Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Investor Rights Agreement and any rights of the holders of Preferred Stock. For more information on the Investor Rights Agreement, see the section entitled “The Business Combination — Related Agreements — Investor Rights Agreement.”

Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board will shorten the term of any incumbent director.

Business Combinations

The Company has elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the certificate of incorporation provides that the Company will not engage in any “business combinations” (as defined in the certificate of incorporation), at any point in time at which the Company’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any “interested stockholder” (as defined in the certificate of incorporation) for a three-year period after the time that such person became an interested stockholder unless:

•	prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Under the certificate of incorporation, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The certificate of incorporation will expressly exclude certain of the Company’s stockholders with whom the Company will enter into the Investor Rights Agreement, certain of their respective transferees and their respective successors and affiliates from the definition of “interested stockholder” irrespective of the percentage ownership of the total voting power beneficially owned by them. Under certain circumstances, such provisions in the certificate of incorporation make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the certificate of incorporation could have an anti-takeover effect with respect to certain transactions which the Board does not approve in advance. Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Quorum

The Bylaws provide that at any meeting of the Board a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The certificate of incorporation does not authorize cumulative voting.

General Stockholder Meetings

The certificate of incorporation provides that special meetings of stockholders may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of the stockholders of the Company following the adoption of the Bylaws, the date of the preceding annual meeting will be deemed to be February 2 of the preceding calendar year). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions will not apply to the Stockholder Parties (as defined in the Bylaws) so long as the Investor Rights Agreement remains in effect. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The certificate of incorporation and the Bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the certificate of incorporation. Any amendment, alteration, rescission or repeal of the Bylaws by the Company’s stockholders requires the affirmative vote of the holders of at least 66-2/3%, in case of provisions in Article I. Article II and Article IV of the Bylaws, and a majority, in case of any other provisions, in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The certificate of incorporation will provide that Article X therein, including the provisions therein regarding competition and corporate opportunities, may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 80% in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class. The certificate of incorporation will provide that Article V, Article VI, Article VII, Article VIII, Article IX, Article XII and Article XIII therein, including the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2/3% in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class:

•

the provision requiring a 66-2/3% supermajority vote, in case of provisions in Article I, Article II and Article IV of the Bylaws, and a majority vote, in case of any other provisions, for stockholders to amend the Bylaws;

•	the provisions providing for a classified Board (the election and term of directors);

•	the provisions regarding filling vacancies on the Board and newly created directorships;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions regarding the election not to be governed by Section 203 of the DGCL;

•	the provisions regarding the selection of forum (see “— Exclusive Forum”); and

•	the amendment provision requiring that the above provisions be amended only with an 66-2/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company.

These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and, as a consequence, may inhibit fluctuations in the market price of the Company’s shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company (a) arising pursuant to any provision of the DGCL, the certificate of incorporation (as it may be amended or restated) or the Bylaws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (i) through (iv), to the fullest extent permitted by law. be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act of 1933, as amended, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article XII of the certificate of incorporation will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. While Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the forum provisions in the certificate of incorporation. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers, stockholders, agents or other employees, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Further, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision of the certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect the Company’s business, financial condition and results of operations and result in a diversion of the time and resources of the Company’s management and board of directors.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or its subsidiaries. The certificate of incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Company or its affiliates now engage or propose to engage or (ii) otherwise competing with the Company or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for the Company or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The certificate of incorporation does not renounce the Company’s interest in any business opportunity that is expressly offered to, or acquired or developed by a non- employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company, (iii) is one in which the Company has no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of a member of the Board or such member’s affiliate over which such member of the Board has no direct or indirect influence or control, including, but not limited to, a blind trust.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent permitted by Delaware law. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the certificate of incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Stockholder Registration Rights

At the Closing, the Company entered into the Investor Rights Agreement, pursuant to which, among other things, the Sponsor, the Blocker Sellers, the Insight Member and the independent directors of CCNB1 have specified rights to require the Company to register all or a portion of their shares under the Securities Act. The defined term Registrable Securities therein includes the shares of Class A Common Stock and warrants to purchase Class A Common Stock issued pursuant to the Domestication. See the section entitled “The Business Combination — Related Agreements — Investor Rights Agreement.”

Listing

The Company has applied to list the Class A Common Stock and the Public Warrants on NYSE under the symbol “ETWO” and “ETWO WS,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the Business Combination, we are no longer a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, we expect Rule 144 to be available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock or warrants, as applicable, then outstanding; or

•	the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of June 25, 2021, we had 195,171,415 shares of Class A Common Stock outstanding. Of these, 51,987,563 shares sold in the CCNB1 IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the shares of our Class A Common Stock owned by the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. The shares of CCNB1’s Class A Common Stock we issued to the Business Combination PIPE Investors pursuant to the Business Combination Subscription Agreements are restricted securities for purposes of Rule 144.

As of June 25, 2021, we had warrants to purchase an aggregate of 195,171,415 shares of Class A Common Stock outstanding, consisting of: (a) the outstanding Public Warrants (warrants to purchase an aggregate of 13,799,972 shares of Class A common), (b) the Private Placement Warrants (warrants to purchase an aggregate of 10,280,000 shares of Class A Common Stock), and (c) the Forward Purchase Warrants (warrants to purchase an aggregate of 5,000,000 shares of Class A Common Stock). Each whole warrant is exercisable for one share of our Class A Common Stock, in accordance with the terms of the applicable warrant agreement governing such warrants. The Public Warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Business Combination.

Registration Rights

The IRA Parties and Business Combination PIPE Investors are entitled to various rights with respect to the registration of the shares of Class A Common Stock beneficially owned by such parties. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates. See the sections titled “Description of Securities — Registration Rights” for additional information.

Lock-up Agreements

Pursuant to the Investor Rights Agreement and the Lock-Up Agreements, certain parties agreed with the Company, subject to certain exceptions, not to sell, transfer, pledge or otherwise dispose of shares of Class A Common Stock or certain warrants to purchase shares of Class A Common Stock they beneficially own until August 4, 2021, the six-month anniversary of the Closing Date.

Additionally, following certain underwritten offerings of our equity securities, such parties will also agree to a customary market stand-off period not to exceed 90 days.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of our Class A Common Stock as of the date hereof. Except where noted, this summary deals only with Class A Common Stock purchased in this offering that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our Class A Common Stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, financial institution, insurance company, tax-exempt organization, trader, broker or dealer in securities “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our Class A Common Stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our Class A Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A Common Stock, you should consult your tax advisors.

If you are considering the purchase of our Class A Common Stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of our Class A Common Stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A Common Stock, the distribution generally will be treated as a dividend for

United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A Common Stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A Common Stock, the excess will be treated as gain from the disposition of our Class A Common Stock (the tax treatment of which is discussed below under “— Gain on Disposition of Class A Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A Common Stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A Common Stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends on, or gross proceeds from the sale or other disposition of, our Class A Common Stock paid to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and a non-U.S. Holder’s country of residence may modify the requirements described in this section. You should consult your own tax advisors regarding these rules and whether they may be relevant to your purchase, ownership and disposition of our Class A Common Stock.

The withholding obligations under FATCA generally apply to dividends on our Class A Common Stock and to the payment of gross proceeds of a sale or other disposition of our Class A Common Stock. However, the U.S. Treasury Department has issued proposed regulations that, if finalized in their present form, would eliminate FATCA withholding on gross proceeds of the sale or other disposition of our Class A Common Stock (but not on payments of dividends). Taxpayers may rely on the proposed regulations until final regulations are issued or until such proposed regulations are rescinded.

PLAN OF DISTRIBUTION

We are registering the issuance of 29,079,972, shares of Class A Common Stock issuable by us upon exercise of the Public Warrants, Private Placement Warrants, and Forward Purchase Warrants.

We are also registering the offer and sale from time to time by the Selling Holders or their permitted transferees, of (a) up to 205,042,231 shares of our Class A Common Stock and (b) up to 15,280,000 Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Holders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in the Class A Common Stock or warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Class A Common Stock or Warrants. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Holders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Holders will sell all or any of the securities offered by this prospectus. In addition, the Selling Holders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Holder’s shares of Class A Common Stock or warrants, such Selling Holder may transfer shares of Class A Common Stock or warrants to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.

With respect to a particular offering of the securities held by the Selling Holders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the Selling Holders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Holders.

In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Holders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A Common Stock and warrants are currently listed on NYSE under the symbols “ETWO” and “ETWO.WS,” respectively.

The Selling Holders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Holders pay for solicitation of these contracts.

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Holders and any broker-dealer or agent regarding the sale of the securities by the Selling Holders. Upon our notification by a Selling Holder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Holders and any underwriters, broker-dealers or agents who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Holders, may have banking, lending or other relationships with us or perform services for us or the Selling Holders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Private Placement Warrants

The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) are subject to restrictions on transfer, assignment and sale and, in certain circumstances, are subject to redemption. See “Description of Securities — Private Placement Warrants.”

Lock-up Agreements

Certain of our stockholders have entered into Lock-Up Agreements or otherwise agreed to a six-month Lock-Up Period. See “Securities Act Restrictions of Resale of Securities — Lock-up Agreements.”

LEGAL MATTERS

The validity of the issuance of the shares of Class A Common Stock and the Private Placement Warrants and Forward Purchase Warrants offered hereby will be passed upon for E2open Parent Holdings, Inc. by Willkie Farr  & Gallagher LLP, New York, New York.

EXPERTS

The balance sheet of CCNB1 as of December 31, 2020, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from January 14, 2020 (inception) through December 31, 2020, have been audited by WithumSmith+Brown, PC (“Withum”), independent certified public accounting firm, as stated in their report which is included herein. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

On February 4, 2021, the Board dismissed Withum, CCNB1’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm following completion of the Company’s audit of the year ended December 31, 2020, which consist only of the accounts of the pre-Business Combination special purpose acquisition company, CCNB1. On May 5, 2021, Withum’s dismissal was effective.

The consolidated balance sheet of E2open Parent Holdings, Inc., as of February 28, 2021, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the period February 4, 2021 through February 28, 2021 (collectively referred to as “the Successor”) and the consolidated balance sheet as of February 29, 2020 and the related consolidated statement of operations, comprehensive loss, members’ equity, and cash flows for the period March 1, 2020 through February 3, 2021 and the years ended February 29, 2020 and February 28, 2019 (collectively referred to as “the Predecessor”), appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP (“EY”), independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of Blujay Topco Limited included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton UK LLP, independent accountants, upon the authority of said firm as experts in accounting and auditing.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of Independent Registered Public Accounting Firm

On February 4, 2021, the Audit Committee of the Board approved the appointment of EY as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended February 28, 2021. EY served as the independent registered public accounting firm of E2open prior to the Business Combination. Accordingly, as previously reported in the Original 8-K, Withum, the independent registered public accounting firm of CCNB1, the name of the Company prior to the Business Combination, was informed on February 5, 2021 that it would be replaced by EY as the Company’s independent registered public accounting firm following its completion of the Company’s audit of the year ended December 31, 2020, which consist only of the accounts of the pre-Business Combination special purpose acquisition company, CCNB1. On May 5, 2021, when the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 with the SEC, Withum completed the audit and the Company’s retention of Withum as its independent registered public accounting firm with respect to the audit of its consolidated financial statements ended as of that date.

The report of Withum on CCNB1’s balance sheet as of December 31, 2020 and the statements of operations, changes in shareholders’ equity and cash flows for the period from January 14, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from January 14, 2020 (inception) through December 31, 2020 and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods.

During the period from January 14, 2020 (inception) through December 31, 2020 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from January 14, 2020 (inception) through December 31, 2020 and the subsequent interim period through the date of Withum’s dismissal, CCNB1 and the Company did not consult with EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of CCNB1 or the Company, and no written report or oral advice was provided that EY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated May 7, 2021, was filed as an exhibit to the Company’s Current Report on Form 8-K/A filed with the SEC on May 7, 2021. A copy of Withum’s letter dated May 7, 2021 has been included as an exhibit herein.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.e2open.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS

CC Neuberger Principal Holdings I

Audited Financial Statements

E2open Parent Holdings, Inc.

Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-35

Consolidated Balance Sheets as of February 28, 2021 (Successor) and February 29, 2020 (Predecessor)	F-36

Consolidated Statements of Operations for the Period from February 4, 2021 through February 28, 2021 (Successor), the Period from March 1, 2020 through February 3, 2021 (Predecessor) and the Years Ended February 29, 2020 and February 28, 2019 (Predecessor)

F-37

Consolidated Statements of Comprehensive Loss for the Period from February 4, 2021 through February 28, 2021 (Successor), the Period from March 1, 2020 through February 3, 2021 (Predecessor) and the Years Ended February 29, 2020 and February 28, 2019 (Predecessor)

F-38

Consolidated Statements of Stockholders’ Equity for the Period from February 4, 2021 through February 28, 2021 (Successor), the Period from March 1, 2020 through February 3, 2021 (Predecessor) and the Years Ended February 29, 2020 and February 28, 2019 (Predecessor)

F-39

Consolidated Statements of Cash Flows for the Period from February 4, 2021 through February 28, 2021 (Successor), the Period from March 1, 2020 through February 3, 2021 (Predecessor) and the Years Ended February 29, 2020 and February 28, 2019 (Predecessor)

F-40

Notes to Consolidated Financial Statements	F-41

BluJay Topco Limited

Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of

CC Neuberger Principal Holdings I (now known as E2open Parent Holdings, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheet of CC Neuberger Principal Holdings I (now known as E2open Parent Holdings, Inc.) (the “Company”), as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from January 14, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from January 14, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 3 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Withum Smith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

May 4, 2021

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

BALANCE SHEET

DECEMBER 31, 2020

AS RESTATED

Assets
Current assets:
Cash and cash equivalents	$455,318
Prepaid expenses	302,315

Total current assets	757,633
Investments held in Trust Account	414,049,527

Total Assets	$414,807,160

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$2,147,682
Accounts payable	1,260,831
Due to related party	24,399

Total current liabilities	3,432,912
Deferred legal fees	947,087
Deferred underwriting commissions	14,490,000
Derivative liabilities	99,115,200

Total Liabilities	117,985,199
Commitments and Contingencies (Note 8)
Class A ordinary shares, $0.0001 par value; 29,182,196 shares subject to possible redemption at $10.00 per share	291,821,955
Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 12,217,804 shares issued and outstanding (excluding 29,182,196 shares subject to possible redemption)	1,222
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 15,350,000 shares issued and outstanding	1,535
Additional paid-in capital	76,269,141
Accumulated deficit	(71,271,892)

Total shareholders’ equity	5,000,006

Total Liabilities and Shareholders’ Equity	$414,807,160

The accompanying notes are an integral part of these financial statements.

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 14, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

AS RESTATED

Operating expenses
General and administrative expenses	$3,889,134

Loss from operations	(3,889,134)
Net gain from investments held in Trust Account	49,527
Loss from change in fair value of derivative liabilities	(66,002,200)
Financing cost — derivative liabilities	(1,430,085)

Net loss	$(71,271,892)

Weighted average shares outstanding of Class A ordinary shares	41,400,000

Basic and diluted net income per share, Class A	$0.00

Weighted average shares outstanding of Class B ordinary shares	15,350,000

Basic and diluted net loss per share, Class B	$(4.65)

The accompanying notes are an integral part of these financial statements.

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 14, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

AS RESTATED

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance — January 14, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	15,350,000	1,535	23,465	—	25,000
Sale of units in initial public offering, gross	41,400,000	4,140	—	—	413,995,860	—	414,000,000
Offering costs	—	—	—	—	(23,098,147)	—	(23,098,147)
Initial recognition of forward purchase agreement	—	—	—	—	351,000	—	351,000
Initial recognition of derivative liabilities	—	—	—	—	(23,184,000)	—	(23,184,000)
Shares subject to possible redemption	(29,182,196)	(2,918)	—	—	(291,819,037)	—	(291,821,955)
Net loss	—	—	—	—	—	(71,271,892)	(71,271,892)

Balance — December 31, 2020	12,217,804	$1,222	15,350,000	$1,535	$76,269,141	$(71,271,892)	$5,000,006

The accompanying notes are an integral part of these financial statements.

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 14, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

AS RESTATED

Cash Flows from Operating Activities:
Net loss	$(71,271,892)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor pursuant to note payable	8,868
Net gain from investments held in Trust Account	(49,527)
Loss from change in fair value of derivative liabilities	37,927,200
Loss from change in fair value of forward purchase agreement	28,075,000
Financing cost — derivative liabilities	1,430,085
Changes in operating assets and liabilities:
Prepaid expenses	137,685
Accrued expenses	2,066,537
Accounts payable	445,831

Net cash used in operating activities	(1,230,213)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(414,000,000)

Net cash used in investing activities	(414,000,000)

Cash Flows from Financing Activities:
Repayment of note payable to related party	(125,206)
Proceeds received from related party	24,399
Proceeds received from initial public offering, gross	414,000,000
Proceeds received from private placement	10,280,000
Payment of offering costs	(8,493,662)

Net cash provided by financing activities	415,685,531

Net increase in cash and cash equivalents	455,318
Cash and cash equivalents — beginning of the period	—

Cash and cash equivalents — end of the period	$455,318

Supplemental disclosure of noncash investing and financing activities:
Offering costs issued in exchange of Class B ordinary shares to Sponsor	$25,000
Offering costs included in accrued expenses	$81,145
Offering costs included in accounts payable	$375,000
Offering costs funded with note payable	$116,338
Prepaid expenses included in accounts payable	$440,000
Deferred underwriting commissions in connection with the initial public offering	$14,490,000
Deferred legal fees	$947,087
Initial value of ordinary shares subject to possible redemption	$352,141,880
Change in value of ordinary shares subject to possible redemption	$(60,319,925)

The accompanying notes are an integral part of these financial statements.

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION

CC Neuberger Principal Holdings I (the “Company”) was incorporated as a Cayman Islands exempted company on January 14, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus in the financial, technology and business services sectors.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from January 14, 2020 (inception) through December 31, 2020 relates to the Company’s formation, the initial public offering described below and since the closing of the initial public offering, the search for a prospective initial business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the initial public offering (the “Initial Public Offering”). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s Initial Public Offering was declared effective on April 23, 2020. On April 28, 2020, the Company consummated its Initial Public Offering of 41,400,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 5,400,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $414.0 million, and incurring offering costs of approximately $24.5 million, inclusive of approximately $14.5 million in deferred underwriting commissions and approximately $0.9 million in deferred legal fees (Note 8).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 10,280,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of approximately $10.3 million (Note 5).

Upon the closing of the Initial Public Offering and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (the “Trust Account”) and invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of any deferred underwriting discount held in trust and taxes payable on the income earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.

The Company will provide its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to public shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 8). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which will be adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of our Founder Shares prior to this Initial Public Offering (the “Initial Shareholders”) have agreed to vote their Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, executive officers, directors and director nominees will have agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public

CC NEUBERGER PRINCIPAL HOLDINGS I

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NOTES TO FINANCIAL STATEMENTS

Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or April 28, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes paid or payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Company’s Amended and Restated Memorandum and Articles of Association will provide that, if the Company winds up for any other reason prior to the consummation of the initial Business Combination, the Company will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than 10 business days thereafter, subject to applicable Cayman Islands law.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less taxes payable and up to $100,000 of interest to pay dissolution expenses).

The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will been titled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 8) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the

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(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

extent of any liability for such third-party claims. The Company will seek to reduce the possibility that our Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Consummated Business Combination

On February 4, 2021, the Company domesticated into a Delaware corporation and consummated the acquisition of certain equity interests of E2open Holdings, LLC (“E2open”) as a result of a series of mergers with the SEC on February 10, 2021 for additional information.

Liquidity

As of December 31, 2020, the Company had approximately $455,000 in its operating bank account and a working capital deficit of approximately $2.7 million.

The Company’s liquidity needs to date have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares to the Sponsor, the loans from the Sponsor of approximately $125,000 to the Company under the Note (see Note 6) to cover for offering costs in connection with the Initial Public Offering, and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company repaid the Note on May 29, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 6). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.

Upon the closing of the Initial Public Offering and the Private Placement, $414.0 million of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in the Trust Account and invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below. The investments in money market funds held in Trust Account are generally convertible to cash within the Trust Account on a same-day basis.

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or its results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

As described in Note 3 — Prior Period Restatement and Note 11 — Quarterly Financial Data (Unaudited), the Company’s financial statements for the period from January 14, 2020 (inception) through September 30, 2020 (collectively, the “Affected Periods”), are restated in this Annual Report on Form 10-K to correct the

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(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued unaudited financial statements for such periods. The restated financial statements are indicated as “Restated” in the condensed financial statements and accompanying notes, as applicable. See Note 3 — Prior Period Restatement and Note 11 — Quarterly Financial Data (Unaudited) for further discussion.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of

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(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

$250,000, and investments held in Trust Account. At December 31, 2020, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account. At December 31, 2020, the Company’s investments held in Trust Account consists entirely of money market funds which invest only in direct U.S. government treasury obligations.

Cash and cash equivalents

The Company considers all short-term investments held within its operating account, with an original maturity of three months or less when purchased, to be cash equivalents. The Company had approximately $414.0 million in cash equivalents held in the Trust Account as of December 31, 2020.

Investments in money market funds held in trust account

Upon the closing of the Initial Public Offering and the Private Placement, the Company was required to place net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement in a Trust Account, which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by management of the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account. Investments held in Trust Account are classified as trading securities, which are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of trading securities is included in investment income on Trust Account in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information, Other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit.

Fair Value of Financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements,” approximates the carrying amounts represented in the accompanying balance sheet.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments inactive markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

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(now known as E2open Parent Holdings, Inc.)

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•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The Company’s public warrant liability is valued using a binomial lattice pricing model. The Company’s Private Placement Warrants are valued using a binomial lattice pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The company’s Forward Purchase Agreement is valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds, each adjusted for the probability of executing a successful business combination.

Offering costs associated with the initial public offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering. Of the total offering costs of the Initial Public Offering, approximately $1.4 million is included in financing cost-derivative liabilities in the statement of operations and $23.1 million is included in stockholders’ equity.

Derivative Liabilities

We have public and private placement warrants as well as warrants available under the Forward Purchase Agreement. We classify as equity any equity-linked contracts that (i) require physical settlement or net-share settlement or (ii) give us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement). We classify as assets or liabilities any equity-linked contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside our control) or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

For equity-linked contracts that are classified as liabilities, we record the fair value of the equity-linked contract at each balance sheet date and record change in the statements of operations as a (gain) loss on change in fair value of derivative liabilities. The Company’s public warrant liability is valued using a binomial lattice pricing model. The Company’s Private Placement Warrants are valued using a binomial lattice pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The company’s Forward Purchase Agreement is valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds, each adjusted for the probability of executing a successful business combination.

The valuation methodologies for the warrants and forward purchase agreement included in Derivative Liabilities include certain significant unobservable inputs, resulting in such valuations to be classified as Level 3 in the fair value measurement hierarchy. The methodologies include a probability of a successful business combination, which was determined to be 95% as of December 31, 2020. The methodologies also include an

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(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

expected merger date, which was set as February 4, 2021, which was also the actual date of the business combination closing transaction. The warrant valuation models also include expected volatility, which differ between public and private placement warrants and can vary further depending on where the Company stands in identifying a business combination target. For public warrants and when such warrants have observed pricing in the public markets, we backsolved for the volatility input to our pricing model such that the resulting value equals the observed price. For public warrants and when such warrants are not yet trading and we do not have observed pricing in public markets, we assume a volatility based on the median volatility of the Russell 3000 Index constituents. The volatility of the private placement warrants vary depending on the specific characteristics of the public and private placement warrants. In cases when the public warrants are not yet trading and we do not have observed pricing in public markets, we assume a volatility based on median volatility of the Russell 3000 Index constituents. Prior to the announcement of a merger and in cases where the public warrants have observed pricing in the public markets, we backsolved for the volatility input to our pricing model such that the resulting value equals the observed price. Prior to the announcement of a merger and in cases where the public warrants are subject to the make-whole table, we then assume a volatility based on the median volatility of the Russell 3000 constituents since the make whole table caps the volatility of the public warrants and cannot be used for the private placement warrants. Prior to the announcement of a merger and in cases where the public warrants only have the redemption feature, then we assume a volatility based on the implied volatility of the public warrants and the median volatility of the Russell 3000 constituents. After the announcement of a proposed business combination and in cases where the public warrants are subject to the make-whole table, then we assume a volatility based on the volatility of the target company’s peer group. After the announcement of a proposed business combination and in cases where the public warrants only have the redemption feature, then we assume a volatility based on the implied volatility of the public warrants and the volatility of the target company’s peer group, which includes American Software, Inc. (NasdaqGS: AMSW.A), Generix SA (ENXTPA: GENX), Manhattan Associates, Inc. (NasdaqGS: MANH), SPS Commerce, Inc. (NasdaqGS: SPSC), Park City Group, Inc. (NasdaqCM: PCYG), GTY Technology Holdings Inc. (NasdaqCM: GTYH), TrackX Holdings Inc. (TSXV: TKX), Tecsys Inc. (TSX: TCS), and The Descartes Systems Group Inc (TSX: DSG).

Class A ordinary shares subject to possible redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 29,182,196 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Net loss per ordinary share

Net loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the periods. The Company has not considered the effect of the warrants underlying the Units sold in the Initial Public Offering (including the consummation of the Over-allotment) and private placement warrants underlying the Private Placement Units to purchase an aggregate of 24,080,000 Class A ordinary shares in the calculation of diluted income per share, because their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

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NOTES TO FINANCIAL STATEMENTS

The Company’s statements of operations include a presentation of loss per share for ordinary shares subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A ordinary shares for the period from January 14, 2020 (inception) through December 31, 2020 is calculated by dividing the investment income on Trust Account of $49,527, by the weighted average number of Class A ordinary shares outstanding since issuance.

Net loss per share, basic and diluted for Class B ordinary shares for the period from January 14, 2020 (inception) through December 31, 2020 is calculated by dividing the net loss of $71,271,892, less net income attributable to Class A ordinary shares of approximately $49,527, resulting in a net loss of $71,321,419, by the weighted average number of Class B ordinary shares outstanding for the periods.

Income taxes

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PRIOR PERIOD RESTATEMENT

On April 12, 2021, the SEC issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”). This public statement highlighted the complex nature of warrants issued in connection with a SPAC’s formation and initial registered offering and the potential accounting implications of certain terms that may be common in warrants included in SPAC transactions to determine if any errors exist in previously-filed financial statements.

With this new public statement, the Company determined that a fresh evaluation of the accounting for the warrants was necessary. Under U.S. GAAP, an equity-linked financial instrument, such as a warrant, must be considered indexed to a company’s own stock in order to qualify for equity classification. If an event is not within a company’s control, potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant could result in the warrant classified as an asset or a liability rather than equity resulting in fair value measurement each reporting period.

In addition, because the Company’s warrants include a cash settlement feature that could arise in certain events (specifically, in the event of a tender or exchange offer made to and accepted by holders of more than 50%

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(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

of the outstanding shares of the Company’s Class A common stock, all holders of the warrants would be entitled to receive cash for their warrants), the Company determined that the warrants should have been accounted for as a liability, recorded at fair value at the date of issuance and marked to market at each balance sheet date. The forward purchase agreement was also determined to be a derivative instrument requiring recognition as an asset or a liability due to similar cash settlement features of the warrants included in the forward purchase agreement. All changes in fair value should have been recorded in earnings.

In order to properly reflect the change in accounting for the warrants, the unaudited financial statements for the three months ended June 30, 2020 and period from January 14, 2020 (inception) through June 30, 2020 and three months ended September 30, 2020 and period from January 14, 2020 (inception) through September 30, 2020, as well as the audited financial statements for the period from January 14, 2020 (inception) through December 31, 2020, required restatement.

NOTE 4. INITIAL PUBLIC OFFERING

On April 28, 2020, the Company sold 41,400,000 Units, including 5,400,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $414.0 million, and incurring offering costs of approximately $24.5 million, inclusive of approximately $14.5 million in deferred underwriting commissions and approximately $0.9 million in deferred legal fees.

Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 10).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of approximately $10.3 million.

Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. Certain proceeds of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder shares

On January 16, 2020, the Company issued 2,875,000 Class B ordinary shares to the Sponsor (the “Founder Shares”) in exchange for a payment of $25,000 for offering costs made by the Sponsor on behalf of the Company. On March 6, 2020, the Company effected a share capitalization resulting in the Sponsor holding an aggregate of 13,625,000 founder shares. On March 6, 2020, the Sponsor transferred 50,000 Founder Shares to each of Keith W. Abell and Eva F. Huston, the Company’s independent director nominees. On April 23, 2020, the Company effected a share capitalization resulting in an aggregate of 15,350,000 Founder Shares issued and outstanding. The Sponsor currently owns an aggregate of 15,250,000 Class B ordinary shares and the independent directors, collectively, currently own an aggregate of 100,000 Class B ordinary shares. All shares and the associated amounts have been retroactively restated to reflect the aforementioned share capitalization. On April 24, 2020, the underwriters exercised their 15% over-allotment option in full; thus, the Founder Shares were no longer subject to forfeiture.

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(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

The Initial Shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Initial Shareholders with respect to any Founder Shares. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

Due to related party

During the period from January 14, 2020 (inception) through December 31, 2020, the Sponsor paid approximately $24,000 of expenses on behalf of the Company. The amount is classified as a payable incurrent liabilities as of December 31, 2020 within the accompanying balance sheet.

Related party loans

On January 16, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing, unsecured and due upon the closing of the Initial Public Offering. The Company borrowed approximately $125,000 under the Note. On May 29, 2020, the Company repaid the Note to the Sponsor in full.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The Company had no borrowings under the Working Capital Loans as of December 31, 2020.

Forward purchase agreement

In connection with the consummation of the Initial Public Offering, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with Neuberger Berman Opportunistic Capital Solutions Master Fund LP (“NBOKS”), a member of the Sponsor, which provides for the purchase of up to $200,000,000 of units, with each unit consisting of one Class A ordinary share (the “Forward Purchase Shares”) and one-fourth of one warrant to purchase one Class A ordinary share at $11.50 per share (the “Forward Purchase Warrants”), for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of the initial Business Combination. The Forward Purchase Agreement allows NBOKS to be excused from its

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(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

purchase obligation in connection with a specific business combination if NBOKS does not have sufficient committed capital allocated to the Forward Purchase Agreement to fulfill its funding obligations under such Forward Purchase Agreement in respect of such business combination. Prior to an initial Business Combination, NBOKS intends to raise additional committed capital such that the condition described in the preceding sentence is met, but there can be no assurance that additional capital will be available. The obligations under the Forward Purchase Agreement do not depend on whether any Class A ordinary shares are redeemed by the public shareholders. The Forward Purchase Shares and Forward Purchase Warrants will be issued only in connection with the closing of the initial Business Combination. The proceeds from the sale of Forward Purchase Shares may be used as part of the consideration to the sellers in the initial Business Combination, expenses in connection with the initial Business Combination or for working capital in the post-transaction company.

NOTE 7. FAIR VALUE MEASUREMENT

As of December 31, 2020, the carrying values of cash, accounts payable, warrants, accrued expenses and amounts due to a related party approximate their fair values due to the short-term nature of the instruments. The Company’s investments in money market funds held in Trust Account are valued using NAV as a practical expedient for fair value under ASU 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), and are therefore excluded from the levels of the fair value hierarchy.

The Company’s derivative assets and liabilities are measured at fair value on a recurring basis using significant unobservable inputs (Level 3). A reconciliation of the beginning and ending balances of the derivative assets and liabilities is summarized below:

	Asset	Liabilities
Beginning of period	$—	$—
Acquisition date fair value of warrants:
Public warrants issued in the initial public offering		23,184,000
Private placement warrants issued in connection with the initial public offering		10,280,000
Forward Purchase Agreement asset/liability	351,000	—

Total acquisition date fair value of derivative liabilities	351,000	33,464,000
Change in fair value of warrant liabilities		37,927,200
Change in fair value of forward purchase agreement	(351,000)	27,724,000

End of period	$—	$99,115,200

The Company’s public warrant liability is valued using a binomial lattice pricing model. The Company’s Private Placement Warrants are valued using a binomial lattice pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The company’s Forward Purchase Agreement is valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds, each adjusted for the probability of executing a successful business combination.

NOTE 8. COMMITMENTS AND CONTINGENCIES

Registration and shareholder rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the Forward Purchase Agreement, the Company has agreed to use its reasonable best efforts (i) to file within 30 days after the closing of a Business Combination a registration statement with the SEC for a secondary offering of the Forward Purchase Shares and the Forward Purchase Warrants (and underlying Class A ordinary shares), (ii) to cause such registration statement to be declared effective promptly thereafter but in no event later than sixty (60) days after the initial filing, (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which NBOKS or its assignees cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (iv) after such registration statement is declared effective, cause us to conduct firm commitment underwritten offerings, subject to certain limitations. In addition, the Forward Purchase Agreement provides that these holders will have certain “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriting agreement

The Company granted the underwriters a 45-day option from the date of the final prospectus to purchase up to 5,400,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On April 24, 2020, the underwriters fully exercised their over-allotment option.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $8.3 million, paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred underwriting commission of $0.35 per unit, or approximately $14.5 million. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Deferred legal fees

The Company obtained legal advisory services from two legal counsel firms in connection with the Initial Public Offering and agreed to pay their fees upon the consummation of the initial Business Combination. As of December 31, 2020, the Company recorded approximately $0.9 million in deferred legal fees in connection with such agreements in the accompanying balance sheet.

NOTE 9. SHAREHOLDERS’ EQUITY AND REDEEMABLE EQUITY INTERESTS

Class A ordinary shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2020, there were 41,400,000 Class A ordinary shares issued or outstanding, including 29,182,196 Class A ordinary shares subject to possible redemption, which are classified as temporary equity, outside of shareholders’ equity in the accompanying balance sheet.

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

Class B ordinary shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. On January 16, 2020, 2,875,000 Class B ordinary shares were issued and outstanding. On March 6, 2020, the Company effected a share capitalization resulting in an aggregate of 13,625,000 Class B ordinary shares issued and outstanding. On April 23, 2020, the Company effected a share capitalization resulting in an aggregate of 15,350,000 of Class B ordinary shares issued and outstanding. All shares and the associated amounts have been retroactively restated to reflect the aforementioned share capitalization in the accompanying financial statements. As of December 31, 2020, there were 15,350,000 Class B ordinary shares issued or outstanding.

Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. The Class B ordinary shares and will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial Business Combination, or earlier at the option of the holder thereof, on a one-for-one basis. However, if additional Class A ordinary shares or any other equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the sum of (i) the total number of ordinary shares outstanding upon completion of the Initial Public Offering plus (ii) the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor upon conversion of Working Capital Loans, provided that such conversion of Class B ordinary shares will never occur on a less than one-for-one basis. Any conversion of Class B ordinary shares described herein will take effect as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share. As of December 31, 2020, there were no preference shares issued or outstanding.

NOTE 10. DERIVATIVE LIABILITIES

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a“ cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants and the Forward Purchase Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption as described above, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

Commencing 90 days after the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants and Forward Purchase Warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the agreed table, based on the redemption date and the “fair market value” of the Class A ordinary shares;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The “fair market value” of the Class A ordinary shares shall mean the average last reported sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants maybe adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A ordinary shares at a price below its exercise price. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Forward purchase agreement

The Forward Purchase Agreement provides for the purchase of up to $200,000,000 of units, with each unit consisting of one Class A ordinary share (the “Forward Purchase Shares”) and one-fourth of one warrant to purchase one Class A ordinary share at $11.50 per share (the “Forward Purchase Warrants”), for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of the initial Business Combination.

All of the Company’s outstanding warrants and the Forward Purchase Agreement are recognized as derivative liabilities in accordance with ASC 815-40, which require the warrants and Forward Purchase Agreement be initially recognized and subsequently measured at fair value, with changes in fair value recognized each reporting period in the statement of operations until the instruments are exercised.

NOTE 11. QUARTERLY FINANCIAL DATA (UNAUDITED)

In lieu of filing amended quarterly reports on Form 10-Q, the following tables represent the Company’s restated unaudited financial statements for each of the quarters during the period from January 14, 2020 (inception) through December 31, 2020. See Note 3, Restatement of Previously Issued Financial Statements for additional information.

The Company is presenting a reconciliation from the prior periods, as previously reported, to the restated values. The values as previously reported were derived from the Company’s Quarterly Reports on Form 10-Q for the interim periods of 2020 and the audited financial statements for the period from January 14, 2020 (inception) through December 31, 2020, as presented in the Company’s Form S-1 and its amendments.

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

BALANCE SHEETS

As Restated

	June 30, 2020	September 30, 2020
Assets
Current assets:
Cash and cash equivalents	$1,643,079	$1,446,391
Prepaid expenses	465,063	366,791

Total current assets	2,108,142	1,813,182
Investments held in Trust Account	414,028,653	414,039,090

Total Assets	$416,136,795	$415,852,272

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$217,145	$1,141,145
Accounts payable	872,438	775,431
Due to related party	—	17,572

Total current liabilities	1,089,583	1,934,148
Deferred legal fees	947,087	947,087
Deferred underwriting commissions	14,490,000	14,490,000
Derivative liabilities	51,265,800	66,606,600

Total liabilities	67,792,470	83,977,835
Class A ordinary shares, subject to possible redemption	343,344,320	326,874,430
Shareholders’ Equity
Class A ordinary shares, not subject to possible redemption	706	871
Class B ordinary shares	1,535	1,535
Additional paid-in capital	24,747,292	41,217,017
Accumulated deficit	(19,749,528)	(36,219,416)

Total shareholders’ equity	5,000,005	5,000,007

Total Liabilities and Shareholders’ Equity	$416,136,795	$415,852,272

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

STATEMENTS OF OPERATIONS

As Restated

	Three Months Ended June 30, 2020	January 14, 2020 (Inception) through June 30, 2020	Three Months Ended September 30, 2020	January 14, 2020 (Inception) through September 30, 2020
Operating expenses
General and administrative expenses	$172,519	$195,296	$1,139,525	$1,334,821

Loss from operations	(172,519)	(195,296)	(1,139,525)	(1,334,821)
Net gain from investments held in Trust Account	28,653	28,653	10,437	39,090
Loss from change in fair value of derivative liabilities	(18,152,800)	(18,152,800)	(15,340,800)	(33,493,600)
Financing cost-derivative liabilities	(1,430,085)	(1,430,085)	—	(1,430,085)

Net loss	$(19,726,751)	$(19,749,528)	$(16,469,888)	$(36,219,416)

Weighted average shares outstanding of Class A ordinary shares	41,400,000	41,400,000	41,400,000	41,400,000

Basic and diluted net loss per share, Class A	$0.00	$0.00	$0.00	$0.00

Weighted average shares outstanding of Class B ordinary shares	15,350,000	15,350,000	15,350,000	15,350,000

Basic and diluted net loss per share, Class B	$(1.29)	$(1.29)	$(1.07)	$(2.36)

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

As Restated

	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
Balance — January 14, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	15,350,000	1,535	23,465	—	25,000
Net loss	—	—	—	—	—	(22,777)	(22,777)

Balance — March 31, 2020	—	—	15,350,000	1,535	23,465	(22,777)	2,223
Sale of units in initial public offering, gross	41,400,000	4,140	—	—	413,995,860	—	414,000,000
Offering costs	—	—	—	—	(23,098,147)	—	(23,098,147)
Initial recognition of forward purchase agreement	—	—	—	—	351,000	—	351,000
Initial recognition of derivative liabilities	—	—	—	—	(23,184,000)	—	(23,184,000)
Shares subject to possible redemption	(34,334,432)	(3,434)	—	—	(343,340,886)	—	(343,344,320)
Net loss	—	—	—	—	—	(19,726,751)	(19,726,751)

Balance — June 30, 2020	7,065,568	706	15,350,000	1,535	27,747,292	(19,749,528)	5,000,005
Shares subject to possible redemption	1,646,989	165	—	—	16,469,725	—	16,469,890
Net loss	—	—	—	—	—	(16,469,888)	(16,469,888)

Balance — September 30, 2020	8,712,557	871	15,350,000	1,535	41,217,017	(36,219,416)	5,000,007
Shares subject to possible redemption	3,505,247	351	—	—	35,052,124	—	32,052,475
Net loss	—	—	—	—	—	(35,052,476)	(35,052,476)

Balance — December 31, 2020	12,217,804	$1,222	15,350,000	$1,535	$76,269,141	$(71,271,892)	$5,000,006

STATEMENT OF CASH FLOWS

The restatement corrections impact net loss and loss from change in fair value of derivative liabilities within operating cash flows in the Statements of Cash Flows. Total operating activities, investing activities, financing activities and cash and cash equivalents are unchanged as a result of the restatement.

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

BALANCE SHEETS

December 31, 2020

	As Previously Reported	Restatement Impacts	As Restated
Assets
Current assets:
Cash and cash equivalents	$455,318	$—	$455,318
Prepaid expenses	302,315	—	302,315

Total current assets	757,633	—	757,633
Investments held in Trust Account	414,049,527	—	414,049,527

Total Assets	$414,807,160	$—	$414,807,160

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$2,147,682	$—	$2,147,682
Accounts payable	1,260,831	—	1,260,831
Due to related party	24,399	—	24,399

Total current liabilities	3,432,912	—	3,432,912
Deferred legal fees	947,087	—	947,087
Deferred underwriting commissions	14,490,000	—	14,490,000
Derivative liabilities	—	99,115,200	99,115,200

Total liabilities	18,869,999	99,115,200	117,985,199
Class A ordinary shares, subject to possible redemption	390,937,160	(99,115,205)	291,821,955
Shareholders’ Equity
Class A ordinary shares, not subject to possible redemption	231	991	1,222
Class B ordinary shares	1,535	—	1,535
Additional paid-in capital	8,837,842	67,431,299	76,269,141
Accumulated deficit	(3,839,607)	(67,432,285)	(71,271,892)

Total shareholders’ equity	5,000,001	5	5,000,006

Total Liabilities and Shareholders’ Equity	$414,807,160	$—	$414,807,160

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

September 30, 2020

	As Previously Reported	Restatement Impacts	As Restated
Assets
Current assets:
Cash and cash equivalents	$1,446,391	$—	$1,446,391
Prepaid expenses	366,791	—	366,791

Total current assets	1,813,182	—	1,813,182
Investments held in Trust Account	414,039,090	—	414,039,090

Total Assets	$415,852,272	$—	$415,852,272

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$1,141,145	$—	$1,141,145
Accounts payable	775,431	—	775,431
Due to related party	17,572	—	17,572

Total current liabilities	1,934,148	—	1,934,148
Deferred legal fees	947,087	—	947,087
Deferred underwriting commissions	14,490,000	—	14,490,000
Derivative liabilities	—	66,606,600	66,606,600

Total liabilities	17,371,235	66,606,600	83,977,835
Class A ordinary shares, subject to possible redemption	393,481,030	(66,606,600)	326,874,430
Shareholders’ Equity
Class A ordinary shares, not subject to possible redemption	205	666	871
Class B ordinary shares	1,535	—	1,535
Additional paid-in capital	6,293,998	34,923,019	41,217,017
Accumulated deficit	(1,295,731)	(34,923,685)	(36,219,416)

Total shareholders’ equity	5,000,007	—	5,000,007

Total Liabilities and Shareholders’ Equity	$415,852,272	$—	$415,852,272

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

June 30, 2020

	As Previously Reported	Restatement Impacts	As Restated
Assets
Current assets:
Cash and cash equivalents	$1,643,079	$—	$1,643,079
Prepaid expenses	465,063	—	465,063

Total current assets	2,108,142	—	2,108,142
Investments held in Trust Account	414,028,653	—	414,028,653

Total Assets	$416,136,795	$—	$416,136,795

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$217,145	$—	$217,145
Accounts payable	872,438	—	872,438
Due to related party	—	—	—

Total current liabilities	1,089,583	—	1,089,583
Deferred legal fees	947,087	—	947,087
Deferred underwriting commissions	14,490,000	—	14,490,000
Derivative liabilities	—	51,265,800	51,265,800

Total liabilities	16,526,670	51,265,800	67,792,470
Class A ordinary shares, subject to possible redemption	394,610,120	(51,265,800)	343,344,320
Shareholders’ Equity
Class A ordinary shares, not subject to possible redemption	194	512	706
Class B ordinary shares	1,535	—	1,535
Additional paid-in capital	5,164,919	19,582,373	24,747,292
Accumulated deficit	(166,643)	(19,582,885)	(19,749,528)

Total shareholders’ equity	5,000,005	—	5,000,005

Total Liabilities and Shareholders’ Equity	$416,136,795	$—	$416,136,795

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

STATEMENTS OF OPERATIONS

For the Period from January 14, 2020 (Inception) through December 31, 2020

	As Previously Reported	Restatement Impacts	As Restated
Operating expenses
General and administrative expenses	$3,889,134	$—	$3,889,134

Loss from operations	(3,889,134)	—	(3,889,134)
Net gain from investments held in Trust Account	49,527	—	49,527
Loss from change in fair value of derivative liabilities	—	(66,002,200)	(66,002,200)
Financing cost – derivative liabilities	—	(1,430,085)	(1,430,085)

Net loss	$(3,839,607)	$(67,432,285)	$(71,271,892)

Weighted average shares outstanding of Class A ordinary shares	41,400,000	—	41,400,000

Basic and diluted net loss per share, Class A	$0.00	$0.00	$0.00

Weighted average shares outstanding of Class B ordinary shares	15,350,000	—	15,350,000

Basic and diluted net loss per share, Class B	$(0.25)	$(4.39)	$(4.65)

For the Three Months Ended September 30, 2020

	As Previously Reported	Restatement Impacts	As Restated
Operating expenses
General and administrative expenses	$1,139,525	$—	$1,139,525

Loss from operations	(1,139,525)	—	(1,139,525)
Net gain from investments held in Trust Account	10,437	—	10,437
Loss from change in fair value of derivative liabilities	—	(15,340,800)	(15,340,800)

Net loss	$(1,129,088)	$(15,340,800)	$(16,469,888)

Weighted average shares outstanding of Class A ordinary shares	41,400,000	—	41,400,000

Basic and diluted net loss per share, Class A	$0.00	$0.00	$0.00

Weighted average shares outstanding of Class B ordinary shares	15,350,000	—	15,350,000

Basic and diluted net loss per share, Class B	$(0.07)	$(1.00)	$(1.07)

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

For the Period from January 14, 2020 (Inception) through September 30, 2020

	As Previously Reported	Restatement Impacts	As Restated
Operating expenses
General and administrative expenses	$1,334,821	$—	$1,334,821

Loss from operations	(1,334,821)	—	(1,334,821)
Net gain from investments held in Trust Account	39,090	—	39,090
Loss from change in fair value of derivative liabilities	—	(33,493,600)	(33,493,600)
Financing cost — derivative liabilities	—	(1,430,085)	(1,430,085)

Net loss	$(1,295,731)	$(34,923,685)	$(36,219,416)

Weighted average shares outstanding of Class A ordinary shares	41,400,000	—	41,400,000

Basic and diluted net loss per share, Class A	$0.00	$0.00	$0.00

Weighted average shares outstanding of Class B ordinary shares	15,350,000	—	15,350,000

Basic and diluted net loss per share, Class B	$(0.09)	$(2.28)	$(2.36)

For the Three Months Ended June 30, 2020
	As Previously Reported	Restatement Impacts	As Restated
Operating expenses
General and administrative expenses	$172,519	$—	$172,519

Loss from operations	(172,519)	—	(172,519)
Net gain from investments held in Trust Account	28,653	—	28,653
Loss from change in fair value of derivative liabilities	—	(18,152,800)	(18,152,800)
Financing cost — derivative liabilities	—	(1,430,085)	(1,430,085)

Net loss	$(143,866)	$(19,582,885)	$(19,726,751)

Weighted average shares outstanding of Class A ordinary shares	41,400,000	—	41,400,000

Basic and diluted net loss per share, Class A	$0.00	$0.00	$0.00

Weighted average shares outstanding of Class B ordinary shares	15,350,000	—	15,350,000

Basic and diluted net loss per share, Class B	$(0.01)	$(1.28)	$(1.29)

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

For the Period from January 14, 2020 (Inception) through June 30, 2020

	As Previously Reported	Restatement Impacts	As Restated
Operating expenses
General and administrative expenses	$195,296	$—	$195,296

Loss from operations	(195,296)	—	(195,296)
Net gain from investments held in Trust Account	28,653	—	28,653
Loss from change in fair value of derivative liabilities	—	(18,152,800)	(18,152,800)
Financing cost — derivative liabilities	—	(1,430,085)	(1,430,085)

Net loss	$(166,643)	$(19,582,885)	$(19,749,528)

Weighted average shares outstanding of Class A ordinary shares	41,400,000	—	41,400,000

Basic and diluted net loss per share, Class A	$0.00	$0.00	$0.00

Weighted average shares outstanding of Class B ordinary shares	15,350,000	—	15,350,000

Basic and diluted net loss per share, Class B	$(0.01)	$(1.28)	$(1.29)

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

As Previously Reported

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit		Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance — January 14, 2020 (Inception)	—	$—	—	$—	$—	$	— $	—
Issuance of Class B ordinary shares to Sponsor	—	—	15,350,000	1,535	23,465		—	25,000
Net loss	—	—	—	—	—		(22,777)	(22,777)

Balance — March 31, 2020	—	—	15,350,000	1,535	23,465		(22,777)	2,223
Sale of units in initial public offering, gross	41,400,000	4,140	—	—	413,995,860		—	414,000,000
Offering costs	—	—	—	—	(24,528,232)		—	(24,528,232)
Sale of private placement warrants to Sponsor	—	—	—	—	10,280,000		—	10,280,000
Shares subject to possible redemption	(39,461,012)	(3,946)	—	—	(394,606,174)		—	(394,610,120)
Net loss	—	—	—	—	—		(143,866)	(143,866)

Balance — June 30, 2020	1,938,988	194	15,350,000	1,535	5,164,919		(166,643)	5,000,005
Shares subject to possible redemption	112,909	11	—	—	1,129,079		—	1,129,090
Net loss	—	—	—	—	—		(1,129,088)	(1,129,088)

Balance — September 30, 2020	2,051,897	205	15,350,000	1,535	6,293,998		(1,295,731)	5,000,007
Shares subject to possible redemption	254,387	26	—	—	2,543,844		—	2,543,870
Net loss	—	—	—	—	—		(2,543,876)	(2,543,876)

Balance — December 31, 2020	2,306,284	$231	15,350,000	$1,535	$8,837,842		$(3,839,607)	$5,000,001

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

Restatement Impacts

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance — January 14, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—

Balance — March 31, 2020	—	—	—	—	—	—	—
Sale of units in initial public offering, gross	—	—	—	—	—	—	—
Offering costs	—	—	—	—	1,430,085	—	1,430,085
Sale of private placement warrants to Sponsor	—	—	—	—	(10,280,000)	—	(10,280,000)
Initial recognition of forward purchase agreement	—	—	—	—	351,000	—	351,000
Initial recognition of derivative liabilities	—	—	—	—	(23,184,000)	—	(23,184,000)
Shares subject to possible redemption	5,126,580	512	—	—	51,265,288	—	51,265,800
Net loss	—	—	—	—	—	(19,582,885)	(19,582,885)

Balance — June 30, 2020	5,126,580	512	—	—	19,582,373	(19,582,885)	—
Shares subject to possible redemption	1,534,080	154	—	—	15,340,646	—	(15,340,800)
Net loss	—	—	—	—	—	(15,340,800)	(15,340,800)

Balance — September 30, 2020	6,660,660	666	—	—	34,923,019	(34,923,685)	—
Shares subject to possible redemption	3,250,860	325	—	—	32,508,280	—	32,508,605
Net loss	—	—	—	—	—	(32,508,600)	(32,508,600)

Balance — December 31, 2020	9,911,520	$991	—	$—	$67,431,299	$(67,432,285)	$5

CC NEUBERGER PRINCIPAL HOLDINGS I

(now known as E2open Parent Holdings, Inc.)

NOTES TO FINANCIAL STATEMENTS

As Restated

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit		Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance — January 14, 2020 (Inception)	—	$—	—	$—	$—	$	— $	—
Issuance of Class B ordinary shares to Sponsor	—	—	15,350,000	1,535	23,465		—	25,000
Net loss	—	—	—	—	—		(22,777)	(22,777)

Balance — March 31, 2020	—	—	15,350,000	1,535	23,465		(22,777)	2,223
Sale of units in initial public offering, gross	41,400,000	4,140	—	—	413,995,860		—	414,000,000
Offering costs	—	—	—	—	(23,098,147)		—	(23,098,147)
Sale of private placement warrants to Sponsor	—	—	—	—	—		—	—
Initial recognition of forward purchase agreement	—	—	—	—	351,000		—	351,000
Initial recognition of derivative Liabilities	—	—	—	—	(23,184,000)		—	(23,184,000)
Shares subject to possible redemption	(34,334,432)	(3,434)	—	—	(343,340,886)		—	(343,344,320)
Net loss	—	—	—	—	—		(19,726,751)	(19,726,751)

Balance — June 30, 2020	7,065,568	706	15,350,000	1,535	24,747,292		(19,749,528)	5,000,005
Shares subject to possible redemption	1,646,989	165	—	—	16,469,725		—	16,469,890
Net loss	—	—	—	—	—		(16,469,888)	(16,469,888)

Balance — September 30, 2020	8,712,557	871	15,350,000	1,535	41,217,017		(36,219,416)	5,000,007
Shares subject to possible redemption	3,505,247	351	—	—	35,052,124		—	35,052,475
Net loss	—	—	—	—	—		(35,052,476)	(35,052,476)

Balance — December 31, 2020	12,217,804	$1,222	15,350,000	$1,535	$76,269,141		$(71,271,892)	$5,000,006

NOTE 11 — SUBSEQUENT EVENTS

On February 4, 2021, the Company domesticated into a Delaware corporation and consummated the acquisition of certain equity interests of E2open Holdings, LLC (“E2open”) as a result of a series of mergers pursuant to a Business Combination Agreement, dated as of October 14, 2020. See the Form 8-K, filed with the SEC on February 10, 2021 for additional information.

Report of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors of E2open Parent Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of E2open Parent Holdings, Inc. (the Company) as of February 28, 2021, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the period February 4, 2021 through February 28, 2021 (collectively referred to as “the Successor”) and the consolidated balance sheet as of February 29, 2020 and the related consolidated statement of operations, comprehensive loss, members’ equity, and cash flows for the period March 1, 2020 through February 3, 2021 and the years ended February 29, 2020 and February 28, 2019 (collectively referred to as “the Predecessor”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at February 28, 2021 and February 29, 2020, and the results of its operations and its cash flows for the Successor period and Predecessor periods, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2016.

Austin, Texas

May 20, 2021

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	Successor	Predecessor
	February 28, 2021	February 29, 2020
Assets
Current Assets
Cash and cash equivalents	$194,717	$19,494
Restricted cash	12,825	28,934
Accounts receivable — net of allowance of $908 and $1,631, respectively	112,657	118,777
Prepaid expenses and other current assets	12,643	12,602

Total current assets	332,842	179,807
Long-term investments	224	179
Goodwill	2,628,646	752,756
Intangible assets, net	824,851	467,593
Property and equipment, net	44,198	25,232
Other noncurrent assets	7,416	14,445

Total Assets	$3,838,177	$1,440,012

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$70,233	$58,451
Incentive program payable	12,825	28,934
Deferred revenue	89,691	142,027
Acquisition-related obligations	2,000	3,100
Current portion of notes payable and capital lease obligations	9,232	64,902

Total current liabilities	183,981	297,414
Long-term deferred revenue	482	2,656
Notes payable and capital lease obligations	509,388	886,806
Tax receivable agreement liability	50,114	—
Warrant liability	68,772	—
Contingent consideration	150,808	—
Deferred taxes	396,217	36,636
Other noncurrent liabilities	1,057	1,908

Total liabilities	1,360,819	1,225,420

Commitments and Contingencies (Note 25)
Stockholders’ Equity
Members’ capital	—	433,992
Class A common stock (Successor); $0.0001 par value, 2,500,000,000 shares authorized; 187,051,142 issued and outstanding as of February 28, 2021	19	—
Class V common stock (Successor); $0.0001 par value; 40,000,000 shares authorized; 35,636,680 issued and outstanding as of February 28, 2021	—	—
Series B-1 common stock (Successor); $0.0001 par value; 9,000,000 shares authorized; 8,120,367 issued and outstanding as of February 28, 2021	—	—
Series B-2 common stock (Successor); $0.0001 par value; 4,000,000 shares authorized; 3,372,184 issued and outstanding as of February 28, 2021	—	—
Additional paid-in capital	2,071,206	—
Accumulated other comprehensive income (loss)	2,388	(898)
Retained earnings (accumulated deficit)	10,800	(218,502)

Total stockholders’ equity	2,084,413	214,592

Noncontrolling interest	392,945	—

Total equity	2,477,358	214,592

Total Liabilities and Stockholders’ Equity	$3,838,177	$1,440,012

See notes to consolidated financial statements.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Successor	Predecessor
	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Revenue
Subscription revenue	$14,117	$259,707	$243,981	$153,634
Professional services	7,248	48,940	61,121	47,573

Total revenue	21,365	308,647	305,102	201,207
Cost of Revenue
Subscriptions	7,823	55,602	59,113	33,537
Professional services and other	4,324	40,466	42,414	31,673
Amortization of acquired intangible assets	4,037	18,921	19,538	8,350

Total cost of revenue	16,184	114,989	121,065	73,560

Gross Profit	5,181	193,658	184,037	127,647
Operating Expenses
Research and development	10,458	53,788	61,882	42,523
Sales and marketing	8,788	46,034	53,605	34,398
General and administrative	23,123	37,355	51,799	28,001
Acquisition-related expenses	4,317	14,348	26,709	15,577
Amortization of acquired intangible assets	1,249	31,275	31,129	20,061

Total operating expenses	47,935	182,800	225,124	140,560

(Loss) income from operations	(42,754)	10,858	(41,087)	(12,913)
Other (expense) income
Interest and other expense, net	(1,928)	(65,469)	(67,554)	(20,846)
Loss on extinguishment of debt	—	—	—	(4,604)
Gain from change in fair value of warrant liability	23,187	—	—	—
Gain from change in fair value of contingent consideration	33,740	—	—	—

Total other income (expenses)	54,999	(65,469)	(67,554)	(25,450)

Income (loss) before income tax benefit	12,245	(54,611)	(108,641)	(38,363)
Income tax benefit	612	6,681	7,271	8,245

Net income (loss)	12,857	$(47,930)	$(101,370)	$(30,118)

Less: Net income attributable to noncontrolling interest	2,057

Net income attributable to E2open Parent Holdings, Inc.	$10,800

Net income attributable to E2open Parent Holdings, Inc.
Class A common stockholders per share:
Basic	$0.06

Diluted	$0.06

See notes to consolidated financial statements.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Successor	Predecessor
	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Net income (loss)	$12,857	$(47,930)	$(101,370)	$(30,118)
Other comprehensive income (loss), net
Net unrealized loss on investments	—	—	(7)	(2,777)
Net foreign currency translation gain (loss)	2,388	(10)	233	(73)

Total other comprehensive income (loss), net	2,388	(10)	226	(2,850)

Comprehensive income (loss)	15,245	(47,940)	(101,144)	(32,968)
Comprehensive income (loss) attributable to noncontrolling interest	2,439	—	—	—

Comprehensive income (loss) attributable to E2open Parent Holdings, Inc.	$12,806	$(47,940)	$(101,144)	$(32,968)

See notes to consolidated financial statements.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except share data)

E2OPEN HOLDINGS, LLC

MEMBERS’ EQUITY

Predecessor

	Member’s Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Member’s Equity
Balance, February 28, 2018	$409,741	$1,726	$(91,337)	$320,130
Investment by member	85	—	—	85
Net assets contributed by member	9,394	—	—	9,394
Repurchase of membership units	(1,564)	—	—	(1,564)
Unit-based compensation expense	8,166	—	—	8,166
Net loss and comprehensive loss	—	(2,850)	(30,118)	(32,968)

Balance, February 28, 2019	425,822	(1,124)	(121,455)	303,243
Adoption of new accounting standard	—	—	4,323	4,323

Adjusted Balance, February 28, 2019	425,822	(1,124)	(117,132)	307,566
Investment by member	63	—	—	63
Repurchase of membership units	(115)	—	—	(115)
Unit-based compensation expense	8,222	—	—	8,222
Net loss and comprehensive loss	—	226	(101,370)	(101,144)

Balance, February 29, 2020	$433,992	$(898)	$(218,502)	$214,592
Investment by member	3,501	—	—	3,501
Unit-based compensation expense	7,277	—	—	7,277
Net loss and comprehensive loss	—	(10)	(47,930)	(47,940)

Balance, February 3, 2021	$444,770	$(908)	$(266,432)	$177,430

E2OPEN PARENT HOLDINGS, INC.

STOCKHOLDERS’ EQUITY

Successor

	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Stockholders’ Equity	Noncontrolling Interest	Total Equity
Balance, February 4, 2021	$19	$2,038,206	$—	$—	$2,038,225	$390,888	$2,429,113
Share-based compensation expense	—	33,000	—	—	33,000	—	33,000
Comprehensive income	—	—	2,388	—	2,388	—	2,388
Net income	—	—	—	10,800	10,800	2,057	12,857

Balance, February 28, 2021	$19	$2,071,206	$2,388	$10,800	$2,084,413	$392,945	$2,477,358

See notes to consolidated financial statements.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Successor	Predecessor
	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Cash flows from operating activities
Net income (loss)	$12,857	$(47,930)	$(101,370)	$(30,118)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	6,394	63,263	60,416	34,348
Amortization of deferred commissions	34	3,937	2,238	—
Amortization of debt issuance costs	206	4,007	3,519	1,296
Share-based and unit-based compensation	33,000	7,277	8,222	8,166
Gain from change in fair value of warrant liability	(23,187)	—	—	—
Gain from change in fair value of earn-out liability	—	—	(146)	(77)
Gain from change in fair value of contingent consideration	(33,740)	—	—	—
Gain on sale of short-term investment	—	—	—	(2,246)
Loss on disposal of property and equipment	9	33	142	47
Loss on extinguishment of debt	—	—	—	4,604
Changes in operating assets and liabilities:
Accounts receivable, net	11,514	(5,395)	(49,992)	(7,958)
Prepaid expenses and other current assets	3,622	(3,611)	(1,276)	726
Other noncurrent assets	11,017	(5,410)	(9,113)	(472)
Accounts payable and accrued liabilities	(6,648)	12,456	5,493	(6,284)
Incentive program payable	1,328	(17,437)	(1,581)	15,815
Deferred revenue	(8,733)	4,808	36,770	1,406
Changes in other liabilities	(1,872)	(7,344)	(9,169)	(9,370)

Net cash provided by (used in) operating activities	5,801	8,654	(55,847)	9,883
Cash flows from investing activities
Proceeds withdrawn from Trust Account	414,053	—	—	—
Payments for acquisitions – net of cash acquired	(879,907)	—	(431,399)	(244,449)
Capital expenditures	(1,470)	(13,990)	(11,563)	(2,712)
Proceeds from disposal of property and equipment	49	—	—	—
Sale of marketable securities	—	—	—	11,419

Net cash used in investing activities	(467,275)	(13,990)	(442,962)	(235,742)
Cash flows from financing activities
Proceeds from PIPE Investment	—	627,500	—	—
Proceeds from sale of membership units	—	3,501	63	85
Repurchase of membership units, net	—	—	(115)	(1,564)
Proceeds from indebtedness	—	23,377	492,588	480,000
Repayments of indebtedness	—	(21,891)	(5,529)	(197,979)
Debt extinguishment costs	—	—	—	(3,085)
Repayments of capital lease obligations	(468)	(6,038)	(6,449)	(5,245)
Payments of debt issuance costs	—	—	(12,941)	(11,538)

Net cash (used in) provided by financing activities	(468)	626,449	467,617	260,674

Effect of exchange rate changes on cash and cash equivalents	41	(98)	232	(112)

Net (decrease) increase in cash, cash equivalents and restricted cash	(461,901)	621,015	(30,960)	34,703
Cash, cash equivalents and restricted cash at beginning of period	669,443	48,428	79,388	44,685

Cash, cash equivalents and restricted cash at end of period	$207,542	$669,443	$48,428	$79,388

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	194,717	657,946	$19,494	$48,873
Restricted cash	12,825	11,497	28,934	$30,515

Total cash, cash equivalents and restricted cash	$207,542	$669,443	$48,428	$79,388

Supplemental Information—Cash Paid (Received) for:
Interest	$1,695	$61,728	$62,159	$22,744
Income taxes	(39)	1,660	1,825	1,223
Non-Cash Investing and Financing Activities:
Capital expenditures financed under capital lease obligations	$—	$11,802	$3,218	$3,612
Capital expenditures included in accounts payable and accrued liabilities	1,199	273	2,175	432
Prepaid software, maintenance and insurance under notes payable	—	892	—	112
Membership units issued in connection with acquisitions	—	—	—	9,394

See notes to consolidated financial statements.

E2OPEN PARENTS HOLDINGS, INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

CC Neuberger Principal Holdings I (CCNB1) was a blank check company incorporated in the Cayman Islands on January 14, 2020. CCNB1 was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. CCNB1’s sponsor was CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (Sponsor). CCNB1 became a public company on April 28, 2020 through an initial public offering (IPO) of 41,400,000 units at $10.00 per unit and private placement of 10,280,000 warrants generating gross proceeds of $424.3 million. Upon the closing of the IPO and private placement, $414.0 million of the proceeds were placed in a trust account (Trust Account) and invested until the completion of the Business Combination, as described below.

On February 4, 2021 (Closing Date), CCNB1 and E2open Holdings, LLC and its operating subsidiaries (E2open Holdings) completed a business combination (Business Combination) contemplated by the definitive Business Combination Agreement entered into on October 14, 2020 (Business Combination Agreement). In connection with the finalization of the Business Combination, CCNB1 changed its name to “E2open Parent Holdings, Inc.” (the Company or E2open) and change its jurisdiction of incorporation from the Cayman Islands to the State of Delaware (Domestication).

Immediately following the Domestication, various entities merged with and into E2open, with E2open as the surviving company. Additionally, E2open Holdings became a subsidiary of E2open with the equity interests of E2open Holdings held by E2open and existing owners of E2open Holdings. The existing owners of E2open Holdings are considered noncontrolling interests in the consolidated financial statements.

E2open contributed, as a capital contribution in exchange for a portion of the equity interests in E2open Holdings it acquired, the amount of cash available after payment of the merger consideration under the Business Combination Agreement. The merger consideration along with new financing proceeds were used to pay transaction expenses, repay indebtedness and fund the expense account of the representative of the Company’s equity holders under the Business Combination Agreement. Additionally, the limited liability company agreement of E2open Holdings was amended and restated to, among other things, reflect the Company Merger and admit E2open Parent Holdings, Inc. as the managing member of the Company.

As a result of the Business Combination, the Company’s trading symbol on the New York Stock Exchange (NYSE) was changed from “PCPL” to “ETWO”.

See Note 3, Business Combination and Acquisitions and Note 11, Tax Receivable Agreement for additional information.

Description of Business

The Company is headquartered in Austin, Texas. E2open is a leading provider of 100% cloud-based, end-to-end supply chain management software. The Company’s software combines networks, data and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility and driving improved resiliency. Given the business-critical nature of the Company’s solutions, it maintains deep, long-term relationships with its customers across a wide range of end-markets, including technology, consumer, industrial and transportation, among others.

The COVID-19 pandemic has caused business disruptions worldwide since January 2020. The full extent to which the pandemic will impact the Company’s business, operations, cash flows and financial condition will depend on future developments that are difficult to accurately predict. The Company has experienced modest adverse impacts as it relates to lengthening of sales cycles and delays in delivering professional services and training to customers. The Company has also experienced modest positive impacts from cost savings in certain operating expenses due to reduced business travel, deferred hiring for some positions and the cancellation or virtualization of customer events.

As the global pandemic continues to evolve, the Company will continue monitoring the situation to understand its impacts on its business and operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

As a result of the Business Combination, for accounting purposes, the Company is the acquirer and E2open Holdings is the acquiree and accounting predecessor. The financial statement presentation includes the financial statements of E2open Holdings as “Predecessor” for periods prior to the Closing Date and of the Company as “Successor” for the periods after the Closing Date, including the consolidation of E2open Holdings.

These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

In the opinion of management, all adjustments (consisting of normal recurring accruals), considered necessary for a fair presentation have been included. The historical financial information is not necessarily indicative of the Company’s future results of operations, financial position and cash flows.

Fiscal Year

The Company’s fiscal year ends on the last day of February each year.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported results of operations during the reporting period. Such management estimates include reserves for bad debt, goodwill and other long-lived assets, estimates of standalone selling price of performance obligations for revenue contracts with multiple performance obligations, share-based compensation, valuation allowances for deferred tax assets and uncertain tax positions, warrants, contingent consideration and the accounting for business combinations. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from management’s estimates.

Seasonality

Our quarterly operating results have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control, including seasonality in our business as a result of customer budget cycles and customary European vacation schedules, with higher sales in the third and fourth fiscal quarters. As a result, our past results may not be indicative of our future performance and comparing our operating results on a period-to-period basis may not be meaningful.

Segments

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (CODM), which the Company has determined is its chief executive officer. The CODM evaluates the Company’s financial information and performance on a consolidated basis. The Company operates with centralized functions and delivers most of its products in a similar way on an integrated cloud-based platform.

Business Combinations

The Company accounts for business combinations in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, and, accordingly, the assets and liabilities of the acquired business are recorded at their fair values at the date of acquisition. The excess of the purchase price over the estimated fair values is recorded as goodwill. Some changes in the estimated fair values of the net assets recorded for acquisitions that qualify as measurement period adjustments within one year of the date of acquisition will change the amount of the purchase price allocable to goodwill. All acquisition costs are expensed as incurred, and in-process research and development costs, if any, are recorded at fair value as an indefinite-lived intangible asset and assessed for impairment thereafter until completion, at which point the asset is amortized over its expected useful life. The results of operations of acquired businesses are included in the consolidated financial statements beginning on the acquisition date.

Software Development Costs

The Company capitalizes certain software development costs incurred during the application development stage. Software development costs include salaries and other personnel-related costs, including employee benefits, share-based compensation and bonuses attributed to programmers, software engineers and quality control teams working on the Company’s software solutions. The costs related to software development are included in property and equipment, net in the Consolidated Balance Sheets. Under this accounting framework, the Company had capitalized software costs of $7.4 million and a nominal amount as of February 28, 2021 and February 29, 2020, respectively. The Company recognized $0.1 million and $0.8 million of amortization of capitalized software development costs for periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021, respectively. The Company did not recognize any amortization of capitalized software development costs for the fiscal years ended February 29, 2020 and February 28, 2019, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, restricted cash, and accounts receivable. The Company deposits cash and cash equivalents with high-quality financial institutions. Accounts receivable are typically unsecured and derived from sales of subscriptions and support, as well as professional services, principally to large creditworthy technology, industrial, consumer goods, pharmaceutical and energy companies. Credit risk is concentrated primarily in North America, Europe, and parts of Asia. The Company has historically experienced insignificant credit losses. The Company maintains allowances for estimated credit losses based on management’s assessment of the likelihood of collection.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are stated at fair value. The Company’s account balances at one or more institutions periodically exceed the Federal Deposit Insurance Corporation (FDIC) insurance coverage and, as a result, there could be a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company has not experienced any losses and believes the risk is not significant.

Restricted Cash

Restricted cash represents customer deposits for the incentive payment program. The Company offers services to administer incentive payments to partners on behalf of the Company’s customers. The Company’s customers deposit these funds into a restricted cash account with an offset included as a liability in incentive program payable in the Consolidated Balance Sheets.

Accounts Receivable, Net of Allowance

Accounts receivable are initially recorded upon the sale of solutions to customers. Credit is granted in the normal course of business without collateral. Accounts receivable are stated net of allowances for doubtful accounts, which represent estimated losses resulting from the inability of certain customers to make the required payments. When determining the allowances for doubtful accounts, the Company takes several factors into consideration, including the overall composition of the accounts receivable aging, prior history of accounts receivable write-offs and experience with specific customers. The Company writes off accounts receivable when they are determined to be uncollectible. Changes in the allowances for doubtful accounts are recorded as bad debt expense and are included in general and administrative expense in the Consolidated Statements of Operations.

Goodwill

Goodwill represents the excess of the purchase price over the estimated fair values of the net tangible and intangible assets of acquired entities. The Company performs a goodwill impairment test annually during the fourth quarter of the fiscal year and more frequently if an event or circumstance indicates that impairment may have occurred. Triggering events that may indicate a potential impairment include but are not limited to significant adverse changes in customer demand or business climate, obsolescence of acquired technology, and related competitive considerations.

The Company performs the goodwill impairment test in accordance with guidance issued by the Financial Accounting Standards Board (FASB). The guidance provides an entity the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines that this is the case, it is required to perform the two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment loss to be recognized for that reporting unit, if any. If an entity determines that the fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required. The Company has one reporting unit and did not record any goodwill impairment charges for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and the fiscal years ended February 29, 2020 and February 28, 2019.

Intangible Assets, Net

The Company has intangible assets with both definite and indefinite useful lives. Definite-lived intangible assets are carried at cost less accumulated amortization and are amortized using the straight-line method over their estimated useful lives. The straight-line method approximates the manner in which cash flows are generated from the intangible assets. Amortization periods for definite-lived intangible assets are as follows:

	Successor	Predecessor
	February 28, 2021	February 29, 2020
Trade names	Indefinite	15 years or Indefinite
Noncompete agreements	N/A	1-5 years
Customer relationships	20 years	10-15 years
Technology	7-10 years	7 years
Content library	10 years	10 years
Backlog	N/A	4 years

Trade names are the only indefinite-lived assets that are not subject to amortization. The Company tests these indefinite-lived intangible assets for impairment on an annual basis during the fourth quarter of the fiscal year or more frequently if an event occurs or circumstances change that indicate that the fair value of an indefinite-lived intangible asset could be below its carrying amount. The Company first performs a qualitative assessment to determine whether it is more likely than not that the fair value of the indefinite-lived intangible asset is less than its carrying amount. If this is the case, a quantitative assessment is performed. The qualitative impairment test consists of comparing the fair value of the indefinite-lived intangible asset, determined using the relief from royalty method, with its carrying amount. An impairment loss would be recognized for the carrying amount in excess of its fair value.

Significant judgment is required in estimating the fair value of intangible assets and in assigning their respective useful lives. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management but are inherently uncertain. Critical estimates in valuing the intangible assets include, but are not limited to, forecasts of the expected future cash flows attributable to the respective assets, anticipated growth in revenue from the acquired customer and product base, and the expected use of the acquired assets.

Property and Equipment, Net

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally two to seven years. Leasehold improvements are amortized using the straight-line method over the remaining lease term or the estimated lives of the assets, if shorter. Upon sale or retirement of assets, the cost and related accumulated depreciation are removed from the Consolidated Balance Sheets, and any resulting gain or loss is reflected in the Consolidated Statements of Operations. No material gains or losses on disposal of property and equipment were recorded during the periods from February 4, 2021 through February 28, 2021 and March 1, 2021 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets, which consist principally of property and equipment and acquired intangible assets with finite lives, whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability of an asset is measured by comparing the carrying amount to the expected future undiscounted cash flows that the asset is expected to generate. If that review indicates that the carrying amount of the long-lived asset is not recoverable, an impairment charge is recorded for the amount by which the carrying amount of the asset exceeds its fair value. The Company did not record any long-lived asset impairment charges during the periods from February 4, 2021 through February 28, 2021 and March 1, 2021 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019.

Fair Value Measurement

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

These tiers include:

•	Level 1, defined as observable inputs such as quoted prices in an active market;

•	Level 2, defined as inputs other than the quoted prices in an active market that are observable either directly or indirectly; and

•	Level 3, defined as unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Warrant Liability

The Company has public and private placement warrants as well as warrants available under the Forward Purchase Agreement dated as of April 28, 2020 by and between CCNB1 and Neuberger Berman Opportunistic Capital Solutions Master Fund LP. The Company classifies as equity any equity-linked contracts that (1) require physical settlement or net-share settlement or (ii) give the Company a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any equity-linked contracts that (1) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the Company’s control) or (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

For equity-linked contracts that are classified as liabilities, the Company records the fair value of the equity-linked contracts at each balance sheet date and records the change in the statements of operations as a gain (loss) from change in fair value of warrant liability. The Company’s public warrant liability is valued using a binomial lattice pricing model. The Company’s private placement warrants are valued using a binomial lattice pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The Company’s forward purchase warrants are valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield, expiration dates and risk-free rates.

The valuation methodologies for the warrants and forward purchase agreement included in warrant liability include certain significant unobservable inputs, resulting in such valuations classified as Level 3 in the fair value measurement hierarchy. The Company assumes a volatility based on the implied volatility of the public warrants and the Company’s peer group, which includes American Software, Inc. (NasdaqGS: AMSW.A), Generix SA (ENXTPA: GENX), Manhattan Associates, Inc. (NasdaqGS: MANH), SPS Commerce, Inc. (NasdaqGS: SPSC), Park City Group, Inc. (NasdaqCM: PCYG), GTY Technology Holdings Inc. (NasdaqCM: GTYH), TrackX Holdings Inc. (TSXV: TKX), Tecsys Inc. (TSX: TCS), and The Descartes Systems Group Inc (TSX: DSG). The Company also assumed no dividend payout.

Contingent Consideration

The contingent consideration liability is due to the issuance of the two tranches of restricted Series B-1 and B-2 common stock and Series 1 restricted common units (RCUs) and Series 2 RCUs of E2open Holdings as part of the Business Combination. These shares and units were issued on a proportional basis to each holder of Class A shares in CCNB1 and Common Units of E2open Holdings. The Company also has deferred consideration (earn-out) payments that are due upon the successful attainment of revenue related criteria related to the Averetek, LLC (Averetek) acquisition.

These restricted shares, Common Units and deferred consideration payments are treated as a contingent consideration liability under ASC 805 and valued at fair market value on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. The Company’s earn-out liabilities and contingent consideration are valued using a Monte Carlo simulation model. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield and risk-free interest rates. Any change in the fair value from the remeasurement will be recorded in gain (loss) from change in contingent consideration on the Consolidated Statements of Operations.

Indemnification

The Company includes service-level commitments to its customers warranting certain levels of uptime reliability and performance and permitting those customers to receive credits in the event that the Company fails to meet those levels. To date, the Company has not incurred any material costs as a result of such commitments and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements. The Company has also agreed to indemnify its directors and executive officers for costs associated with any fees, expenses, judgments, fines, and settlement amounts incurred in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of service as a director or officer. The Company maintains director and officer insurance coverage that may enable the Company to recover a portion of any future amounts paid. The Company’s arrangements include provisions indemnifying customers against liabilities if the Company’s products infringe a third-party’s intellectual property rights. The Company has not incurred any costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.

Noncontrolling Interests

Noncontrolling interest represents the portion of E2open Holdings that the Company controls and consolidates but does not own. The Company recognizes each noncontrolling holder’s respective share of the estimated fair value of the net assets at the date of formation or acquisition. Noncontrolling interests are subsequently adjusted for the noncontrolling holder’s share of additional contributions, distributions and their share of the net earnings or losses of each respective consolidated entity. The Company allocates net income or loss to noncontrolling interests based on the weighted average ownership interest during the period. The net income or loss that is not attributable to the Company is reflected in net income (loss) attributable to noncontrolling interests in the Consolidated Statements of Operations. The Company does not recognize a gain or loss on transactions with a consolidated entity in which it does not own 100% of the equity, but the Company reflects the difference in cash received or paid from the noncontrolling interests carrying amount as additional paid-in-capital.

Certain limited partnership interests, including common units, are exchangeable into the Company’s Class A common stock. Class A common stock issued upon exchange of a holder’s noncontrolling interest is accounted for at the carrying value of the surrendered limited partnership interest and the difference between the carrying value and the fair value of the Class A common stock issued is recorded to additional paid-in-capital.

Advertising Costs

Advertising costs, which include primarily print materials and sponsorship of events, are expensed as incurred and included in sales and marketing expense in the Consolidated Statements of Operations. Advertising expense has been insignificant to date.

Severance and Exit Costs

Severance expenses consist of severance for employees that have been terminated or identified for termination. Exit costs consist of expenses associated with vacating certain facility leases prior to the lease term which generally include the remaining payments on an operating lease. Lease termination obligations are reduced for future sublease income. Severance costs related to workforce reductions are recorded when the Company has committed to a plan of termination and notified the employees of the terms of the plan.

Acquisition-Related Expenses

Acquisition-related expenses consist of third-party accounting, legal, investment banking fees, severance, facility exit costs, travel expenses, and other expenses incurred solely to prepare for and execute the acquisition and integration of a business. These costs are expensed as incurred.

Share-Based Compensation

The Company measures and recognizes compensation expense for all share-based awards at fair value over the requisite service period. The Company uses the Black-Scholes option pricing model to determine the weighted average fair value of options. For restricted stock grants and certain performance-based awards, fair value is determined as the average price of the Company’s Class A common stock, par value $0.0001 per share (Class A Common Stock) on the date of grant. The determination of fair value of share-based awards on the date of grant using an option-pricing model is affected by the stock price as well as by assumptions regarding a number of subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

The expected terms of the options are based on evaluations of historical and expected future employee exercise behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at grant date. Volatility is based on the average of historical and implied volatility of comparable companies from a representative peer group based on industry and market capitalization data. The Company has not historically issued any dividends and does not expect to in the future.

For performance-based awards where the number of shares includes a relative revenue growth modifier to determine the number of shares earned at the end of the performance period, the number of shares earned will depend on which range the Company’s total revenue growth falls within over the performance period. The fair value of the performance-based shares with the revenue growth modifier is determined using a Black-Scholes valuation model. In the period it becomes probable that the minimum threshold specified in the performance-based award will be achieved, the Company recognizes expense for the proportionate share of the total fair value of the award related to the vesting period that has already lapsed. The remaining fair value of the award is expensed on a straight-line basis over the balance of the vesting period. If the Company determines that it is no longer probable that it will achieve the minimum performance threshold specified in the award, all previously recognized compensation expense will be reversed in the period such determination is made.

The Company does not estimate forfeitures for share-based awards; therefore, it will record compensation costs for all awards and record actual forfeitures as they occur.

Unit-Based Compensation

The pre-Business Combination unit-based compensation expense associated with awards to employees and directors was measured at the grant date based on the fair value of the awards that were expected to vest. For time-based awards, the expense was recognized on a straight-line basis over the requisite service period of the award, which was generally four years. For performance-based awards, the expense was recognized when the performance obligation was probable of occurring. The fair value of options was estimated using the Black-Scholes option-pricing model. Use of this model requires management to make estimates and assumptions regarding expected option life, volatility, risk-free interest rate, and dividend yields. The Company did not estimate forfeitures for unit-based awards; therefore, compensation costs was recorded for all awards and adjusted for forfeitures as they occurred. The Company did not have material forfeitures in any period.

Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar. The functional currency of most of the Company’s foreign subsidiaries is the applicable local currency, although the Company has several subsidiaries with functional currencies that differ from their local currencies, of which the most notable exception is the subsidiary in India, whose functional currency is the U.S. dollar. Assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the consolidated balance sheet date. Operating accounts are translated at an average rate of exchange for the respective accounting periods. Translation adjustments resulting from the process of translating foreign currency financial statements into U.S. dollars are reported as a component of accumulated other comprehensive income (loss). Transaction gains and losses reflected in the functional currencies are charged to income or expense at the time of the transaction.

Net transaction gain (loss) from foreign currency contracts recorded in the Consolidated Statements of Operations were $0.2 million and $0.2 million for the periods February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021, respectively, and $0.2 million and $(0.1) million for the fiscal years ended February 29, 2020 and February 28, 2019, respectively.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net loss, as well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. The Company’s elements of other comprehensive income (loss) are unrealized gains on investments and cumulative foreign currency translation adjustments.

Deferred Financing Costs

The Company capitalizes underwriting, legal, and other direct costs incurred related to the issuance of debt, which are included in notes payable and capital lease obligations in the Consolidated Balance Sheets. Deferred financing costs related to notes payable are amortized to interest expense over the terms of the related debt, using the effective interest method. Upon the extinguishment of the related debt, any unamortized deferred financing costs are immediately recorded to gain/loss on extinguishment of debt. Deferred financing costs related to capital lease obligations are amortized on a straight line basis.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

The Company accounts for uncertain tax positions by reporting a liability for unrecognizable tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Revenue Recognition

Effective March 1, 2019, the Company adopted ASC 606, Revenue from Contracts with Customers (ASC 606), and all the related amendments, using the modified retrospective method. The Company adopted the new standard for all customer contracts. See Recently Issued or Adopted Authoritative Accounting Guidance below for related discussion.

The Company generates revenue from the sale of subscriptions and professional services. The Company recognizes revenue when the customer contract and associated performance obligations have been identified, the transaction price has been determined and allocated to the performance obligations in the contract, and the performance obligations have been satisfied. The Company recognizes revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

Subscription Revenue

The Company offers cloud-based on-demand software solutions, which enable its customers to have constant access to its solutions without the need to manage and support the software and associated hardware themselves. The Company houses the hardware and software in third-party facilities and provides its customers with access to the software solutions, along with data security and storage, backup, and recovery services, and solution support. The Company’s customer contracts typically have a term of three to five years. The Company primarily invoices its customers for subscriptions in advance for annual use of the software solutions. The Company’s payment terms typically require customers to pay within 30 to 90 days from the invoice date.

The Company also offers applications which enable its customers to have access to an electronic commerce transaction platform for the international container shipping industry. The majority of the Company’s contracts provide for fixed annual subscription fees. Some of the Company’s contracts with customers are volume-based transaction fees, based on the volume of transactions booked on the platform for two particular products. For subscription-based contracts, the Company generally invoices annually in advance. Under the previous standard, the Company limited subscription revenue recognition to the contractually billable amounts in each year of the subscription. Under the new standard, subscription revenue is recognized ratably over the life of the contract. The impact of this change was insignificant; therefore, no cumulative adjustment was made to the opening balance sheet for revenue recognition at adoption of the new standard. For transactional based contracts, the Company primarily recognizes revenue and invoices for these transactions once incurred, on a monthly basis. This is unchanged from the previous standard.

Professional Services

Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of the Company’s solutions. The Company provides professional services primarily on a time and materials basis, but also on a fixed fee basis. Customers are invoiced for professional services either monthly in arrears or, as with fixed fee arrangements, in advance and upon reaching project milestones. Professional services revenue is recognized over time. For services that are contracted for at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on at time and materials or prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of the Company’s efforts to satisfy services contracts as they represent the performance obligation consumed by the customer and performed by the Company and therefore reflect the transfer of services to a customer under such contracts. The adoption of the new standard did not result in a material change to the revenue recognition of professional services.

The Company enters into arrangements with multiple performance obligations, comprising of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand solutions. The Company primarily accounts for subscription and professional services revenue as separate units of accounting and allocates revenue to each deliverable in an arrangement based on standalone selling price. The Company evaluates the standalone selling price for each element by considering prices the Company charges for similar offerings, size of the order and historical pricing practices.

Sales Commissions

With the adoption of ASC 606 and ASC 340-40, Other Assets and Deferred Cost-Contracts with Customers, the Company began deferring and amortizing sales commissions that are incremental and directly related to obtaining customer contracts. Under the previous standard, the Company expensed all sales commissions as incurred. The Company recognized the cumulative effect of adopting the new standard by capitalizing $4.4 million of sales commissions from prior periods and recording an adjustment to accumulated deficit, net of tax, as of the adoption date. The Company amortizes sales commissions over the period that products are expected to be delivered to customers, including expected renewals. The Company determined this period to be four years, beginning when costs are incurred. Certain sales commissions that would have an amortization period of less than a year are expensed as incurred to sales and marketing expense.

Recent Accounting Guidance

Recently Adopted Accounting Guidance

The Company adopted ASC 606, Revenue from Contracts with Customers effective March 1, 2019 for all customer contracts. ASC 606 superseded the revenue recognition requirements in ASC 605, Revenue Recognition. ASC 606 requires revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services through a five-step process:

•	identification of the contract, or contracts, with a customer;

•	identification of the performance obligation in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the performance obligation in the contract; and

•	recognition of revenue as performance obligations are satisfied.

The new standard also included ASC 340, Other Assets and Deferred Costs, subsection 40, Contracts with Customers, which addressed accounting for the cost to obtain contracts. ASC 340-40 requires that costs to obtain contracts be recognized over the period that products and services are expected to be delivered, including likely renewals.

The Company adopted ASC 606 using the modified retrospective transition method. The period ended February 28, 2019, has not been restated and is reported under the accounting standards in effect for that period. The following table summarizes the cumulative effects of adopting ASC 606 in the Company’s Consolidated Balance Sheet as of March 1, 2019:

	Predecessor
($ in thousands)	February 28, 2019	ASC 606 Adoption Adjustment	March 1, 2019
Assets
Prepaid expenses and other current assets	$7,662	$1,520	$9,182
Other noncurrent assets	3,496	2,864	6,360
Liabilities and member’s equity
Other noncurrent liabilities	18,888	61	18,949
Accumulated deficit	(121,455)	4,323	(117,132)

Adoption of the new revenue standard impacted the Company’s Consolidated Balance Sheet as of February 29, 2020, as follows:

	Predecessor
($ in thousands)	Balances without ASC 606 Adoption Impact	ASC 606 Adoption Adjustment	As Reported Balances as of February 29, 2020
Assets
Prepaid expenses and other current assets	$8,924	$3,678	$12,602
Other noncurrent assets	6,285	8,160	14,445
Liabilities and member’s equity
Deferred revenue	142,673	(646)	142,027
Other noncurrent liabilities	38,249	295	38,544
Accumulated deficit	(230,691)	12,189	(218,502)

Adoption of the new revenue standard impacted the Company’s Consolidated Statement of Operations for the fiscal year ended February 29, 2020 as follows:

	Predecessor
($ in thousands)	Balances without ASC 606 Adoption Impact	ASC 606 Adoption Adjustment	As Reported Balances as of February 29, 2020
Revenue
Subscription revenue	$243,335	$646	$243,981
Operating expenses
Sales and marketing	61,061	(7,456)	53,605
Income tax benefit	(7,507)	236	(7,271)
Net (loss) income	(109,236)	7,866	(101,370)

Below is a summary of the adoption impacts of the new standard:

•

The Company capitalized $4.4 million of sales commissions on March 1, 2019, with a corresponding adjustment to accumulated deficit, net of tax. The Company is amortizing sales commissions over a four-year period to sales and marketing expense, beginning when the cost was incurred.

•

The Company recognized revenue of $0.6 million for the fiscal year ended February 29, 2020, for certain customer contracts that previously would have been deferred as of February 29, 2020. Revenue on these contracts is being recognized ratably over the contract term.

•

Sales commissions of $9.7 million were deferred during the fiscal year ended February 29, 2020, and commissions amortization expense of $2.2 million was recorded to sales and marketing expense for the fiscal year ended February 29, 2020.

•

The Company recognized an additional $0.1 million deferred tax liability at adoption, and an income tax expense of $0.2 million for the fiscal year ended February 29, 2020, related to the new standard. The impact to the deferred tax liability is included in other noncurrent liabilities in the Consolidated Balance Sheets.

In November 2016, the FASB issued Accounting Standards Update (ASU) 2016-18, Restricted Cash, which requires that in the statement of cash flows, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of period total amounts shown on the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2018. The Company adopted this standard for the fiscal year ended February 29, 2020 and it is reflected in the comparable prior period.

Recent Accounting Guidance Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases, which codified ASC 842, Leases. The core principle of ASC 842 is that a lessee should recognize the assets and liabilities that arise from leases. For operating leases, a lessee is required to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the balance sheet. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. This standard is effective for calendar fiscal years beginning after December 15, 2021. Earlier application is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company believes the adoption of this standard will result in a material increase to assets and liabilities as right-of-use leased assets and lease liabilities will be recorded in the Consolidated Balance Sheets.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (ASC 326), which is intended to provide financial statement users with more useful information about expected credit losses on financial assets held by a reporting entity at each reporting date. This standard replaces the existing incurred loss impairment methodology with an approach that requires consideration of a broader range of reasonable and supportable forward-looking information to estimate all expected credit losses. This standard is effective for the Company for the fiscal year beginning after December 15, 2022, and all interim periods within. Early adoption is permitted. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The amendments in this update simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. This standard is effective for annual periods beginning after December 15, 2021. Earlier application is permitted. The Company does not believe the adoption of this standard will have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard provides guidance on accounting for costs of implementation activities performed in a cloud computing arrangement that is a service contract. ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software and hosting arrangements that include an internal-use software license. The amendments in this standard should be applied either retrospectively or prospectively to all implementation costs incurred after the adoption date. The standard is effective for fiscal years beginning after December 15, 2021, and interim periods within those years. Earlier application is permitted. The Company does not believe the adoption of this standard will have a material impact on its consolidated financial statements.

In October 2018, the FASB issued ASU 2018-17, Consolidated (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. This standard is intended to improve the accounting when considering indirect interests held through related parties under common control for determining whether fees paid to decision makers and service providers are variable interests. ASU 2018-17 is effective for fiscal years beginning after December 15, 2020, and interim periods within those years. All entities are required to apply this standard retrospectively with a cumulative-effect adjustment to retained earnings at the beginning of the earliest period presented. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying Accounting for Income Taxes, as part of its initiative to reduce complexity in the accounting standards. The guidance amends certain disclosure requirements that had become redundant, outdated or superseded. Additionally, this guidance amends accounting for the interim period effects of changes in tax laws or rates and simplifies aspects of the accounting for franchise taxes. ASU 2019-12 is effective for annual periods beginning after December 15, 2021. Early adoption is permitted. Management is currently evaluating the effect of these provisions on the Company’s financial position and results of operations.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting to simplify the accounting for contract modifications made to replace the London Interbank Offered Rate (LIBOR) or other reference rates that are expected to be discontinued because of the reference rate reform. The guidance provides optional expediates and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criterion are met. The optional expedients and exceptions can be applied to contract modification made until December 31, 2022. On January 7, 2021, the FASB issued ASU 2021-01, Reference Rate Reform (Topic 848), which clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in ASU 2021-01 are elective and apply to the Company’s debt instruments that may be modified as a result of the reference rate reform. The Company is continuing to evaluate these standards, as well as the timing of the transition of various rates in its debt instruments affected by reference rate reform.

3.	BUSINESS COMBINATION AND ACQUISITIONS

Business Combination

The Business Combination of the Company and E2open Holdings was completed on February 4, 2021. The Business Combination was accounted for as a business combination under ASC 805, Business Combinations. The acquisition of E2open Holdings constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control, has been accounted for using the acquisition method with the Company as the accounting acquirer and E2open Holdings as the accounting acquiree. E2open Parent Holdings, Inc. has been determined to be the accounting acquirer based on evaluation of the following factors:

•

E2open Parent Holdings, Inc. is the sole managing member of E2open Holdings having full and complete authority over of all the affairs of E2open while the non-managing member equity holders do not have substantive participating or kick out rights;

•	The Sponsor and its affiliates had the right to nominate five or six initial members of the Company’s board of directors;

•

The predecessor controlling shareholder of E2open Holdings, Insight Partners, did not have a controlling interest in E2open Parent Holdings, Inc. or E2open Holdings as it held less than 50% of the voting interests after the Business Combination.

These factors support the conclusion that E2open Parent Holdings, Inc. acquired a controlling interest in E2open Holdings and is the accounting acquirer. E2open Parent Holdings, Inc. is the primary beneficiary of E2open Holdings, which is a variable interest entity, since it has the power to direct the activities of E2open Holdings that most significantly impact E2open Holdings economic performance through its role as the managing member. E2open Parent Holdings, Inc.’s variable interest in E2open Holdings includes ownership of E2open Holdings, which results in the right and obligation to receive benefits and absorb losses of E2open Holdings that could potentially be significant to E2open Parent Holdings, Inc. Therefore, the Business Combination represented a change in control and is accounted for using the acquisition method. Under the acquisition method of accounting, the purchase price is allocated to the tangible and intangible assets acquired and the liabilities assumed from E2open Holdings based on their estimated acquisition-date fair values.

The cash consideration in the Business Combination included cash from (1) the Trust Account in the amount of $414.0 million which was received in CCNB1’s IPO, (2) $525.0 million in proceeds from the issuance of a new term loan, (3) $695.0 million in proceeds from the investors purchasing an aggregate of 69.5 million Class A Common Stock in connection with the Business Combination (PIPE Investment) and (4) $200.0 million in proceeds from the Forward Purchase Agreement. E2open Holdings received $627.5 million of the PIPE Investment funds prior to the closing of the Business Combination.

The following summarizes the estimated fair value of the Business Combination:

($ in thousands)	Fair Value
Equity consideration paid to existing E2open Holdings ownership, net (1)	$461,549
Cash consideration to E2open Holdings, net of $15.1 million post business combination expense	585,971
Cash repayment of debt	978,521
Contingent consideration	158,598
Tax receivable agreement payable (2)	49,892
Cash paid for seller transaction costs	38,135

Estimated fair value of the Business Combination	$2,272,666

(1)	Equity consideration paid to E2open Holdings equity holders consisted of the following:

(In thousands, except per share data)	Consideration
Common shares subject to sales restriction	43,300
Fair value per share	$10.98

Equity consideration paid to existing E2open Holdings ownership	$475,434
Less: Acceleration of Class A and Class B units post business combination expense	(13,885)

Equity consideration paid to existing E2open Holdings ownership, net	$461,549

(2)

Payable for 85% of the tax savings realized during the exchange of E2open Holdings’ common units for shares of common stock, cash or other tax benefits under the Tax Receivable Agreement, as defined below. See Note 11, Tax Receivable Agreement for additional information.

The Company recorded the preliminary allocation of the purchase price to the Predecessor’s tangible and intangible assets acquired and liabilities assumed based on their fair values as of February 4, 2021. The preliminary purchase price allocation is as follows:

($ in thousands)	Fair Value
Cash and cash equivalents	$180,115
Account receivable, net	124,168
Other current assets	23,623
Property and equipment, net	37,924
Intangible assets	830,000
Goodwill (1)	2,628,964
Non-current assets	4,930
Current liabilities (2)	(159,463)
Notes payable and capital lease obligations	(511,762)
Warrant liability	(91,959)
Noncurrent liabilities (2)	(402,986)
Noncontrolling interest (3)	(390,888)

Total assets acquired and liabilities assumed	$2,272,666

(1)	Goodwill that arose from the step-up in tax basis from the Business Combination is tax deductible for the Company; the majority of E2open Holdings’ goodwill is not deductible for tax purposes.

(2)

The deferred revenue reflects a $60.7 million reduction in deferred revenues related to the estimated fair values of the acquired deferred revenue. The adjustment is based on the fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus a normal profit margin.

(3)	Noncontrolling interest represents the 16.0% ownership in E2open Holdings not owned by the Company as of the Closing Date. The fair value of the noncontrolling interest follows:

(In thousands, except per share data)	Fair Value
Common shares subject to sale restriction	35,600
Fair value per share	$10.98

Noncontrolling interest	$390,888

The fair value of the intangible assets is as follows:

($ in thousands)	Weighted Average Useful Lives	Fair Value
Indefinite-lived
Trademark / trade name (1)	Indefinite	$110,000
Definite-lived
Customer relationships (2)	20	300,000
Technology (3)	8.5	370,000
Content library (4)	10	50,000

Total definite-lived		720,000

Total intangible assets		$830,000

(1)	The trademark and trade name represent the tradenames that E2open Holdings originated or acquired which were valued using the relief-from-royalty method.
(2)	The customer relationships represent the existing customer relationships of E2open Holdings that was estimated by applying the with-and-without methodology, a form of the income approach.
(3)

The developed technology represents technology acquired and developed by E2open Holdings for the purpose of generating income for E2open Holdings, which was valued using the multi-period excess earnings method, a form of the income approach considering technology migration.

(4)	The content library represents the content contributed by network participants to the E2open Holdings business network, which was valued using the replacement cost method.

The preliminary allocation of the purchase price is based on preliminary valuations performed to determine the fair value of the net assets as of the Closing Date. This allocation is subject to revision as the assessment is based on preliminary information subject to refinement.

E2open Holdings incurred $6.5 million of expenses directly related to the Business Combination from March 1, 2020 through February 3, 2021 which were included in acquisition-related expense in the Consolidated Statements of Operations. From January 14, 2020 (inception) through the date of its last filing for the year ending December 31, 2020, CCNB1 incurred $3.9 million of transaction related expenses. From January 1, 2021 through February 3, 2021, CCNB1 incurred $0.8 million of expenses related to the Business Combination. E2open Holdings paid $0.6 million of debt issuance costs on the Closing Date which were capitalized and recorded as a reduction to the outstanding debt balances. On the Closing Date, the Company paid $14.5 million of deferred underwriting costs related to CCNB1’s initial public offering. At the closing of the Business Combination, $10.9 million fees related to the PIPE Investment and $20.2 million of debt issuance costs, including the $0.6 million paid by E2open Holdings, were paid by the Company. Additionally, $31.0 million and $16.9 million of acquisition-related advisory fees related to the reverse merger were paid by E2open Holdings and CCNB1, respectively, at the closing of the Business Combination and as these advisory fees were contingent upon the consummation of the Business Combination, they are not recognized in the Consolidated Statements of Operations of the Predecessor or Successor, and are success fees in nature. The nature of these fees relate to advisory and investment banker fees that were incurred dependent on the success of the Business Combination. The deferred underwriting commissions and costs pertaining to the reverse merger were treated as a reduction of equity while merger-related costs were expensed in the period from February 4, 2021 through February 28, 2021. The debt issuance costs were capitalized as a reduction to the outstanding debt balances.

Unaudited Pro Forma Operating Results

The following unaudited pro forma combined financial information presents the results of operations as if the Business Combination with CCNB1 on February 4, 2021 and the acquisition of Amber Road, Inc. had occurred as of March 1, 2019. The unaudited pro forma results may not necessarily reflect actual results of operations that would have been achieved, nor are they necessarily indicative of future results of operations. The unaudited pro forma results reflect the step-up amortization adjustments for the fair value of intangible assets acquired, a reduction in revenues related to the estimated fair value of the acquired deferred revenue, the elimination of historical interest expense incurred by E2open Holdings on its debt and the incurrence of interest expense related to the issuance of debt in connection with the Business Combination, transaction expenses, nonrecurring post-combination compensation expense and the related adjustment to the income tax provision.

	Fiscal Year Ended
($ in thousands)	February 28, 2021	February 29, 2020
Total revenue	$328,378	$289,467
Net loss	(55,053)	(161,758)
Less: Net loss attributable to noncontrolling interest	(8,324)	(30,704)

Net loss attributable to E2open Parent Holdings, Inc.	$(46,729)	$(131,054)

Related Agreements

Third Amended and Restated Limited Liability Company Agreement

On February 4, 2021, in connection with the Business Combination, the limited liability agreement of E2open Holdings prior to the Business Combination was amended and restated in its entirety to become the Third Amended and Restated Limited Liability Company Agreement.

Rights of the Units

Following the closing of the Business Combination, the limited liability company interests of E2open Holdings, LLC (Common Units), which are non-voting, economic interests in E2open Holdings, LLC, are entitled to share in the profits and losses of E2open Holdings and to receive distributions as and if declared by the Company, as the managing member of E2open Holdings, and will have no voting rights.

The restricted Common Units (RCUs) will vest and become Common Units based upon the Company’s Class A Common Stock reaching certain dollar thresholds. If any of the RCUs do not vest on or before the 10-year anniversary of the Closing Date, such units will be canceled for no consideration, and will not be entitled to receive any Catch-Up Payments. See Note 13, Contingent Consideration for additional details.

The Third Company Agreement contains provisions which require that a one-to-one ratio be maintained between the interests the Company holds in E2open Holdings and the Company’s outstanding common stock, subject to certain exceptions, including in respect of management equity which has not been settled in the Company’s common stock. In addition, the Third Company Agreement permits the Company, in its capacity as the managing member, to take actions to maintain such ratio, including in connection with stock splits, combinations, recapitalizations and exercises of the exchange rights of the parties to the Third Company Agreement.

The Company, as the managing member of E2open Holdings, has the authority to create new equity interests in E2open Holdings, and establish the rights and privileges of such interests.

Management

The Company, as the managing member of E2open Holdings following the Closing Date, has the sole authority to manage the business and affairs of E2open Holdings in accordance with the Third Company Agreement and applicable law. The business, property and affairs of E2open Holdings will be managed solely by the managing member, and the managing member cannot be removed or replaced except by the incumbent managing member.

Tax Receivable Agreement Distributions

The Third Company Agreement provides for quarterly tax distributions to the holders of Common Units on a pro rata basis based upon an agreed upon formula related to the taxable income of E2open Holdings allocable to holders of Common Units. Generally, these tax distributions will be computed based on the Company’s estimate of the taxable income of E2open Holdings allocable to each holder of Common Units (based on certain assumptions), multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for a U.S. corporation organized under the laws of the State of Delaware, taking into account all jurisdictions in which the Company is required to file income tax returns together with the relevant apportionment information and the character of E2open Holdings’ income, subject to various adjustments.

Transfer Restrictions

The Third Company Agreement contains restrictions on transfers of units. No member may transfer all or a portion of its units, except for (1) certain transfers to permitted transferees under certain conditions; (2) exchanges of Common Units for Class A Common Stock after the Lock-up Period pursuant to the Invest Rights Agreement has expired; and (3) by a member to us or any of our wholly-owned subsidiaries.

Exchange of Common Units for Class A Common Stock

From and after August 4, 2021, the holders of Common Units will, up to once per calendar quarter (or with respect to an affiliate of Insight Partners, up to twice per calendar quarter), be able to exchange all or any portion of their Common Units, together with the cancellation of an equal number of Class V common stock, par value $0.0001 (Class V Common Stock), for a number of shares of Class A Common Stock equal to the number of exchanged Common Units by delivering a written notice to E2open Holdings, with a copy to the Company; provided that (a) if a holder of Common Units holds more than 100,000 Common Units as of the Closing Date, such holder will not be permitted to exchange a number of Common Units less than the lessor of (1) 100,000 Common Units and (2) all of the Common Units then held by such holder or (b) if a holder of Common Units holds 100,000 Common Units or less than the lesser of (1) 50% of the Common Units held by such holder as of the Closing Date and (2) all of the Common Units then held by such holder, subject in each case to the limitations and requirements set forth in the Third Company Agreement regarding such exchanges. Notwithstanding the foregoing, the Company may, at its sole discretion, in lieu of delivering shares of Class A Common Stock for any Common Units surrendered for exchange, pay an amount in cash per E2open Holdings Unit equal to the 5-day volume-weighted average price (VWAP) of the Class A Common Stock ending on the day immediately prior to the date of the giving of the written notice of the exchange.

Exchange Ratio

For each Common Unit exchanged, one share of Class V Common Stock will be canceled and one share of Class A Common Stock will be issued to the exchanging member (unless the Company elects to pay an amount in cash in lieu thereof). The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, recapitalization or otherwise) of the Common Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or, by any such subdivision or combination of the Common Units. If the Class A Common Stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging holder of Common Units will be entitled to receive such security, securities or other property.

Restrictions on Exchange

The Company may limit the rights of holders of Common Units to exchange their Common Units under the Third Company Agreement if the Company determines in good faith that such restrictions are necessary so that E2open Holdings will not be classified as a “publicly traded partnership” under applicable tax laws and regulations.

Expenses

E2open Holdings will reimburse all of the Company’s expenses in connection with the ownership and management of E2open Holdings and its business (other than certain expenses, such as income taxes and payment obligations under the Tax Receivable Agreement, as defined below).

Tax Receivable Agreement

On February 4, 2021, the Company entered into a Tax Receivable Agreement (Tax Receivable Agreement) with certain owners of equity interest in holding Class A Units or Class A-1 Units of E2open Holdings and the members holding Class B Units of E2open Holdings along with certain holders of options to purchase one or more Class A Units or Class A-1 Units of E2open Holdings that are issued and outstanding which are vested (Vested Option Holders) or unvested (Unvested Option Holders) (all collectively, E2open Sellers).

Pursuant to the Tax Receivable Agreement, the Company is required to pay the exchanging holders of Common Units, as applicable, 85% of the tax savings that we realize as a result of increases in tax basis in E2open Holdings’ assets as a result of the sale of Common Units and the future exchange of Common Units for shares of Class A Common Stock (or cash) pursuant to the Third Company Agreement and certain pre-existing tax attributes of certain sellers of E2open Holdings, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless E2open Holdings exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other accelerated rights occur.

See Note 11, Tax Receivable Agreement for additional information.

Investor Rights Agreement

On February 4, 2021, the Company entered into the Investor Rights Agreement (IRA).

Director Appointment

Under the Investor Rights Agreement, subject to certain step-down provisions, affiliates of Insight Partners collectively have the right to nominate three board members (IVP Director) and CC NB Sponsor 1 Holdings LLC

(CC Capital), on behalf the Sponsor, has the right to nominate five board members (Sponsor Director). Two of the three IVP Directors, four of the five Sponsor Directors and the Chief Executive Officer of E2open Holdings, Michael A. Farlekas (CEO Director), comprise the board of directors.

Voting

For the duration of the Standstill Period (as defined below), the parties to the Investor Rights Agreement (IRA Parties) agreed to vote all of their respective shares of Class A Common Stock and Class V Common Stock, as applicable, in favor of the nominees recommended by the Company’s board of directors.

Standstill

The IRA Parties agreed that until the date that is the later of (a) one year after the Closing Date and (b) the date of the Company’s 2022 annual meeting of stockholders (Standstill Period), they will not (1) solicit proxies to vote or seek to advise or influence any person with respect to the voting of any of our securities in favor of electing any person as a director who is not nominated pursuant to the Investor Rights Agreement or by the board of directors or the Nominating and Corporate Governance Committee or in opposition of any individual nominated by us pursuant to the Investor Rights Agreement, (2) nominate any person as a director who is not nominated pursuant to the Investor Rights Agreement or by our board of directors (or the Nominating and Corporate Governance Committee) (other than by making a non-public proposal or request to our board of directors or the Nominating and Corporate Governance Committee in a manner which would not require our board of directors or us to make any public disclosure), (3) take certain actions contrary to the Company’s governance structure other than in accordance with the Investor Rights Agreement, (4) subject to certain exceptions, enter into a voting trust, voting agreement or similar voting arrangement with respect to any of the Company’s equity securities, (5) form, join or participate in a “group,” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (Exchange Act), in connection with any of the foregoing actions or (6) make any public disclosure inconsistent with the foregoing.

Registration Rights

Under the Investor Rights Agreement, within 30 days of the Closing Date, the Company was required to file a registration statement which was filed on Form S-1 on March 5, 2021 which became effective on March 29, 2021 registering the resale of securities held by the parties to the Investor Rights Agreement under the Securities Act of 1933, as amended (Securities Act). The Form S-1 was filed with the SEC using a “shelf registration” process. Under the shelf registration process, we and the selling holders may, from time to time, issue, offer and sell, as applicable, any combination of securities described in the Form S-1.

Under the Investor Rights Agreement, the Company agreed to indemnify the security holders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of Class A Common Stock, unless such liability arose from their misstatement or omission, and the security holders agree to indemnify the Company and its officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.

Transfers

The IRA Parties will not be able to transfer shares beneficially owned or otherwise held by them prior to the termination of the Lock-up Period, subject to certain customary exceptions including transfers to certain permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or a trust, the beneficiary of which is a member of the person’s immediate family or an affiliate of such person.

Termination

The director appointment rights under the Investor Rights Agreement will terminate as to a party when such party, together with its permitted transferees, has less than certain ownership thresholds (with respect to the affiliates of Insight Partners, the greater of 33% of the economic interests in us that such affiliates of Insight Partners owned immediately after the Closing Date and 2% of the Company’s voting securities, and with respect to CC Capital (on behalf of the Sponsor), less than 17% of the economic interests in the Company that it owned immediately after the Closing Date). The registration rights in the Investor Rights Agreement will terminate as to each holder of the Company’s shares of common stock when such holder ceases to hold any of the Company’s common stock or securities exercisable or exchangeable for the Company’s common stock.

Indemnification Agreements

Concurrently with the Closing Date, the Company entered into indemnification agreements with the Company’s board of directors, executive officers and senior management, each of whom became or continued as an executive officer, Section 16 officer and/or director as of the Closing Date. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as the Company’s director or officer.

Lock-Up Agreements

On February 4, 2021, the Company entered into lock-up agreements with certain executive officers, senior management and former board of members (collectively, Lock-up Parties), pursuant to which the Lock-up Parties are not permitted to transfer their shares beneficially owned or otherwise held by them prior to the termination of the Lock-up Period, subject to certain customary exceptions including (a) transfers to permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or to a trust, the beneficiary of which is a member of the person’s immediate family; and (b) to a charitable organization, by the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order.

E2open Holdings Acquisitions

Amber Road, Inc.

In July 2019, E2open Holdings acquired Amber Road, Inc. (Amber Road), a leading provider of cloud-based global trade management software, trade content and training. E2open Holdings acquired Amber Road for approximately $428.6 million in fixed consideration. The acquisition was funded by proceeds from the Term Loan Due 2024 and the Amber Term Loan of $35.6 million. See Note 12, Notes Payable and Capital Lease Obligations.

The aggregate amount of consideration paid by E2open Holdings was allocated to Amber Road’s net tangible assets and intangible assets based on their estimated fair values. The excess of the purchase price over the value of the net tangible assets and intangible assets was recorded as goodwill.

The table below presents the allocation of the purchase price to the net assets acquired based on their estimated fair values, as well as the associated estimated useful lives of the acquired intangible assets.

($ in thousands)	Amounts	Useful Lives
Net assets:
Content library	$57,000	10 years
Customer relationships	103,100	12 years
Technology	41,000	7 years

Total identified intangible assets	201,100
Cash and cash equivalents	6,524
Accounts receivable	19,191
Prepaid expenses and other current assets	2,145
Fixed assets	3,160
Other non-current assets	1,261

Total tangible assets	32,281
Goodwill	263,317

Total assets	496,698
Accounts payable	2,100
Accrued expenses and other liabilities	6,901
Deferred revenue	29,872
Other long-term liabilities	29,181

Total liabilities assumed	68,054

Net assets acquired	$428,644

The goodwill recognized in connection with the acquisition of Amber Road will not be deductible for tax purposes. The weighted-average amortization period for the acquired intangible assets was 10.4 years.

The operating results of Amber Road have been included in the Company’s consolidated financial statements as of the closing date of the acquisition.

Other Acquisitions

In May 2019, E2open Holdings acquired Averetek, a channel marketing engine enabling customers and their channel partners to plan and execute marketing campaign tactics. Averetek was acquired for $8.7 million in fixed consideration with $2.0 million in consideration contingent upon successful attainment of earn-out criteria that extend two years subsequent to closing. The fair value of the contingent consideration was $2.0 million at closing, February 29, 2020 and February 28, 2021.

The fixed consideration was comprised of a cash payment of $7.6 million and a deferred payment of $1.1 million which was paid in May 2020. The deferred payment was not contingent on performance criteria and was included in acquisition-related obligations in the Consolidated Balance Sheets.

The aggregate amount of consideration paid by E2open Holdings was allocated to Averetek’s net liabilities assumed of $0.6 million and intangible assets of $4.1 million based on their estimated fair values. The excess of the purchase price over the value of the net tangible assets and intangible assets of $7.2 million was recorded to goodwill. The goodwill recognized in connection with the acquisition of Averetek will be deductible for tax purposes. The weighted-average amortization period for the acquired intangible assets was 8.3 years.

The operating results of Averetek have been included in the Company’s consolidated financial statements from the closing date of the acquisition.

The Company does not disclose the actual results of acquired companies post acquisition. E2open integrates the operations of acquired companies, therefore making it impractical to report separate results.

4.	LIQUIDITY AND CAPITAL RESOURCES

The Company measures liquidity in terms of its ability to fund the cash requirements of its business operations, including working capital, capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Current working capital needs relate mainly to employee compensation and benefits, as well interest, debt repayments, capital expenditures, and operating expenses. The Company’s ability to expand and grow its business will depend on many factors, including working capital needs and the evolution of operating cash flows.

The Company had $194.7 million in cash and cash equivalents as of February 28, 2021. The Company believes its existing cash and cash equivalents, cash provided by operating activities, and, if necessary, the borrowing capacity of up to $75.0 million available under its revolving credit facility (see Note 12, Notes Payable and Capital Lease Obligations) will be sufficient to meet its working capital, debt repayment and capital expenditure requirements until for at least the next twelve months.

In the future, the Company may enter into arrangements to acquire or invest in complementary businesses. To facilitate these acquisitions or investments, the Company may seek additional equity or debt financing.

5.	RELATED PARTY TRANSACTIONS

In connection with the Amber Road acquisition in 2019, the Company paid $5.3 million and $3.0 million to Insight Partners and another member of the syndicate of private equity investors in E2open Holdings, respectively, in exchange for their commitment to contribute equity funding for the acquisition if needed. No equity funding was needed for the acquisition, and therefore the expense was included in acquisition-related expenses in the Consolidated Statements of Operations for the fiscal year ended February 29, 2020, as these amounts were paid to the two investors for deal related transaction services incurred with the Amber Road acquisition.

In connection with the Amber Road acquisition, the Company also assumed a $36.6 million term loan that is guaranteed by Insight Partners. This loan was paid in full as part of the Business Combination. See the Amber Term Loan section in Note 12, Notes Payable and Capital Lease Obligations for further information.

See Note 3, Business Combination and Acquisitions and Note 11, Tax Receivable Agreement for additional related party disclosures.

6.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Prepaid software and hardware license and maintenance fees	$5,441	$3,346
Deferred commissions	407	3,678
Other prepaid expenses and other current assets	6,795	5,578

Total prepaid expenses and other current assets	$12,643	$12,602

Amortization of software licenses held under capital leases is included in cost of revenue and operating expenses. Prepaid maintenance, services and insurance are expensed over the term of the underlying agreements.

7.	GOODWILL

The following tables present the changes in goodwill:

($ in thousands)	Predecessor
Balance, February 28, 2019	$482,378
Acquisitions:
Amber Road	263,317
Averetek	7,191
Currency translation adjustment	(130)

Balance, February 29, 2020	752,756
Currency translation adjustment	33

Balance, February 3, 2021	$752,789

($ in thousands)	Successor
Balance, February 4, 2021	$2,628,964
Currency translation adjustment	(318)

Balance, February 28, 2021	$2,628,646

For the year ended February 29, 2020, the change to goodwill was attributable to the acquisitions of Amber Road and Averetek as well as the effect of currency translation adjustments. The opening balance of goodwill as of February 4, 2021 was due to the Business Combination. See Note 3, Business Combination and Acquisitions for additional details.

8.	INTANGIBLE ASSETS, NET

Intangible assets, net consisted of the following:

	Successor
	February 28, 2021
($ in thousands)	Weighted Average Useful Life	Cost	Accumulated Amortized	Net
Indefinite-lived:
Trademark / Trade name	Indefinite	$109,924	$—	$109,924
Definite-lived:
Customer relationships	20.0	300,107	(1,248)	298,859
Technology	8.5	370,106	(3,621)	366,485
Content library	10.0	50,000	(417)	49,583

Total definite-lived		720,213	(5,286)	714,927

Total intangible assets		$830,137	$(5,286)	$824,851

	Predecessor
	February 29, 2020
($ in thousands)	Weighted Average Useful Life	Cost	Accumulated Amortized	Net
Indefinite-lived:
Trade name	Indefinite	$11,849	$—	$11,849
Definite-lived:
Trade name	15.0	20,555	(3,023)	17,532
Noncompete agreements	4.2	1,919	(1,894)	25
Customer relationships	12.8	377,160	(70,159)	307,001
Technology	6.5	113,547	(37,603)	75,944
Content library	10.0	57,000	(3,800)	53,200
Backlog	4.0	7,000	(4,958)	2,042

Total definite-lived		577,181	(121,437)	455,744

Total intangible assets		$589,030	$(121,437)	$467,593

The E2open trade name is indefinite-lived. Acquired trade names were definite-lived as over time the Company could rebrand acquired products and services as E2open.

Amortization of intangible assets is recorded in cost of revenue and operating expenses in the Consolidated Statements of Operations. The Company recorded amortization expense related to intangible assets of $5.3 million, $50.2 million, $50.7 million and $28.4 million for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019, respectively.

The weighted-average remaining amortization period for the definite-lived intangible assets is 13.4 years as of February 28, 2021.

Future amortization of intangibles is as follows for the fiscal years ending:

($ in thousands)	Amount
2022	$63,547
2023	63,547
2024	63,547
2025	63,547
2026	63,547
Thereafter	397,192

Total future amortization	$714,927

9.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Computer equipment	$14,707	$19,962
Software	21,141	11,063
Furniture and fixtures	1,828	5,592
Leasehold improvements	7,722	9,708

Gross property and equipment	45,398	46,325
Less accumulated depreciation and amortization	(1,200)	(21,093)

Property and equipment, net	$44,198	$25,232

Computer equipment and software include assets held under capital leases. Amortization of assets held under capital leases is included in depreciation expense. Depreciation expense was $1.1 million, $13.1 million, $9.7 million and $5.9 million for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019, respectively.

Property and equipment, net by geographic regions consisted of the following:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Americans	$41,338	$22,591
Europe	1,664	1,593
Asia Pacific	1,196	1,048

Property and equipment, net	$44,198	$25,232

10.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Accrued compensation	$34,298	$25,011
Accrued severance and retention	349	2,613
Trade accounts payable	17,858	13,508
Accrued professional services	2,938	3,168
Restructuring liability	1,639	1,117
Taxes payable	1,892	1,404
Interest payable	1,293	309
Other	9,966	11,321

Total accounts payable and accrued liabilities	$70,233	$58,451

11.	TAX RECEIVABLE AGREEMENT

E2open Holdings entered into a Tax Receivable Agreement with the owners of equity interest of certain parties holding Class A Units or Class A-1 Units of E2open Holdings and the members holding Class B Units of E2open Holdings that requires the Company to pay 85% of the tax savings that are realized as a result of increases in the tax basis in E2open Holdings’ assets as a result of the sale of E2open Holdings units and exchange of the E2open Holdings units for shares of common stock and cash, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless E2open Holdings exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other accelerated rights occur. The Company will retain the benefit of the remaining 15% of these cash savings.

Significant inputs and assumptions were used to preliminarily estimate the future expected payments including the timing of the realization of the tax benefits and a tax savings rate of approximately 24.1%. Changes in any of these or other factors are expected to impact the timing and amount of gross payments. The fair value of the tax receivable agreement obligation recorded by E2open Holdings in the opening balance sheet was $49.9 million, using an imputed interest rate of 7%. The fair value of these obligations will be accreted to the amount of the gross expected obligation. The tax receivable agreement liability originally recorded has been increased to $50.1 million as of February 28, 2021. This increase of $0.2 million was recorded as additional interest expense in the Consolidated Statements of Operations. In addition, if E2open Holdings were to exercise its right to terminate the Tax Receivable Agreement or certain other acceleration events occur, the Company will be required to make immediate cash payments. Such cash payments will be equal to the present value of the assumed future realized tax benefits based on a set of assumptions and using an agreed upon discount rate, as defined in the Tax Receivable Agreement. The early termination payment may be made significantly in advance of the actual realization, if any, of those future tax benefits. Such payments will be calculated based on certain assumptions, including that the Company has sufficient taxable income to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement over the period specified therein. The payments that the Company will be required to make will generally reduce the amount of overall cash flow that might have otherwise been available, but the Company expects the cash tax savings it will realize from the utilization of the related tax benefits will exceed the amount of any required payments. If the Company elected to terminate the Tax Receivable Agreement as of February 28, 2021, the Company estimates the early termination payment would have been approximately $129.3 million in the aggregate under the Tax Receivable Agreement.

12.	NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

Notes payable and capital lease obligations outstanding were as follows:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
2021 Term Loan	$525,000	$—
Term Loan Due 2024	—	914,184
Amber Term Loan	—	36,588
Revolving Credit Facility	—	15,000
Other notes payable	688	376
Capital lease obligations	11,415	6,057

Total notes payable and capital lease obligations	537,103	972,205
Less unamortized debt issuance costs	(18,483)	(20,497)

Total notes payable and capital lease obligations, net	518,620	951,708
Less current portion	(9,232)	(64,902)

Notes payable and capital lease obligations, less current portion, net	$509,388	$886,806

2021 Term Loan and Revolving Credit Facility

On February 4, 2021, E2open, LLC, a subsidiary of the Company, entered into a credit agreement (Credit Agreement) that provides for $75.0 million in commitments for revolving credit loans (2021 Revolving Credit Facility) with a $15.0 million letter of credit sublimit. The 2021 Revolving Credit Facility will mature on February 4, 2026. E2open, LLC can request increases in the revolving commitments and additional term loan facilities, in minimum amounts of $2.0 million for each facility. The Credit Agreement also provides for $525.0 million in term loans (2021 Term Loan) payable in quarterly installments of $1.3 million beginning in August 2021 and payable in full on February 4, 2028.

The interest rates applicable to borrowings under the Credit Agreement are, at E2open, LLC’s option, either (1) a base rate, which is equal to the greater of (a) the Prime rate, (b) the Federal Reserve Bank of New York rate plus 0.5% and (c) the Adjusted LIBO Rate (subject to a floor of 0.50% for term loans, but none for revolving loans) for a one month interest period plus 1% or (2) the adjusted LIBOR rate (subject to a floor of 0.50% for term loans, but none for revolving loans) equal to the LIBO rate for the applicable interest period multiplied by the statutory reserve rate, plus in the case of each of clauses (1) and (2), the Applicable Rate. The Applicable Rate (1) for base rate term loans ranges from 2.25% to 2.50% per annum, (2) for base rate revolving loans ranges from 1.50% to 2.00% per annum, (3) for Eurodollar term loans ranges from 3.25% to 3.50% per annum and (4) for Eurodollar revolving loans ranges from 2.50% to 3.00% per annum, in each case, based on the first lien leverage ratio. E2open, LLC will pay a commitment fee during the term of the Credit Agreement ranging from 0.25% to 0.375% per annum of the average daily undrawn portion of the revolving commitments based on the First Lien Leverage Ratio which represents the ratio of the Company’s secured consolidated total indebtedness to the Company’s consolidated EBITDA as specified in the Credit Agreement.

Other than a 1.00% premium which is payable if the initial term loan is prepaid on or prior to the date that is six months after the completion of the Business Combination in connection with a Repricing Transaction and customary breakage costs, any borrowing under the Credit Agreement may be repaid, in whole or in part, at any time and from time to time without any other premium or penalty, and any amounts repaid under the revolving credit facility may be reborrowed. Mandatory prepayments are required in connection with (1) certain dispositions of assets or the occurrence of other Casualty Events, in each case, to the extent the proceeds of such dispositions exceed certain individual and aggregate thresholds and are not reinvested, (2) unpermitted debt transactions and (3) excess cash flow in excess of $10.0 million.

The Credit Agreement is guaranteed by E2open Intermediate, LLC, a subsidiary of the Company, and certain wholly owned subsidiaries of E2open, LLC, as guarantors, and is supported by a security interest in substantially all of the guarantors’ personal property and assets.

Borrowings under the Credit Agreements may be used for working capital and other general corporate purposes, including capital expenditures, permitted acquisitions and other investments, restricted payments and the refinancing of indebtedness, and any other use not prohibited by the Loan Documents.

The Credit Agreement contains certain customary events of default, which include failure to make payments when due, the material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain Employment Retirement Income Security Act (ERISA)-related events, failure of any security lien to be valid and perfected, failure of any material guarantee to be in full force and effect and a change of control.

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain restrictions on the ability of E2open, LLC and its subsidiaries to incur any additional indebtedness or guarantee indebtedness of others, to create liens on properties or assets, to make certain investments, loans, advances and guarantees, to sell assets, to make certain restricted payments, to enter into certain sale and leaseback transactions, to enter into certain affiliate transactions, to enter into certain restrictive agreements and to enter into certain asset and share-based transactions. In addition, E2open, LLC must maintain a certain First Lien Leverage Ratio.

As of February 28, 2021, there were $525.0 million outstanding under the 2021 Term Loan at an interest rate of 3.69% and no outstanding borrowings under the 2021 Revolving Credit Facility. The Company was in compliance with the First Lien Leverage Ratio for the Credit Agreement as of February 28, 2021.

Amber Term Loan

In connection with the acquisition of Amber Road, Inc. (Amber Road), E2open Holdings assumed a term loan that is guaranteed by Insight Partners (Amber Term Loan). As of February 29, 2020, the loan had a principal balance of $36.6 million, respectively, which is payable at maturity in April 2021. Interest is paid monthly. The loan has a variable interest rate of prime less 1% which was 3.25% as of February 29, 2020. There are no premiums or penalties on voluntary prepayment of the Amber Term Loan. The Amber Term Loan was paid in full as part of the Business Combination.

Term Loan and Revolving Credit Facility Due 2024

In November 2018, E2open, LLC entered into a credit agreement, including an initial term loan of $400.0 million, delayed draw term loans of up to $80.0 million (together, Term Loan Due 2024) and a revolving credit facility of up to $30.0 million (Revolving Credit Facility). In connection with the Amber Road acquisition in July 2019, E2open, LLC borrowed an additional $441.0 million.

The Term Loan Due 2024 and Revolving Credit Facility are fully and unconditionally guaranteed, jointly and severally, by the E2open, LLC and its wholly owned subsidiaries and secured by all their tangible and intangible property.

The Term Loan Due 2024 matures in November 2024 and will amortize in quarterly installments beginning February 2019, with the balance payable on the final maturity date. E2open, LLC may make voluntary prepayments on the Term Loan Due 2024, in whole or in part, without premium or penalty, except in the instance of refinancing with new indebtedness or a change in control, where prepayment premiums will apply. Additionally, the agreement requires E2open, LLC to make early principal payments on an annual basis beginning February 2020, if cash flows for the year, as defined in the agreement, exceed certain levels specified in the agreement. No early principal payments have been required as of January 2021.

Upon the acquisition of Amber Road, the Term Loan Due 2024 and Revolving Credit Facility were amended, and interest rates were increased by 0.75%. Interest incurred under the Term Loan Due 2024 and Revolving Credit Facility were amended to be at the borrower’s option at either (a) a LIBOR rate plus an applicable margin of 5.75% or (b) a base rate, plus an applicable margin of 4.75%. The interest rate for the Term Loan Due 2024 and Revolving Credit Facility was 7.7% as of February 29, 2020.

The Term Loan Due 2024 and Revolving Credit Facility agreement contain a number of covenants that, among other things and subject to certain exceptions, restrict E2open, LLC and its subsidiaries’ ability: (a) to incur additional indebtedness; (b) issue preferred equity interests; (c) incur liens; (d) consolidate, merge; liquidate or dissolve; (e) make investments, loans and acquisitions; (f) sell, transfer, lease or dispose of assets, including equity of its subsidiaries; (g) engage in sale-leaseback transactions; (h) make restricted payments; (i) engage in transactions with its affiliates; and (j) enter into restrictive agreements.

The credit agreement governing the Term Loan Due 2024 and Revolving Credit Facility requires E2open, LLC to maintain a Total Leverage Ratio, as defined in the agreement, under a stated maximum threshold. The Term Loan Due 2024 and Revolving Credit Facility also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default. The Company was in compliance with the covenants of the Term Loan Due 2024 and Revolving Credit Facility until it was paid in full in February 2021 as part of the Business Combination.

During the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and the years ended February 29, 2020 and February 28, 2019, the Company recognized $1.5 million, $64.5 million, $64.9 million and $21.5 million, respectively, of interest expense related to its outstanding debt in the Consolidated Statements of Operations including the amortization of deferred financing fees.

The Company has purchased equipment under non-cancelable capital lease arrangements. The current and long-term portions of these capital lease obligations were $4.8 million and $6.6 million, respectively as of February 28, 2021, and $3.9 million and $2.2 million, respectively, as of February 29, 2020.

The following table sets forth future principal payment obligations of the Company’s notes payable and capital lease obligations for the fiscal years ending:

($ in thousands)	Amount
2022	$9,696
2023	9,094
2024	7,750
2025	5,250
2026	5,250
Thereafter	500,063

Total minimum payments	537,103
Less current portion	(9,232)

Notes payable and capital lease obligations, less current portion	$527,871

13.	CONTINGENT CONSIDERATION

Business Combination

The contingent consideration liability is due to the issuance of the two tranches of restricted Series B-1 and B-2 common stock and Series 1 restricted common units (RCUs) and Series 2 RCUs of E2open Holdings as part of the Business Combination. These shares and units were issued on a proportional basis to each holder of Class A shares in CCNB1 and Common Units of E2open Holdings. These restricted shares and Common Units are treated as a contingent consideration liability under ASC 805 and valued at fair market value. The contingent consideration liability was recorded at a fair value of $158.6 million on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. The contingent consideration liability was remeasured at fair value as of February 28, 2021 in the amount of $129.4 million resulting in a gain of $29.2 million which was recognized in gain from change in fair value of contingent consideration on the Consolidated Statements of Operations as a nonoperating income as the change in fair value is not a core operating activity of the Company.

There are 8,120,367 shares of Series B-1 common stock, including the Sponsor Side Letter shares noted below, and 3,372,184 shares of Series B-2 common stock outstanding as of February 28, 2021. Except as required by law, holders of the Class B common stock are not entitled to any voting rights with respect to such Class B common stock. Dividends and other distributions will be declared simultaneously with any dividend on shares of Class A Common Stock and ratably for the holders of Class B common stock, provided that no such dividends will be paid on any share of Class B common stock until the conversion of such share into Class A Common Stock, if any, at which time all accrued dividends will be paid.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class B common stock are not entitled to receive any assets of the Company (other than to the extent such liquidation, dissolution or winding up constitutes a conversion event (as defined in the Sponsor Side Letter Agreement), in which case such Class B common stock shall, in accordance with the certificate of incorporation, automatically convert to Class A Common Stock and the holders of such resulting Class A Common Stock shall be treated as a holder of Class A Common Stock).

The Series B-1 common stock automatically converts into the Company’s Class A Common Stock on a one-to-one basis upon the occurrence of the first day on which the 5-day volume-weighted average price (VWAP) of the Company’s Class A Common Stock is equal to at least $13.50 per share; provided, however, that the reference to $13.50 per share shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the closing of the Business Combination.

The Series B-2 common stock automatically converts into the Company’s Class A Common Stock on a one-to-one basis upon the occurrence of the first day on which the 20-day VWAP is equal to at least $15.00 per share; provided, however, that the reference to $15.00 per share shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the closing of the Business Combination.

The RCUs will vest and become Common Units of E2open Holdings as follows: (a) the Series 1 RCUs will vest at such time as the 5-day VWAP of the Class A Common Stock is at least $13.50 per share; however, the $13.50 per share threshold will be decreased by the aggregate amount of dividends per share paid by the Company following the closing of the Business Combination, (b) the Series 2 RCUs will vest at such time as the 20-day VWAP of the Class A Common Stock is at least $15.00 per share; however, the $15.00 per share threshold will be decreased by the aggregate amount of dividends per share paid by the Company following the closing of the Business Combination, (c) any then-unvested RCUs will vest upon the consummation of a qualifying change of control of the Company or Sponsor and (d) any then-unvested RCUs, to the extent the liquidation value of the Common Units, taking into account the vesting of such RCUs and payment of any relevant Catch-Up Payment (as defined in the Third Amended and Restated Limited Liability Company Agreement), would meet the VWAP-based vesting threshold set forth in clause (a) and/or (b) above with respect to any such RCUs, will vest upon such qualifying liquidation. Upon the conversion of an RCU, the holder of such RCU will be entitled to receive a payment equal to the amount of ordinary distributions paid on an E2open Holdings unit from the Closing Date through (but not including) the date such RCU converts into an E2open Holdings unit. If any of the RCUs do not vest on or before the 10-year anniversary of the Closing Date, such units will be canceled for no consideration, and will not be entitled to receive any Catch-Up Payments.

The Company has not paid any dividends to date and does not expect to in the future.

See Note 3, Business Combination and Acquisitions for additional information.

Sponsor Side Letter

In connection with the execution of the Business Combination Agreement, the Sponsor, certain investors and CCNB1’s Independent Directors entered into the Sponsor Side Letter Agreement with CCNB1. Under the Sponsor Side Letter Agreement, 2,500,000 Class B ordinary shares of CCNB1 held by the Sponsor and CCNB1’s Independent Directors were automatically converted into 2,500,000 shares of Series B-1 Common Stock, which, collectively, are referred to as the Restricted Sponsor Shares. The vesting conditions of the shares of Series B-1 Common Stock mirror the Series 1 RCUs. Upon conversion of the Restricted Sponsor Shares, the holder of each such Restricted Sponsor Share will be entitled to receive a payment equal to the amount of dividends declared on a share of Class A Common Stock beginning at the closing of the Business Combination and ending on the day before the date such Restricted Sponsor Share converts into a share of Class A Common Stock. If any of the Restricted Sponsor Shares do not convert prior to the ten-year anniversary of the Closing Date, such Restricted Sponsor Shares will be canceled for no consideration and will not be entitled to receive any Catch-Up Payment, as defined in the Third Company Agreement, in respect of such Restricted Sponsor Shares.

These restricted shares are treated as a contingent consideration liability under ASC 805 and valued at fair market value. The contingent consideration liability was recorded at a fair value of $26.0 million on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. The contingent consideration liability was remeasured at fair value as of February 28, 2021 in the amount of $21.4 million. The change in fair value of $4.6 million was recognized as a gain from change in fair value of contingent consideration on the Consolidated Statements of Operations as a nonoperating income as the change in fair value is not a core operating activity of the Company.

Averetek

The purchase agreement for Averetek (see Note 3, Business Combination and Acquisitions) includes contingent payments of up to $2.0 million in consideration contingent upon successful attainment of revenue related criteria that extends up to two years subsequent to closing, as well as a deferred consideration payment of $1.1 million that extended one year subsequent to the closing of Averetek. The deferred consideration and earn-out liabilities were recorded on the acquisition date in acquisition-related obligations on the Consolidated Balance Sheets. The earn-out liability is remeasured at each reporting date and adjusted if necessary. At the acquisition date, the fair value of the contingent consideration was $2.0 million. The Company determined there was no change in fair value of the contingent consideration as of February 28, 2021 and February 29, 2020. The deferred consideration will be earned in May 2021 and paid in June 2021.

14.	FAIR VALUE MEASUREMENT

The Company’s financial instruments include cash and cash equivalents; investments; accounts receivable, net; accounts payable; acquisition-related obligations; notes payable; and capital lease obligations. Accounts receivable, net; accounts payable; and acquisition-related obligations are stated at their carrying value, which approximates fair value, due to their short maturity. The Company measures its cash equivalents and investments at fair value, based on an exchange or exit price which represents the amount that would be received for an asset sale or an exit price, or paid to transfer a liability in an orderly transaction between knowledgeable and willing market participants. The Company estimates the fair value for notes payable and capital lease obligations by discounting the future cash flows of the related note and lease payments. As of February 28, 2021 and February 29, 2020, the fair value of the cash and cash equivalents, restricted cash, notes payable and capital lease obligations approximates their recorded values.

The following tables set forth details about the Company’s investments:

($ in thousands)	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
February 28, 2021 (Successor)
Asset-backed securities	$162	$62	$—	$224

February 29, 2020 (Predecessor)
Asset-backed securities	$162	$17	$—	$179

Observable inputs are based on market data obtained from independent sources. Unobservable inputs reflect the Company’s assessment of the assumptions market participants would use to value certain financial instruments. This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The Company’s assets and liabilities that are measured at fair value on a recurring basis, by level, within the fair value hierarchy are summarized as follows:

	Successor
	February 28, 2021
($ in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$4	$—	$—	$4

Total cash equivalents	4	—	—	4
Investments:
Asset-backed securities	—	224	—	224

Total investments	—	224	—	224

Total assets	$4	$224	$—	$228

Liabilities:
Earn-out liability	—	—	2,000	2,000
Warrant liability	—	—	68,772	68,772
Contingent consideration	—	—	150,808	150,808

Total liabilities	$—	$—	$221,580	$221,580

	Predecessor
	February 29, 2020
($ in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$4	$—	$—	$4

Total cash equivalents	4	—	—	4
Investments:
Asset-backed securities	—	179	—	179

Total investments	—	179	—	179

Total assets	$4	$179	$—	$183

Liabilities:
Earn-out liability	—	—	2,000	2,000

Total liabilities	$—	$—	$2,000	$2,000

Contingent Consideration

A reconciliation of the beginning and ending balances of acquisition related accrued earn-outs and contingent consideration using significant unobservable inputs (Level 3) is summarized below:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Beginning of period	$2,000	$620
Acquisition date fair value of contingent consideration	184,548	2,000
Cash payments	—	(464)
Gain from fair value of contingent consideration	(33,740)	(146)
Foreign exchange	—	(10)

End of period	$152,808	$2,000

The change in the fair value of the earn-out is recorded in acquisition-related expenses while the change in the fair value of the contingent consideration is recorded in gain (loss) from change in fair value of contingent consideration in the Consolidated Statements of Operations.

The Company’s warrant liability is measured at fair value on a recurring basis using significant unobservable inputs (Level 3). A reconciliation of the warrant liability from February 4, 2021 through February 28, 2021 is summarized below:

Successor
($ in thousands)	February 28, 2021
Beginning of period	$91,959
Gain from fair value of warrant liability	(23,187)

End of period	$68,772

The change in the fair value of the warrant liability is recorded in gain (loss) from change in fair value of warrant liability in the Consolidated Statements of Operations.

The fair values of the Company’s Level 1 financial instruments, which are traded in active markets, are based on quoted market prices for identical instruments. The fair values of the Company’s Level 2 financial instruments are based on quoted market prices for comparable instruments or model-driven valuations using observable market data or inputs corroborated by observable market data.

The Company’s earn-out liabilities and contingent consideration are valued using a Monte Carlo simulation model. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield and risk-free interest rates. These valuation models use unobservable market input, and therefore the liabilities are classified as Level 3.

The Company’s public warrant liability is valued using the binomial lattice pricing model. The private placement warrants are valued using a binomial pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The forward purchase warrants are valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield, expiration dates and risk-free interest rates. This valuation model uses unobservable market input, and therefore the liability is classified as Level 3.

15.	REVENUE

The Company generates revenue from the sale of subscriptions and professional services. The Company recognizes revenue when the customer contract and associated performance obligations have been identified, transaction price has been determined and allocated to the performance obligations in the contract and performance obligations have been satisfied. The Company recognizes revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

Subscription Revenue

The Company offers cloud-based, on-demand software solutions, which enable its customers to have constant access to its solutions without the need to manage and support the software and associated hardware themselves. The Company houses the hardware and software in third party facilities and provides its customers with access to the software solutions, along with data security and storage, backup, recovery services and solution support. The Company’s customer contracts typically have a term of three to five years. The Company primarily invoices its customers for subscriptions in advance for annual use of the software solutions. The Company’s payment terms typically require customers to pay within 30 to 90 days from the invoice date.

Professional Services

Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of the Company’s solutions. The Company provides professional services primarily on a time and materials basis, but also on a fixed fee basis. Customers are invoiced for professional services either monthly in arrears or, as with fixed fee arrangements, in advance and upon reaching project milestones. Professional services revenue is recognized over time. For services that are contracted at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on time and materials or a prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of the Company’s efforts to satisfy these service contracts as they represent the performance obligation consumed by the customer and performed by the Company, and therefore reflect the transfer of services to a customer under such contracts.

The Company enters into arrangements with multiple performance obligations, comprised of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand solutions. The Company primarily accounts for subscription and professional services revenue as separate units of accounting and allocates revenue to each deliverable in an arrangement based on standalone selling price. The Company evaluates the standalone selling price for each element by considering prices the Company charges for similar offerings, size of the order and historical pricing practices.

Total Revenue by Geographic Locations

Revenue by geographic regions consisted of the following:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Americas	$20,403	$295,923	$293,751	$197,245
Europe	463	6,226	6,271	3,594
Asia Pacific	499	6,498	5,080	368

Total revenue	$21,365	$308,647	$305,102	$201,207

Revenues by geography are determined based on the region of the Company’s contracting entity, which may be different than the region of the customer. Americas revenue attributed to the United States was 96% during the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal year ended February 29, 2020 and 98% for the fiscal year ended February 28, 2019. No other country represented more than 10% of total revenue during these periods.

Remaining Performance Obligations

Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed when they are able to terminate for convenience without payment of a substantive penalty under the contract. Additionally, as a practical expedient of ASC 606, the Company has not disclosed the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. As of February 28, 2021 and February 29, 2020, approximately $555.7 million and $566.8 million of revenue was expected to be recognized from remaining performance obligations, respectively. These amounts are expected to be recognized over the next five years.

Contract Assets and Liabilities

Contract assets primarily represent revenues recognized for performance obligations that have been satisfied but for which amounts have not been billed. Contract assets were $13.4 million and $2.4 million as of February 28, 2021 and February 29, 2020, respectively. Contract liabilities consist of deferred revenue which includes billings in excess of revenue recognized related to subscription contracts and professional services. Deferred revenue is recognized as revenue when the Company performs under the contract. Deferred revenue was $90.2 million and $144.7 million as of February 28, 2021 and February 29, 2020, respectively. The balance as of February 28, 2021 includes a fair value adjustment recorded as part of the Business Combination that reduced deferred revenue by $60.7 million. See Note 3, Business Combinations and Acquisitions. Revenue recognized during the fiscal year ended February 28, 2021, included in deferred revenue on the Consolidated Balance Sheets as of February 29, 2020, was $135.9 million.

Sales Commissions

With the adoption of ASC 606 and ASC 340-40, Contracts with Customers as of March 1, 2019, the Company began deferring and amortizing sales commissions that are incremental and directly related to obtaining customer contracts. Amortization expense of less than $0.1 million, $3.9 million and $2.2 million was recorded in sales and marketing expense in the Consolidated Statements of Operations for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal year ended February 29, 2020, respectively. Certain sales commissions that would have an amortization period of less than a year are expensed as incurred in sales and marketing expense. As of February 28, 2021 and February 29, 2020, the Company had $1.6 million and $11.8 million of capitalized sales commissions included in other noncurrent assets in the Consolidated Balance Sheets, respectively. In conjunction with the purchase accounting associated with the Business Combination, sales commissions deferred by the Predecessor were determined to have no fair value and were written off. Prior to March 1, 2019, The Company expensed all sales commissions as incurred.

16.	SEVERANCE AND EXIT COSTS

In connection with the acquisitions discussed in Note 3, Business Combination and Acquisitions, the Company conducted Company-wide post-acquisition related operational reviews to reallocate resources to strategic areas of its business. The operational reviews resulted in workforce reductions, lease obligations related to properties that were vacated and other expenses. Severance and exit costs included in acquisition-related expenses in the Consolidated Statements of Operations are as follows:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Severance	$10	$1,971	$7,195	$6,113
Lease exits	45	2,695	1,132	2,194

Total severance and exit costs	$55	$4,666	$8,327	$8,307

Included in accounts payable and accrued liabilities as of February 28, 2021 and February 29, 2020 is a restructuring liability balance of $1.6 million and $1.1 million, respectively, that primarily consists of lease related obligations, and a restructuring severance liability of $0.3 million and $2.6 million, respectively. The Company expects these amounts to be substantially paid within the next 12 months.

The following table reflects the changes in the severance and exit costs accruals:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Beginning of period	$3,730	$4,509
Payments	$(6,463)	$(9,106)
Expenses	4,721	8,327

End of period	$1,988	$3,730

17.	WARRANTS

As of February 28, 2021, there were 13,800,000 public warrants, 10,280,000 private placement warrants and 5,000,000 forward purchase warrants outstanding. Each warrant entitles its holders to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The private placement warrants became exercisable with the Domestication. The forward purchase warrants became exercisable upon effectiveness of

The Company’s Form S-1 which was initially filed on March 5, 2021 and deemed effective on March 29, 2021. The public warrants became exercisable on April 28, 2021. The public warrants, private placement warrants and forward purchase warrants will expire five years after the Closing Date, or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants when various conditions are met, such as specific stock prices, as detailed in the specific warrant agreements. However, the private placement warrants are nonredeemable so long as they are held by the Company’s Sponsor or its permitted transferees. The warrants are recorded as a liability in warrant liability on the Consolidated Balance Sheets. See Note 26, Subsequent Events for additional information

18.	STOCKHOLDERS’ EQUITY

Class A Common Stock

The Company is authorized to issue 2,500,000,000 Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share. As of February 28, 2021, there were 187,051,142 shares of Class A Common Stock issued and outstanding. See Note 26, Subsequent Events for additional information regarding the Form S-1 registration statement and effectiveness.

Class V Common Stock

The Company is authorized to issue 40,000,000 Class V common stock with a par value of $0.0001 per share. These shares have no economic value but entitle the holder to one vote per share. As of February 28, 2021, there were 35,636,680 shares of Class V Common Stock issued and outstanding and 4,363,320 shares of Class V Common Stock held by the Company in treasury.

The following table reflects the changes in the Company’s outstanding stock:

	Class A	Class V	Series B-1	Series B-2
Balance, February 4, 2021	187,051,142	35,636,680	8,120,367	3,372,184
	—	—	—	—

Balance, February 28, 2021	187,051,142	35,636,680	8,120,367	3,372,184

As reflected in the table above, there was no stock activity during the period from February 4, 2021 through February 28, 2021.

Membership Units

Prior to the Business Combination, E2open Holdings had three classes of units: Class A, Class A-1 and Class B. Class A units were the only units with voting rights. Holders of Class A and Class A-1 units were entitled to priority distributions until each unit received $1.00 per unit. Remaining distributions, if any, were made pro rata to all units. Class B units were incentive, profit-interest units issued to management, which participated as long as E2open Holdings made distributions to any Class A units equal to the participation level of the applicable Class B units.

Issued and outstanding Class A and Class A-1 units were 349.6 million and 7.2 million, respectively, as of February 3, 2021, and 349.0 million and 6.1 million, respectively, as of February 29, 2020. During the period from March 1, 2020 through February 3, 2021 and the fiscal years ended February 29, 2020 and February 28, 2019, the Company received $3.5 million, $0.1 million and $0.1 million proceeds from the sale of membership units, respectively.

19.	NONCONTROLLING INTERESTS

Noncontrolling interest represents the portion of E2open Holdings that the Company controls and consolidates but does not own. As of February 28, 2021, the noncontrolling interest represents a 16.0% ownership in E2open Holdings.

Generally, common units of E2open Holdings participate in net income or loss allocations and distributions and entitle their holder to the right, subject to the terms set forth in the Third Company Agreement, to require E2open Holdings to redeem all or a portion of the common units held by such participant. At the Company’s option, it may satisfy this redemption with cash or by exchanging Class V Common Stock for the Company’s Class A Common Stock on a one-for-one basis.

As of February 28, 2021, there were a total of 35.6 million common units held by participants of E2open Holdings. There were no changes in the numbers of common units held by participants during the period from February 4, 2021 through February 28, 2021.

The Company follows the guidance issued by the FASB regarding the classification and measurement of redeemable securities. Accordingly, the Company has determined that the common units meet the requirements to be classified as permanent equity. The Company did not redeem any common units during the period from February 4, 2021 through February 28, 2021.

20.	OTHER COMPREHENSIVE INCOME (LOSS)

During the fiscal year ended February 28, 2019, the Company reclassed $2.2 million from accumulated other comprehensive loss to interest and other expense, net on the Consolidated Statements Operations related short-term investments resulting in a gain on the sale of the short-term investments. There were no reclasses to the Consolidated Statements of Operations from accumulated other comprehensive income during the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and the year ended February 29, 2020.

Accumulated other comprehensive income (loss) in the equity section of the Company Consolidated Balance Sheets includes:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Foreign currency translation adjustment	$2,388	$(925)
Unrealized gain on investments	—	27

Accumulated other comprehensive income (loss)	$2,388	$(898)

The unrealized gain on investment was eliminated as part of the Business Combination.

21.	RETIREMENT PLANS

The E2open 401(k) Plan allows eligible employees to either make pre-tax 401(k) contributes or after-tax Roth 401(k) contributions. These defined contribution plans are sponsored by the Company and provide a variety of investment options. The Company matches 50% of the first 6% an employee contributes to these plans. For an employee to be eligible for the matching contribution, the employee has to be actively employed on December 31 to receive the matching contribution for the year. The Company made matching contributions of $2.2 million, $1.8 million and $1.1 million during the period from February 4, 2021 through February 28, 2021 and fiscal years ended February 29, 2020, February 28, 2019, respectively. There were no matching contributions made during the period from March 1, 2020 through February 3, 2021. The Company has no other post-retirement benefits. During the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019, expense related to the defined contribution plans was $0.2 million, $2.3 million, $2.2 million and $1.2 million, respectively.

22.	SHARE-BASED AND UNIT-BASED COMPENSATION

2021 Incentive Plan

The E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan (2021 Incentive Plan) became effective on the Closing Date with the approval of CCNB1’s shareholders and the board of directors. The 2021 Incentive Plan allows the Company to make equity and equity-based incentive awards to officers, employees, directors and consultants. There are 15,000,000 shares of Class A Common Stock reserved for issuance under the 2021 Incentive Plan which can be grated as stock options, restricted stock awards, restricted stock units, performance stock awards, cash awards and other equity-based awards. No award may vest earlier than the first anniversary of the date of grant, expect under limited conditions. The 2021 Incentive Plan replaced the 2015 Plan and 2015 Restricted Plan, as defined below. See Note 26, Subsequent Events for a description of awards granted after February 28, 2021 under the 2021 Incentive Plan.

Prior to the Business Combination, the Company had unit-based compensation plans that authorized (a) the discretionary granting of unit options and (b) the discretionary issuance of non-vested restricted units.

Unit Options

In 2015, E2open Holdings adopted the 2015 Unit Option Plan (2015 Plan). Under the 2015 Plan, E2open Holdings issued Series A unit options to certain employees eligible to participate in E2open Holdings unit option plan. The options issued under the 2015 Plan were subject to certain transfer restrictions and were initially deemed unvested. With respect to options issued to certain employees, options either vested 25% in the first year, and quarterly thereafter over a four-year period (Time-Based Units) or based upon an exit event (Exit-Based Units). The vesting of both the Time-Based Units and Exit-Based Units were subject to the employee’s continued employment with the E2open Holdings.

Fair value of the unit options was determined on the date of grant using a pricing model affected by E2open Holdings’ unit price, as well as by certain assumptions including E2open Holdings’ expected equity price volatility over the term of the awards, actual and projected employee option exercise behavior, risk-free interest rates and expected dividends. E2open Holdings did not grant any new options during the periods from March 1, 2020 through February 3, 2021. The estimated grant-date fair values of the unit options granted the period from March 1, 2019 through February 29, 2020 were calculated using the Black-Scholes option-pricing valuation model, based on the following assumptions:

Expected term (in years)	6
Expected equity price volatility	23% - 55%
Risk-free interest rate	1.9% - 2.8%
Expected dividend yield	0%

The expected term represented the period that the unit options were expected to be outstanding, giving consideration to the contractual terms of the awards, vesting schedules and expectations of future employee behavior as influenced by changes to the terms of E2open Holdings unit options. E2open Holdings estimated the expected term, using the simplified method due to limited exercise data, to be the period of time between the date of grant and the midpoint between option vesting and expiration. E2open Holdings estimated the expected volatility of its unit options based on the average of historical and implied volatility of comparable companies from a representative peer group based on industry and market capitalization data. The risk-free interest rate represented the yield on a constant maturity U.S. Treasury security with a term equal to the expected term of the options. Expected dividend yield was set at zero because E2open Holdings did not expect to pay dividends during the term of the unit options and historically had not paid any dividends to its equity holders. Management made an estimate of expected forfeitures and recognized compensation costs only for those options expected to vest. E2open Holdings was authorized to issue 46.0 million unit options under the 2015 Plan. As of February 3, 2021 and February 29, 2020, outstanding unit options were 19.9 million and 22.0 million, respectively. Unit options available for grant were 2.7 million as of February 3, 2021; however, the 2015 Plan was terminated as part of the Business Combination.

Activity under E2open Holdings’ unit option plan is as follows:

	Predecessor
	Number of Units (in thousands)	Weighted Average Exercise Price Per Unit	Weighted Average Term (in years)
Balance, February 28, 2019	18,617	$1.34	2.3
Granted	5,713	2.04
Exercised	(37)	1.61
Canceled and forfeited	(2,292)	1.51

Balance, February 29, 2020	22,001	1.51	1.9
Exercised	(1,425)	1.45
Forfeited	(721)	1.65

Balance, February 3, 2021	19,855	$1.51	1.1

The weighted-average grant date fair value per unit of options granted during the fiscal year ended February 29, 2020 was $0.45. As of February 3, 2021, there was $2.4 million of unrecognized compensation cost, excluding estimated forfeitures, related to unvested options, which was expected to be recognized over a weighted-average period of 1.1 year. The weighted-average contractual life of options outstanding was 6.7 years and the weighted-average contractual life of options exercisable was 6.4 years as of February 3, 2021.

The Company did not recognize any compensation expense for Exit-Based units for the period from March 1, 2020 through February 3, 2021 and the fiscal years ended February 29, 2020 and February 28, 2019, as these awards were not probable of vesting during these time periods.

On January 24, 2021, the board of managers accelerated the vesting of all unvested unit options outstanding under the 2015 Plan as of the completion of the Business Combination on February 4, 2021 which resulted in $12.8 million of accelerated compensation recognized in the period from February 4, 2021 through February 28, 2021.

Restricted Equity Plan

In 2015, E2open Holdings established the 2015 Restricted Equity Plan (2015 Restricted Plan) that was adopted for certain officers eligible to participate in the 2015 Restricted Plan. The units issued under the 2015 Restricted Plan were subject to certain transfer restrictions and were initially deemed unvested. With respect to units issued to certain officers, Class B units either vested 25% annually over a four-year period (Time-Based Units) or based upon an exit event (Exit-Based Units). The vesting of both the Time-Based Units and Exit-Based Units were subject to the employee’s continued employment with E2open Holdings. E2open Holdings authorized 32.0 million units under the 2015 Restricted Plan. As of February 3, 2021 and February 29, 2020, outstanding restricted units were 22.0 million. No restricted units were available for grant as of February 3, 2021. The 2015 Restricted Plan was terminated as part of the Business Combination.

Activity under E2open Holdings’ 2015 Restricted Plan was as follows:

	Predecessor
($ in thousands)	Number of Units (in thousands)	Weighted Average Grant Date Fair Value Per Unit	Weighted Average Remaining Term (in years)
Awards not vested, February 28, 2019	12,651	$1.41	2.1
Granted	500	1.65
Released	(4,196)	1.47

Awards not vested, February 29, 2020	8,955	1.40	1.5
Released	(3,523)	1.48

Awards not vested, February 3, 2021	5,432	$1.35	0.3

The aggregate fair value of units vested during the period from March 1, 2020 through February 3, 2021 and fiscal year ended February 29, 2020 was $5.2 million and $6.2 million, respectively. Unrecognized compensation expense related to the Class B units was $5.4 million as of the February 3, 2021, which was expected to be recognized over a weighted-average period of approximately one year. E2open Holdings did not recognize any compensation expense for Exit-Based Units for the period from March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019.

On January 24, 2021, the board of managers accelerated the vesting of all unvested unit options outstanding under the 2015 Restricted Plan as of the completion of the Business Combination on February 4, 2021 which resulted in $15.4 million of accelerated compensation recognized in the period from February 4, 2021 through February 28, 2021.

The table below sets forth the functional classification in the Consolidated Statements of Operations of equity-based compensation expense:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Cost of revenue	$3,248	$396	$423	$429
Research and development	5,224	499	151	440
Sales and marketing	5,134	659	1,316	1,033
General and administrative	19,394	5,723	6,332	6,264

Total share-based and unit-based compensation	$33,000	$7,277	$8,222	$8,166

As discussed in Note 3, Business Combinations and Acquisitions, the outstanding unit options were converted into cash of $26.2 million and $16.1 million of the Company’s Class A Common Stock, and the Class B units were converted into cash of $24.2 million and $25.9 million of the Company’s Class A Common Stock in connection with the Business Combination. Also, $4.7 million of unit-based compensation expense was recognized during the period from February 4, 2021 through February 28, 2021 for the restricted Series B-1 and B-2 common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units.

As discussed in Note 3, Business Combination and Acquisitions, upon purchasing Amber Road, equity incentive compensation previously granted to Amber Road employees was converted to deferred cash compensation. During the fiscal year ended February 29, 2020, $10.9 million of expense was recorded for the Amber Road deferred compensation in the Consolidated Statements of Operations, including $9.5 million related to accelerated deferred compensation payments negotiated in exit agreements with certain former Amber Road executives. During the period from March 1, 2020 through February 3, 2021, the Company recognized $0.8 million of deferred compensation expense related to Amber Road. There was no deferred compensation expense recognized during the period from February 4, 2021 through February 28, 2021. See Note 25, Commitments and Contingencies for additional information.

23.	EARNINGS PER SHARE

Basic earnings per share is calculated as net income divided by the average number of shares of common stock outstanding. Diluted earnings per share assumes, when dilutive, the issuance of the net incremental shares from options and restricted shares. The following is a reconciliation of the denominators of the basic and diluted per share computations for net income:

Successor
(in thousands, except share and per share data)	February 4, 2021 through February 28, 2021
Net income (loss) per share:
Numerator - basic:
Net income	$12,857
Less: Net income attributable to noncontrolling interests	2,057

Net income attributable to E2open Parent Holdings, Inc. - basic	$10,800

Numerator - diluted:
Net income attributable to E2open Parent Holdings, Inc. - basic	$10,800
Add: Net income and tax effect attributable to noncontrolling interests	1,561

Net income attributable to E2open Parent Holdings, Inc. - diluted	$12,361

Numerator - basic:
Weighted average shares outstanding - basic	187,051
Net income per share - basic	$0.06

Numerator - diluted:
Weighted average shares outstanding - basic	187,051
Weighted average effect of dilutive securities	35,637

Weighted average shares outstanding - diluted	222,688
Diluted net income per common share	$0.06

(1)	The warrants include the public warrants, private placement warrants and forward purchase warrants.

Potential common shares issuable to employee or directors upon exercise or conversion of shares under the Company’s share-based compensation plans and upon exercise of warrants are excluded from the computation of diluted earnings per common share when the effect would be anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

The following table summarizes the weighted-average potential common shares excluded from diluted loss per common share as their effect would be anti-dilutive:

Successor
February 4, 2021 through February 28, 2021
Restricted Sponsor Shares related to Series B-1 common stock	2,500,000
Shares related to Series B-1 common stock	5,620,367
Shares related to Series B-2 common stock	3,372,184
Shares related to restricted common units Series 1	4,379,557
Shares related to restricted common units Series 2	2,627,724
Shares related to warrants (1)	29,079,972

Units/Shares excluded from the dilution computation	47,579,804

(1)	The warrants include the public warrants, private placement warrants and forward purchase warrants.

24.	INCOME TAXES

For financial reporting purposes, the components of income (loss) before income tax benefit were as follows:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Domestic	$5,284	$(62,012)	$(110,937)	$(40,627)
Foreign	6,961	7,401	2,296	2,264

Income (loss) before income tax benefit	$12,245	$(54,611)	$(108,641)	$(38,363)

The income tax benefit consisted of the following:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Current:
Federal	$(376)	$(273)	$(125)	$7,631
State	(62)	(170)	31	(34)
Foreign	(578)	(1,214)	(1,265)	(1,860)

Total current	(1,016)	(1,657)	(1,359)	5,737

Deferred:
Federal	1,382	(1,258)	6,850	505
State	303	10,117	1,666	1,728
Foreign	(57)	(521)	114	275

Total deferred	1,628	8,338	8,630	2,508

Total income tax benefit	$612	$6,681	$7,271	$8,245

As a result of the Business Combination, the Company acquired a controlling interest in E2open Holdings, which is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, E2open Holdings is not itself subject to U.S. federal and certain state and local income taxes. Any taxable income or loss generated by E2open Holdings is passed through to and included in the taxable income or loss of its partners, including the Company following the Business Combination, on a pro rata basis. The Company’s U.S. federal and state income tax benefits relate to the Company’s wholly owned U.S. corporate subsidiaries that are consolidated for U.S. GAAP purposes but separately taxed for U.S. federal and state income tax purposes as corporations as well as the Company’s allocable share of any taxable income of E2open Holdings following the Business Combination. Additionally, the Company owns foreign subsidiaries that file and pay income taxes in their local jurisdiction. The Company has elected to record Global Intangible Low-Taxed Income (GILTI) tax as a period cost.

The Company’s income tax provision differs from the amounts computed by applying the US federal income tax rate of 21% to pretax income (loss) as a result of the following:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
U.S. federal tax (expense) benefit at statutory rate	$(2,572)	$11,461	$22,815	$8,056
State tax, net of federal benefit	835	14,915	1,713	1,637
Foreign rate differential	(346)	(216)	(670)	(1,110)
Effect of foreign operations	(139)	(481)	—	—
Tax credit carryforwards	16	119	91	73
Acquisition related adjustment	—	—	(8)	(1)
Earnings taxes at affiliate	(783)	(9,494)	(15,961)	(6,914)
Global intangible low-taxes income inclusion	(126)	(1,708)	(197)	(563)
Nonqualified stock options	270	—	—	—
Change in fair value of contingent consideration	6,526	—	—	—
Change in fair value of warrant liability	4,869	—	—	—
Net impact of foreign operations (net of noncontrolling interest) on partnership outside basis)	1,381	—	—	—
Compensation deducted for book in post-acquisition period and deducted for tax in pre-acquisition period	(6,091)	—	—	—
Uncertain tax positions	(5)	(387)	23	8,017
Other	200	(39)	1,074	(104)
Change in valuation allowance	(3,423)	(7,489)	(1,609)	(846)

Total income tax benefit	$612	$6,681	$7,271	$8,245

As of each of the periods presented above, the Company did not provide deferred income taxes on the outside book-tax differences of its foreign subsidiaries or any undistributed retained earnings which are indefinitely reinvested, including those earnings previously subject to income taxes in the U.S. The reversal of these temporary differences or distributions could result in additional tax; however, it is not practicable to estimate the amount of any unrecognized deferred income tax liabilities at this time.

The types of temporary differences that give rise to significant portions of the Company’s deferred tax assets and liabilities are set forth below:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Deferred tax assets:
Net operating loss carryforwards	$80,171	$78,738
Tax credits	1,803	1,575
Property and equipment	324	796
Disallowed interest carryforward	18,398	—
Other deferred tax asset	3,772	4,010
Accruals and reserves	2,039	1,416
Deferred revenue	150	2,018

Total deferred tax assets	106,657	88,553

Deferred tax liabilities:
Intangibles	50,528	100,020
Investment in partnership	419,577	—
Other deferred tax liability	5,322	754

Total deferred tax liabilities	475,427	100,774

Valuation allowance	(27,030)	(22,855)

Net deferred tax liabilities	$(395,800)	$(35,076)

ASC 740, Income Taxes, provides for the recognition of deferred tax assets, if realization of such assets is more likely than not. Realization of deferred tax assets is dependent upon generating sufficient taxable income, carryback of losses, offsetting deferred tax liabilities and availability of tax planning strategies. As of February 29, 2020, the Company assessed that certain of its deferred tax assets were not more likely than not to be realized. Therefore, the Company recorded a valuation allowance to reduce the carrying value of the deferred tax assets to the amount that is more likely than not to be recognized. During the fiscal year ended February 28, 2021, the valuation allowance increased by approximately $4.1 million, comprised of a net deferred tax expense of $9.7 million recorded in the Consolidated Statements of Operations and a decrease of approximately $5.6 million recorded through goodwill as part of the Business Combination.

As of February 28, 2021, the Company has net operating loss (NOL) carryforwards for federal, state and foreign income tax purposes of approximately $478.2 million, $123.3 million (post apportionment pre-tax) and $23.9 million, respectively. Some of the U.S. federal net operating loss carryforwards begin to expire in fiscal year 2022. The foreign net operating loss carryforwards are derived from multiple tax jurisdictions and will begin to expire during the fiscal year 2022. As of February 28, 2021, the Company had research and development tax credits and foreign tax credits of approximately $5.3 million and $1.1 million, respectively, to reduce future federal income taxes. Federal credit carryforwards expire beginning in 2028.

Internal Revenue Code (IRC) Section 382 imposes limitations on a corporation’s ability to utilize its NOLs if the corporation experiences an ownership change, as defined in Section 382. Based upon an analysis performed, utilization of the U.S. Federal NOLs, research and development credits and foreign tax credits in future periods will be subject to an annual limitation under IRC Section 382. As noted above, as of February 28, 2021, federal and state NOL carryforwards, research and development credits and foreign tax credits before any Section 382 limitation were approximately $478.2 million, $5.3 million and $1.1 million, respectively. Of these amounts, approximately $161.5 million, $3.4 million and $0.9 million will expire unused due to Section 382. Accordingly, the Company has reduced the deferred tax assets based upon the anticipated federal and state NOLs that are expected to expire unutilized due to the annual limitation.

As of February 28, 2021 and February 29, 2020, total gross unrecognized tax benefits were $2.7 million and $1.5 million respectively. Approximately $0.6 million of the unrecognized tax benefits as of February 28, 2021, if recognized, would have an impact on the Company’s effective tax rate. The Company recognizes interest and penalties related to unrecognized tax benefits as a component of income tax expense. As of February 28, 2021 and February 29, 2020, the total amount of gross interest and penalties accrued was $0.3 million and $0.2 million, respectively, which is classified as other noncurrent liabilities in the Consolidated Balance Sheets.

A reconciliation of the beginning and ending amount of unrecognized tax benefit is as follows:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Beginning of period	$1,535	$1,570
Gross increases:
Prior year tax positions	1,223	—
Gross decreases:
Prior year tax positions	(70)	(12)
Prior year tax positions due to statute lapse	—	(23)

End of period	$2,688	$1,535

Management believes that it has adequately provided for any adjustments that may result from tax examinations. However, the outcome of tax audits cannot be predicted with certainty. Should any issues addressed in the tax audits be resolved in a manner not consistent with management’s expectations, the Company could be required to adjust the provision for income tax in the period such resolution occurs. Although timing of the resolution and/or closure of audits is highly uncertain, the Company does not believe it is reasonably possible that the unrecognized tax benefits would materially change in the next 12 months.

The Company is subject to taxation in the U.S., various states, and foreign jurisdictions. The Company has several individual filing groups in the U.S, some of which have NOLs dating back to 2015 and earlier. Fiscal years 2017 through 2021 generally remain open to examination by the taxing jurisdictions to which the Company is subject, although carry forward attributes that were generated in tax years prior to fiscal year 2017 may be adjusted upon examination by the tax authorities if they have been, or will be, used in a future period.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period in which the new legislation is enacted. The CARES Act made various tax law changes including, among other things, (1) increased the limitation under IRC Section 163(j) for 2019 and 2020 to permit additional expensing of interest (2) enacted a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k) (3) made modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019 and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (4) enhanced recoverability of alternative minimum tax credit carryforwards. The income tax provisions of the CARES Act had limited applicability to the Company and did not have a material impact on the Company’s consolidated financial statements.

25.	COMMITMENTS AND CONTINGENCIES

Acquisition-Related Obligations

Upon purchasing Amber Road (see Note 3, Business Combination and Acquisitions), equity incentive compensation previously granted to Amber Road employees was converted to deferred cash compensation, whereby employees may vest in cash payments over periods up to four years from the date of acquisition. Vesting is contingent upon continued employment with the Company. Deferred compensation amounts are calculated based on the price the Company paid for Amber Road’s stock at acquisition, the strike price of the original grant, and the number of former Amber Road shares that would have vested over the period. For the fiscal year ended February 29, 2020, the Company recorded $10.9 million of expense for Amber Road deferred compensation in the Consolidated Statements of Operations, including $9.5 million related to accelerated deferred compensation payments negotiated in exit agreements with certain former Amber Road executives. During the period from March 1, 2020 through February 3, 2021, the Company recognized $0.8 million of deferred compensation expense related to Amber Road. There was no deferred compensation expense recognized during the period from February 4, 2021 through February 28, 2021. An accrual of $0.8 million was included in the Consolidated Balance Sheets as of February 29, 2020 for vested, unpaid Amber Road deferred compensation. There was no such accrual as of February 28, 2021. Unvested future payments that are contingent upon the continuous employment of participating employees totaled $1.0 million as of February 28, 2021.

Operating Leases

The Company leases its primary office space under non-cancelable operating leases with various expiration dates through August 2027. Rent expense for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019 was $0.6 million, $7.2 million, $8.4 million and $4.4 million, respectively.

Future minimum lease payments under non-cancelable operating leases as of February 28, 2021, are as follows for the fiscal years ended:

($ in thousands)	Amount
2022	$8,507
2023	6,540
2024	5,555
2025	4,204
2026	3,218
Thereafter	5,434

Total minimum lease payments	$33,458

Several of the operating lease agreements require the Company to provide security deposits. As of February 28, 2021, and February 29, 2020, lease deposits totaled approximately $2.9 million and $3.3 million, respectively. The deposits are generally refundable at the expiration of the lease, assuming all of the Company’s obligations under the lease agreement have been met. Deposits are included in prepaid and other current assets and other noncurrent assets in the Consolidated Balance Sheets.

Contingencies

From time to time, the Company is subject to contingencies that arise in the ordinary course of business. The Company records an accrual for a contingency when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company does not currently believe the resolution of any such contingencies will have a material adverse effect upon the Company’s Consolidated Balance Sheets, Statements of Operations or Statements of Cash Flows.

26.	SUBSEQUENT EVENTS

On March 1, 2021, the Company’s board of directors granted 2,380,902 options to the Company’s executive officers with an exercise price of $9.77. On May 3, 2021, the Chief Executive Officer, pursuant to the authority delegated to him by the board of directors, granted an aggregate of 202,418 options to certain senior management with an exercise price of $10.86. All the options are performance based and are measured based on obtaining an organic growth target over a one-year period with a quarter of the options vesting at the end of the performance period and the remaining options vesting equally over the following three years.

The Company initially filed a Form S-1 on March 5, 2021 which was deemed effective on March 29, 2021. The S-1 registered 215,045,300 shares of Class A Common Stock currently held by the selling holders in the Business Combination and 15,280,000 warrants to purchase Class A Common Stock. The 15,280,000 warrants represent the 10,280,000 private placement warrants and 5,000,000 forward purchase warrants.

REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors

BluJay Topco Limited

We have audited the accompanying consolidated financial statements of BluJay Topco Limited (a company incorporated and domiciled in Great Britain) and subsidiaries, which comprise the consolidated statement of financial position as of March 31, 2021 and 2020, and the related consolidated statements of profit or loss, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BluJay Topco Limited and subsidiaries as of March 31, 2020 and 2021, and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Grant Thornton UK LLP

London

30 June 2021

CONSOLIDATED STATEMENT OF PROFIT OR LOSS

For the years ended 31 March 2021 and 31 March 2020

	Note	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Revenue	2	177.5	167.6
Operating expenses	3	(151.7)	(143.8)

Operating profit		25.8	23.8
Analysed as:
Adjusted EBITDA	2	66.6	57.2
Depreciation, amortisation, FX (gain)/loss, management fees, share based payment and loss on disposal	3	(22.2)	(26.8)
Impairment loss on goodwill and other intangibles	10	(15.4)	—
Exceptional items	3	(3.2)	(6.6)

Operating profit		25.8	23.8
Finance costs	5	(33.3)	(35.6)

Loss before taxation		(7.5)	(11.8)
Taxation	8	(2.0)	(1.4)

Loss for the year		(9.5)	(13.2)

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

For the years ended 31 March 2021 and 31 March 2020

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Loss for the year	(9.5)	(13.2)
Other comprehensive income:
Currency translation differences	(12.6)	5.7

	(12.6)	5.7

Total comprehensive loss for the year	(22.1)	(7.5)

The accompanying policies and notes form an integral part of the financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

At 31 March 2021 and 31 March 2020

	Note	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Non-current assets
Goodwill	10	173.6	181.4
Other intangible assets	10	30.4	34.9
Right-of-use assets	12	8.5	10.7
Property, plant and equipment	11	7.1	6.4
Deferred tax assets	18	13.5	8.3

		233.1	241.7

Current assets
Trade and other receivables	14	45.8	47.2
Accrued income	14	1.9	1.8
Cash and cash equivalents	25	31.5	29.1

		79.2	78.1

Total assets		312.3	319.8

Current liabilities
Trade and other payables	15	(19.9)	(21.4)
Deferred revenue	15	(38.5)	(35.0)
Lease liability	12	(3.3)	(2.4)
Borrowings	16	—	(17.6)
Preference share liability	20	(83.5)	(68.7)
Current tax liabilities	19	(0.6)	(0.5)
Provisions	17	—	(0.1)

		(145.8)	(145.7)

Non-current liabilities
Borrowings, bank	16	(326.8)	(314.3)
Lease liability	12	(6.0)	(8.6)
Deferred tax liabilities	18	(8.6)	(4.8)
Long-term liabilities	17	—	(0.2)
Provisions	17	—	(0.1)

		(341.4)	(328.0)

Total liabilities		(487.2)	(473.7)

Net liabilities		(174.9)	(153.9)

Shareholders’ equity
Called up capital	20	0.8	0.8
Share premium	20	2.5	2.5
Capital redemption reserve	20	92.8	92.8
Cumulative translation reserve	21	9.1	21.7
Share based payment reserve	27	1.1	—
Retained deficit	21	(281.2)	(271.7)

Total shareholders’ deficit		(174.9)	(153.9)

The accompanying policies and notes form an integral part of the financial statements.

CONSOLIATED STATEMENT OF CHANGES IN EQUITY

For the years ended 31 March 2021 and 31 March 2020

	Share Capital $m	Share Premium $m	Capital Redemption Reserve $m	Translation reserve $m	Share based payment reserve $m	Retained deficit $m	Total equity $m
Group
At 1 April 2019	0.9	0.5	92.8	15.9	—	(258.4)	(148.3)
Shares issued	—	2.0	—	—	—	—	2.0
Shares repurchased	(0.1)	—	—	—	—	—	(0.1)
Comprehensive loss
Loss for the year	—	—	—	—	—	(13.3)	(14.6)
Currency translation differences	—	—	—	5.8	—	—	5.8

Total comprehensive loss for the year	—	—	—	5.8	—	(13.3)	(7.5)

At 31 March 2020	0.8	2.5	92.8	21.7	—	(271.7)	(153.9)

At 1 April 2020	0.8	2.5	92.8	21.7	—	(271.7)	(153.9)
Share based payment	—	—	—	—	1.1	—	1.1
Comprehensive loss
Loss for the year	—	—	—	—	—	(9.5)	(9.5)
Currency translation differences	—	—	—	(12.6)	—	—	(12.6)

Total comprehensive loss for the year	—	—	—	(12.6)	—	(9.5)	(22.1)

At 31 March 2021	0.8	2.5	92.8	9.1	1.1	(281.2)	(174.9)

The accompanying policies and notes form an integral part of the financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the years ended 31 March 2021 and 31 March 2020

	Note	Year Ended 31 March 2021 $m	Year ended 31 March 2020 $m
Cash flows from operating activities
Cash generated from operations		61.7	58.2
Interest paid	20	(24.7)	(27.1)
Income tax paid (net)		(4.5)	(4.9)

Net cash generated from operating activities		32.5	26.2
Cash from investing activities
Contingent consideration paid for Era	10	(0.3)	(0.2)
Acquisition of Expedient	10	(1.7)	(7.8)
Net cash acquired with Expedient	10	—	1.8
Purchase of property, plant and equipment	11	(3.5)	(2.6)
Expenditure on capitalised development costs	10	(10.3)	(9.7)

Net cash used in investing activities		(15.8)	(18.5)
Cash from financing activities
Fees paid – new bank borrowing		—	(0.1)
New bank borrowings – gross proceeds		—	4.1
Payments for lease liabilities	12	(2.9)	(3.5)
Drawings on revolving credit facility		—	14.4
Repayments on revolving credit facility	17	(13.4)	(6.4)

Net cash generated from financing activities		(16.3)	8.5
Net increase in cash and cash equivalents		0.4	16.2
Cash and cash equivalents at the beginning of the year		29.1	13.2
Effect on foreign exchange rates		2.0	(0.3)

Cash and cash equivalents at the end of the year		31.5	29.1

Reconciliation of loss for the year to cash generated from operations
Loss before taxation		(7.5)	(11.8)
Depreciation charges		3.8	3.3
Depreciation of right of use assets		3.3	—
Amortisation of other intangible assets		16.7	19.7
Amortisation of arrangement fees		1.5	1.4
Loss on disposal of asset		—	0.3
Loss on impairment of goodwill and other intangibles		15.4	—
Foreign exchange differences		(3.4)	2.8
Share based payments		1.1	—
Interest payable		31.0	33.6
Interest on lease liabilities		0.8	0.6
(Increase)/decrease in trade and other receivables		3.0	(0.1)
Increase/(decrease) in trade and other payables		(4.0)	8.4

Cash generated from operations		61.7	58.2

The accompanying policies and notes form an integral part of the financial statements.

1.	Accounting policies

The consolidated financial statements include the results of the BluJay Topco Ltd and its subsidiaries (together referred to as the “Group” or “Company” and individually as “Group entities”). The Group’s principal activity is to the provision of software and associated services to give their customers insight, agility, and tools they need to better deliver customer service and streamline global supply chain execution.

The principal accounting policies adopted in the preparation of the consolidated financial statements are set out below. The policies have been consistently applied to the periods presented, unless otherwise stated.

Amounts are presented in USD and to the nearest million dollars (to one decimal place) unless otherwise noted.

Basis of presentation

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board. The Group’s consolidated financial statements have been prepared on a going concern basis under the historical cost convention.

The preparation of consolidated financial statements in conformity with International Financial Reporting Standards as adopted by the International Accounting Standards Board requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results ultimately may differ from those estimates. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed below.

Group consolidated financial information

The Group has applied International Financial Reporting Standards as adopted by the International Accounting Standards Board. Certain amounts in the Consolidated Statement of Profit or Loss and the Consolidated Statement of Financial Position have been grouped together for clarity, with their breakdown being shown in the notes to the consolidated financial statements. The distinction presented in the Statement of Financial Position between current and non-current entries has been made on the basis of whether the assets and liabilities fall due within one year or more.

Going concern

The consolidated financial statements are prepared on a going concern basis as the directors are satisfied that the Group has the resources to continue in business for the foreseeable future (which has been taken as 12 months from the date of approval of the consolidated financial statements “Forecast Period”).

The Group has prepared detailed cash flow forecasts. After making enquiries with management and considering the budgets and cash flows, the Directors have a reasonable expectation that the Group has access to adequate resources to continue in operational existence for the foreseeable future. Note 25 includes the Company’s objectives, policies and processes for managing its capital, its financial risk management objectives, and its exposure to credit risk and liquidity risk.

Operational and business impact of COVID-19 and Brexit

The impact of the COVID-19 pandemic was naturally a key focus of management when it emerged in Spring 2020. Operationally the business has been able to pivot to remote working such that operations have continued

seamlessly. The Group’s business model is 77% recurring revenue on long-term contracts for each of the periods presented. The Group’s key verticals (e.g., food and beverage) have been resilient due to the critical nature of the Group’s software. The Group’s revenue grew by approximately 6%. Bookings have been strong during FY21; overall bookings increased by 11% compared with the previous year. As a result of the travelling restrictions in many of our markets expenses typically incurred for marketing programmes and travelling have been lower than the previous year. The nature of BluJay’s products and services are that they are critical to the operations of most of the customers. The Directors continue to monitor the effects of COVID-19 on the business and will continue to react appropriately to further developments and the associated risks.

The Directors do not expect the direct consequences of Brexit to have a material impact to the Group given BluJay’s structure and global footprint. A large portion of the Group’s business is not affected as it is located in the Americas and Asia-Pacific regions.

For fiscal year 2022, the Group prepared a budget for the twelve month period to 31 March 2022 and then a longer forecast period to 31 March 2023 (the “Forecast Period”) was considered. The Group’s forecasts and projections, which include key assumptions as to growth in new contract bookings, customer churn rates, and headcount increases, show that the Group will be able to operate within the level of these current resources and borrowing facilities and has significant covenant headroom. Various sensitivity analyses were performed including a severe but plausible case as well as reverse stress test without mitigating actions by decreasing the assumed growth rate for new contract bookings and increasing assumed customer churn rates while keeping headcount assumptions unchanged.

Liquidity and financing position

As COVID-19 shutdowns and restrictions began in early 2020, the Group drew down additional cash on the credit facility to have cash readily available. The Group did not need this cash for day-to-day working capital requirements and the amount has subsequently been repaid in October 2020. Operating cash flow conversion is in excess of 80%. Additionally, the Group has not re-negotiated the covenants on its bank borrowings. At the year end the Group had cash balance of $31.5m and a further $20.0m available on the revolving credit facility. The modelling shows that throughout the Forecast Period in the base case the Group has satisfactory cash and covenant head room. The facilities agreement commits the Group to operate within certain covenants, including a leverage ratio covenant. Leverage ratio is defined as the ratio of Total Net Debt as at any Quarter Date to annualised EBITDA in respect of that Quarter. Throughout the Forecast Period at each quarterly testing date there is headroom of at least 2x EBITDA under the base case.

Approach to stress testing, and mitigating actions

As part of the going concern assessment, management has modelled a number of different scenarios, including a severe but plausible downside scenario. Given current economic uncertainties, including but not limited to the impact of COVID-19, the Directors’ modelling of the severe-but-plausible scenario, as compared to the detailed forecasts, considers the potential impact of a generalised economic downturn across all three geographical regions and the extent to which this could adversely affect sales volumes and cash flows. This impact has been modelled as a change to the key assumptions to be a c.30% reduction in new contract bookings compared to base case, and a doubling in customer churn rates, whilst at the same time maintaining planned headcount increases. In all scenarios modelled, including the severe but plausible scenario, throughout the Forecast Period the Group continues to have satisfactory liquidity and at each quarterly testing date there is headroom of at least 1x EBITDA leverage ratio covenant headroom. In all scenarios modelled, including the severe but plausible scenario, the Group continues to have satisfactory liquidity and covenant headroom throughout the Forecast Period.

Pending Acquisition by E2Open

On 27 May 2021, E2open Parent Holdings, Inc. (E2open) announced it will acquire BluJay Solutions with completion expect to take place during the calendar year third quarter of 2021, subject to regulatory approvals. In making their going concern statement the directors have considered the pending transaction and its likely impact on the Group. This transaction will constitute a change of control under the Group’s existing facilities agreement. Under the terms of the acquisition documents E2open has agreed to provide funding for the Group including repaying outstanding amounts under the facilities agreement which will become due and payable on completion and to redeem and repay preference share liabilities. While the process to obtain regulatory approval for the acquisition is ongoing the Group continues to operate autonomously. Therefore, it is assumed that trading will continue post-acquisition as modelled in the detail forecasts, without adjustments to reflect reduction of financing costs as a result of repayment of the outstanding term loans.

Conclusion on going concern

The Directors recognise that in the event of the successful acquisition by E2open, which constitutes a change in control, there is some uncertainty over the direction that any future acquiror could choose to take. However, based on the forgoing paragraphs, the Directors are satisfied that the Group will maintain adequate levels of resources to be able to continue to operate as a Going Concern during the Forecast Period.

New standards issued but not yet effective

At the date of authorisation of these financial statements, the following new standards and interpretations which have not been applied in these financial statements were in issue but not yet effective:

•	Amendments to IFRS 7, IFRS 4, IFRS 16: Interest Rate Benchmark Reform – Phase 2 (issued August 2020)

•	Amendments to IAS 1: Presentation of financial statements’ classification of liabilities (issued January 2020)

•	A number of narrow-scope amendments to IFRS 3, IAS 16, IAS 17 and some annual improvements on IFRS 1, IFRS 9, IAS 41 and IFRS 16 (issued May 2020)

•	Amendments to IAS 1: Presentation of financial statements’ on classification of liabilities (issued January 2020)

•	Narrow scope amendments to IAS 1: Practice statement 2 and IAS 8 (issued 2021)

•	IFRS 17: Insurance contracts (issued May 2017)

•	Amendments to IFRS 17 and IFRS 4: Insurance contracts deferral of IFRS 9, as amended in June 2020 (issued August 2020)

It is anticipated that there will be minimal impact on the financial statements from the adoption of these new and revised standards. The quantum of this impact is being assessed. Other standards and interpretations or amendments thereto which have been issued, but are not yet effective, are not expected to have a material impact on the Group’s consolidated historical financial information.

Basis of consolidation

The Group consolidated financial statements present consolidated the financial information of all of subsidiary undertakings. The accounts of each company in the Group have been prepared to 31 March 2021 and 2020. The results of subsidiary undertakings have been included from the date of acquisition. All intra-group profits and trading are eliminated on consolidation.

Functional and presentational currency

The consolidated financial statements are presented in United States dollars (“USD”), whilst the functional currency of the parent company is Pounds Sterling (£). The functional currency of each company in the Group is that of the primary economic environment in which the Group entity operates, and items included in the financial statements of each entity are measured using that currency. For the purposes of presenting the consolidated financial statements, the results of foreign operations are translated into USD, the Group’s presentation currency, at the monthly average exchange rate. The assets and liabilities are translated at rates of exchange ruling at the reporting date. Exchange differences arising, if any, are recognised in other comprehensive income and accumulated in equity.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the entity and translated at the closing rate.

Foreign currency translation

Transactions in foreign currencies are translated into each Group entity’s functional currency at the rate of exchange ruling on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated into USD at the rates of exchange ruling at the period-end. All differences are taken to the statement of comprehensive income.

Exceptional items

Exceptional items are non-recurring, non-trade items of income or expense which the Group determines separate presentation in order to aid in the understanding of the Group’s on-going financial trading performance. Examples of such items include legal and advisory costs related to acquisitions, integration costs, strategic restructuring programs costs, cost of impairment for goodwill or other assets, and other particularly significant or unusual items.

Revenue recognition

Revenue from sale of goods and services

The Group adopted International Financial Reporting Standards (IFRS) 15, Revenue from Contracts with Customers (IFRS 15) on 1 April 2018. Revenue is measured based on the consideration specified in a contract with a customer. The Group recognises revenue when performance obligations are met by transferring control over a product or service to a customer. Satisfying a performance obligation occurs either at a point in time or over time. Performance obligations in customer contracts are described in the “Nature of services” section below. The Group does not have a service type warranty; therefore, it is not considered a distinct performance obligation. Customer contracts can contain multiple performance obligations. For contracts containing multiple performance obligations, these obligations have been determined to be distinct obligations based on management analysing the contracts using the guidance in IFRS 15. The price is allocated based on estimated stand-alone selling price. The period between when the entity transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less. Therefore, as a practical expedient, the Group has not adjusted the promised amount of consideration for the effects of a significant financing component.

Transaction price includes but is not limited to, estimating variable consideration and measuring obligations for returns, refunds and other similar obligations. If it is determined that there is a discount in a contract with multiple performance obligations, the discount is allocated to all performance obligations in the contract proportionately.

The sale of the Group’s products do not have a significant financing component. Invoices for recurring revenue are invoiced either monthly, quarterly, or annually. Payments are typically due within 30 days of satisfaction of the performance obligation.

Nature of services

The Group offers software licences, software-as-a-service (SaaS), logistics-as-a-service (LaaS), support / maintenance, and professional services (including installation, consultancy, training) and hosting. Software licences, professional services (including installation, consultancy, and training), and licence maintenance are considered to be distinct. Additionally, SaaS, LaaS, support / maintenance services, and hosting are distinct services that have the same pattern of transfer to the customer over time.

Software-as-a-Service (SaaS)

SaaS agreements cover a range of different software products and principally provide logistical solutions that connects the customer to suppliers and supply chain by providing customer access to the Group’s hosted software. These deliver a suite of standard software packages with a tailored professional service that integrates and optimises a solution. Revenue from the SaaS arrangement is recognized over the term of the contract utilizing the output method as the service is consumed. Revenue is invoiced and then recognised on a monthly basis. Revenue recognition over time is considered appropriate since the customer simultaneously receives and consumes the benefits provided by Group. In addition, for SaaS contract, customers also pay for network usage and access fees. Revenue from these services is recognized over the term of the contract. Contractual term for average SaaS agreement is approximately 3 years.

Logistics-as-a-Service (LaaS)

LaaS services provide end-to-end freight management solutions. Revenue from the LaaS arrangement is recognized over the term of the contract utilising the output method. Revenue is invoiced and then recognised on a monthly basis. Revenue recognition over time is considered appropriate since the customer simultaneously receives and consumes the benefits provided by BluJay. Contractual term for average LaaS agreement is approximately 3 years.

Licence and support / maintenance

Licence agreements give the customer the perpetual software licence. Maintenance for the license may purchased; however, maintenance is not required to be purchased. Whilst revenue for licence sales is recognised at a point in time as the product is delivered, maintenance revenue is a stand ready to perform obligation and revenue is recognised over the term of the contract. Maintenance revenue is recognized over the term of the contract utilizing the output method. Maintenance revenue is invoiced and then recognised on a monthly basis. Maintenance revenue recognition over time is considered appropriate since the customer simultaneously receives and consumes the benefits provided by Group.

Professional Services (installation, consultancy, and training)

SaaS, LaaS, and licencing agreements typically also include professional services. Through a separate work order, these services provide software implementation services including, implementation, configuration, training, and other similar services to creates interfaces between the Group’s software and customers systems. Revenue from these services is recognised over time using input method as professional services are being performed. Revenue is recognized as work is performed. The Group’s services do not create an asset with alternate use and the Group has an enforceable right to payment for performance completed to date.

Other income

Bank interest receivable is accrued on a time basis taking account of the principle outstanding and interest rate applicable. Dividend income from investments is recognised when the right to receive payment is established.

Cost of contracts

Under IFRS 15, the Group capitalises commission fees payable as costs of obtaining a contract when they are incremental and – if they are expected to be recovered – it amortises them consistently with the pattern of revenue for the related contract. If the expected amortisation period is one year or less, then the commission fee is expensed when incurred. Amortized commission expense is included within the selling and marketing expense. See note 4 for additional information

Expenses

Expenses are recognised on as an expense in the statement of comprehensive income in period in which they are incurred, on an accrual basis.

Intangible assets

Intangible assets

Intangible asset acquired separately are measured on initial recognition at cost. Intangibles acquired in a business combination are measured at their fair value at the date of acquisition.

Intangible assets are carried at cost less accumulated amortisation and accumulated impairment losses.

Amortisation is calculated to the cost of the intangible assets on a straight-line basis over their expected useful economic lives, for each individual asset. The economic useful life varies by acquisition as set out below and was determined using an independent third-party valuation.

Intellectual property – 2, 5 or 10 years

Brand – 1 or 2 years

Customer relationships – 5 or 10 years

Non-compete – 1 year

The Group’s intangible assets comprise intellectual property (principally comprising computer software acquired or developed for sale to customers), brand values, non-complete agreements and customer base (contractual customer relationships acquired in a business combination).

Capitalised development costs

Research costs are expensed as incurred when the criteria for capitalisation are not met. Development expenditures related to the development of the Group’s products are recognised as an intangible asset when the Group can demonstrate:

•	the technical feasibility of completing the intangible asset so that it will be available for use or sale;

•	its intention to complete the intangible asset and use or sell it;

•	its ability to use or sell the intangible asset;

•	how the intangible will generate probable future economic benefit;

•	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset;

•	its ability to reliably measure the expenditure attributable to the intangible asset during its development.

Time spent on research activities performed by the product management team are not tracked in the Group’s time tracking system. Once the development team begins working on features and functionality that meet the criteria for capitalisation, their time is tracked in a time tracking system.

Costs directly attributable to a project that are capitalised as development costs are software development employee costs. Costs to maintain the software or perform bug fixes are expensed. Additionally, down-time is not capitalised.

Amortisation is calculated to write off the cost of the capitalised development costs on a straight-line basis over their expected useful economic lives, which is typically 5 years.

Goodwill

The acquisition method of accounting is used to account for the acquisitions of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments used and liabilities incurred or assumed at the date of exchange. Acquisition related costs are not included in the cost of acquisition but charged to operating expenses as they are incurred. Any pre-existing equity interest in the entity acquired is remeasured to fair value at the date of obtaining control, with any resulting gain or loss recognised in profit or loss. Identifiable assets and liabilities and contingent liabilities assumed in a business combination are measured initially at the fair values at acquisition date. The excess of cost of acquisition over the fair value of the Group’s share of the identifiable net assets is recorded as goodwill. Any changes in the Group’s ownership interest subsequent to the date of obtaining control are recognised directly in equity, with no adjustment to goodwill.

Contingent consideration is measured at fair value. Any changes to the cost of an acquisition, including contingent consideration, resulting from events after the date of acquisition are recognised in profit or loss.

Goodwill is capitalised on the balance sheet and allocated to cash generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The carrying value of goodwill is cost less accumulated impairment losses. Impairment testing occurs at least annually. The assets’ recoverable amount is estimated at each year end date and whenever there is an indication of impairment. On subsequent disposal or termination of a business acquired, the profit or loss on termination is calculated after charging the carrying value of any related goodwill. Negative goodwill is recognised directly in the Statement of Profit or Loss.

Property, plant and equipment

Property, plant and equipment is carried at cost less accumulated depreciation and, when appropriate, provision for impairment. Depreciation is provided at rates calculated to write down the cost of the assets less estimated residual value over its expected useful life as follows:

—Leasehold improvements	straight line method over the lease
—Furniture, fixture and equipment	33% straight line method

Ordinary repairs and maintenance costs are charged to the statement of profit and loss during the accounting period in which they are incurred.

Any gain or loss arising on the de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated Statement of Profit or Loss in the period that the asset is derecognised.

Impairment

The Group assesses at each reporting date whether there is an indication that an asset may be impaired.

If any indication exists, or when the annual impairment testing for an asset is required, the Group estimates the asset’s recoverable amount. The recoverable amount is the higher of an asset’s or cash generating unit’s (“CGU”)

fair value less costs of disposal and its value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and risks specific to the asset. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and written down to its recoverable amount. Impairment losses are recognised in profit and loss. Non-financial assets other than goodwill that have previously been impaired are reviewed for possible reversal of impairment at each reporting date.

Goodwill and intangible assets with indefinite useful lives are tested for impairment annually as at 31 March, either individually or at the CGU, and when circumstances indicate that the carrying value may be impaired.

Leases

The Group as a lessee

The Group adopted IFRS 16 on 1 April 2019. The Group assesses a contract to determine if it is or contains a lease, at inception of a contract. The Group applies a single recognition and measurement approach for all leases, except where the Group has used practical expedients. Short-term leases (defined as leases with a term less than 12 months) and leases of low-value assets (below $5,000) are treated as operating leases and have been excluded from capitalisation under IFRS 16. Rental payments associated with the leases are recognised in the statement of profit or loss on a straight-line basis over the life of the lease. As part of the measurement approach, the discount rate applied is assessed based on the underlying asset that the lease relates to and the economic conditions of the geographical region that the lease asset is situated. The Group recognises lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets. The Group recognises a right-of-use-asset and a corresponding lease liability with respect to all lease agreements in which it is the lessee, except for short-term leases and leases of low value assets. For these leases, the Group recognises the lease payments as an operating expense on a straight-line basis in the Consolidated Statement of Profit and Loss over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the lease are consumed.

i) Right-of-use assets

The Group recognises right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognised, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets, as follows:

•	Property and vehicles—3 to 15 years

If ownership of the leased asset transfers to the Group at the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the asset. The right- of-use assets are also subject to impairment. Refer to the accounting policies section on impairment.

ii) Lease liabilities

At the commencement date of the lease, the Group recognises lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating the lease, if the lease term reflects the Group exercising the option to terminate.

Variable lease payments that do not depend on an index or a rate are recognised as an expense in the period in which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Group uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the interest charge and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g., changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.

The Group’s lease liabilities are shown separately on the statement of financial position (note 12). Lease payments are presented in the financing section of the statement of cash flow while the interest portion is presented in the operating section of the statement of cash flow.

iii) Short-term leases and leases of low-value assets

The Group applies the short-term lease recognition exemption to its short-term leases of office equipment (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the lease of low-value assets recognition exemption to leases of office equipment that are considered to be low value. Lease payments on short-term leases and leases of low value assets are recognised as expense on a straight-line basis over the lease term.

iv) COVID-19-related rent concessions

In May 2020, the IASB issued COVID-19 Related Rent Concessions—Amendment to IFRS 16 Leases (the amendment). The Board amended the standard to provide an optional relief to lessees from applying IFRS 16’s guidance on lease modification accounting for rent concessions arising as a direct consequence of the COVID- 19 pandemic. The Group has not received any rent concessions from landlords related to COVID-19.

Finance expenses

Financial expenses consist of interest payable on various forms of debt. It is recognised in the Statement of Profit or Loss under the effective interest rate method. Finance expenses are shown in the operating section in the Statement of Cash Flows.

Taxation

The tax expense for the year comprises current and deferred tax. The tax currently payable is based on taxable profit and is provided at amounts expected to be paid (or recovered) using tax rates and laws that have been enacted or substantively enacted by the year end date. Taxable profit differs from net profit as reported in the Statement of Profit or Loss because it excludes items of income or expense that are taxable or deductible in other periods and it further excludes items that are never taxable or deductible.

Deferred income tax is provided in full, using the liability method on an undiscounted basis, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the historical financial information. However, deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affect neither accounting nor taxable profit or loss. Deferred tax is determined using tax rates and laws that have been enacted or substantially enacted at the year-end date and are expected to apply when the related deferred tax asset is realised or the deferred tax liability is settled.

Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred tax liabilities are recognised for taxable temporary differences arising in investments in subsidiaries except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The carrying amount of deferred tax assets is reviewed at the end of each year and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realised, or the liability is settled. Deferred tax is charged or credited in the profit and loss, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority, and the Group intends to settle its current tax assets and liabilities on a net basis.

Financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Financial assets measured at amortised cost

The Group determines the classification of its financial assets at initial recognition. From 1 April 2018 the requirements of IFRS 9 for classification and subsequent measurement have been applied which require financial assets to be classified based on the Group’s business model for managing the asset, and contractual cash flow characteristics of the asset.

Trade receivables are measured at amortised cost. The Group uses the simplified approach for measuring the loss allowance. The Group’s history of low credit losses as a result of strong customer relationships and trade receivable controls indicates a low risk exposure for the portfolio looking forward.

Trade and other receivables

Trade receivables are unconditional amounts of consideration receivable by the Group. Trade and other receivables are initially recognised at fair value plus transaction costs that are directly attributable to their acquisition or issue and are subsequently carried at amortised cost using the effective interest rate method, less loss allowance. Trade receivables are written-off when amounts are determined not be collectible.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and on demand deposits, and other short term, highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Financial liabilities

The Group classifies all of its financial liabilities as liabilities at amortised cost. The Group has not designated any financial liabilities as at fair value through profit or loss.

Initial recognition

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs. Derivative financial instruments are held at fair value. Changes in fair value of the derivative financial instruments that do not qualify for hedge accounting are recognised in loss as they arise. At present, the Group does not have any derivative financial instruments.

Derecognition

A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognised in profit and loss.

Trade and other payables

Trade payables are obligations to pay for goods or services that have been acquired in the course of ordinary business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities. Trade payables are recognised initially at fair value and subsequently held at amortised cost using the effective interest rate method.

Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the consolidated Statement of Financial Position if there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, to realise the assets, and settle the liabilities simultaneously.

Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred, and subsequently carried at amortised cost using the effective interest rate method so that any difference between the proceeds (net of transaction costs) and the redemption value is recognised in profit and loss over the period of the borrowings. Details of the Group’s borrowings are included in note 16.

Borrowing costs

The Group expenses borrowing costs in the period the costs are incurred. Where borrowing costs are attributable to the acquisition, construction or production of a qualifying asset, such costs are capitalised as part of the specific asset and amortised over the estimated useful life of the asset. Details of the Group’s borrowings are included in note 16.

Debt modification

Debt restructurings are evaluated to determine if the transaction should be treated as a modification of debt or extinguishment of debt in accordance with IFRS 9. The Group uses two tests to determine if the modification is considered substantial – qualitative and quantitative. A substantial modification of the terms and conditions, results in Group accounting for the debt restructure as an extinguishment of debt and recognition of a new liability at fair value whereas a non-substantial modification of terms and conditions results in debt modification accounting in which the existing liability is restated at net present value of revised cash flows.

Pension costs

Defined contribution pension schemes

The Group operates a number of defined contribution pension schemes. For defined contribution schemes the amount charged to profit or loss represents the contributions payable to the plans in the accounting period.

Differences between contributions payable in the period and contributions actually paid are shown as either accruals or prepayments in the Statement of Financial Position.

Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation. The amount of the provision is the best estimate of the consideration required to settle the present obligation at the statement of financial position date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using cash flows estimated to settle the present obligation, its carrying amount is the present value of the cash flows.

Share based payments

The Group operates equity-settled restricted share plan for its senior managers. The fair value of the employee services received in exchange for the share awards is recognised as a share-based payment expense. The fair value of employees’ services is determined indirectly by reference to the fair value of the shares purchased under the plan. This fair value is appraised at the purchase date and excludes the impact of the non-market vesting condition. Non-market vesting conditions are included in assumptions about the number of shares that are expected to vest. The Group recognises the impact of the revision to original estimates, if any, in the Statement of Comprehensive Income, with a corresponding adjustment to equity.

Critical judgements and estimates

The preparation of the Group’s consolidated financial statements for 31 March 2021 and 2020 in conforming with International Financial Reporting Standards as adopted by the International Accounting Standards Board requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts in the historical financial information. These judgements and estimates are based on management’s best knowledge of the relevant facts and circumstances. However, the nature of estimation means that actual outcomes could differ from those estimates. Estimates and judgements are continually evaluated. Information about such judgements and estimation is contained in the accounting policies and/or notes to the consolidated financial statements and the key areas are summarised below:

Critical judgements

The following judgements have had the most significant effect on amounts recognised in the consolidated financial statements:

Classification of exceptional costs

The Group incurs costs and earns income that is non-recurring, or non-trading in nature or that, in the Directors’ judgement, need to be disclosed separately by virtue of their size and incidence in order for users of the consolidated financial statements to obtain a proper understanding of the financial information and the underlying performance of the business. Significant exceptional costs which have been classified as exceptional are detailed in note 3.

Preference shares

As specified in the Company’s articles of association the preference shares do not have a set redemption date but are to be redeemed upon a Listing or Sale, or otherwise upon agreement between shareholders (but only on condition the Company remains within the terms and conditions of the financing agreements). In accordance with the Group’s accounting policy these financial instruments are deemed to be a liability. We have estimated that the liability component is recognised at the full amount of the fair value of the instrument as there is the potential that a contingent settlement via a sale or list could occur in the foreseeable future. In addition, these financial instruments are classified under current liabilities as there is no unconditional right to defer payment for 12 months or more and the change of control event is deemed to be outside the control of the Group.

Capitalized development

The Group undertakes development activities and capitalises certain expenditures as internally generated intangible assets when certain criteria are met. Judgement is required to determine when accumulation of costs to be capitalised begins and ends as well as determining the appropriate amortisation period. In determining the amounts to be capitalised, management makes assumptions regarding the expected future cash generation of the project, discount rates to be applied and the expected period of benefits. At 31 March 2021, the carrying amount of capitalised development costs was $21.6m (2020: $15.7m). If a product is determined to become obsolete in a future period, the unamortised balance would need to be written off.

Recognition of deferred tax asset

Deferred tax assets are recognised for unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilised. Significant management judgement is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and the level of future taxable profits, together with future tax planning strategies. Further details on taxes are disclosed in note 18.

Critical estimates

The following estimates are dependent upon assumptions which could change in the future and have a material effect on the carrying amount of assets and liabilities recognised at the Statement of Financial Position date:

Goodwill

The Group assesses, at each reporting date, whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Group estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash generating unit’s (CGU’s) fair value less costs of disposal and its value in use. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

In assessing value in use, management uses the discounted cash flow model which requires estimating the future financial results and an appreciate discount rate. Determining the carrying value of an asset or CGU requires the use of estimates of future cash flows and discount rates in order to calculate the present value of the cash flows. Note 10 provides additional information on the carrying values as well as sensitivities performed regarding estimate.

Leases—Estimating the incremental borrowing rate

The Group cannot readily determine the interest rate implicit in leases, therefore, it uses its incremental borrowing rate (IBR) to measure lease liabilities. The IBR is the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. The IBR therefore reflects what the Group ‘would have to pay’, which requires estimation when no observable rates are available or when they need to be adjusted to reflect the terms and conditions of the lease. The Group estimates the IBR using observable inputs when available and is required to make certain entity-specific estimates. The IBR is reassessed when there is a reassessment of the lease liability or a lease modification. Note 12 lists the IBRs used by the Group as well as sensitivities performed to highlight possible scenarios related to changes in the estimates.

2.	Revenue

IFRS 15 requires the Group to disaggregate revenue by

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Revenue by type
Recurring	137.3	127.6
Non-recurring	40.2	40.0

Total revenue	177.5	167.6

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Revenue by geographical region
Americas	98.5	95.4
EMEA	65.5	62.9
APAC	13.5	9.3

Total revenue	177.5	167.6

Recurring revenue consists of Software-as-a-Service (SaaS), Logistics-as-a-Service (LaaS), and maintenance revenue. Non-recurring revenue consists of license and professional services revenue. All revenue is recognised over time except for license revenue which is recognised at a point in time, which is $3.6m for the year (2020: $3.2m). The Americas region is North America and South America. EMEA is Europe, Middle East, and Africa. APAC is Asia and the Pacific region (including Australia and New Zealand). The Group does not have any customers whose revenue is greater than 10% of the Group’s total revenue in all the periods presented in this historical financial information.

Information on trade receivables arising from customer contracts is detailed in Note 14, and information on deferred revenue from customer contracts is detailed in note 26.

3.	Expense analysis

Overall operating costs are managed on a Group basis. The Group’s Board measures the overall performance of the Group by reference following non-GAAP measures:

•

Adjusted EBITDA before IFRS 16 and capitalised employee development costs – which is defined as earnings before interest, tax, depreciation, amortisation and impairment of intangible assets, exceptional items, share based payments expense, realized foreign exchange gains/losses, loss on disposal of fixed assets, management fees, leases as if not IFRS 16 was not applied and software development costs as if they were not capitalised.

•

Adjusted EBITDA—which is defined as earnings before interest, tax, depreciation, amortisation and impairment of intangible assets, exceptional items, share based payments expense, foreign exchange gains/losses, loss on disposals and management fees.

These profit measures are applied by the Board to understand the earnings trend of the Group and are considered the most meaningful measure under which to assess the true operating performance of the Operating Group.

Adjusted EBTIDA before IFRS 16 and capitalised employee development costs is reconciled to Adjusted EBTIDA and Adjusted EBTIDA is reconciled to Operating profit.

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Adjusted EBITDA before IFRS 16 and capitalised employee development costs	52.6	43.8
Leases adjustment for IFRS 16	3.7	4.1
Capitalised development costs	10.3	9.3

Adjusted EBITDA	66.6	57.2
Loss on disposal of fixed assets	—	(0.3)
Management fees (see note 23)	(0.7)	(0.7)
Exceptional items	(3.2)	(6.6)
Foreign exchange gain / (loss)	3.4	(2.8)
Share based payment expense	(1.1)	—
Depreciation	(3.8)	(3.3)
Depreciation on right of use assets	(3.3)	(3.8)
Amortisation	(16.7)	(15.9)
Impairment loss on goodwill and other intangibles	(15.4)	—

Operating profit	25.8	23.8

Operating profit is stated after charging/(crediting):

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Staff costs
Direct staff costs	47.5	43.6
Sales & marketing staff costs	13.9	13.2
Research & development staff costs	23.9	23.3
General & administrative staff costs	13.9	9.9
Marketing program costs	2.4	4.6
Direct costs, excluding staff costs	10.8	12.0
IT costs, excluding staff costs	4.1	5.0
Other costs, excluding staff costs	8.2	12.2

Sub-total	124.7	123.8
Less:
Capitalised development costs	(10.1)	(9.3)
Lease expense, finance leases under IFRS 16	(3.7)	(4.1)

Sub-total	110.9	110.4
Amortisation expense	16.7	19.7
Depreciation expense right of use assets	3.3	—
Depreciation expense	3.8	3.3
Impairment loss on goodwill and other intangibles	15.4	—
Loss on disposal of fixed assets	—	0.3
Share based payment expense	1.1	—
Foreign exchange gain / (loss)	(3.4)	2.8
Exceptional items	3.2	6.6
Management fees (note 23)	0.7	0.7

Operating Expenses	151.7	143.8

Exceptional items

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Acquisition	0.1	1.2
Exceptional and restructuring	3.1	5.4

Exceptional items	3.2	6.6

Exceptional costs for the year ended 31 March 2021 mainly relate to consulting costs for a revenue system implementation. In FY20, most of the exceptional costs were related to significant worldwide restructuring activity, both before and after the Expedient, Blackbay, CSF, Grosvenor, and Era acquisitions, undertaken in order to streamline operations and invest in new and improved business processes. These costs include consultancy and other professional charges along with redundancy payments. Acquisition costs are related to either completed acquisitions or potential acquisitions.

4.	Cost of contracts – commissions

The Group has determined that commissions payable to employees are incremental, recoverable costs incurred to obtain or fulfil contracts with customers. These amounts are included in the trade and other receivables on the Consolidated Statement of Financial Position. These costs are recognised as an asset and amortised over the average contract length.

Commissions
$m
31 March 2019	1.9
Commissions recognized as an asset	2.8
Amortisation expense	(1.3)
Foreign exchange	(0.1)

31 March 2020	3.3
Commission recognised as an asset	4.4
Amortisation expense	(2.5)
Foreign exchange	0.2

31 March 2021	5.4

5.	Finance expense

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Interest on bank debt	(23.8)	(26.0)
Amortisation of capitalised fees	(1.5)	(1.4)
Interest on lease liabilities – note 12	(0.8)	(0.6)
Preference share dividends – note 20	(7.2)	(7.6)

Total finance expense	(33.3)	(35.6)

6.	Key management and directors

The remuneration of Directors of the Group and key management is set out below.

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Key management and directors
Salaries and wages	4.6	3.2
Other benefits	0.3	0.2
Post-employment benefits	0.1	—

	5.0	3.4

Directors
Salaries and wages	1.2	0.7
Other benefits	0.1	—

	1.3	0.7

The key management compensation figures above include a total of 20 (2020: 17) personnel, comprising directors and senior functional management.

During the year, the directors and key management are employed by subsidiaries of BluJay Topco Limited.

7.	Employee information

The average monthly number of employees (including directors) employed by the Group during the period was:

	Year ended 31 March 2021	Year ended 31 March 2020
	No.	No.
Technical and sales	1,127	1,091
Administrative	141	136

	1,268	1,227

The aggregate payroll costs of these employees charged in the Statement of profit and loss was as follows:

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Wages and salaries	83.1	73.8
Social security costs	12.8	13.1
Other pension costs	3.3	3.1

Gross employee costs	99.2	90.0
Less capitalised development costs	(10.1)	(9.3)

Net employee costs	89.1	80.7

8.	Taxation

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Current tax
Current income tax charge	2.8	2.4
Adjustments in respect of prior periods	0.9	(0.6)
Deferred tax
Origination and reversal of temporary differences	1.3	(0.9)
Adjustment in respect of prior year	(3.0)	0.5

Total taxation charge	2.0	1.4

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Reconciliation of tax
Loss before tax	7.5	11.8

Nominal tax charge at UK corporation tax rate of 19% (2020 -19%)	(1.4)	(2.2)
Factors affecting charge for the year
Effect of higher and lower tax rates on earnings overseas	1.9	0.1
Adjustments to tax charge in respect of prior periods	(2.1)	(0.1)
Acquisition costs not deductible for tax purposes	0.4	0.3
Other expenses not deductible for tax purposes	4.0	1.7
Current year losses not recognised	0.3	0.2
Utilisation in year of previously unrecognised losses	—	(0.2)
Non-deductible interest	1.3	2.0
Transfer from unrecognised deferred tax assets	(2.5)	(0.4)
Withholding taxes paid and expensed	0.1	—

	2.0	1.4

Factors that may affect future tax charges

The Group’s future tax charge and effective tax rate could be affected by several factors, including changes in tax laws and their interpretation, proposed changes in tax rates which are yet to be enacted, the continuing OECD international tax reform work, as well as the impact of acquisitions, disposals and any restructuring of our businesses

9.	Pension

Defined contribution scheme

The Group operates a number of defined contribution pension schemes in the United Kingdom and overseas. The total contributions payable in respect of these schemes amounted to $3.5m (31 March 2020: $3.1m).

10.	Goodwill and intangibles

Goodwill

$m
At 1 April 2019	177.1
Acquisition of Expedient group	7.1
Foreign exchange	(2.8)

At 31 March 2020	181.4
Loss on impairment of goodwill	(14.6)
Foreign exchange	6.8

At 31 March 2021	173.6

Goodwill recognised as at 1 April 2019 arose from acquisitions in previous fiscal years.

The goodwill recognised during the year ended 31 March 2020 related to the acquisition of Expedient. Refer to section below in this note for details on the Expedient acquisition. Goodwill is allocated to cash generating units (CGU), which are noted in the acquisition descriptions below.

Impairment assessment

The Group tests whether goodwill has suffered any impairment on an annual basis. The recoverable amount of a CGU is determined based on value-in-use calculations which requires the use of assumptions. The calculations use cash flow forecasts for 5 years and are estimated based on the annual budget approved by management. An impairment is recorded when the recoverable amount is less than the carrying value.

For the purposes of carrying out impairment tests, the Group’s total goodwill has been allocated to a number of CGU’s and each of these CGU’s has been separately assessed and tested. The CGU’s are the smallest identifiable group of assets that generate cash inflows that are independent of cash inflows from other assets or groups of assets.

Goodwill by CGU

	31 March 2021	31 March 2020
	$m	$m
US	105.4	105.4
UK	24.5	22.2
Benelux	6.1	5.7
Germany	24.7	23.3
Denmark	2.9	2.7
India	0.5	0.5
Southeast Asia	—	13.8
Era	1.3	1.2
Expedient	8.2	6.6

	173.6	181.4

All CGU’s were tested for impairment. During the year ended 31 March 2021 an impairment loss was recorded on the Southeast Asia goodwill of $14.6m. The loss was recorded as a result of the impact on value-in-use calculations due to operational changes in the Southeast Asia CGU. These changes did not adversely affect any other CGU, and thus no other CGU was impaired.

Significant judgements, assumptions and estimates

All CGU’s recoverable amounts are measured using value in use. At each period end forecasting for the following five years is performed based on the most recent approved financial budget for the next fiscal year. Management considers forecasting over this period to appropriately reflect the business cycle of the CGU’s.

In determining the value in use of CGU’s it is necessary to make a series of assumptions to estimate the present value of future cash flows. In each case, these key assumptions have been made by management reflecting past experience and are consistent with relevant external sources of information.

Operating cash flows and long-term growth rates

The main assumptions within forecast operating cash flow include the achievement of future growth in revenue, the cost structure of each CGU, the impact of foreign currency rates and the levels of capital expenditure. Each year management prepares a budget for the upcoming fiscal year. This budget is used as the basis for the impairment analysis. Management then reviews the growth rates for revenue and EBTIDA to determine appropriate amounts to use for EBTIDA and cash flow growth. For the impairment analysis for the current year, cash flows beyond the budget year are extrapolated using a revenue and EBTIDA growth rate of 5% for the next four years, after which a growth rate of 2% is used in perpetuity. The growth rates are based on past experience as well as the Group’s expected performance. The Group does not experience significant variances in growth in each region; thus, a different growth rates by region have not been used.

Pre-tax risk adjusted discount rates

This rate reflects the specific risks relating to each CGU. The discount rate reflects the return that market participants would expect from the CGU based on its specific risks and the time value of money. A country premium was added to the UK, India and Italy (Era) CGU’s to be consistent with market calculations.

	31 March 2021	31 March 2020
US	10.4%	9.3%
UK	11.0%	9.82%
Benelux	10.4%	9.3%
Germany	10.4%	9.3%
Denmark	10.4%	9.3%
India	13.1%	9.3%
Southeast Asia	10.4%	9.3%
Era	13.1%	11.6%
Expedient	10.4%	9.3%

Goodwill sensitivity analysis

The results of the Group’s impairment tests are dependent upon estimates and judgements made by management, particularly in relation to the key assumptions described above. Management has performed sensitivity analysis on the key assumptions of discount rates and growth rates. Significant changes to these key assumptions would have to occur before the carrying value exceeds to the recoverable amount. In the growth rate sensitivity, growth would have to decrease to 2.5% for the 3 years after the budget period and no growth after this period for one CGU, Expedient, to reach the point where the carrying value exceeds the recoverable amount. Based on the Group’s historical and expected performance, the no growth scenario is a remote possibility. If the discount rates increase by 1% all of the CGU’s maintain positive headroom except Expedient which is impaired by $1.1m. Management does not feel that this change in discount rate is likely and is not a reason to impair the Expedient CGU based on its projected growth.

Intangibles

	Intellectual Property	Brand names	Customer relationships	Non-complete agreements	Capitalised Development costs	Total
	$m	$m	$m	$m	$m	$m
Cost At 1 April 2019	92.6	11.6	49.5	9.1	11.7	174.5
Acquisition of Expedient	2.0	0.1	2.2	—	—	4.3
Capitalised in the year	—	—	—	—	9.7	9.7
Foreign exchange	(1.8)	(0.2)	(0.9)	(0.1)	(0.3)	(3.3)

At 31 March 2020	92.8	11.5	50.8	9.0	21.1	185.2
Capitalised in the year	—	—	—	—	10.3	10.3
Loss on impairment of intangible	—	—	(0.8)	—	—	(0.8)
Foreign exchange	4.2	(1.6)	2.4	—	1.4	6.4

At 31 March 2021	97.0	9.9	52.4	9.0	32.8	201.1

Accumulated amortisation At 1 April 2019	81.1	11.6	33.3	8.7	2.2	136.9
Charge for the year	5.9	—	6.4	0.4	3.2	15.9
Foreign exchange	(1.6)	(0.2)	(0.6)	(0.1)	—	(2.5)

At 31 March 2020	85.4	11.4	39.1	9.0	5.4	150.3
Charge for the year	4.7	—	6.4	—	5.6	16.7
Foreign exchange	3.5	(1.5)	1.5	—	0.2	3.7

At 31 March 2021	93.6	9.9	47.0	9.0	11.2	170.7

Net book value

31 March 2021	3.4	—	5.4	—	21.6	30.4

31 March 2020	7.4	0.1	11.7	—	15.7	34.9

All amortisation and impairment charges in the period are included in operating expenses in the income statement.

Intellectual property, customer relationships, trademarks and non-competes are the intangibles valued as part of acquisitions. With each acquisition, management has a third party valuation firm perform a valuation of the intangibles acquired. These intangibles are recorded as part of the acquisition and then amortized over the life determined by the valuation. Annually, the intangible assets are reviewed by management to determine if any impairment indicators have been triggered. For the 2021 annual assessment, management noted that the loss of a customer caused an impairment indicator to be triggered. Management determined that a loss needed to be recorded on the Blackbay customer relationship intangible asset. Thus, a loss of $0.8m was recorded in the year.

Details of the acquisitions are provided in the section below.

Acquisition of Expedient Software

On 20 December 2019, BluJay Group entered into a Share Sale Deed with Gavin Millman & Associates (Aust.) Pty Ltd. On 28 February 2020, the BluJay group completed the acquisition and changed the name to Expedient Software Pty Limited (Expedient). Expedient is a leading provider of customs and forwarding software for the logistics market in Australia and New Zealand. With the acquisition, BluJay broadens its customs and forwarding technology offerings, along with its presence in the Asia-Pacific region.

Cash consideration was AU$12m ($7.8m), less cash acquired of AU$2.8m ($1.8m). Share consideration was AU$3m ($2.0m), which was issued by the Company. Additional consideration of AU$2.5m ($1.6m) was paid in June 2020 based on a working capital analysis and completion statement. For this consideration, BluJay acquired the entity based in Australia.

The acquisition was financed by additional term loans of $4.1m, issuing shares in the Company of $1.95m and cash.

The fair value of the financial assets includes trade receivables with a gross contractual value of $0.5m, which is also the best estimate of fair value.

The goodwill of $7.1m arising from the acquisition includes the value attributed to the workforce. There was also considered to be material value in the growth prospects of Expedient and its ability to foster new customer relationships. All these factors are reflected in the goodwill balance. None of the goodwill is expected to be deductible for tax purposes.

Acquisition-related costs amounted to $1.2m in FY20 (note 3).

Expedient contributed revenue in FY20 was $0.2m with no profit. Expedient would have contributed revenue of $3.2m in revenue and profit of $0.7m in FY20 if it had been acquired at the beginning of the year.

The identifiable assets acquired and liabilities assumed upon the acquisition during the year are set out in the table below:

		2020
	Note	Expedient Fair Value $m
Other intangible assets	10	4.3
Property, plant and equipment	11	0.1
Deferred tax assets	18	0.1
Trade and other receivables – gross value		0.5
Trade and other payables		(0.9)
Deferred tax liabilities	18	(1.6)
Cash		1.8

Net assets acquired		4.3
Goodwill	10	7.1

Total consideration		11.4

Satisfied by:
Cash		9.4
Shares in BluJay Topco Ltd		2.0

		11.4

Cash consideration paid		7.8
Less: cash acquired		(1.8)

Net cash outflow arising upon acquisition		6.0
Additional consideration as noted above		1.6

		7.6

Capitalised development costs

Capitalised development costs represent internally-generated intangible assets arising from the Group’s product development, as recognised in accordance with IAS 38.

11. Property, plant and equipment

	Leasehold improvements	Furniture, fittings and equipment	Assets not yet in service	Total
	$m	$m	$m	$m
Cost or valuation
At 1 April 2019	1.1	18.3	—	19.4
Acquisitions	—	0.1	—	0.1
Additions	—	2.6	—	2.6
Disposals	(0.8)	(2.9)	—	(3.7)
Foreign exchange	0.1	—	—	0.1

At 31 March 2020	0.4	18.1	—	18.5
Additions	0.6	3.0	0.8	4.4
Disposals	(0.2)	(4.7)	—	(4.9)
Foreign exchange	—	0.6	—	0.6

At 31 March 2021	0.8	17.0	0.8	18.6

Accumulated depreciation
At 1 April 2019	0.5	11.7	—	12.2
Charge for the year	0.1	3.1	—	3.3
Disposals	(0.6)	(2.8)	—	(3.5)
Foreign exchange	0.1	—	—	0.1

At 31 March 2020	0.1	12.0	—	12.1
Charge for the year	0.1	3.7	—	3.8
Disposals	(0.2)	(4.7)	—	(4.9)
Foreign exchange	—	0.5	—	0.5

At 31 March 2021	—	11.5	—	11.5

Net book value

At 31 March 2021	0.8	5.5	0.8	7.1

At 31 March 2020	0.3	6.1	—	6.4

Details of the acquisitions are provided in note 10.

Right of use assets and accumulated amortisation related to leases capitalised under IFRS 16 are disclosed in note 12.

12. Leases

The Group adopted IFRS 16 (Leases) as of 1 April 2019. IFRS 16 introduces significant changes to accounting for leases by removing the distinction between operating and finance leases and requiring the recognition of right of use assets and lease liabilities. The Group has used practical expedients in respect of leases of less than 12 months duration and leases for low value items (i.e. below $5,000) and has excluded them from capitalisation under IFRS 16. Leases payments for these leases are recognised straight-line over the lease term. See note 24 for minimum lease payments due.

Leases are negotiated on an individual basis and contain varying terms and conditions. The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Leased assets may not be used for security for borrowing purposes. The Group leases office space. The rental agreements for office space are typically for fixed periods up to 10 years but may have extension or termination options as described below. The Group has determined that its datacentre agreements have a lease component. The Group leases specific, dedicated space in datacentres, which are typically for fixed periods up to 5 years. Additionally, the Group also leases cars, which are typically for fixed periods up to 5 years. The leases for office space and datacentre space is disclosed in property below while the car leases are disclosed as vehicles.

The Group recognises an asset and liability at the lease commencement date. The asset is recognised at cost, which compromises the initial amount of the lease liability adjusted for any lease payments made before the commencement date, plus any initial direct costs incurred or any costs to dismantle and remove the underlying asset. The right of use asset is subsequently depreciated using a straight-line method from commencement date to the earlier of the end of the useful life of the right of use asset or end of the lease term. Property consists of office space and data centres. The lease liability is initially measured as the present value of the lease payments that are not paid at commencement date, discounted using the incremental borrowing rate.

If extension or termination options are included in leases, the options are only included in the lease term if the lease is reasonably certain to be extended (or not terminated). These options are used to maximise operational flexibility in terms of managing contracts. In determining the lease term, management considers all facts and circumstances that create an economic incentive to exercise an extension option, or not exercise a termination option.

Upon adoption of IFRS 16 the Group applied the following practical expedients as permitted under the standard.

•	The Group has applied a single discount rate to a portfolio of leases with reasonably similar characteristics.

•

The Group has adjusted the right-of-use asset at the date of initial application by the amount of provision for onerous leases recognised under IAS 37 in the statement of financial position immediately before the date of initial application as an alternative to performing an impairment review.

•	The Group has elected not to recognise right-of-use assets and lease liabilities to leases for which the lease term ends within 12 months of the date of initial application.

•	The Group has excluded initial direct costs from the measurement of the right-of-use asset at the date of initial application.

•	The Group has used hindsight when determining the lease term when the contract contains options to extend or terminate the lease.

Right of use assets

Set out below are the carrying amounts of right-of-use assets recognised and the movements during this period:

	Property	Vehicles	Total
	$m	$m	$m
Cost or valuation
At 31 March 2019	—	—	—
Transition to IFRS 16	8.0	1.0	9.0
Additions	5.1	0.4	5.5

At 31 March 2020	13.1	1.4	14.5
Additions	2.1	1.1	3.2
Changes in lease term	(2.7)	—	(2.7)
Foreign exchange	0.4	0.1	0.5

At 31 March 2021	12.9	2.6	15.5

	Property	Vehicles	Total
	$m	$m	$m

Depreciation
At 31 March 2019	—	—	—
Depreciation charge for the year	3.2	0.6	3.8

At 31 March 2020	3.2	0.6	3.8
Depreciation charge for the year	2.7	0.6	3.3
Foreign exchange	(0.1)	—	(0.1)

At 31 March 2021	5.8	1.2	7.0

Net book value

At 31 March 2021	7.1	1.5	8.5

At 31 March 2020	9.9	0.8	10.7

Lease liabilities

Operating lease commitments at 31 April 2019 were $13.1m. Lease liabilities recognised at 1 April 2019 on transition to IFRS 16 using the incremental borrowing rate were $9.0m.

When measuring lease liabilities, the Group discounts lease payments using its incremental borrowing rate. On adoption of IFRS 16 on 1 April 2019, the weighted-average rate applied is 7.9%. The incremental borrowing rate has been calculated with reference to the margin the Group pays on its senior bank debt with the variable element of the interest being converted into the equivalent fixed rate of interest by taking the average of the 2, 3 and 5 year relevant swap rates. When determining whether the senior bank debt is appropriate to determine the incremental borrowing rate, the following factors were assessed: creditworthiness of the lessee, term, security, level of funds and economic environment. Incremental borrowing rates have been calculated for the United States, the UK and Europe. The Group considers the US incremental borrowing rate appropriate to use for leases in the Asia Pacific region. The incremental borrowing rate for new leases in the current year is 7.0%.

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Non-current	6.0	8.6
Current	3.3	2.4

	9.3	11.0

	Year ended 31 March 2020 $m	Year ended 31 March 2020 $m
Contractual undiscounted cash flows
Less than 1 year	3.4	3.1
1 to 5 years	6.8	8.3
Greater than 5 years	—	2.3

	10.2	13.7

Total lease cash outflows for year	3.7	4.1

Set out below are the carrying amounts of lease liabilities under right of use assets and the movements during this period:

	Property	Vehicles	Total
	$m	$m	$m
At 31 March 2019
Operating lease commitments at 31 March 2019	11.8	1.3	13.1
Effect of discounting	(1.2)	(0.1)	(1.3)
Short-term leases	(0.2)	—	(0.2)
Lease renewals not exercised(1)	(1.2)	—	(1.2)
Timing of lease signing(2)	(2.4)	—	(2.4)

	6.8	1.2	8.0
Datacentre discounted lease liabilities(3)	1.0	—	1.0

Discounted lease liabilities at 1 April 2019	7.8	1.2	9.0
Additions	5.1	0.4	5.5
Payments	(3.4)	(0.6)	(4.0)
Interest	0.5	—	0.5

At 31 March 2020	10.0	1.0	11.0

Additions	2.1	1.2	3.3
Revisions in current year	(2.7)	—	(2.7)
Payments	(3.0)	(0.7)	(3.7)
Interest	0.6	0.1	0.7
Foreign exchange	0.6	0.1	0.7

At 31 March 2021	7.6	1.7	9.3

(1)	At 31 March 2019, the renewal options for certain leases were considered in the minimum lease commitments schedule. However, during FY20 it was determined that these leases would not be renewed.
(2)

At 31 March 31 2019 the lease payments were not included in the minimum lease commitments scheduled since two leases were signed subsequent to year-end. For IFRS 16 transition, the lease was considered an addition in FY20 since it was signed during FY20.

(3)

The leasing component of the datacentre agreements was not included in minimum lease commitments at 31 March 2019 since these agreements were not deemed operating leases under IAS 17. However, under IFRS 16 a leasing component was identified.

Profit and loss amounts and total cash flow amounts

The following are the amounts recognised in profit or loss:

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Depreciation expense of right of use assets	3.3	3.8
Interest expense on lease liabilities	0.8	0.6
Expense relating to short-term leases	—	0.2
Expense relating to low value leases	—	3.4

13. Investments

The full list of subsidiary undertakings as at 31 March 2021 is as follows: The financial performance and financial position of these undertakings have been consolidated.

Trading	Address of registration	Country of incorporation / registration
BluJay Solutions Ltd	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

BluJay Solutions Inc.	915 E 32nd Street, Suite B Holland, MI 49423 United States	USA

BluJay Solutions Inc.	66 Wellington Street West Suite 5300, TD Bank Tower Toronto, Ontario Canada	Canada

BluJay Solutions B.V.	Stationsweg 45, 3331 LR Zwijndrecht, Netherlands	Netherlands

BluJay Solutions N.V.	Bredabaan 859, 2930 Brasschaat Belgium	Belgium

BluJay Solutions GmbH	Marienbader Platz 1, D-61348 Bad Homburg Germany	Germany

BluJay Solutions A/S	Slevtvej 2E, 1.th, 8310 Tranbjerg J, Denmark	Denmark

BluJay Solutions SA	Calle Zurbarán 9 local derecha A Madrid, Spain	Spain

BluJay Solutions (India) Private Ltd	Sy No 83/1, 9th Floor, Unit 2B, Octave Block, Knowledge City, Pacel 4, Raidurg, Panmaktha, Serilingampally, Hyderabad, Rangareddy, Telangana, 500081 India	India

BluJay Solutions Pte Ltd	298 Tiong Bahru Road #11-01/02, Central Place Singapore 168730	Singapore

BluJay Solutions Ltd	Unit 10268, 10th Floor, Kowloonbay International Trade and Exhibition Centre (“KITEC”) 1 Trademart Drive Kowloon Bay, Hong Kong	Hong Kong

BluJay Solutions Co. Limited	No 8, Floor 9, 1468Nan Jing Xi Lu, Jing’ an District Shanghai, China 200070	China

BluJay Solutions K K	c/o TA Lawyers GKJ, Shiroyama Trust Tower 9th Floor, 4-3-1 Toranomon, Minato-ku, Tokyo, 105-6009 Japan	Japan

BluJay Solutions Pty Ltd	Suite 05, Level 2, 56 Berry Street North Sydney NSW 2060 Australia	Australia

BluJay Solutions (New Zealand) Limited	c/o Quigg Partners, Level 7 The Bayleys Building 36 Brandon Street Wellington, 6011 New Zealand	New Zealand

BluJay Solutions (Australia) Pty Ltd	First Floor 722 Mt. Alexander Road, Moonee Ponds VIC, 3039 Australia	Australia

BluJay Solutions S.r.l.	Via Federico Avio 1/11 16151 Genova Italy	Italy

Expedient Software Australia Pty Ltd	First Floor 722 Mt. Alexander Road, Moonee Ponds VIC, 3039 Australia	Australia

Trading	Address of registration	Country of incorporation / registration
Non-trading / sub-holding companies
BluJay Solutions Group Holdings Ltd	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

BluJay Solutions Holdings Ltd	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

BluJay Solutions Holding B.V.	Stationsweg 45, 3331 LR Zwijndrecht Netherlands	Netherlands

BluJay Solutions Nordics Holding B.V.	Slevtvej 2E, 1.th 8310 Tranbjerg J Denmark	Netherlands

BluJay Solutions (Germany) Holdings GmbH	Marienbader Platz 1, D-61348 Bad Homburg Germany	Germany

Blackbay Limited	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

Grosvenor International Systems Limited	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

Apart from BluJay Solutions Group Holdings Ltd, which is owned directly, all shares in the other entities above are owned indirectly by subsidiary undertakings of BluJay Topco Ltd. The ordinary shares of each entity is owned 100%.

The above companies operated principally in their countries of incorporation / registration and, apart from BluJay Co Limited (formerly Kewill Co. Limited), have 31 March year-ends.

The principal nature of business of trading subsidiary undertakings is the development and/or distribution of computer software and associated services.

There have been no changes to addresses or shares from prior year.

14. Trade and other receivables

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Trade receivables	31.7	33.1
Less: loss allowance	(2.1)	(2.5)

Trade receivable, net	29.6	30.6
Other receivables	5.3	7.5
Prepayments	10.9	9.1
Accrued income	1.9	1.8

	47.7	49.0

Trade and other receivables are denominated in the following currencies:

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Sterling	11.1	7.6
US Dollars	19.3	21.6
Euro	7.7	10.1
Singapore Dollars	1.0	1.5
Other	8.6	8.2

	47.7	49.0

All trade and other receivables are expected to be recovered within 12 months of the year end date. The fair value of trade and other receivables is the same as the carrying values shown above. Loss allowance in respect of trade receivables are expensed as operating expenses. The carrying value of trade receivables and accrued income represents the maximum exposure to credit risk. The Group does not hold any collateral as security.

Expected credit losses are calculated based on a combination of factors, including the ageing of the receivable balances, historical experience of groupings customer segments that have similar loss patterns, current credit status of the customer and forward-looking information such as current economic conditions. The Group considers concentrations of credit risk with respect to trade receivables and accrued income limited due to the Group’s customer base being large and unrelated. The credit risk is managed on a Group basis through the Group’s credit risk management policies and procedures. The on-going credit risk is managed through regular review of ageing analysis.

The credit risk in respect of cash balances held with banks and deposits with banks are managed via diversification of bank deposits, and are only with major reputable financial institutions.

Movements on the loss allowance are as follows:

	As at 31 March 2021	As at 31 March 2020
	$m	$m
At 1 April	(2.5)	(1.6)
Foreign exchange	—	0.1
Receivables written off as uncollectible	0.9	0.4
New provisions created	(0.5)	(1.4)

	(2.1)	(2.5)

Expected credit loss

31 March 2021

	Not past due	<30 days	31-60 days	60-90 days	90-120 days	120-180 days	180-360 days	>360 days	Total
Expected credit loss rate. . . . .	0.2%	0.3%	0.4%	2.0%	4.2%	9.3%	50.0%	100%
Estimated gross carrying amount at default. . . . .	20.6	5.9	2.4	1.3	0.9	0.6	0.7	1.2	33.6
Loss Allowance	(0.1)	(0.1)	—	(0.1)	(0.1)	(0.1)	(0.4)	(1.2)	(2.1)

31 March 2020

	Not past due	<30 days	31-60 days	60-90 days	90-120 days	120-180 days	180-360 days	>360 days	Total
Expected credit loss rate. . . . .	0.6%	0.7%	1.5%	2.4%	4.2%	9.3%	43.9%	100%
Estimated gross carrying amount at default. . . . .	22.0	5.0	2.4	1.0	1.3	0.8	0.7	1.7	34.9
Loss Allowance	(0.2)	(0.1)	—	—	(0.1)	(0.1)	(0.3)	(1.7)	(2.5)

15. Trade and other payables

	Group As at 31 March 2021	Group As at 31 March 2020
	$m	$m
Current
Trade payables	2.3	4.7
Other tax and social security costs	5.3	5.1
Accruals	12.3	11.6
Deferred income	38.5	35.0

	58.4	56.4

Trade and other payables are denominated in the following currencies:

	Group As at 31 March 2021	Group As at 31 March 2020
	$m	$m
Sterling	14.2	10.4
US Dollars	26.6	26.0
Euro	8.9	11.8
Singapore Dollars	1.8	1.2
Other	6.9	7.0

	58.4	56.4

All trade and other payables are expected to be settled within 12 months of the year end date. The fair value of trade and other payables is the same as the carrying values shown above.

16. Borrowings

Total borrowings comprise:

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Term loans	326.8	314.3

Revolving credit facility	—	17.6

These obligations are presented in the Group’s Statement of Financial Position as follows:

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Included in current liabilities	—	17.6
Included in non-current liabilities	326.8	314.3

	326.8	331.9

Maturity profile of the group’s bank loans is as follows:

	Excluding capitalised fees	Capitalised Fees	Net Amount
	$m	$m	$m
In 1 year or less	—	(1.4)	(1.4)
In more than 1 year, but not more than 2 years	—	(1.4)	(1.4)
In more than 2 year, but not more than 5 years	320.5	(3.4)	317.1
In more than 5 years	—	—	—

31 March 2020	320.5	(6.2)	314.3

In 1 year or less	—	(1.5)	(1.5)
In more than 1 year, but not more than 2 years	—	(1.5)	(1.5)
In more than 2 year, but not more than 5 years	331.8	(2.0)	329.8
In more than 5 years	—	—	—

31 March 2021	331.8	(5.0)	326.8

The credit facilities are provided through a syndicate led by TPG Specialty Lending Europe I Advisors Ltd. The term loan facilities includes US dollar denominated loans totalling $170m, pounds sterling denominated loans totalling £35.2m and euro denominated loans totalling €96.9m. The repayment of the terms loans is due in September 2024. The revolving credit facilities comprise an available facility of $20,000,000. The loans are secured by fixed and floating charges over the shareholdings in the principal subsidiary undertakings as well as over the assets of the principal subsidiaries. The loans are subject to standard commercial loan covenants for which the group was fully in compliance throughout the year and to the date of this report.

The interest payable on the credit facilities is fixed in advance, for various time periods up to 3 months by reference to official market rates (e.g. LIBOR) plus a margin. The margin applicable to the term loans is 6.5% and margin applicable to the revolving credit facility is 3%. Under the terms of the Senior Credit Facility Agreement the official market rate used to calculate the rate of interest for the term loan interest period cannot be less than 0.5%. A commitment fee of 1.05% is payable on the portion of the revolving credit facility which is undrawn.

During the year ended 31 March 2021, the average interest rate charged on the bank loans was approximately 7% (2020: 8.10%). The total interest expense in the period on these borrowings, excluding amortisation of capitalised fees, was $23.8m (2020: $25.7m).

	Sterling loan	Euro Loan	USD loan	Total Loans	Borrowing cost	Total
	$m	$m	$m	$m	$m	$m
Balance 1 April 2019	45.9	104.5	170.0	320.4	(7.6)	312.8
New loans – cash	—	4.1	—	4.1	—	4.1
Borrowing costs for new loans-cash	—	—	—	—	(0.1)	(0.1)
Amortisation of borrowing cost-non-cash	—	—	—	—	1.4	1.4
Exchange differences	(2.2)	(1.8)	—	(4.0)	0.1	(3.9)

	Sterling loan	Euro Loan	USD loan		Total Loans	Borrowing cost	Total
	$m	$m	$m		$m	$m	$m
Balance 31 March 2020	43.7	106.8	170.0		320.5	(6.2)	314.3
Amortisation of borrowing cost-non-cash	—	—	—		—	1.5	1.5
Exchange differences	4.6	6.7	—		11.3	(0.3)	11.0

Balance 31 March 2021	48.3	113.5	170.0		331.8	(5.0)	326.8

Margin	6.5%	6.5%	6.	%
Base rate	LIBOR	EURIBOR	LIBOR

Revolving credit facility

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Available credit facility	20.0	20.0
Drawn amount	—	(17.6)
Amount available to be drawn	20.0	2.4

Movement revolving credit facility

Credit facility
$m
Balance 1 April 2019	9.9
Drawings on credit facility – cash	14.4
Repayments on credit facility-cash	(6.4)
Exchange differences	(0.3)

Balance 31 March 2020	17.6
Repayments on credit facility-cash	(13.4)
Exchange differences	(4.2)

Balance 31 March 2021	—

17. Provisions and long-term liabilities

Provisions

	Dilapidations liability	Restructure costs	Total costs
	$m	$m	$m
As at 1 April 2019	0.1	0.1	0.2
Provided for during the year	—	—	—

As at 30 March 2020	0.1	0.1	0.2
Utilised for during the year	(0.1)	(0.1)	(0.2)

As at 30 March 2021	—	—	—

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Analysed as:
Current liabilities	—	0.1
Non-current liabilities	—	0.1

Long-term liabilities

The long-term liability for 31 March 2020 relates to deferred consideration for the Era acquisition which closed in October 2018.

$m
As at 1 April 2019	0.2
Provided for during the year	—

As at 30 March 2020	0.2
Utilised for during the year	(0.2)

As at 30 March 2021	—

18. Deferred taxes

Deferred tax asset recognised

	Deferred tax in respect of losses recognized	Accelerated amortisation and depreciation	Other temporary differences	Total
	$m	$m	$m	$m
As at 1 April 2019	8.4	1.8	1.1	11.3
Recognised in the year
Adjustment in respect of prior periods	(1.5)	(1.1)	1.0	(1.6)
On temporary differences for the period	(1.5)	—	0.2	(1.3)
Acquisition of Expedient	—	—	0.1	0.1
Exchange differences	0.1	—	(0.3)	(0.2)

As at 31 March 2020	5.5	0.7	2.1	8.3
Recognised in the year
Adjustment in respect of prior periods	6.2	(0.1)	3.1	9.2
On timing differences for the period	(3.5)	0.5	(1.2)	(4.2)
Exchange differences	0.6	0.1	(0.5)	0.2

As at 31 March 2021	8.8	1.2	3.5	13.5

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Amount of deferred tax asset expected to be recovered within one year	7.9	4.2
Amount of deferred tax asset expected to be recovered in greater than one year	5.6	4.1

Deferred tax asset unrecognised

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Unrecognised deferred tax asset in respect of:
Trading losses. . .. . . . . . . . . . . . . . . . . . . . . . .	1.7	1.3
Non-trading losses . . . . . . . . . . . . . . . . . . . . ..	5.8	5.3
Capital losses. . . . . . . . . . . . . . . . . . . . . . . . . .	1.3	1.1
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . .	5.7	2.3

	14.5	10.0

These deferred tax assets have not been recognised as the utilisation of the non-trading losses is restricted and the precise incidence of future profits in the relevant countries and legal entities cannot be predicted accurately at this time. The tax charge in future periods will be reduced by the utilisation of brought forward trading losses.

Deferred tax liability

Deferred tax liability is comprised of the following

	Intangible assets	Accelerated amortisation and depreciation	Other temporary differences	Total
	$m	$m	$m	$m
As at 1 April 2019	7.1	—	—	7.1
Acquisitions (note 10)	1.2	—	—	1.2
Released / charged to income	(4.0)	—	0.6	(3.4)
Exchange rates	(0.1)	—	—	(0.1)

As at 31 March 2020	4.2	—	0.6	4.8
Acquisitions (note 10)	0.2	—	—	0.2
Released to income	(2.5)	5.6	0.2	3.3
Exchange rates	0.3	—	—	0.3

As at 31 March 2021	2.2	5.6	0.8	8.6

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Amount of deferred tax liability expected to be crystalised within one year	1.8	3.2

19. Current tax liability

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Current tax liability	—	0.1
Overseas tax liability	0.6	0.4

	0.6	0.5

20. Called up share capital

	Number of shares (actual, not in millions)	Nominal value £m	Called up share capital (equity) $m
Issued, allotted, called up and fully paid:
A Ordinary shares of 1p each	60,093,051	0.6	0.8
B Ordinary shares of 0.1p each	1,334,983	—	—
C Ordinary shares of 0.1p each	6,429,777	—	—
A Preference shares of £1.00 each	38,355,558	38.4	—

31 March 2020		39.0	0.8

A Ordinary shares of 1p each	60,093,051	0.6	0.8
B Ordinary shares of 0.1p each	1,334,983	—	—
C Ordinary shares of 0.1p each	6,949,750	—	—

	Number of shares (actual, not in millions)	Nominal value £m	Called up share capital (equity) $m
A Preference shares of £1.00 each	38,355,558	38.4	—

31 March 2021		39.0	0.8

During the year ended 31 March 2021, the Company issued 519,973 new C Ordinary shares of 0.1p to an employee of BluJay Group under the terms of the restricted share plan (see note 27). The C shares were issued at 7.2p per share and total proceeds received amounted to £36,918 (not in millions).

During the year ended 31 March 2020, the Company issued 180,723 new A Ordinary shares of 0.1p in connection with the acquisition of Expedient Software (see note 10) and 1,339,946 new C Ordinary shares of 0.1p under the terms of the restricted share plan. The A shares were issued at £8.39 per share and the C shares were issued at 7.1p per share, and total proceeds received amounted to £1,611,997. In addition, in accordance with the rules of the restricted share plan, a total of 382,766 A Ordinary shares, 1,574,595 B Ordinary shares and 758,720 C Ordinary shares were repurchased from former employees each at the original purchase price, for a total cost of £59,271 (not in millions) and subsequently cancelled.

Each A Ordinary share and each B Ordinary share are entitled to one vote in any circumstances, and rank pari passu with one another. Each C Ordinary share is entitled to one vote on resolutions other than resolutions on other C Ordinary shares. C Ordinary shares shall be treated on a pari passu basis as between each one of them.

Preference shares

Holders of A Preference shares shall be entitled to receive notice of, attend and speak at general meetings, but are not entitled to vote on resolutions. Holders of A Preference shares rank ahead of the ordinary shares on a return of capital.

A fixed, cumulative, preferential dividend at the rate of 10% per annum of the subscription price thereof accrues to the holders of the A Preference shares, compounding annually. See also note 22.

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Current carrying value in presentation currency of which all is classified as a liability	83.5	68.7

Shares issued / (redeemed) in year / period:
Preference share liability component	—	—
Equity	—	—

Liability component and movement:
Preference share liability component at 1 April	68.7	64.2
Dividends accruing (non-cash)	7.2	7.6
Exchange differences	7.6	(3.1)

Preference share liability component at 31 March	83.5	68.7

21. Reserves

The following describes the nature and purpose of each reserve within equity:

Reserve	Description
Share Capital	Nominal value of subscribed shares.
Share premium reserve	Amount subscribed for share capital in excess of nominal value.
Capital redemption reserve	A non-distributable reserve into which amounts are transferred following the redemption or purchase of own shares.
Foreign currency translation	Includes translation gains or losses on translation of Group’s subsidiaries from the functional currencies to the presentational currency.
Share based payment reserve	Reserve that arose from share based payment charges.
Retained earnings	All other net gains and losses and transactions with owners (e.g., dividends) not recognised elsewhere, including $92.9m of non-distributable reserves. The non-distributable reserve arose on the redemption of preference shares and repurchase of ordinary shares.

22. Dividends

No ordinary dividends were declared in the years or periods presented.

Holders of A Preference shares are entitled to a fixed, cumulative, preferential dividend at the rate of 10% per annum of the subscription price thereof (see also note 21). Dividends of £5.5m ($7.2m) were accrued in the year to 31 March 2021 (2020: £6.1m ($7.6m)). These dividends have been recognised as a finance expense in the income statement.

23. Related party transactions

Transactions with related parties

During the year, the group received advisory and support services from Francisco Partners for which a management charge of $0.7m (31 March 2020: $0.7m) was paid. At 31 March 2021, the Group owed Francisco partners $0.3m (2020: $0.2m).

Key management disclosures as well as director wages and salaries are in note 6.

24. Financial commitments and contingencies

Total future minimum lease payments (not discounted) under non-cancellable lease rentals are payable as follows:

The Group has used practical expedients in respect of leases of less than 12 months duration and leases for low value items (i.e. below $5,000) and has excluded them from capitalisation under IFRS 16. The minimum lease payments for these leases are:

Land and buildings $m
1 April 2019 (after IFRS 16)	0.2
Within 1 year	0.2
31 March 2020	0.2

Other assets primarily include computer hardware and photocopiers.

The minimum lease payments due within one year as at 31 March 2021 are less than $0.1m.

Contingent liabilities

The Group has given a guarantee declaring itself jointly and severally liable for the liabilities of its subsidiary undertaking for the following subsidiaries:

BluJay Solutions Holdings Ltd (formerly Kewill Holdings Ltd)

BluJay Solutions Limited

Blackbay Ltd.

Grosvenor International Systems, Ltd.

The Group has given a guarantee declaring itself jointly and severally liable for the liabilities of its subsidiary undertaking, BluJay Solutions Holding BV, in accordance with Article 403, 1f, Volume 2 of the Dutch Civil Code.

25. Financial instruments

IFRS 13 requires the classification of financial instruments measured at fair value to be determined by reference to the source of inputs used to derive fair value. The fair values of all financial instruments in all periods are equal to their carrying value. The Group’s financial instruments comprise cash and liquid resources, along with various items such as trade receivables, trade payables, and accruals. The Group policy does not permit entering into speculative trading of financial instruments and this policy has continued to be applied throughout the year.

Financial instruments by category

Assets per statement of financial position

	31 March 2021
	Receivables at amortised cost $m	Fair value through comprehensive income $m	Total $m
Cash and cash equivalents	31.5	—	31.5
Trade receivables	31.7	—	31.7
Other receivables	5.3	—	5.3
Accrued income	1.9	—	1.9

	70.4	—	70.4

Liabilities per statement of financial position

	31 March 2021
	Liabilities at amortised cost $m	Fair value through comprehensive income $m	Total $m
Trade payables	2.2	—	2.2
Accruals	12.3	—	12.3
Other payables	5.3	—	5.3
Bank borrowings	331.8	—	331.8
Lease liabilities	9.3	—	9.3

	31 March 2021
	Liabilities at amortised cost $m	Fair value through comprehensive income $m	Total $m
Preference shares	83.5	—	83.5

	444.4	—	444.4

Assets per statement of financial position

	31 March 2020
	Receivables at amortised cost $m	Fair value through comprehensive income $m	Total $m
Cash and cash equivalents	29.1	—	29.1
Trade receivables	30.6	—	30.6
Other receivables	7.5	—	7.5
Accrued income	1.8	—	1.8

	69.0	—	69.0

Liabilities per statement of financial position

	31 March 2020
	Liabilities at amortised cost $m	Fair value through comprehensive income $m	Total $m
Trade payables	4.7	—	4.7
Accruals	11.6	—	11.6
Other payables	5.1	—	5.1
Bank borrowings	320.5	—	320.5
Credit facility drawn	17.6	—	17.6
Lease liabilities	11.0	—	11.0
Preference shares	68.7	—	68.7

	439.2	—	439.2

The currency profile of the cash and cash equivalents was:

	Group As at 31 March 2021 $m	Group As at 31 March 2020 $m
Sterling	3.3	1.7
USD	15.3	5.7
Euro	4.0	15.9
Danish Kroner	0.9	1.1
Singapore Dollar	0.4	0.4
Chinese Yuan Renminbi	0.2	0.1
Japanese Yen	0.6	0.1
Indian Rupee	2.4	0.7
Other	4.4	3.4

Total cash at bank	31.5	29.1

Floating rate cash earns interest based on relevant national interest rates ranging from 0.1% to 0.8%.

Group Financial Risk Factors

The Group’s activities expose it to a wide variety of financial risks: liquidity risk, credit risk and market risk (including currency risk, fair value interest rate risk, cash flows interest rate risk). The Group monitors these risks primarily through cash flow forecasting and sensitivity analysis, with a central treasury function identifying and evaluating financial risks in close co-operation with the Group’s main operational functions. The Board agrees principles for overall risk management.

The use of simple financial derivatives is considered in order to hedge specific financial risk where cost effective to do so. The Group does not enter into, or trade, financial instruments, including derivative financial instruments, for speculative purposes.

Liquidity risk

This is the risk that the Group will have insufficient funds to meet its financial liabilities, including scheduled repayments of its borrowing facilities, as they fall due. As the Group is strongly cash generative, and, with a high level of recurring income, its liquidity risk is considered to be low. That said, the Group still remains highly alert to liquidity risk and centrally manages its cash. The objective is to provide efficient cash and tax management and cost effective core funding to operating businesses, and this is undertaken by central pooling of surplus funds via the use of intra-group loans. This process also ensures that there are sufficient funds available to meet the scheduled loan repayments, as well as the expected funding requirements of the Group operations and investment opportunities.

Cash flow forecasting is performed in the operating entities of the Group and aggregated by Group finance. Treasury monitors rolling forecasts of the Group’s liquidity requirements to ensure that it has sufficient cash to meet operational needs while maintaining sufficient headroom in its undrawn committed borrowing facilities at all times so that the Group does not breach borrowing limits or covenants on any of its borrowing facilities.

The table below sets out the contractual maturities (representing undiscounted contractual cash-flows) of loans, borrowings and other financial liabilities:

	31 March 2021
	Up to 3 months $m	Between 3 & 12 months $m	Between 1 & 5 years $m	More than 5 years $m	Total $m
Bank borrowings	—	—	331.8	—	331.8
—Interest	5.9	17.6	57.8	—	81.3

Total bank loans	5.9	17.6	389.6	—	413.1
Preference shares	83.5	—	—	—	83.5
Lease liabilities	0.3	3.1	6.8		10.2
Trade & other payables	58.6	—	—	—	58.6

	148.3	20.7	396.4	—	565.4

	31 March 2020
	Up to 3 months $m	Between 3 & 12 months $m	Between 1 & 5 years $m	More than 5 years $m	Total $m
Bank borrowings	—	—	320.4	—	320.4
—Interest	5.8	17.3	80.0	—	103.1

Total bank loans	5.8	17.3	400.4	—	423.5
Credit facility drawn	17.6	—	—	—	17.6
Preference shares	68.7	—	—	—	68.7
Lease liabilities	0.3	2.8	8.3	2.3	13.7
Trade & other payables	21.4	—	—	—	21.4

	113.8	20.1	408.7	2.3	544.9

Credit risk

Credit risk is managed on a Group basis, except for credit risk relating to accounts receivable balances. Each local entity is responsible for managing and analysing the credit risk of their new customers before standard payment and delivery terms and conditions are offered. Credit risk arises from cash and cash equivalents, deposits with banks and financial institutions, as well as credit exposures to customers, including outstanding receivables. Treasury policies in place do not allow concentration of risk with individual counterparties and do not allow significant treasury exposures with counterparties which are rated below investment grade. Details on the methods, assumptions, and information used to estimate the expected credit loss are disclosed in note 14.

The Group does not have an individual customer with revenues totalling more than 10% of total revenues.

Market risks are inherent in the use of debt capital, interest rate cash flow risk for example, on top of which, in the course of its normal activities, the Group is routinely exposed to a variety of other financial risks. These are discussed further below.

Market risk

Currency risk

The Group’s currency risk is risk that arises on financial instruments that are denominated in a foreign currency other than the functional currency. The Group’s principal exposure to exchange rate fluctuations arises on the translation of diverse overseas net assets and results into a single presentation currency (currently US dollars) on consolidation. Overseas investments are not hedged, but the level of such balance sheet exposure will be regularly monitored to ensure this remains appropriate. Translation exposures on direct transactions, such as fund transfers between Group countries, will be managed by reviewing movements on exchange rates.

The Group’s borrowings are denominated in a mixture of US dollars, pounds sterling and euros. This matches closely the Group’s underlying cash generation, so mitigating significantly any economic currency risk on servicing the debt. However, given a US dollar presentation currency for the consolidated financial statements, the group may experience significant non-cash foreign exchange retranslation variances in the presentation of its debt going forwards.

Interest rate risk

The Group’s interest rate risk arises from US Dollar and non-US Dollar borrowings. During 2021 and 2020 the Group’s borrowings were denominated in United States Dollars, Sterling and Euros.

At 31 March 2021 each 0.1% increase in the relevant base above a 0.5% base would add approximately $0.3m to the total interest expense for the next twelve months (31 March 2020: $0.3m). The current Euro, USD and GBP base rates are significantly below the 0.5% base and would require relevant base rates increase of around 1.0%, 0.3% and 0.4% respectively before any additional interest charges were due.

The table below approximates the impact on the Group’s profit before tax of a +/- 10% exchange rate movement (of US dollars against the specified currency, with all other variables held constant) of the Group’s major non-USD trading currencies during the year.

	For the year ended 31 March 2021 $m	For the year ended 31 March 2020 $m
Euro + / -	0.5	0.1
Pounds Sterling + / -	1.2	0.8

	1.7	0.9

Capital risk

The Group’s overall objective when managing capital and other financial risk is to safeguard its and the entities in the Group’s ability to continue as a going concern in order to provide returns to shareholders (investors) and benefits to other stakeholders. The overall strategy remains consistent over the fiscal years.

During the period, the Group financed its operations through a mixture of new equity and bank borrowings. At 31 March 2021, the capital structure of the Group primarily consisted of gross debt totalling $331.8m and equity attributable to equity holders totalling $84.3m (inclusive of preference shares). This equates to a gearing ratio of 80%.

The Group seeks to maintain an optimal level of bank borrowings as part of the long-term capital structure of the entity. The Group will review its capital structure regularly to consider the cost of capital and the risks associated with each class of capital.

26. Deferred revenue

Deferred revenue movements related to invoicing and revenue recognition for the period are noted below. Based on the nature of BluJay’s business and when the performance obligations will be met, the ending deferred revenue will be recognized within one year from year-end.

$m
As at 1 April 2019	33.4
Amounts from acquisitions	0.4
Amounts invoiced	154.4
Revenue recognised	(152.6)
Foreign exchange	(0.6)

As at 31 March 2020	35.0
Amounts invoiced	158.4
Revenue recognised	(156.1)
Foreign exchange	1.2

As at 31 March 2021	38.5

Revenue recognised prior year deferred revenue in the current year was $35.3m (2020: $32.9m).

27. Share based payments

The Group operates a restricted share plan (the “plan”) under which certain members of senior management are invited to purchase shares which are subject to the terms and conditions set out in the plan or related award documents. In accordance with IFRS2, purchases of shares under the plan are accounted for as equity-settled share-based payments.

Shares purchased under the plan are subject to vesting conditions, of the total number of shares in each award 50% are subject to exit-vesting conditions and the remaining 50% time-based vesting conditions. Exit vesting is a non-market performance condition. Exit vesting shares become vested upon a sale or listing of the Group provided the award holder remains an employee of the Group. This means that the length of the vesting period for exit vesting shares is dependent on achieving the non-market performance condition and should be accounted for as a grant with variable vesting period. In these circumstances the Company estimates at grant date whether (a) the employees will complete the requisite service period and (b) the non-market performance condition will be satisfied. At each reporting date the probability of exit is reassessed and when the event becomes probable a cumulative catch-up adjustment is posted. The time-based vesting shares are vested at the rate of 1/48 a month following the granting of the shares however all unvested time vesting shares will become vested on the sale of the Group. Accordingly, the time-vesting shares have been accounted for on the same basis as exit-vesting shares.

The fair value at grant date is independently determined using a probability-weighted expected returns methodology, which is an appropriate future-orientated approach when considering the fair value of options/shares that have no intrinsic value at the time of issue. In this case the expected future returns were estimated by reference to the expected proceeds attributable to the underlying shares at exit, as provided by management, including adjustments for expected net debt, transaction costs and priority returns to other shareholders. This is then discounted into present value terms adopting an appropriate discount rate.

During the year an Award holder has subscribed for 519,973 shares (FY20: 1,339,946 shares) at a price of £0.071 per C Ordinary Share (FY20: £0.071). The fair value for the shares purchased have been determined as £0.84 per C Ordinary Share (FY20: Weighted Average £0.34 per C Ordinary Share). The difference between the price paid per share and the fair value per share is the cost per share to be used in determining the share-based payment charge.

An amount of $1.1m has been expensed during the year and includes the cumulative impact of re-assessing exit probability. There was no share-based payment charge expensed in FY20 because the amount was considered not material.

28. Control

The ultimate controlling entity is Francisco Partners III L.P., of 1 Letterman Drive, Building C—Suite 410, San Francisco, CA 94109

29. Subsequent event

On 4 May 2021, a subsidiary of the Group entered into a Stock Purchase Agreement to acquire Raven Logistics, Inc. for $15m cash. Raven is a leading logistics management company focused on rail transportation, offering a SaaS Rail TMS solution and managed services for the North American shipper market. Raven is expected to contribute $4.2M in revenue and $1m in EBITDA in FY22. Closing date is expected to be 1 July 2021.

On 27 May 2021 E2open Parent Holdings, Inc. (E2open) announced it will acquire BluJay Solutions with completion expect to take place during the calendar year third quarter of 2021, subject to regulatory approvals. This transaction will constitute a change of control under the Group’s existing facilities agreement. Under the terms of the acquisition documents E2open has agreed to provide funding for the Group including repaying outstanding amounts under the facilities agreement which will become due and payable on completion.